Exhibit 4.1

                         POOLING AND SERVICING AGREEMENT

                                   Relating to

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                           MORTGAGE LOAN TRUST 1997-2

                                      Among

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION,
                                  as Depositor,

                   AMRESCO RESIDENTIAL CAPITAL MARKETS, INC.,
                                   as Seller,

                          ADVANTA MORTGAGE CORP., USA,
                         AMERIQUEST MORTGAGE COMPANY and
                        OPTION ONE MORTGAGE CORPORATION,
                                  as Servicers

                                       and

                              THE BANK OF NEW YORK,
                                   as Trustee

                            Dated as of June 1, 1997



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                                    CONTENTS

                                                                            Page

CONVEYANCE...................................................................  1

ARTICLE I

  DEFINITIONS; RULES OF CONSTRUCTION.........................................  2
  Section 1.01     Definitions...............................................  2
  Section 1.02     Use of Words and Phrases ................................. 39
  Section 1.03     Captions; Table of Contents............................... 40
  Section 1.04     Opinions.................................................. 40

ARTICLE II

  ESTABLISHMENT AND ORGANIZATION OF THE TRUST................................ 41
  Section 2.01     Establishment of the Trust................................ 41
  Section 2.02     Office.................................................... 41
  Section 2.03     Purposes and Powers....................................... 41
  Section 2.04     Appointment of the Trustee; Declaration of Trust.......... 41
  Section 2.05     Expenses of the Trust..................................... 41
  Section 2.06     Ownership of the Trust.................................... 41
  Section 2.07     Situs of the Trust........................................ 42
  Section 2.08     Miscellaneous REMIC Provisions............................ 42

ARTICLE III

  REPRESENTATIONS, WARRANTIES AND COVENANTS
  OF THE DEPOSITOR, THE SERVICERS AND THE SELLER;
  COVENANT OF SELLER TO CONVEY MORTGAGE LOANS................................ 44
  Section 3.01     Representations and Warranties of the Depositor........... 44
  Section 3.02     Representations and Warranties of the Servicers........... 46
  Section 3.03     Representations and Warranties of the Seller.............. 47
  Section 3.04     Covenants of Seller to Take Certain Actions with
                   Respect to the Mortgage Loans In Certain Situations....... 50
  Section 3.05     Conveyance of the Mortgage Loans, Subsequent Mortgage
                   Loans and Qualified Replacement Mortgages................. 52
  Section 3.06     Acceptance by Trustee; Certain Substitutions of
                   Mortgage Loans; Certification by Trustee.................. 55
  Section 3.07     Conveyance of the Subsequent Mortgage Loans............... 56

ARTICLE IV

  ISSUANCE AND SALE OF CERTIFICATES.......................................... 59
  Section 4.01     Issuance of Certificates.................................. 59
  Section 4.02     Sale of Certificates...................................... 59

ARTICLE V

  CERTIFICATES AND TRANSFER OF INTERESTS..................................... 60
  Section 5.01     Terms..................................................... 60
  Section 5.02     Forms..................................................... 60
  Section 5.03     Execution, Authentication and Delivery.................... 60

  Section 5.04     Registration and Transfer of Certificates................. 61
  Section 5.05     Mutilated, Destroyed, Lost or Stolen Certificates......... 63
  Section 5.06     Persons Deemed Owners..................................... 63
  Section 5.07     Cancellation.............................................. 63
  Section 5.08     Limitation on Transfer of Ownership Rights................ 64
  Section 5.09     Assignment of Rights...................................... 65

ARTICLE VI

  COVENANTS.................................................................. 66
  Section 6.01     Distributions............................................. 66
  Section 6.02     Money for Distributions to be Held in Trust;
                   Withholding............................................... 66
  Section 6.03     Protection of Trust Estate................................ 67
  Section 6.04     Performance of Obligations................................ 67
  Section 6.05     Negative Covenants........................................ 68
  Section 6.06     No Other Powers........................................... 68
  Section 6.07     Limitation of Suits....................................... 68
  Section 6.08     Unconditional Rights of Owners to Receive
                   Distributions............................................. 69
  Section 6.09     Rights and Remedies Cumulative............................ 69
  Section 6.10     Delay or Omission Not Waiver.............................. 69
  Section 6.11     Control by Owners......................................... 69
  Section 6.12     Access to Owners of Certificates' Names and Addresses..... 70

ARTICLE VII

  ACCOUNTS, DISBURSEMENTS AND RELEASES....................................... 71
  Section 7.01     Collection of Money....................................... 71
  Section 7.02     Establishment of Accounts................................. 71
  Section 7.03     Flow of Funds............................................. 71
  Section 7.04     Pre-Funding Account and Capitalized Interest Account...... 78
  Section 7.05     Investment of Accounts.................................... 79
  Section 7.06     Reserved.................................................. 80
  Section 7.07     Eligible Investments...................................... 80
  Section 7.08     Accounting and Directions by Trustee...................... 82
  Section 7.09     Reports by Trustee........................................ 82
  Section 7.10     Additional Reports by Trustee ............................ 83

ARTICLE VIII

  SERVICING AND ADMINISTRATION
  OF MORTGAGE LOANS.......................................................... 86
  Section 8.01     Servicers and Subservicers................................ 86
  Section 8.02     Collection of Certain Mortgage Loan Payments.............. 87
  Section 8.03     Subservicing Agreements Between Servicer
                   and Subservicer........................................... 88
  Section 8.04     Successor Subservicer..................................... 88
  Section 8.05     Liability of Servicer..................................... 88
  Section 8.06     No Contractual Relationship Between Subservicer
                   and Trustee or the Owners................................. 88
  Section 8.07     Assumption or Termination of Subservicing
                   Agreement by Trustee...................................... 88
  Section 8.08     Principal and Interest Accounts; Escrow Accounts.......... 89
  Section 8.09     Delinquency Advances and Servicing Advances............... 91
  Section 8.10     Compensating Interest; Purchase of Mortgage Loans......... 92
  Section 8.11     Maintenance of Insurance.................................. 92


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  Section 8.12     Due-on-Sale Clauses; Assumption and
                   Substitution Agreements................................... 93
  Section 8.13     Realization Upon Defaulted Mortgage Loans................. 94
  Section 8.14     Trustee and Custodian to Cooperate; Release of Files...... 95
  Section 8.15     Servicing Compensation.................................... 96
  Section 8.16     Annual Statement as to Compliance......................... 97
  Section 8.17     Annual Independent Certified Public
                   Accountants' Reports...................................... 97
  Section 8.18     Access to Certain Documentation and Information
                   Regarding the Mortgage Loans ............................. 97
  Section 8.19     Assignment of Agreement................................... 97
  Section 8.20     Events of Servicing Termination........................... 97
  Section 8.21     Resignation of a Servicer and Appointment
                   of Successor.............................................. 99
  Section 8.22     Waiver of Past Events of Servicing Termination............102
  Section 8.23     Assumption or Termination of Subservicing
                   Agreement By the Trustee..................................102
  Section 8.24     Powers and Duties of the Trustee as
                   Successor Servicer........................................102
  Section 8.25     Liability of the Servicers................................103
  Section 8.26     Inspections by Trustee and Seller; Errors
                   and Omissions Insurance...................................103
  Section 8.27     Merger, Conversion, Consolidation or Succession
                   to Business of Servicer...................................104
  Section 8.28     Notices of Material Events................................104
  Section 8.29     Monthly Servicing Report and Servicing Certificate........104
  Section 8.30     Indemnification by the Servicer...........................106
  Section 8.31     Reserved..................................................106
  Section 8.32     Servicing Standard........................................107
  Section 8.33     No Solicitation...........................................107

ARTICLE IX

  TERMINATION OF TRUST.......................................................108
  Section 9.01     Termination of Trust......................................108
  Section 9.02     Auction Call; Servicer Termination........................108
  Section 9.03     Termination Upon Loss of REMIC Status.....................110
  Section 9.04     Disposition of Proceeds...................................111

ARTICLE X

  THE TRUSTEE................................................................112
  Section 10.01    Certain Duties and Responsibilities.......................112
  Section 10.02    Removal of Trustee for Cause..............................113
  Section 10.03    Certain Rights of the Trustee.............................114
  Section 10.04    Not Responsible for Recitals or Issuance
                   of Certificates...........................................116
  Section 10.05    May Hold Certificates.....................................116
  Section 10.06    Money Held in Trust.......................................116
  Section 10.07    Compensation and Reimbursement; No Lien for Fees..........116
  Section 10.08    Corporate Trustee Required; Eligibility...................116
  Section 10.09    Resignation and Removal; Appointment of Successor.........117
  Section 10.10    Acceptance of Appointment by Successor Trustee............118
  Section 10.11    Merger, Conversion, Consolidation or Succession to
                   Business of the Trustee...................................118
  Section 10.12    Reporting; Withholding....................................119
  Section 10.13    Liability of the Trustee..................................119


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  Section 10.14    Appointment of Co-Trustee or Separate Trustee.............120
  Section 10.15    Appointment of Custodians.................................121

ARTICLE XI

  MISCELLANEOUS..............................................................122
  Section 11.01    Compliance Certificates and Opinions......................122
  Section 11.02    Form of Documents Delivered to the Trustee................122
  Section 11.03    Acts of Owners............................................123
  Section 11.04    Notices, etc. to Trustee..................................123
  Section 11.05    Notices and Reports to Owners; Waiver of Notices..........124
  Section 11.06    Rules by Trustee..........................................124
  Section 11.07    Successors and Assigns....................................124
  Section 11.08    Severability..............................................124
  Section 11.09    Benefits of Agreement.....................................124
  Section 11.10    Legal Holidays............................................125
  Section 11.11    Governing Law; Submission to Jurisdiction.................125
  Section 11.12    Counterparts..............................................125
  Section 11.13    Usury.....................................................126
  Section 11.14    Amendment.................................................126
  Section 11.15    Paying Agent; Appointment and Acceptance of Duties........127
  Section 11.16    REMIC Status..............................................127
  Section 11.17    Additional Limitation on Action and
                   Imposition of Tax.........................................129
  Section 11.18    Appointment of Tax Matters Person.........................129
  Section 11.19    Attorneys' Fees...........................................129
  Section 11.20    Notices...................................................129

SCHEDULE I-A       SCHEDULE OF GROUP I MORTGAGE LOANS
SCHEDULE I-B       SCHEDULE OF GROUP II MORTGAGE LOANS
SCHEDULE II        SCHEDULE OF ADVANTA LOANS
SCHEDULE III       LIST OF TRANSFER AGREEMENTS
SCHEDULE IV        LIST OF ORIGINATORS
EXHIBIT A-1        FORM OF CLASS A-1 CERTIFICATE
EXHIBIT A-2        FORM OF CLASS A-2 CERTIFICATE
EXHIBIT A-3        FORM OF CLASS A-3 CERTIFICATE
EXHIBIT A-4        FORM OF CLASS A-4 CERTIFICATE
EXHIBIT A-5        FORM OF CLASS A-5 CERTIFICATE
EXHIBIT A-6        FORM OF CLASS A-6 CERTIFICATE
EXHIBIT A-7        FORM OF CLASS A-7 CERTIFICATE
EXHIBIT A-8        FORM OF CLASS A-8 CERTIFICATE
EXHIBIT A-9        FORM OF CLASS A-9 CERTIFICATE
EXHIBIT B-1        FORM OF CLASS M-1F CERTIFICATE
EXHIBIT B-2        FORM OF CLASS M-1A CERTIFICATE
EXHIBIT B-3        FORM OF CLASS M-2F CERTIFICATE
EXHIBIT B-4        FORM OF CLASS M-2A CERTIFICATE
EXHIBIT B-5        FORM OF CLASS B-1F CERTIFICATE
EXHIBIT B-6        FORM OF CLASS B-1A CERTIFICATE
EXHIBIT B-7        FORM OF CLASS C CERTIFICATE


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

EXHIBIT B-8        FORM OF CLASS R CERTIFICATE
EXHIBIT B-9        FORM OF CLASS S CERTIFICATE
EXHIBIT C          FORM OF SUBSEQUENT TRANSFER AGREEMENT
EXHIBIT D          FORM OF CERTIFICATE RE:  MORTGAGE LOANS PREPAID
                   IN FULL AFTER CUT-OFF DATE
EXHIBIT E          FORM OF CUSTODIAN'S RECEIPT
EXHIBIT F          FORM OF POOL CERTIFICATION
EXHIBIT G          FORM OF DELIVERY ORDER
EXHIBIT H          FORM OF SERVICER'S TRUST RECEIPT
EXHIBIT I          FORM OF CLASS R TAX MATTERS TRANSFER CERTIFICATE
EXHIBIT J          FORM OF NOTICE
EXHIBIT K          FORM OF LIQUIDATION REPORT
EXHIBIT L          FORM OF CUSTODIAL AGREEMENT
EXHIBIT M          AUCTION SALE BID PROCEDURES

     POOLING AND SERVICING AGREEMENT, relating to AMRESCO RESIDENTIAL SECURITIES CORPORATION MORTGAGE LOAN TRUST 1997-2, dated as of June 1, 1997, by and among AMRESCO RESIDENTIAL SECURITIES CORPORATION, a Delaware corporation, in its capacity as Depositor (the "Depositor"), AMRESCO RESIDENTIAL CAPITAL MARKETS, INC., a Delaware corporation, in its capacity as the Seller (the "Seller"), ADVANTA MORTGAGE CORP. USA, AMERIQUEST MORTGAGE COMPANY and OPTION ONE MORTGAGE CORPORATION as the Servicers (the "Servicers") and THE BANK OF NEW YORK, a New York banking corporation, in its capacity as the Trustee (the "Trustee").

     WHEREAS, the Depositor wishes to establish a trust and two subtrusts and provide for the allocation and sale of the beneficial interests therein and the maintenance and distribution of the Trust Estate;

     WHEREAS, each of the Servicers have agreed to service a portion of the Mortgage Loans, respectively, which constitute the principal assets of the Trust Estate;

     WHEREAS, all things necessary to make the Certificates, when executed by the Depositor and authenticated by the Trustee valid instruments, and to make this Agreement a valid agreement, in accordance with their and its terms, have been done;

     WHEREAS, The Bank of New York is willing to serve in the capacity of the Trustee hereunder;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Depositor, the Seller, each Servicer and the Trustee hereby agree as follows:

                                   CONVEYANCE

     To provide for the distribution of the principal of and/or interest on the Certificates in accordance with their terms, all of the sums distributable under this Agreement with respect to the Certificates and the performance of the covenants contained in this Agreement, the Seller hereby bargains, sells, conveys, assigns, and transfers to the Depositor and the Depositor hereby bargains, sells, conveys, assigns and transfers to the Trustee, in trust, without recourse and for the exclusive benefit of the Owners of the Certificates, all of their respective right, title and interest in and to any and all benefits accruing to them from (a) the Mortgage Loans (other than any principal and interest payments due thereon on or prior to the Cut-Off Date or Subsequent Cut-Off Date in the case of Subsequent Mortgage Loans) listed in Schedules I-A and I-B to this Agreement (or Schedules I-A and I-B to any Subsequent Transfer Agreement) which the Seller is causing to be delivered to the Depositor and the Depositor is causing to be delivered to the Custodian on behalf of the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04, 3.05 and 3.06), together with the related Mortgage Loan documents and the Seller's and the Depositor's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by the Servicers); (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified herein; and (d) certain rights of the Seller under the Transfer Agreements that are being assigned to the Trust hereunder ((a)-(d) above shall be collectively referred to herein as the "Trust Estate").

     The Trustee acknowledges such sale, accepts the Trust hereunder in accordance with the provisions hereof and agrees to perform the duties herein to the best of its ability to the end that the interests of the Owners may be adequately and effectively protected.

                                    ARTICLE I

                       DEFINITIONS; RULES OF CONSTRUCTION

     Section 1.01 Definitions.

     For all purposes of this Agreement, the following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

     "Account": Any account established in accordance with Section 7.02 or 8.08 hereof.

     "Accrual Period": With respect to the Group I Certificates and any Payment Date, the calendar month immediately preceding the month in which the Payment Date occurs; a "calendar month" shall be deemed to be 30 days. With respect to the Group II Certificates and any Payment Date, the period commencing on the preceding Payment Date (or on the Closing Date in the case of the first Payment
Date) and ending on the day immediately preceding the current Payment Date. All calculations of interest on the Group I Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30 day months and calculations of interest on the Group II Certificates will be made on the basis of the actual number of days elapsed in the related Accrual Period and a year of 360 days.

     "Addition Notice": With respect to the transfer of Subsequent Mortgage Loans to the Trust for inclusion in Group I or Group II pursuant to Section 3.07 hereof, notice given in accordance with Section 3.07(b)(i) regarding the Depositor's designation of Subsequent Mortgage Loans to be sold to the Trust for inclusion in Group I or Group II and the aggregate Loan Balance of such Subsequent Mortgage Loans with respect to each such Group.

     "Advanta": Advanta Mortgage Corp. USA, a Delaware corporation.

     "Advanta Loans": The Mortgage Loans serviced by Advanta.

     "Advisor": As defined in Section 9.02(a) hereof.

     "Aggregate Certificate Principal Balance": As of any date of determination thereof, the sum of the then outstanding Certificate Principal Balance of the Class A Certificates, the Mezzanine Certificates and the Class B Certificates.

     "Aggregate Servicing Fee Rate": 0.50% per annum.

     "Agreement": This Pooling and Servicing Agreement, as it may be amended from time to time, including the Exhibits and Schedules hereto.

     "Ameriquest": Ameriquest Mortgage Company, a Delaware corporation.

     "Ameriquest Loans": The Mortgage Loans serviced by Ameriquest.

     "Annual Loss Percentage (Rolling Twelve Month)": As of any date of determination thereof and as to the related Mortgage Loan Servicing Group, a fraction, expressed as a percentage, the numerator of which is the aggregate of the Realized Losses that occurred in such Mortgage Loan Servicing Group during the twelve immediately preceding Remittance Periods and the denominator of which is the Loan Balances of the


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

Mortgage Loans in the related Mortgage Loan Servicing Group as of the last day of each of the twelve Remittance Periods preceding such date.

     "Applied Realized Loss Amount": The Group I Applied Realized Loss Amount or the Group II Applied Realized Loss Amount, as applicable.

     "Appraised Value": The appraised value of any Property based upon the appraisal or other valuation made at the time of the origination of the related Mortgage Loan, or, in the case of a Mortgage Loan which is a purchase money mortgage, the sales price of the Property at such time of origination, if such sales price is less than such appraised value.

     "ARMC": AMRESCO Residential Mortgage Corporation, a Delaware corporation.

     "Authorized Officer": With respect to any Person, any officer of such Person who is authorized to act for such Person in matters relating to this Agreement, and whose action is binding upon, such Person; with respect to the Depositor, the Seller and the Servicers, initially including those individuals whose names appear on the lists of Authorized Officers delivered at the Closing; with respect to the Trustee, any Vice President, Assistant Vice President, Trust Officer or any Officer of the Trustee located at the Corporate Trust Office.

     "Balloon Loan": A Mortgage Loan with respect to which the principal balance by its original terms does not fully amortize at final maturity.

     "Balloon Payment": The final payment of principal due with respect to a Balloon Loan.

     "Business Day": Any day that is not a Saturday, Sunday or other day on which commercial banking institutions in the States of California and Pennsylvania, The City of New York, or in the city in which the Corporate Trust Office is located, are authorized or obligated by law or executive order to be closed.

     "Capitalized Interest Account": The Capitalized Interest Account established in accordance with Section 7.02(b) hereof and maintained by the Trustee. Funds on deposit in the Capitalized Interest Account shall be invested in a trust deposit with the Trustee from the day following the Startup Day until the end of each Funding Period.

     "Certificate": Any one of the Class A Certificates, the Mezzanine Certificates, the Class B Certificates, the Class C Certificates, the Class S Certificates or the Class R Certificates, each representing the interests and the rights described in this Agreement.

     "Certificate Account": The certificate account established in accordance with Section 7.02(a) hereof and maintained in the corporate trust department of the Trustee; provided that the funds in such account shall not be commingled with other funds held by the Trustee.

     "Certificate Principal Balance": As of the Startup Day as to each of the following Classes of Certificates, the Certificate Principal Balances thereof, as follows:

          Class A-1 Certificates           -           $48,800,000
          Class A-2 Certificates           -           $44,500,000
          Class A-3 Certificates           -           $68,100,000
          Class A-4 Certificates           -           $27,900,000
          Class A-5 Certificates           -           $21,300,000
          Class A-6 Certificates           -           $14,900,000


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

          Class A-7 Certificates           -           $36,975,000
          Class A-8 Certificates           -           $28,900,000
          Class A-9 Certificates           -          $334,757,000
          Class M-1F Certificates          -           $12,487,000
          Class M-1A Certificates          -           $25,438,000
          Class M-2F Certificates          -           $18,315,000
          Class M-2A Certificates          -           $24,420,000
          Class B-1F Certificates          -           $10,823,000
          Class B-1A Certificates          -           $22,383,000

     The Class S Certificates, the Class C Certificates and the Class R Certificates do not have a Certificate Principal Balance.

     "Class": Any Class of the Class A Certificates,  any Class of the Mezzanine
Certificates,   either  class  of  the  Class  B   Certificates,   the  Class  S
Certificates, the Class C Certificates or the Class R Certificates.

     "Class A Certificate": Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5
Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates and Class A-9 Certificates.

     "Class A Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A Certificates less any amounts actually distributed on such Class A Certificates with respect to the Class A Principal Distribution Amount pursuant to Section 7.03(f) and 7.03(g) hereof with respect to principal thereon on all prior Payment Dates plus any Preference Amount previously distributed with respect to principal.

     "Class A Distribution Amount": The sum of the Class A-1 Distribution Amount, the Class A-2 Distribution Amount, the Class A-3 Distribution Amount, the Class A-4 Distribution Amount, the Class A-5 Distribution Amount, the Class A-6 Distribution Amount, the Class A-7 Distribution Amount, the Class A-8 Distribution Amount and the Class A-9 Distribution Amount.

     "Class A-1 Certificate": Any one of the Certificates designated on the face thereof as a Class A-1 Certificate, substantially in the form annexed hereto as Exhibit A-1, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class A-1 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-1 Certificates less any amounts actually distributed to the Owners of the Class A-1 Certificates pursuant to Section 7.03(f) hereof on all prior Payment Dates plus any Preference Amount previously distributed to the Owners of the Class A-1 Certificates with respect to principal.

     "Class A-1 Certificate Termination Date": The Payment Date on which the Class A-1 Certificate Principal Balance is reduced to zero.

     "Class A-1 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-1 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-1 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-1 Certificates as it relates to interest previously paid on the Class A-1 Certificates.


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

     "Class A-1 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-1 Current Interest, (y) the Class A-1 Interest Carry Forward Amount and (z) the Group I Class A Principal Distribution Amount payable to the Owners of the Class A-1 Certificates pursuant to Section 7.03(f) hereof.

     "Class A-1 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-1 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-1 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-1 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-1 Pass-Through Rate.

     "Class A-1 Pass-Through Rate": On any Payment Date, the lesser of (x) 6.80% per annum and (y) the Group I Net Weighted Average Coupon Rate.

     "Class A-2 Certificate": Any one of the Certificates designated on the face thereof as a Class A-2 Certificate, substantially in the form annexed hereto as Exhibit A-2, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class A-2 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-2 Certificates less any amounts actually distributed to the Owners of the Class A-2 Certificates pursuant to Section 7.03(f) hereof on all prior Payment Dates plus any Preference Amount previously distributed to the Owners of the Class A-2 Certificates with respect to principal.

     "Class A-2 Certificate Termination Date": The Payment Date on which the Class A-2 Certificate Principal Balance is reduced to zero.

     "Class A-2 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-2 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-2 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-2 Certificates as it relates to interest previously paid on the Class A-2 Certificates.

     "Class A-2 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-2 Current Interest, (y) the Class A-2 Interest Carry Forward Amount and (z) the Group I Class A Principal Distribution Amount payable to the Owners of Class A-2 Certificates pursuant to Section 7.03(f) hereof.

     "Class A-2 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-2 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-2 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-2 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-2 Pass-Through Rate.

     "Class A-2 Pass-Through Rate": On any Payment Date, the lesser of (x) 6.70% per annum and (y) the Group I Net Weighted Average Coupon Rate.

     "Class A-3 Certificate": Any one of the Certificates designated on the face thereof as a Class A-3 Certificate, substantially in the form annexed hereto as Exhibit A-3, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class A-3 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-3 Certificates less any amounts actually distributed to the Owners of the Class A-3 Certificates pursuant to Section 7.03(f) hereof on all prior Payment Dates plus any Preference Amount previously distributed to the Owners of the Class A-3 Certificates with respect to principal.

     "Class A-3 Certificate Termination Date": The Payment Date on which the Class A-3 Certificate Principal Balance is reduced to zero.

     "Class A-3 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-3 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-3 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-3 Certificates as it relates to interest previously paid on the Class A-3 Certificates.

     "Class A-3 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-3 Current Interest, (y) the Class A-3 Interest Carry Forward Amount and (z) the Group I Class A Principal Distribution Amount payable to the Owners of the Class A-3 Certificates pursuant to Section 7.03(f) hereof.

     "Class A-3 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-3 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-3 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-3 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-3 Pass-Through Rate.

     "Class A-3 Pass-Through Rate": On any Payment Date, the lesser of (x) 6.795% per annum and (y) the Group I Net Weighted Average Coupon Rate.

     "Class A-4 Certificate": Any one of the Certificates designated on the face thereof as a Class A-4 Certificate, substantially in the form annexed hereto as Exhibit A-4, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class A-4 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-4 Certificates less any amounts actually distributed to the Owners of the Class A-4 Certificates pursuant to Section 7.03(f) hereof on all prior Payment Dates plus any Preference Amount previously distributed to the Owners of the Class A-4 Certificates with respect to principal.

     "Class A-4 Certificate Termination Date": The Payment Date on which the Class A-4 Certificate Principal Balance is reduced to zero.

     "Class A-4 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-4 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-4 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-4 Certificates as it relates to interest previously paid on the Class A-4 Certificates.

     "Class A-4 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-4 Current Interest, (y) the Class A-4 Interest Carry Forward Amount and (z) the Group I Class A Principal Distribution Amount payable to the Owners of the Class A-4 Certificates pursuant to Section 7.03(f) hereof.

     "Class A-4 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-4 Current Interest as of the immediately preceding

Payment Date and (B) any unpaid Class A-4 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-4 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-4 Pass-Through Rate.

     "Class A-4 Pass-Through Rate": On any Payment Date, the lesser of (x) 6.93% per annum and (y) the Group I Net Weighted Average Coupon Rate.

     "Class A-5 Certificate": Any one of the Certificates designated on the face thereof as a Class A-5 Certificate, substantially in the form annexed hereto as Exhibit A-5, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class A-5 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-5 Certificates less any amounts actually distributed to the Owners of the Class A-5 Certificates pursuant to Section 7.03(f) hereof thereon on all prior Payment Dates plus any Preference Amount previously distributed to the Owners of Class A-5 Certificates with respect to principal.

     "Class A-5 Certificate Termination Date": The Payment Date on which the Class A-5 Certificate Principal Balance is reduced to zero.

     "Class A-5 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-5 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-5 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-5 Certificates as it relates to interest previously paid on the Class A-5 Certificates.

     "Class A-5 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-5 Current Interest, (y) the Class A-5 Interest Carry Forward Amount and (z) the Group I Class A Principal Distribution Amount payable to the Owners of the Class A-5 Certificates pursuant to Section 7.03(f) hereof.

     "Class A-5 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-5 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-5 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-5 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-5 Pass-Through Rate.

     "Class A-5 Pass-Through Rate": On any Payment Date, the lesser of (x) 7.10% per annum and (y) the Group I Net Weighted Average Coupon Rate.

     "Class A-6 Certificate": Any one of the Certificates designated on the face thereof as a Class A-6 Certificate, substantially in the form annexed hereto as Exhibit A-6, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class A-6 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-6 Certificates less any amounts actually distributed to the Owners of the Class A-6 Certificates pursuant to Section 7.03(f) hereof on all prior Payment Dates plus any Preference Amount previously distributed to the Owners of the Class A-6 Certificates with respect to principal.

     "Class A-6 Certificate Termination Date": The Payment Date on which the Class A-6 Certificate Principal Balance is reduced to zero.

     "Class A-6 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-6 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-6 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-6 Certificates as it relates to interest previously paid on the Class A-6 Certificates.

     "Class A-6 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-6 Current Interest, (y) the Class A-6 Interest Carry Forward Amount and (z) the Group I Class A Principal Distribution Amount payable to the Owners of the Class A-6 Certificates pursuant to Section 7.03(f) hereof.

     "Class A-6 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-6 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-6 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-6 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-6 Pass-Through Rate.

     "Class A-6 Pass-Through Rate": On any Payment Date, the lesser of (x) 7.21% per annum and (y) the Group I Net Weighted Average Coupon Rate.

     "Class A-7 Certificate": Any one of the Certificates designated on the face thereof as a Class A-7 Certificate, substantially in the form annexed hereto as Exhibit A-7, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class A-7 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-7 Certificates less any amounts actually distributed to the Owners of the Class A-7 Certificates pursuant to Section 7.03(f) hereof on all prior Payment Dates plus any Preference Amount previously distributed to the Owners of the Class A-7 Certificates with respect to principal.

     "Class A-7 Certificate Termination Date": The Payment Date on which the Class A-7 Certificate Principal Balance is reduced to zero.

     "Class A-7 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-7 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-7 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-7 Certificates as it relates to interest previously paid on the Class A-7 Certificates.

     "Class A-7 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-7 Current Interest, (y) the Class A-7 Interest Carry Forward Amount and (z) the Group I Class A Principal Distribution Amount payable to the Owners of the Class A-7 Certificates pursuant to Section 7.03(f) hereof.

     "Class A-7 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-7 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-7 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-7 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-7 Pass-Through Rate.

     "Class A-7 Pass-Through Rate": On any Payment Date, the lesser of (x) 7.57% per annum and (y) the Group I Net Weighted Average Coupon Rate.

     "Class A-8 Certificate": Any one of the Certificates designated on the face thereof as a Class A-8 Certificate, substantially in the form annexed hereto as Exhibit A-8, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class A-8 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-8 Certificates less any amounts actually distributed to the Owners of the Class A-8 Certificates pursuant to Section 7.03(f) hereof on all prior Payment Dates plus any Preference Amount previously distributed to the Owners of the Class A-8 Certificates with respect to principal.

     "Class A-8 Certificate Termination Date": The Payment Date on which the Class A-8 Certificate Principal Balance is reduced to zero.

     "Class A-8 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-8 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-8 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-8 Certificates as it relates to interest previously paid on the Class A-8 Certificates.

     "Class A-8 Distribution Amount": With respect to any Payment Date, the sum of (w) the Class A-8 Current Interest, (x) the Class A-8 Interest Carry Forward Amount, (y) the Class A-8 Lockout Distribution Amount payable to the Owners of the Class A-8 Certificates pursuant to Section 7.03(f) and (z) the Group I Class A Principal Distribution Amount payable to the Owners of the Class A-8 Certificates pursuant to Section 7.03(f) hereof.

     "Class A-8 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-8 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-8 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-8 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-8 Pass-Through Rate.

     "Class A-8 Lockout Distribution Amount": For any Payment Date, the product of (i) the applicable Class A-8 Lockout Percentage for such Payment Date and
(ii) the Class A-8 Lockout Pro Rata Distribution Amount for such Payment Date.

     "Class A-8 Lockout Percentage": For each Payment Date, the percentage set forth below:

                                                            Class A-8
                                                            ---------
     Payment Dates                                      Lockout Percentage
     -------------                                      -------------------
     July 1997 - June 2000                                       0%
     July 2000 - June 2002                                      45%
     July 2002 - June 2003                                      80%
     July 2003 - June 2004                                     100%
     July 2004 and thereafter                                  300%

     "Class A-8 Lockout Pro Rata Distribution Amount": For any Payment Date, an amount equal to the product of (x) a fraction, the numerator of which is the Class A-8 Certificate Principal Balance immediately prior to such Payment Date and the denominator of which is the aggregate Certificate Principal Balance of the Class A Certificates relating to Group I immediately prior to such Payment Date and (y) the Group I Class A Principal Distribution Amount for such Payment Date.

     "Class A-8 Pass-Through Rate": On any Payment Date, the lesser of (x) 7.175% per annum and (y) the Group I Net Weighted Average Coupon Rate.

     "Class A-9 Certificate": Any one of the Certificates designated on the face thereof as a Class A-9 Certificate, substantially in the form annexed hereto as Exhibit A-9, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class A-9 Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class A-9 Certificates less any amounts actually distributed to the Owners of the Class A-9 Certificate pursuant to Section 7.03(g) hereof on all prior Payment Dates plus any Preference Amount previously distributed to the Owners of the Class A-9 Certificates with respect to principal.

     "Class A-9 Certificate Termination Date": The Payment Date on which the Class A-9 Certificate Principal Balance is reduced to zero.

     "Class A-9 Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class A-9 Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class A-9 Pass-Through Rate plus the Preference Amount owed to the Owners of the Class A-9 Certificates as it relates to interest previously paid on the Class A-9 Certificates.

     "Class A-9 Distribution Amount": With respect to any Payment Date, the sum of (x) the Class A-9 Current Interest, (y) the Class A-9 Interest Carry Forward Amount and (z) the Group II Class A Principal Distribution Amount payable to the Owners of the Class A-9 Certificates pursuant to Section 7.03(g) hereof.

     "Class A-9 Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class A-9 Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class A-9 Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class A-9 Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class A-9 Pass-Through Rate.

     "Class A-9 Pass-Through Rate": With respect to the Payment Date in July 1997, 5.8975% per annum. Thereafter, on any Payment Date on or prior to the Step Up Date, the lesser of (x) One-Month LIBOR plus 0.21% per annum and (y) the Group II Available Funds Cap Rate for such Payment Date and on any Payment Date after the Step Up Date, the lesser of (x) One-Month LIBOR plus 0.42% per annum and (y) the Group II Available Funds Cap Rate.

     "Class B Certificates": Any one of the Class B-1F Certificates or Class B-1A Certificates.

     "Class B-1A Applied Realized Loss Amount": As to any Payment Date, the lesser of (x) the Class B-1A Certificate Principal Balance (after taking into account the distribution of the Group II Principal Distribution Amount on such Payment Date, but prior to the application of the Class B-1A Applied Realized Loss Amount, if any, on such Payment Date) and (y) the Group II Applied Realized Loss Amount as of such Payment Date.

     "Class B-1A Certificate": Any one of the Certificates designated on the face thereof as a Class B- 1A Certificate, substantially in the form annexed hereto as Exhibit B-6, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class B-1A Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class B-1A Certificates less the sum of (x) any amounts actually distributed to the Owners of the Class B-1A Certificates pursuant to Section 7.03(g) hereof on all prior Payment Dates, (y) the aggregate, cumulative amount of the Class B-1A Applied Realized Loss Amounts on all prior Payment Dates and (z) any Preference Amount previously distributed to the Owners of the Class B-1A Certificates with respect to principal.

     "Class B-1A Certificate Termination Date": The Payment Date on which the Class B-1A Certificate Principal Balance is reduced to zero.

     "Class B-1A Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class B-1A Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class B-1A Pass-Through Rate plus the Preference Amount owed to the Owners of the Class B-1A Certificates as it relates to interest previously paid on the Class B-1A Certificates.

     "Class B-1A Distribution Amount": With respect to any Payment Date, the sum of (w) the Class B-1A Current Interest, (x) the Class B-1A Principal Distribution Amount, if any, (y) the Class B-1A Interest Carry Forward Amount, if any, and (z) the Class B-1A Realized Loss Amortization Amount, if any.

     "Class B-1A Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class B-1A Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class B-1A Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class B-1A Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class B-1A Pass-Through Rate.

     "Class B-1A Pass-Through Rate": With respect to the Payment Date in July 1997, 6.6575% per annum. Thereafter, on any Payment Date on or prior to the Step Up Date, the lesser of (x) One-Month LIBOR plus 0.97% per annum and (y) the Group II Available Funds Cap Rate for such Payment Date and on any Payment Date after the Step Up Date, the lesser of (x) One-Month LIBOR plus 1.455% per annum and (y) the Group II Available Funds Cap Rate.

     "Class B-1A Principal Distribution Amount": As of any Payment Date on or after the Group II Stepdown Date and as long as a Group II Trigger Event is not in effect, the excess of (x) the aggregate Certificate Principal Balance of the Group II Certificates (after taking into account the payment of the Group II Class A Principal Distribution Amount, the Class M-1A Principal Distribution Amount and the Class M-2A Principal Distribution Amount on such Payment Date) over (y) the lesser of (A) the product of (i) 92.50% and (ii) the outstanding aggregate Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period minus $3,052,500.

     "Class B-1A Realized Loss Amortization Amount": As of any Payment Date, the lesser of (x) the Unpaid Realized Loss Amount relating to Class B-1A as of such Payment Date and (y) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the Group II Extra Principal Distribution Amount, the Class M-1A Realized Loss Amortization Amount, the Class M-2A Realized Loss Amortization Amount, the Class M-1A Interest Carry Forward Amount, the Class M-2A Interest Carry Forward Amount and the Class B-1A Interest Carry Forward Amount in each case for such Payment Date.

     "Class B-1F Applied Realized Loss Amount": As to any Payment Date, the lesser of (x) the Class B-1F Certificate Principal Balance (after taking into account the distribution of the Group I Principal

Distribution Amount on such Payment Date, but prior to the application of the Class B-1F Applied Realized Loss Amount, if any, on such Payment Date) and (y) the Group I Applied Realized Loss Amount as of such Payment Date.

     "Class B-1F Certificate": Any one of the Certificates designated on the face thereof as a Class B- 1F Certificate, substantially in the form annexed hereto as Exhibit B-5, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class B-1F Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class B-1F Certificates less the sum of (x) any amounts actually distributed to the Owners of the Class B-1F Certificates pursuant to Section 7.03(f) hereof on all prior Payment Dates, (y) the aggregate, cumulative amount of the Class B-1F Applied Realized Loss Amounts on all prior Payment Dates and (z) any Preference Amount previously distributed to the Owners of the Class B-1F Certificates with respect to principal.

     "Class B-1F Certificate Termination Date": The Payment Date on which the Class B-1F Certificate Principal Balance is reduced to zero.

     "Class B-1F Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class B-1F Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class B-1F Pass-Through Rate plus the Preference Amount owed to the Owners of the Class B-1F Certificates as it relates to interest previously paid on the Class B-1F Certificates.

     "Class B-1F Distribution Amount": With respect to any Payment Date, the sum of (w) the Class B-1F Current Interest, (x) the Class B-1F Principal Distribution Amount, if any, (y) the Class B-1F Interest Carry Forward Amount, if any, and (z) the Class B-1F Realized Loss Amortization Amount, if any.

     "Class B-1F Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class B-1F Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class B-1F Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class B-1F Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class B-1F Pass-Through Rate.

     "Class B-1F Pass-Through Rate": On any Payment Date, the lesser of (x) 7.975% per annum and (y) the Group I Net Weighted Average Coupon Rate.

     "Class B-1F Principal Distribution Amount": As of any Payment Date on or after the Group I Stepdown Date and as long as a Group I Trigger Event is not in effect, the excess of (x) the aggregate Certificate Principal Balance of the Group I Certificates (after taking into account the payment of the Group I Class A Principal Distribution Amount, the Class M-1F Principal Distribution Amount and the Class M- 2F Principal Distribution Amount on such Payment Date) over (y) the lesser of (A) the product of (i) 94.50% and (ii) the outstanding aggregate Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period minus $1,665,000.

     "Class B-1F Realized Loss Amortization Amount": As of any Payment Date, the lesser of (x) the Unpaid Realized Loss Amount as of relating to Class B-1F such Payment Date and (y) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the Group I Extra Principal Distribution Amount, the Class M-1F Realized Loss Amortization Amount, the Class M-2F Realized Loss Amortization

Amount, the Class M-1F Interest Carry Forward Amount, the Class M-2F Interest Carry Forward Amount and the Class B-1F Interest Carry Forward Amount in each case for such Payment Date.

     "Class C Carry Forward Amount": With respect to any Payment Date the sum of the amount, if any, by which (x) the Class C Distribution Amount as of the immediately preceding Payment Date exceeded (y) the amount of the actual distribution made to Owners of the Class C Certificates on such immediately preceding Payment Date.

     "Class C Certificate": Any one of the Certificates designated on the face thereof as a Class C Certificate, substantially in the form annexed hereto as Exhibit B-7, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class C Distribution Amount": With respect to any Payment Date, the sum of:

          (1) with respect to Mortgage Loans in Group I, one-twelfth of the product of (x) the sum of the aggregate Loan Balances of such Mortgage Loans on the immediately preceding Payment Date and (y) the excess, if greater than zero, of (I) the weighted average of the Coupon Rates of such Mortgage Loans over (II) the sum of the following payments allocable to Group I on or in respect of the related Payment Date (in each case expressed as an annual rate based on such aggregate outstanding Loan Balance): (A) the Servicing Fee (calculated at the initial Servicing Fee
     Rate), (B) the Trustee Fee and (C) the Class B-1F Pass-Through Rate;

          (2) with respect to Mortgage Loans in Group II, one-twelfth of the product of (x) the sum of the aggregate Loan Balances of such Mortgage Loans on the immediately preceding Payment Date and (y) the excess, if greater than zero, of (I) the weighted average of the Coupon Rates of such Mortgage Loans on such immediately preceding Payment Date (weighted on the basis of the Loan Balances as of such Payment Date) over (II) the sum of the following payments allocable to Group II on or in respect of the related Payment Date (in each case expressed as an annual rate based on such aggregate outstanding Loan Balance): (A) the Servicing Fee (calculated at the initial Servicing Fee Rate), (B) the Trustee Fee and (C) the Class B-1A Pass-Through Rate; and

          (3) the Class C Carry Forward Amount.

     "Class M-1 Certificate": Any one of the Class M-1F Certificates or the Class M-1A Certificates.

     "Class M-1A Applied Realized Loss Amount": As to any Payment Date, the lesser of (x) the Class M-1A Certificate Principal Balance (after taking into account the distribution of the Group II Principal Distribution Amount on such Payment Date, but prior to the application of the Class M-1A Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the Group II Applied Realized Loss Amount as of such Payment Date over (ii) the sum of the Class M-2A Applied Realized Loss Amount and the Class B-1A Applied Realized Loss Amount, in each case as of such Payment Date.

     "Class M-1A Certificate": Any one of the Certificates designated on the face thereof as a Class M- 1A Certificate, substantially in the form annexed hereto as Exhibit B-2, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class M-1A Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class M-1A Certificates less the sum of (x) any amounts distributed to the Owners of the Class M-1A Certificates pursuant to Section 7.03(g) hereof on all prior Payment Dates and (y) the aggregate, cumulative amount of Class M-1A Applied Realized Loss Amounts on all prior Payment Dates and (z) any Preference Amount previously distributed to the Owners of the Class M-1A Certificates with respect to principal.

     "Class M-1A Certificate Termination Date": The Payment Date on which the Class M-1A Certificate Principal Balance is reduced to zero.

     "Class M-1A Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class M-1A Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class M-1A Pass-Through Rate plus the Preference Amount owed to the Owners of the Class M-1A Certificates as it relates to interest previously paid on the Class M-1A Certificates.

     "Class M-1A Distribution Amount": With respect to any Payment Date, the sum of (w) the Class M-1A Current Interest, (x) the Class M-1A Principal Distribution Amount, if any, (y) the Class M-1A Interest Carry Forward Amount, if any, and (z) the Class M-1A Realized Loss Amortization Amount, if any.

     "Class M-1A Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class M-1A Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class M-1A Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class M-1A Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class M-1A Pass-Through Rate.

     "Class M-1A Pass-Through Rate": With respect to the Payment Date in July 1997, 6.0575% per annum. Thereafter, on any Payment Date on or prior to the Step Up Date, the lesser of (x) One-Month LIBOR plus 0.37% per annum and (y) the Group II Available Funds Cap Rate for such Payment Date and on any Payment Date after the Step Up Date, the lesser of (x) One-Month LIBOR plus 0.555% per annum and (y) the Group II Available Funds Cap Rate.

     "Class M-1A Principal Distribution Amount": As of any Payment Date on or after the Group II Stepdown Date and as long as a Group II Trigger Event is not in effect, the excess of (x) the sum of (i) the Class A-9 Certificate Principal Balance (after taking into account the payment of the Group II Class A Principal Distribution Amount on such Payment Date) and (ii) the Class M-1A Certificate Principal Balance immediately prior to such Payment Date over (y) the lesser of
(A) the product of (i) 69.49997174% and (ii) the outstanding Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period minus $3,052,500.

     "Class M-1A Realized Loss Amortization Amount": As of any Payment Date, the lesser of (x) the Unpaid Realized Loss Amount relating to Class M-1A as of such Payment Date and (y) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the Group II Extra Principal Distribution Amount and the Class M-1A Interest Carry Forward Amount, in each case for such Payment Date.

     "Class M-1F Applied Realized Loss Amount": As to any Payment Date, the lesser of (x) the Class M-1F Certificate Principal Balance (after taking into account the distribution of the Group I Principal Distribution Amount on such Payment Date, but prior to the application of the Class M-1F Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the Group I Applied Realized Loss Amount as of such Payment Date over (ii) the sum of the Class M-2F Applied Realized Loss Amount and the Class B-1F Applied Realized Loss Amount, in each case as of such Payment Date.

     "Class M-1F Certificate": Any one of the Certificates designated on the face thereof as a Class M- 1F Certificate, substantially in the form annexed hereto as Exhibit B-1, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class M-1F Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class M-1F Certificates less the sum of (x) any amounts actually distributed to the Owners of the Class M-1F Certificates pursuant to Section 7.03(f) hereof on all prior Payment Dates, and (y) the aggregate, cumulative amount of Class M-1F Applied Realized Loss Amounts on all prior Payment Dates and (z) any Preference Amount previously distributed to the Owners of the Class M-1F Certificates with respect to principal.

     "Class M-1F Certificate Termination Date": The Payment Date on which the Class M-1F Certificate Principal Balance is reduced to zero.

     "Class M-1F Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class M-1F Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class M-1F Pass-Through Rate plus the Preference Amount owed to the Owners of the Class M-1F Certificates as it relates to interest previously paid on the Class M-1F Certificates.

     "Class M-1F Distribution Amount": With respect to any Payment Date, the sum of (w) the Class M-1F Current Interest, (x) the Class M-1F Principal Distribution Amount, if any, (y) the Class M-1F Interest Carry Forward Amount and (z) the Class M-1F Realized Loss Amortization Amount.

     "Class M-1F Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class M-1F Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class M-1F Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class M-1F Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class M-1F Pass-Through Rate.

     "Class M-1F Pass-Through Rate": On any Payment Date, the lesser of (x) 7.430% per annum and (y) the Group I Net Weighted Average Coupon Rate.

     "Class M-1F Principal Distribution Amount": As of any Payment Date on or after the Group I Stepdown Date and as long as a Group I Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates related to Group I (after taking into account the payment of the Group I Class A Principal Distribution Amount on such Payment Date) and (ii) the Class M-1F Certificate Principal Balance immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 76.99969970% and (ii) the outstanding Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period minus $1,665,000.

     "Class M-1F Realized Loss Amortization Amount": As of any Payment Date, the lesser of (x) the Unpaid Realized Loss Amount relating to Class M-1F as of such Payment Date and (y) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the Group I Extra Principal Distribution Amount and the Class M-1F Interest Carry Forward Amount, in each case for such Payment Date.

     "Class M-2 Certificate": Any one of the Class M-2F Certificates or the Class M-2A Certificates.

     "Class M-2A Applied Realized Loss Amount": As to any Payment Date, the lesser of (x) the Class M-2A Certificate Principal Balance (after taking into account the distribution of the Group II Principal Distribution Amount on such Payment Date, but prior to the application of the Class M-2A Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the Group II Applied Realized Loss Amount as of such Payment Date over (ii) the Class B-1A Applied Realized Loss Amount as of such Payment Date.

     "Class M-2A Certificate": Any one of the Certificates designated on the face thereof as a Class M- 2A Certificate, substantially in the form annexed hereto as Exhibit B-4, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class M-2A Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class M-2A Certificates less the sum of (x) any amounts actually distributed to the Owners of the Class M-2A Certificates, pursuant to Section 7.03(g) hereof on all prior Payment Dates, (y) the aggregate, cumulative amount of Class M-2A Applied Realized Loss Amounts on all prior Payment Dates, and (z) any Preference Amount previously distributed to the Owners of the Class M-2A Certificates with respect to principal.

     "Class M-2A Certificate Termination Date": The Payment Date on which the Class M-2A Certificate Principal Balance is reduced to zero.

     "Class M-2A Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class M-2A Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class M-2A Pass-Through Rate plus the Preference Amount owed to the Owners of the Class M-2A Certificates as it relates to interest previously paid on the Class M-2A Certificates.

     "Class M-2A Distribution Amount": With respect to any Payment Date, the sum of (w) the Class M-2A Current Interest, (x) the Class M-2A Principal Distribution Amount, if any, (y) the Class M-2A Interest Carry Forward Amount, if any, and (z) the Class M-2A Realized Loss Amortization Amount, if any.

     "Class M-2A Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class M-2A Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class M-2A Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class M-2A Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class M-2A Pass-Through Rate.

     "Class M-2A Pass-Through Rate": With respect to the Payment Date in July 1997, 6.2675% per annum. Thereafter, on any Payment Date on or prior to the Step Up Date, the lesser of (x) One-Month LIBOR plus 0.58% per annum and (y) the Group II Available Funds Cap Rate for such Payment Date and on any Payment Date after the Step Up Date, the lesser of (x) One-Month LIBOR plus 0.87% per annum and (y) the Group II Available Funds Cap Rate.


     "Class M-2A Principal Distribution Amount": As of any Payment Date on or after the Group II Stepdown Date and as long as a Group II Trigger Event is not in effect, the excess of (x) the sum of (i) the Class A-9 Certificate Principal Balance (after taking into account the payment of the Group II Class A Principal Distribution Amount on such Payment Date), (ii) the Class M-1A Certificate Principal Balance (after taking into account the payment of the Class M-1A Principal Distribution Amount on such Payment Date) and (iii) the Class M-2A Certificate Principal Balance immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 81.49998649% and (ii) the outstanding Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period minus $3,052,500.

     "Class M-2A Realized Loss Amortization Amount": As of any Payment Date, the lesser of (x) the Unpaid Realized Loss Amount relating to Class M-2A as of such Payment Date and (y) the excess of (i) the Group II Monthly Excess Cashflow Amount over (ii) the sum of the Group II Extra Principal Distribution Amount, the Class M-1A Realized Loss Amortization Amount, the Class M-1A Interest Carry Forward Amount and the Class M-2A Interest Carry Forward Amount, in each case for such Payment Date.

     "Class M-2F Applied Realized Loss Amount": As to any Payment Date, the lesser of (x) the Class M-2F Certificate Principal Balance (after taking into account the distribution of the Group I Principal Distribution Amount on such Payment Date, but prior to the application of the Class M-2F Applied Realized Loss Amount, if any, on such Payment Date) and (y) the excess of (i) the Group I Applied Realized Loss Amount as of such Payment Date over (ii) the Class B-1F Applied Realized Loss Amount as of such Payment Date.

     "Class M-2F Certificate": Any one of the Certificates designated on the face thereof as a Class M- 2F Certificate, substantially in the form annexed hereto as Exhibit B-3, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein.

     "Class M-2F Certificate Principal Balance": As of any time of determination, the Certificate Principal Balance as of the Startup Day of all Class M-2F Certificates less the sum of (x) any amounts actually distributed to the Owners of the Class M-2F Certificates pursuant to Section 7.03(f) hereof on all prior Payment Dates and (y) the aggregate, cumulative amount of Class M-2F Applied Realized Loss Amounts on all prior Payment Dates plus any Preference Amount previously distributed to the Owners of the Class M-2F Certificates with respect to principal.

     "Class M-2F Certificate Termination Date": The Payment Date on which the Class M-2F Certificate Principal Balance is reduced to zero.

     "Class M-2F Current Interest": With respect to any Payment Date, the amount of interest accrued on the Class M-2F Certificate Principal Balance immediately prior to such Payment Date during the related Accrual Period at the Class M-2F Pass-Through Rate plus the Preference Amount owed to the Owners of the Class M-2F Certificates as it relates to interest previously paid on the Class M-2F Certificates.

     "Class M-2F Distribution Amount": With respect to any Payment Date, the sum of (w) the Class M-2F Current Interest, (x) the Class M-2F Principal Distribution Amount, if any, (y) the Class M-2F Interest Carry Forward Amount, if any, and (z) the Class M-2F Realized Loss Amortization Amount, if any.

     "Class M-2F Interest Carry Forward Amount": With respect to any Payment Date, the sum of (x) the amount, if any, by which (i) the sum of (A) the Class M-2F Current Interest as of the immediately preceding Payment Date and (B) any unpaid Class M-2F Interest Carry Forward Amount from all previous Payment Dates exceeds (ii) the amount of the actual distribution with respect to interest made to the Owners of the Class M-2F Certificates on such immediately preceding Payment Date and (y) 30 days' interest on such amount at the Class M-2F Pass-Through Rate.

     "Class M-2F Pass-Through Rate": On any Payment Date, the lesser of (x) 7.665% per annum and (y) the Group I Net Weighted Average Coupon Rate.

     "Class M-2F Principal Distribution Amount": As of any Payment Date on or after the Group I Stepdown Date and as long as a Group I Trigger Event is not in effect, the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates related to Group I (after taking into account the payment of the Group I Class A Principal Distribution Amount on such Payment Date), (ii) the Class M-1F Certificate Principal Balance (after taking into account the payment of the Class M-1F Principal Distribution Amount on such Payment Date) and (iii) the Class M-2F Certificate Principal Balance immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 87.99969970% and (ii) the outstanding Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period and (B) the aggregate outstanding Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period minus $1,665,000.

     "Class M-2F Realized Loss Amortization Amount": As of any Payment Date, the lesser of (x) the Unpaid Realized Loss Amount relating to Class M-2F as of such Payment Date and (y) the excess of (i) the Group I Monthly Excess Cashflow Amount over (ii) the sum of the Group I Extra Principal Distribution Amount, the Class M-1F Realized Loss Amortization Amount, the Class M-1F Interest Carry Forward Amount and the Class M-2F Interest Carry Forward Amount, in each case for such Payment Date.

     "Class R Certificate": Any one of the Certificates designated on the face thereof as a Class R Certificate, substantially in the form annexed hereto as Exhibit B-8, authenticated and delivered by the Trustee, representing the right to distributions as set forth herein, and evidencing an interest designated as the "residual interest" in the REMIC for the purposes of the REMIC Provisions.

     "Class S Certificate": Any one of the Certificates designated on the face thereof as a Class S Certificate, substantially in the form annexed hereto as Exhibit B-9, authenticated and delivered by the Trustee representing the right to distributions as set forth herein. The Class S Certificates are a "regular interest" in the REMIC.

     "Class S Distribution Amount": With respect to any Payment Date, the sum of
(a) the product of (x) the outstanding Loan Balance of each Advanta Loan as of such Payment Date and (y) one-twelfth of the difference between the Aggregate Servicing Fee Rate and the Servicing Fee Rate for such Mortgage Loans, and (b) any unpaid Preference Amount, if any, for the Class S Certificates. The Class S Distribution Amount shall be calculated on a loan-by-loan basis.

     "Closing": As defined in Section 4.02 hereof.

     "Code": The Internal Revenue Code of 1986, as amended.

     "Compensating Interest": As defined in Section 8.10(a) hereof.

     "Corporate Trust Office": The principal corporate trust office of the Trustee at The Bank of New York, 101 Barclay Street, New York, NY 10286, Attn.:
Structured Finance/MBS or any other address that the Trustee advises the parties hereto is its principal corporate trust office.

     "Coupon Rate": The rate of interest borne by each Note from time to time.

     "Cram Down Loss": With respect to a Mortgage Loan, if a court of appropriate jurisdiction in an insolvency proceeding shall have issued an order reducing the Loan Balance or the Coupon Rate of such Mortgage Loan, the amount of such reduction. A "Cram Down Loss" shall be deemed to have occurred on the date of issuance of such order.

     "Cumulative Loss Percentage": As of any date of determination thereof, the Cumulative Realized Losses as a percentage of the Maximum Collateral Amount (and with respect to the Servicer Loss Test the aggregate portion thereof applicable to the related Servicer as set forth in the definition of Maximum Collateral Amount).

     "Cumulative Realized Losses": As of any date of determination, the aggregate amount of Realized Losses with respect to the Mortgage Loans in the related Group (and with respect to the Servicer Loss Test with respect to the Mortgage Loans in the related Mortgage Loan Servicing Group) since the Cut-Off Date.

     "Current Interest": With respect to any Payment Date, the sum of the Class A-1 Current Interest, the Class A-2 Current Interest, the Class A-3 Current Interest, the Class A-4 Current Interest, the Class A-5 Current Interest, the Class A-6 Current Interest, the Class A-7 Current Interest, the Class A-8 Current Interest, the Class A-9 Current Interest, the Class M-1F Current Interest, the Class M-1A Current Interest, the Class M-2F Current Interest, the Class M-2A Current Interest, the Class B-1F Current Interest, the Class B-1A Current Interest and the Class S Distribution Amount for such Payment Date.

     "Custodial Agreement": The Custodial Agreement dated as of June 1, 1997 among the Custodian, the Trustee, the Depositor, the Seller and the Servicers.

     "Custodian": Bankers Trust Company of California, N.A.

     "Cut-Off Date": As of the close of business on June 1, 1997.

     "DCR": Duff & Phelps Credit Ratings Co.

     "Delinquency Advance": As defined in Section 8.09(a) hereof.

     "Delinquent": A Mortgage Loan is "Delinquent" if any payment due thereon is not made by the close of business on the corresponding day such payment is scheduled to be due. A Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month) then on the last day of such immediately succeeding month. Similarly for "60 days Delinquent," "90 days Delinquent" and so on.

     "Delivery Order": The delivery order in the form set forth as Exhibit G hereto and delivered by the Seller to the Trustee on the Startup Day pursuant to
Section 4.01 hereof.

     "Depositor":   AMRESCO  Residential  Securities  Corporation,   a  Delaware
corporation, or any successor thereto.

     "Depository": The Depository Trust Company, 7 Hanover Square, New York, New York 10004, and any successor Depository hereafter named.

     "Designated Depository Institution": With respect to each Principal and Interest Account, a trust account maintained by The Bank of New York, as long as it remains the Trustee, or by the trust department of a federal or state chartered depository institution acting in its fiduciary capacity, having combined capital and surplus of at least $50,000,000; provided, however, that if a Principal and Interest Account is not maintained with the Trustee, (i) such institution shall have a long-term debt rating of at least "A2" by Moody's and, if rated by Fitch or DCR, at least "A" by Fitch and DCR and (ii) the Servicers shall provide the Trustee and the Owners with a statement identifying the location of the related Principal and Interest Account when moved.

     "Direct Participant" or "DTC Participant": Any broker-dealer, bank or other financial institution for which the Depository holds Offered Certificates from time to time as a securities depository.

     "Disqualified Organization": The meaning set forth from time to time in the definition thereof at Section 860E(e)(5) of the Code (or any successor statute thereto) and applicable to the Trust.

     "Eligible Investments": Those investments so designated pursuant to Section
7.07 hereof.

     "FannieMae":   FannieMae,   a   federally-chartered   and   privately-owned
corporation existing under the Federal National Mortgage Association Charter Act, as amended, or any successor thereof.

     "FDIC":   The   Federal   Deposit   Insurance   Corporation,   a  corporate
instrumentality of the United States, or any successor thereto.

     "FHLMC":   The  Federal  Home  Loan  Mortgage   Corporation,   a  corporate
instrumentality of the United States created pursuant to the Emergency Home Finance Act of 1970, as amended, or any successor thereof.

     "File": The documents delivered to the Custodian on behalf of the Trustee pursuant to Section 3.05(b) hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the File pursuant to this Agreement.

     "Final Determination": As defined in Section 9.03(a) hereof.

     "Final Scheduled Payment Date": For each Class of the Offered Certificates is as set out in Section 2.08(a).

     "Fitch": Fitch Investors Service, L.P.

     "Formula Certificates": With respect to any Payment Date, each Class of Group II Certificates that has a Formula Rate less than the Group II Weighted Average Coupon Rate.

     "Formula Rate": With respect to any Payment Date and a Class of Group II Certificates, the rate determined in accordance with clause (x) of the definition of "Pass-Through Rate" for such Class.

     "Funding Period": With respect to each of Group I and Group II, the respective period commencing on the Startup Day and ending on the earliest to occur of (i) the date on which the amount on deposit in the Pre-Funding Account with respect to such Group (exclusive of any investment earnings) is less than $100,000 and (ii) September 3, 1997.

     "Group I": The pool of Mortgage Loans identified in the related Schedule of Mortgage Loans as having been assigned to Group I in Schedule I-A hereto, including any Qualified Replacement Mortgages delivered in replacement thereof and each Subsequent Mortgage Loan delivered to the Trust for inclusion therein.

     "Group I Applied Realized Loss Amount": As of any Payment Date, the excess of (x) the aggregate Certificate Principal Balance of the Group I Certificates on such Payment Date, after taking into account the distribution of the Group I Principal Distribution Amount on such Payment Date but prior to the application of the Group I Applied Realized Loss Amount, if any, on such Payment Date over
(y) the aggregate outstanding Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period.

     "Group I Auction Sale Bid Date": The first Monthly Remittance Date on which
the  aggregate  outstanding   Certificate  Principal  Balance  of  the  Group  I
Certificates has declined to less than $33,300,000.

     "Group I Capitalized Interest Requirement": With respect to the Payment Dates in July and August 1997 and the Pre-Funding Payment Date the excess, if any, of (x) the interest on the Group I Certificates on such Payment Date calculated at the Group I Weighted Average Pass-Through Rate over (y) the sum of
(i) one-month's interest on the aggregate Loan Balances of the Mortgage Loans in Group I as of the close of business on the last day of the immediately preceding Remittance Period calculated at a rate equal to 1/12 of the weighted average of the Coupon Rates of the Mortgage Loans in Group I less the applicable Servicing Fee Rate as of such Payment Date (or Pre-Funding Payment Date) and (ii) any Group I Pre-Funding Account Earnings to be transferred to the Capitalized Interest Account on such Payment Date (or Pre-Funding Payment Date) pursuant to
Section 7.04(d) hereof.

     "Group I Certificates": The Class A Certificates (other than the Class A-9 Certificates), the Class M-1F Certificates, the Class M-2F Certificates and the Class B-1F Certificates.

     "Group I Class A Principal Distribution Amount": As of any Payment Date (a) prior to the Group I Stepdown Date or with respect to which a Group I Trigger Event is in effect, 100% of the Group I Principal Distribution Amount and (b) on or after the Group I Stepdown Date or as to which a Group I Trigger Event is not in effect, the excess of (x) the aggregate Certificate Principal Balance of the Class A Certificates relating to Group I immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 69.5% and (ii) the outstanding Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period and (B) the outstanding aggregate Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period minus $1,665,000.

     "Group I Extra Principal Distribution Amount": As of any Payment Date, the lesser of (x) the Group I Monthly Excess Interest Amount for such Payment Date and (y) the Group I Overcollateralization Deficiency for such Payment Date.

     "Group I Interest Amount Available": As of any Payment Date, the Group I Interest Remittance Amount less the portion of the Trustee Fee related to Group I.

     "Group I Interest Remittance Amount": As of any Monthly Remittance Date, the sum, without duplication, of (i) all interest collected or required to be advanced with respect to the related Remittance Period with respect to the Mortgage Loans in Group I (less the Servicing Fee with respect to such Mortgage Loans), (ii) all Compensating Interest paid by the Servicers on such Monthly Remittance Date with respect to Mortgage Loans in Group I, (iii) the portion of the Substitution Amount relating to interest on the Mortgage Loans in Group I,
(iv) any amounts related to Group I required to be transferred from the Capitalized Interest Account to the Certificate Account pursuant to Section 7.04(e) hereof on the related Payment Date and (v) all Net Liquidation Proceeds relating to interest not previously advanced with respect to the Mortgage Loans in Group I.

     "Group I Monthly Excess Cashflow Amount":  For any Payment Date, the sum of
(x) the Group I Monthly Excess Interest Amount (plus any interest on the Group I Overcollateralization Amount) and (y) the Group I Overcollateralization Release Amount for such Payment Date.

     "Group I Monthly Excess Interest Amount": With respect to any Payment Date, the excess, if any, of (i) the Group I Interest Amount Available for the related Remittance Period over (ii) the sum of (x) the Current Interest on the Group I Certificates on such Payment Date and (y) the Interest Carry Forward Amount with respect to the Class A Certificates related to Group I.

     "Group I Net Weighted Average Coupon Rate": With respect to any Payment Date, the weighted average of the Coupon Rates of the Mortgage Loans in Group I (weighted by the Loan Balances of the Mortgage Loans in Group I), less 0.50% per annum.

     "Group I Overcollateralization Amount": As of any Payment Date, the difference between (x) the sum of (i) the Loan Balance of the Mortgage Loans in Group I as of the last day of the immediately preceding Remittance Period and
(ii) any amounts on deposit in the Pre-Funding  Account  relating to Group I and
(y) the aggregate Certificate Principal Balance of the Group I Certificates (after taking into account all distributions of principal on such Group I Certificates as of such Payment Date).

     "Group I Overcollateralization Deficiency": As of any Payment Date, the excess, if any, of (x) the Group I Targeted Overcollateralization Amount for such Payment Date over (y) the Group I Overcollateralization Amount for such Payment Date, calculated for this purpose after taking into account the reduction on such Payment Date of the aggregate Certificate Principal Balance of the Group I Certificates resulting from the distribution of the Group I Principal Remittance Amount (but not the Group I Extra Principal Distribution Amount) on such Payment Date, but prior to taking into account any Group I Applied Realized Loss Amount on such Payment Date.

     "Group I Overcollateralization Release Amount": As of any Payment Date, the lesser of (x) the Group I Principal Remittance Amount for such Payment Date and
(y) the excess, if any, of (i) the Group I Overcollateralization Amount for such Payment Date, assuming that 100% of the Group I Principal Remittance Amount is applied on such Payment Date to the payment of principal on the Group I Certificates and (ii) the Group I Targeted Overcollateralization Amount for such Payment Date, provided that if a Subordinated Trigger Event is in effect, the Group I Overcollateralization Release Amount shall be zero.

     "Group I Pre-Funding Account Earnings": With respect to the July 25, 1997 Payment Date, the actual investment earnings earned during the period from the Startup Day through July 24, 1997 (inclusive) on the portion of the Pre-Funded Amount remaining and allocable to Group I during such period as calculated by the Trustee pursuant to Section 3.07(d) hereof; with respect to the August 25, 1997 Payment Date, the actual investment earnings earned during the period from July 25, 1997 through August 24, 1997 (inclusive) on the portion of the Pre-Funded Amount remaining and allocable to Group I during such period as calculated by the Trustee pursuant to Section 3.07(d) hereof; and, with respect to the Pre-Funding Payment Date, the actual investment earnings earned during the period from August 25, 1997 through September 10, 1997 (inclusive) on the portion of the Pre-Funded Amount remaining and allocable to Group I during such period as calculated by the Trustee pursuant to Section 3.07(d) hereof.

     "Group I Principal Distribution Amount": As of any Payment Date, the sum of
(i) the Group I Principal Remittance Amount (minus, for Payment Dates occurring on and after the Group I Stepdown Date and with respect to which a Trigger Event is not in effect, the Group I Overcollateralization Release Amount, if any) and
(ii) the Group I Extra Principal Distribution Amount, if any.

     "Group I Principal Remittance Amount": As of any Monthly Remittance Date, the sum, without duplication, of (i) the principal collected or required to be advanced by the Servicers with respect to Mortgage Loans in Group I with respect to the related Remittance Period, (ii) the Loan Balance of each Mortgage Loan in Group I that was purchased from the Trustee on or prior to such Monthly Remittance Date, to the extent such Loan Balance was actually deposited in the Principal and Interest Account,
(iii) any Substitution Amounts relating to principal delivered to the Trust in connection with a substitution of a Mortgage Loan in Group I to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on or prior to such Monthly Remittance Date, and (iv) all Net
Liquidation Proceeds actually collected by the Servicers with respect to the Mortgage Loans in Group I during the related Remittance Period (to the extent such Net Liquidation Proceeds related to principal).

     "Group I Senior Enhancement Percentage": For any Payment Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinate Certificates relating to Group I and (ii) the Group I Overcollateralization Amount, in each case after taking into account the distribution of the Group I Principal Distribution Amount on such Payment Date, by (y) the Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period.

     "Group  I  Senior  Specified  Enhancement  Percentage":   On  any  date  of
determination thereof means 30.50%.

     "Group I Servicer Clean-Up Call Date": The First Monthly Remittance Date on which the outstanding Certificate Principal Balance of the Group I Certificates has declined to $16,650,000.

     "Group I Stepdown Date": The later to occur of (x) the Payment Date in July 2000 and (y) the first Group I Payment Date on which the Group I Senior Enhancement Percentage (after taking into account distributions of principal with respect to Group I on such Payment Date) is equal to or greater than the Group I Senior Specified Enhancement Percentage.

     "Group I Subordinated Trigger Event": A Group I Subordinated Trigger Event has occurred with respect to a Payment Date if both of the following tests are failed on such Payment Date:

     A Group I Cumulative Loss Test is failed with respect to a Payment Date if the amount of the Cumulative Loss Percentage with respect to Group I equals or exceeds the percentage set out for the corresponding Payment Date below:

     Payment Dates                               Cumulative Loss Percentage
     -------------                               --------------------------

     July 1999 - June 2000                                  1.80%
     July 2000 - June 2001                                  3.00%
     July 2001 - June 2002                                  4.00%
     July 2002 - June 2003                                  4.25%
     July 2003 - June 2004                                  4.75%
     July 2004 - June 2005                                  5.00%

     A Group I Delinquency Test is failed with respect to a Payment Date if the amount of 60+ Day Delinquent Loans, with respect to Group I as a percentage of the aggregate outstanding Loan Balance of Group I equals or exceeds the percentage set out for the corresponding Payment Date below:


     Payment Dates                             60+ Day Delinquent Percentage
     -------------                             -----------------------------

     July 1999 - June 2001                                 5.50%
     July 2001 - June 2003                                 7.33%
     July 2003 - June 2005                                11.00%

     "Group I Targeted Overcollateralization Amount": On any Payment Date (x) prior to the Group I Stepdown Date, 2.75% of the aggregate Certificate Principal Balance of the Group I Certificates as of the Startup Day and (y) on or after the Group I Stepdown Date, the greater of (A) 5.50% of the aggregate outstanding Loan Balance of the Mortgage Loans in Group I as of the last day of the related Remittance Period and (B) $1,665,000.

     "Group I Trigger Event": A Group I Trigger Event has occurred with respect to a Payment Date if the percentage obtained by dividing (x) the principal amount of 60+ Day Delinquent Loans in Group I by (y) the aggregate outstanding Loan Balance of the Mortgage Loans in Group I as of the last day of the immediately preceding Remittance Period equals or exceeds 50% of the Group I Senior Enhancement Percentage as of the last day of the immediately preceding Remittance Period.

     "Group I Weighted Average Pass-Through Rate": As to any Payment Date, the weighted average of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class A-3 Pass-Through Rate, the Class A-4 Pass-Through Rate, the Class A-5 Pass-Through Rate, the Class A-6 Pass-Through Rate, the Class A-7 Pass-Through Rate, the Class A-8 Pass-Through Rate, the Class M-1F Pass-Through Rate, the Class M-2F Pass-Through Rate and the Class B-1F Pass-Through Rate (such rate calculated for this purpose on the basis of 360-day year assumed to consist of twelve 30 day months) weighted by the respective Certificate Principal Balance of the related Class as of such Payment Date before taking into account any distributions to be made on such Payment Date.

     "Group II": The pool of Mortgage Loans identified in the related Schedule of Mortgage Loans as having been assigned to Group II in Schedule I-B hereto, including any Qualified Replacement Mortgages delivered in replacement thereof and each Subsequent Mortgage Loan delivered to the Trust for inclusion therein.

     "Group II Applied Realized Loss Amount": As of any Payment Date, the excess of (x) the aggregate Certificate Principal Balance of the Group II Certificates on such Payment Date, after taking into account the distribution of the Group II Principal Distribution Amount on such Payment Date but prior to the application of the Group II Applied Realized Loss Amount, if any, on such Payment Date over
(y) the aggregate outstanding Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period.

     "Group II Auction Sale Bid Date": The first Monthly Remittance Date on which the aggregate Certificate Principal Balance of the Group II Certificates has declined to less than $40,700,000.

     "Group II Available Escalation Amount": With respect to any Payment Date, an amount (but not less than zero) equal to the sum of, with respect to each Class of Formula Certificates, the product of (i) a rate equal to the Group II Net Weighted Average Coupon Rate minus the Formula Rate for such Class and (ii) the Certificate Principal Balance of such Class.

     "Group II Available Funds Cap Rate": With respect to Group II, on any Payment Date, a rate equal to the sum of (i) the Group II Net Weighted Average Coupon Rate and (ii) the percentage equivalent of a fraction, the numerator of which is the Group II Available Escalation Amount and the denominator of which is the sum of the Certificate Principal Balances for each Class of the Group II Capped Certificates.

     "Group II Available Funds Cap Shortfall Amortization Amount": As of any Payment Date, any amount distributed from the Group II Available Funds Cap Shortfall Amount Account on such Payment Date.

     "Group II Available Funds Cap Shortfall Amount": As of any Payment Date, the excess, if any, of (x) the excess, if any, of (a) the aggregate amount of interest due on the Group II Capped Certificates on all prior Payment Dates, calculated at the related Formula Rate applicable to each such Payment Date over
(b) the aggregate amount of interest due on the Group II Capped Certificates on all prior Payment Dates, calculated at the related Pass-Through Rates applicable to each such Payment Date over (y) all Group II Available Funds Cap Shortfall Amortization Amounts actually funded on all prior Payment Dates.

     "Group II Capped Certificates": With respect to any Payment Date, each Class of Group II Certificates that has a Formula Rate greater than the Group II Net Weighted Average Coupon Rate.

     "Group II Capitalized Interest Requirement": With respect to the Payment Dates in July and August 1997 and the Pre-Funding Payment Date, the excess, if any, of (x) the interest on the Group II Certificates on such Payment Date calculated at the Group II Weighted Average Pass-Through Rate over (y) the sum of (i) one-month's interest on the aggregate Loan Balances of the Mortgage Loans in Group II as of the close of business on the last day of the immediately preceding Remittance Period calculated at a rate equal to 1/12 of the weighted average of the Coupon Rates of the Mortgage Loans in Group II less the applicable Servicing Fee Rate as of such Payment Date (or Pre-Funding Payment
Date) and (ii) any Group II Pre-Funding Account Earnings to be transferred to the Capitalized Interest Account on such Payment Date (or Pre-Funding Payment
Date) pursuant to Section 7.04(d) hereof.

     "Group II Certificates": The Class A-9 Certificates, the Class M-1A Certificates, the Class M-2A Certificates and the Class B-1A Certificates.

     "Group II Class A Principal  Distribution  Amount":  As of any Payment Date
(a) prior to the Group II Stepdown Date or with respect to which a Group II Trigger Event is in effect, 100% of the Group II Principal Distribution Amount and (b) on or after the Group II Stepdown Date or as to which a Group II Trigger Event is not in effect, the excess of (x) the aggregate Certificate Principal Balance of the Class A-9 Certificates immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) 56.99971069% and (ii) the outstanding Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period and (B) the outstanding aggregate Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period minus $3,052,500.

     "Group II Extra Principal Distribution Amount": As of any Payment Date, the lesser of (x) the Group II Monthly Excess Interest Amount for such Payment Date and (y) the Group II Overcollateralization Deficiency for such Payment Date.

     "Group II Interest Amount Available": As of any Payment Date, the Group II Interest Remittance Amount less the portion of the Trustee Fee related to Group II.

     "Group II Interest Remittance Amount": As of any Monthly Remittance Date, the sum, without duplication, of (i) all interest collected or required to be advanced with respect to the related Remittance Period with respect to the Mortgage Loans in Group II (less the Servicing Fee with respect to such Mortgage Loans), (ii) all Compensating Interest paid by the Servicers on such Monthly Remittance Date with respect to Mortgage Loans in Group II, (iii) the portion of the Substitution Amount relating to interest on the Mortgage Loans in Group II,
(iv) any amounts related to Group II required to be transferred from the Capitalized Interest Account to the Certificate Account pursuant to Section 7.04(e) hereof on the related Payment Date and (v) all Net Liquidation Proceeds relating to interest not previously advanced with respect to the Mortgage Loans in Group II.

     "Group II Monthly Excess Cashflow Amount": For any Payment Date, the sum of
(x) the Group II Monthly Excess Interest Amount (plus any interest on the Group II Overcollateralization Amount) and (y) the Group II Overcollateralization Release Amount for such Payment Date.

     "Group II Monthly Excess Interest Amount": With respect to any Payment Date, the excess, if any, of (i) the Group II Interest Amount Available for the related Remittance Period over (ii) the sum of (x) the Current Interest on the Group II Certificates on such Payment Date and (y) the Class A-9 Interest Carry Forward Amount.

     "Group II Net Weighted Average Coupon Rate": With respect to any Payment Date, the weighted average of the Coupon Rates of the Mortgage Loans in Group II (weighted by the Loan Balances of the Mortgage Loans in Group II), less 0.50% per annum.

     "Group II Overcollateralization Amount": As of any Payment Date, the difference between (x) the sum of (i) the Loan Balance of the Mortgage Loans in Group II as of the last day of the immediately preceding Remittance Period and
(ii) any amounts on deposit in the Pre-Funding  Account relating to Group II and
(y) the aggregate Certificate Principal Balance of the Group II Certificates (after taking into account all distributions of principal on such Group II Certificates as of such Payment Date).

     "Group II Overcollateralization Deficiency": As of any Payment Date, the excess, if any, of (x) the Group II Targeted Overcollateralization Amount for such Payment Date over (y) the Group II Overcollateralization Amount for such Payment Date, calculated for this purpose after taking into account the reduction on such Payment Date of the aggregate Certificate Principal Balance of the Group II Certificates resulting from the distribution of the Group II Principal Remittance Amount (but not the Group II Extra Principal Distribution Amount) on such Payment Date, but prior to taking into account any Group II Applied Realized Loss Amount on such Payment Date.

     "Group II Overcollateralization Release Amount": As of any Payment Date, the lesser of (x) the Group II Principal Remittance Amount for such Payment Date and (y) the excess, if any, of (i) the Group II Overcollateralization Amount for such Payment Date, assuming that 100% of the Group II Principal Remittance Amount is applied on such Payment Date to the payment of principal on the Group II Certificates over (ii) the Group II Targeted Overcollateralization Amount for such Payment Date; provided, that if a Subordinated trigger event is in effect, the Group II Overcollateralization Release Amount shall be zero.

     "Group II Pre-Funding Account Earnings": With respect to the July 25, 1997 Payment Date, the actual investment earnings earned during the period from the Startup Day through July 24, 1997 (inclusive) on the portion of the Pre-Funded Amount remaining and allocable to Group II during such period as calculated by the Trustee pursuant to Section 3.07(d) hereof; with respect to the August 25, 1997 Payment Date, the actual investment earnings earned during the period from July 25, 1997 through August 24, 1997 (inclusive) on the portion of the Pre-Funded Amount remaining and allocable to Group II during such period as calculated by the Trustee pursuant to Section 3.07(d) hereof; and, with respect to the Pre-Funding Payment Date, the actual investment earnings earned during the period from August 25, 1997 through September 10, 1997 (inclusive) on the portion of the Pre-Funded Amount remaining and allocable to Group II during such period as calculated by the Trustee pursuant to Section 3.07(d) hereof.

     "Group II Principal Distribution Amount": As of any Payment Date, the sum of (i) the Group II Principal Remittance Amount (minus, for Payment Dates occurring on and after the Group II Stepdown Date and with respect to which a Trigger Event is not in effect, the Group II Overcollateralization Release Amount, if any) and (ii) the Group II Extra Principal Distribution Amount, if any.

     "Group II Principal Remittance Amount": As of any Monthly Remittance Date, the sum, without duplication, of (i) the principal collected or required to be advanced by the Servicers with respect to Mortgage Loans in Group II with respect to the related Remittance Period, (ii) the Loan Balance of each Mortgage Loan in Group II that was purchased from the Trustee on or prior to such Monthly Remittance Date, to the extent such Loan Balance was actually deposited in the Principal and Interest Account, (iii) any Substitution Amounts relating to principal delivered to the Trust in connection with a substitution of a Mortgage Loan in Group II to the extent such Substitution Amounts were actually deposited in the Principal and Interest Account on or prior to such Monthly Remittance Date, and (iv) all Net Liquidation Proceeds actually collected by the Servicers with respect to the Mortgage Loans in Group II during the related Remittance Period (to the extent such Net Liquidation Proceeds related to principal).

     "Group II Senior Enhancement Percentage": For any Payment Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Certificate Principal Balance of the Subordinate Certificates relating to Group II and (ii) the Group II Overcollateralization Amount, in each case after taking into account the distribution of the Group II Principal Distribution Amount on such Payment Date by (y) the Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period.

     "Group II Senior Specified Enhancement Percentage": On any date of determination thereof means 43%.

     "Group II Servicer Clean-Up Call Date": The first Monthly Remittance Date on which the outstanding Certificate Principal Balance of the Group II Certificates has declined to $20,350,000.

     "Group II Stepdown Date": The later to occur of (x) the Payment Date in July 2000 and (y) the first Group II Payment Date on which the Group II Senior Enhancement Percentage (after taking into account distributions of principal with respect to Group II on such Payment Date) is equal to or greater than the Group II Senior Specified Enhancement Percentage.

     "Group II Subordinated Trigger Event": A Group II Subordinated Trigger Event has occurred with respect to a Payment Date if both of the following tests are failed on such Payment Date:

     A Group II Cumulative Loss Test is failed with respect to a Payment Date if the Cumulative Loss Percentage with respect to Group II equals or exceeds the percentage set out for the corresponding Payment Date below:


     Payment Dates                               Cumulative Loss Percentage
     -------------                               --------------------------

     July 1999 - June 2000                                  2.50%
     July 2000 - June 2001                                  4.00%
     July 2001 - June 2002                                  5.00%
     July 2002 - June 2003                                  5.75%
     July 2003 - June 2004                                  6.00%
     July 2004 - June 2005                                  6.25%

     A Group II Delinquency Test is failed with respect to a Payment Date if the amount of 60+ Day Delinquent Loans, with respect to Group II as a percentage of the aggregate outstanding Loan Balance of Group II equals or exceeds the percentage set out for the corresponding Payment Date below:

     Payment Dates                             60+ Day Delinquency Percentage
     -------------                             ------------------------------

     July 1999 - June 2001                                  7.50%
     July 2001 - June 2003                                 10.00%
     July 2003 - June 2005                                 15.00%

     "Group II Targeted Overcollateralization Amount": On any Payment Date (x) prior to the Group II Stepdown Date, 3.75% of the aggregate Certificate Principal Balance of the Group II Certificates as of the Startup Day and (y) on or after the Group II Stepdown Date, the greater of (A) 7.50% of the aggregate outstanding Loan Balance of the Mortgage Loans in Group II as of the last day of the related Remittance Period and (B) $3,052,500.

     "Group II Trigger Event": A Group II Trigger Event has occurred with respect to a Payment Date if the percentage obtained by dividing (x) the principal amount of 60+ Day Delinquent Loans in Group II by (y) the aggregate outstanding Loan Balance of the Mortgage Loans in Group II as of the last day of the immediately preceding Remittance Period equals or exceeds 40% of the Group II Senior Enhancement Percentage.

     "Group II Weighted Average Pass-Through Rate": As to any Payment Date, the weighted average of the Class A-9 Pass-Through Rate, the Class M-1A Pass-Through Rate, the Class M-2A Pass-Through Rate and the Class B-1A Pass-Through Rate weighted by the respective Certificate Principal Balance of the related Class as of such Payment Date before taking into account any distributions to be made on such Payment Date.

     "Highest Lawful Rate": As defined in Section 11.13.

     "Indirect Participant": Any financial institution for whom any Direct Participant holds an interest in an Offered Certificate.

     "Initial Mortgage Loans": The Mortgage Loans to be conveyed to the Trust by the Depositor on the Startup Day.

     "Insurance Policy": Any hazard, flood, title or primary mortgage insurance policy relating to a Mortgage Loan, provided that any amount remitted under
Section 8.11 hereof shall be considered a payment under an Insurance Policy.

     "Interest Remittance Amount": The sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.

     "Liquidated Loan": As defined in Section 8.13(b) hereof.

     "Liquidation Expenses": Expenses, not to exceed Liquidation Proceeds, which are incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan, such expenses, including, without limitation, legal fees and expenses and accrued but unpaid Servicing Fees, and any unreimbursed Servicing Advances expended by that Servicer pursuant to Section 8.09(b) with respect to the related Mortgage Loan.

     "Liquidation Proceeds": With respect to any Liquidated Loan, any amounts (including the proceeds of any Insurance Policy) recovered by a Servicer in connection with such Liquidated Loan, whether through trustee's sale, foreclosure sale or otherwise and Section 8.13(a).

     "Loan Balance": With respect to each Mortgage Loan and as of any date of determination, the outstanding principal balance thereof, on the Cut-Off Date with respect to the Initial Mortgage Loans or relevant Subsequent Cut-Off Date with respect to the Subsequent Mortgage Loans, less the sum of (i) any principal payments relating to such Mortgage Loan (whether received from the related Mortgagor or advanced by the related Servicer) included in previous Monthly Remittance Amounts, and (ii) any Cram Down Losses relating to such Mortgage Loan; provided, however, that the Loan Balance for any Mortgage Loan that has become a Liquidated Loan shall be zero as of the first day of the Remittance Period following the Remittance Period in which such Mortgage Loan becomes a Liquidated Loan, and at all times thereafter.

     "Loan Purchase Price": With respect to any Mortgage Loan purchased from the Trust on a Monthly Remittance Date pursuant to Section 3.03, 3.04, 3.05, 3.06(b), 8.10(b) or 8.13(a) hereof, an amount equal to the Loan Balance of such Mortgage Loan as of the date of purchase (assuming that the related Delinquency Advance has already been remitted), plus one month's interest on the Loan Balance thereof as of the beginning of the related Remittance Period computed at the then applicable Coupon Rate, together with (without duplication) the aggregate amounts of (i) all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Mortgage Loan, (ii) the interest portion of any Delinquency Advances which the related Servicer has theretofore failed to remit with respect to such Mortgage Loan as required by this Agreement and (iii) all reimbursed Delinquency Advances to the extent that reimbursement is not made from the Mortgagor or from Liquidation Proceeds from the respective Mortgage Loan.

     "Loan-to-Value Ratio": As of any particular date, the percentage obtained by dividing the Appraised Value into the original principal balance of the Note.

     "London Business Day": Any day on which banks are open for dealing in foreign currency and exchange in London and New York City.

     "Maximum Collateral Amount": As to Group I, $333,000,000; and as to Group II, $407,000,000; provided that for purposes of calculating the Servicer Loss Test with respect to each Servicer and each Mortgage Loan Group, the Seller will provide the related Maximum Collateral Amounts per Servicer and Mortgage Loan Group to the Trustee, each Servicer and the Depositor within 10 days after the end of the Funding Period for such Mortgage Loan Group.

     "Mezzanine Certificates": Collectively, the Class M-1 Certificates and the Class M-2 Certificates.

     "Monthly Remittance Amount": The sum of the Interest Remittance Amount and the Principal Remittance Amount.

     "Monthly Remittance Date": The 20th day of each month or if such day is not a Business Day, the Business Day succeeding such day, commencing in July 1997.

     "Monthly Servicing  Report":  Any report provided by a Servicer pursuant to
Section 8.29 hereof.

     "Moody's": Moody's Investors Service Inc.

     "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on an estate in fee simple interest in real property securing a Note.

     "Mortgage Loan Group" or "Group": Group I or Group II, as the case may be. References herein to the related Class of Offered Certificates, when used with respect to a Mortgage Loan Group, shall mean (A) in the case of Group I, the Group I Certificates and (B) in the case of Group II, the Group II Certificates.

     "Mortgage Loan Servicing Group": Advanta Loans, Ameriquest Loans or Option One Loans, as applicable.

     "Mortgage Loans": Such of the mortgage loans (including Initial Mortgage Loans and Subsequent Mortgage Loans) transferred and assigned to the Trust pursuant to Section 3.05(a) and 3.07(a) hereof, together with any Qualified Replacement Mortgages substituted therefor in accordance with this Agreement, as from time to time are held as a part of the Trust Estate, the Mortgage Loans originally so held being identified in the Schedules of Mortgage Loans. The term "Mortgage Loan" includes any Mortgage Loan which is Delinquent, which relates to a foreclosure or which relates to a Property which is REO Property prior to such Property's disposition by the Trust. Any mortgage loan which, although intended by the parties hereto to have been, and which purportedly was, transferred and assigned to the Trust by the Depositor, in fact was not transferred and assigned to the Trust for any reason whatsoever, including, without limitation, the incorrectness of the statement in a Transfer Agreement concerning the transfer of title to the transferee with respect to such mortgage loan, shall nevertheless be considered a "Mortgage Loan" for all purposes of this Agreement.

     "Mortgagor": The obligor on a Note.

     "Net Liquidation Proceeds": As to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses, unreimbursed Delinquency Advances, unreimbursed Servicing Advances and accrued Servicing Fees relating to such Mortgage Loan. In no event shall Net Liquidation Proceeds with respect to any Liquidated Loan be less than zero.

     "90+ Day Delinquent Loan": With respect to any date of determination thereof, the Mortgage Loan related to each REO Property and each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Remittance Period, 90 days or more Delinquent (including any Mortgage Loans which have gone into foreclosure or have been discharged by reason of bankruptcy).

     "90+ Delinquency Percentage (Rolling Three Month)": With respect to each Mortgage Loan Servicing Group and any date of determination thereof, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Remittance Periods the numerator of each of which is equal to the aggregate Loan Balance of 90+ Day Delinquent Loans in the related Mortgage Loan Servicing Group as of such date of determination and the denominator of which is the aggregate Loan Balance of all of the Mortgage Loans in the related Mortgage Loan Servicing Group as of such date of determination.

     "Note":  The  note  or  other  evidence  of  indebtedness   evidencing  the
indebtedness of a Mortgagor under a Mortgage Loan.

     "Offered  Certificates":   Collectively,  the  Class  A  Certificates,  the
Mezzanine Certificates and the Class B Certificates.

     "Officer's Certificate": A certificate signed by any Authorized Officer of any Person delivering such certificate and delivered to the Trustee.

     "One-Month LIBOR": With respect to any Accrual Period for the Group II Certificates, the rate determined by the Trustee on the related One-Month LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee will request the principal London office of each of the Reference

Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee, at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar loans to leading European banks.

     "One-Month LIBOR Determination Date": For the initial Accrual Period for the Group II Certificates, the second London Business Day prior to the Closing Date. With respect to any Accrual Period thereafter for the Group II Certificates, the second London Business Day preceding the commencement of such Accrual Period.

     "Operative   Documents":   Collectively,   this  Agreement,   the  Transfer
Agreements, the Subsequent Transfer Agreements and the Certificates.

     "Opinion of Counsel": A written opinion of counsel, who may be counsel to the Depositor, Seller, any Servicer or the Trustee, which counsel shall be reasonably acceptable to the Trustee.

     "Option One": Option One Mortgage Corporation, a California corporation.

     "Option One Loans": The Mortgage Loans serviced by Option One.

     "Original Aggregate Loan Balance": The aggregate Loan Balance of all Initial Mortgage Loans as of the Cut-Off Date, i.e., $594,120,713.82.

     "Original Group I Pre-Funding Amount": $55,551,803.47

     "Original Group II Pre-Funding Amount": $90,327,482.71

     "Original  Pre-Funded  Amount":  The amount  deposited  in the  Pre-Funding
Account on the Startup Day from the proceeds of the sale of the Certificates, which amount is $145,879,286.18.

     "Originator":  Each  of the  companies  identified  as an  "Originator"  on
Schedule IV hereto.

     "Outstanding": With respect to all Certificates of a Class, as of any date of determination, all such Certificates theretofore executed and delivered hereunder except:

          (i) Certificates theretofore cancelled by the Registrar or delivered to the Registrar for cancellation;

          (ii) Certificates or portions thereof for which full and final payment of money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent in trust for the Owners of such Certificates;

          (iii) Certificates in exchange for or in lieu of which other Certificates have been executed and delivered pursuant to this Agreement, unless proof satisfactory to the Trustee is presented that any such Certificates are held by a bona fide purchaser;

          (iv) Certificates alleged to have been destroyed, lost or stolen for which replacement Certificates have been issued as provided for in Section
     5.05 hereof; and

          (v) Certificates as to which the Trustee has made the final distribution thereon, whether or not such Certificate is ever returned to the Trustee.

     "Overcollateralization  Release  Amount":  For any Payment Date, the sum of
the   Group  I   Overcollateralization   Release   Amount   and  the   Group  II
Overcollateralization Release Amount.

     "Overfunded Interest Amount": With respect to each Subsequent Transfer Date, the sum, if any, of (x) with respect to the Group I Certificates, the excess of (i) interest that would accrue from the related Subsequent Cut-Off Date through September 10, 1997 on the aggregate Loan Balances of the Subsequent Mortgage Loans acquired by the Trust on such Subsequent Transfer Date, calculated at a rate equal to the sum of (I) the Group I Weighted Average Pass-Through Rate and (II) the Trustee Fee allocable to Group I (such fees calculated as an annual rate based on the aggregate Loan Balances of the Mortgage Loans in Group I), over (ii) interest that would accrue from the Subsequent Cut-Off Date through September 10, 1997 on the aggregate Loan Balances of the Subsequent Mortgage Loans related to Group I acquired by the Trust on such Subsequent Transfer Date, calculated at the rate at which Pre-Funding Account moneys are invested as of such Subsequent Transfer Date and
(y) with respect to the Group II Certificates the excess of (i) interest that would accrue from the related Subsequent Cut-Off Date through September 10, 1997 on the aggregate Loan Balances of the Subsequent Mortgage Loans acquired by the Trust on such Subsequent Transfer Date, calculated at a rate equal to the sum of
(I) the Group II Weighted Average Pass-Through Rate and (II) the Trustee Fee allocable to Group II (such fees calculated as an annual rate based on the aggregate Loan Balances of the Mortgage Loans in Group II), over (ii) interest that would accrue from the Subsequent Cut-Off Date through September 10, 1997 on the aggregate Loan Balances of the Subsequent Mortgage Loans related to Group II acquired by the Trust on such Subsequent Transfer Date, calculated at the rate at which Pre-Funding Account moneys are invested as of such Subsequent Transfer Date.

     "Owner": The Person in whose name a Certificate is registered in the Register, to the extent described in Section 5.06 hereof; provided that solely for the purposes of determining the exercise of any voting rights hereunder, if any Offered Certificates are beneficially owned by the Seller or any affiliate thereof, the Seller or such affiliate shall not be considered an Owner.

     "PAG": The Seller's "Performance Assumption Groupings" as described in the Prospectus Supplement.

     "Paying Agent": Initially, the Trustee, and thereafter, the Trustee or any other Person that meets the eligibility standards for the Paying Agent specified in Section 11.15 hereof and is authorized by the Trustee and the Depositor to make payments on the Certificates on behalf of the Trustee.

     "Payment Date": Any date on which the Trustee is required to make distributions to the Owners, which shall be the 25th day of each month or if such day is not a Business Day, the next Business Day thereafter, commencing in the month following the month in which the Startup Day occurs.

     "Percentage Interest": With respect to an Offered Certificate a fraction, expressed as a decimal, the numerator of which is the initial Certificate Principal Balance represented by such Certificate and the denominator of which is the aggregate initial Certificate Principal Balance represented by all the Certificates of the same Class. With respect to a Class S Certificate, a Class C Certificate or a Class R Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate, all of which shall total 100% with respect to the related Class.

     "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preference Amount": With respect to the Offered Certificates and the Class S Certificates, as the case may be, means, any amounts of Current Interest and principal included in previous distributions to the Owners of such Certificates which are recovered from such Owners as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court having competent jurisdiction and which have not theretofore been repaid to such Owners.

     "Pre-Funded Amount": With respect to the July and August 1997 Payment Dates and the Pre- Funding Date, the amount remaining on deposit in the Pre-Funding Account.

     "Pre-Funding Account": The Pre-Funding Account established in accordance with Section 7.02(b) hereof and maintained by the Trustee.

     "Pre-Funding Determination Date": September 3, 1997.

     "Pre-Funding Payment Date": September 10, 1997.

     "Prepaid Installment": With respect to any Mortgage Loan, any installment of principal thereof and interest thereon received by the related Servicer prior to the scheduled due date for such installment, intended by the Mortgagor as an early payment thereof and not as a Prepayment with respect to such Mortgage Loan.

     "Prepayment": Any payment of principal of a Mortgage Loan which is received by a Servicer in advance of the scheduled due date for the payment of such principal (other than the principal portion of any Prepaid Installment). Substitution Amounts, the portion of the purchase price of any Mortgage Loan purchased from the Trust pursuant to Section 3.03, 3.04, 3.05, 3.06(b) or 8.10(b) hereof representing principal and the proceeds of any Insurance Policy which are to be applied as a payment of principal on the related Mortgage Loan shall be deemed to be Prepayments for all purposes of this Agreement.

     "Preservation Expenses": Expenditures made by a Servicer in connection with a foreclosed Mortgage Loan prior to the liquidation thereof, including, without limitation, expenditures for real estate property taxes, hazard insurance premiums, property restoration or preservation.

     "Principal and Interest Account": Each principal and interest account established by a Servicer pursuant to Section 8.08(a) hereof.

     "Principal Remittance Amount": As of any Monthly Remittance Date, the sum of the Group I Principal Remittance Amount and the Group II Principal Remittance Amount.

     "Prohibited Transaction": The meaning set forth from time to time in the definition thereof at Section 860F(a)(2) of the Code (or any successor statute thereto) and applicable to the Trust.

     "Property": The underlying property securing a Mortgage Loan.

     "Prospectus": The Prospectus dated July 28, 1996 constituting part of the Registration Statement.

     "Prospectus Supplement": The AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 Prospectus Supplement dated June 5, 1997 to the Prospectus.

     "Purchase Option Period": As defined in Section 9.03(a) hereof.

     "Qualified Liquidation": The meaning set forth from time to time in the definition thereof at Section 860F(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust.

     "Qualified Mortgage": The meaning set forth from time to time in the definition thereof at Section 860G(a)(3) of the Code (or any successor statute thereto) and applicable to the Trust.

     "Qualified Replacement Mortgage": A Mortgage Loan substituted for another pursuant to Section 3.03, 3.04, 3.05 or 3.06(b) hereof, which (i) has a Coupon Rate not less than and not more than 1% greater than the Coupon Rate of the Mortgage Loan being replaced, (ii) is of the same property type (i.e., single family, condominium, PUD unit, etc.) or is a single family dwelling and the same occupancy status as the replaced Mortgage Loan or is a primary residence, (iii) shall mature no later than June 1, 2027, (iv) has a Loan-to-Value Ratio as of the Subsequent Cut-Off Date no higher than the Loan-to-Value Ratio of the replaced Mortgage Loan at such time, (v) shall be of the same or higher credit quality classification (determined in accordance with the related Originator's credit underwriting guidelines set forth in the related Originator's underwriting manual) as the Mortgage Loan which such Qualified Subsequent Mortgage replaces, (vi) has a Loan Balance as of the related Subsequent Cut-Off Date not greater than and not substantially less than the Loan Balance of the replaced Mortgage Loan as of such Subsequent Cut-Off Date, (vii) shall not provide for a Balloon Payment if the related Mortgage Loan did not provide for a Balloon Payment (and if such related Mortgage Loan provided for a Balloon Payment, such Qualified Replacement Mortgage shall have an original maturity of not less than the original maturity of such related Mortgage Loan), (viii) shall be a fixed rate first lien Mortgage Loan if the Mortgage Loan being replaced is a fixed rate Mortgage Loan or an adjustable rate Mortgage Loan if the Mortgage Loan being replaced is an adjustable rate Mortgage Loan, (ix) if such Mortgage Loan being replaced is in Group II, (a) has the index of the replaced Mortgage Loan, (b) has the same amount of time between rate adjustment dates as the replaced Mortgage Loan and (c) has a margin no less than the replaced Mortgage Loan and (x) satisfies the criteria set forth from time to time in the definition thereof at Section 860G(a)(4) of the Code (or any successor statute thereto) and applicable to the Trust.

     "Rating Agencies": Collectively, Moody's, DCR and Fitch or any successors thereto.

     "Realized  Loss": As to any Liquidated  Loan, the amount,  if any, by which
(x) the Loan Balance thereof plus any accrued and unpaid interest thereon as of the date of liquidation exceeds (y) Net Liquidation Proceeds realized thereon applied in reduction of such Loan Balance and accrued and unpaid interest. As to any Mortgage Loan as to which there has been a Cram Down Loss, the amount of such Cram Down Loss.

     "Record Date": With respect to the Group I Certificates and each Payment Date, the last day of the calendar month immediately preceding the calendar month in which such Payment Date occurs and with respect to the Group II Certificates and each Payment Date, the day immediately preceding such Payment Date.

     "Reference Banks": Bankers Trust Company, Barclays Bank PLC, The Bank of Tokyo and National Westminster Bank PLC, provided that if any of the foregoing banks are not suitable to serve as a Reference Bank, then any leading banks selected by the Trustee which are engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) not controlling, under the control of or under common control with the Seller or any affiliate thereof, (iii) whose quotations appear on Telerate Page 3750 on the relevant One-Month LIBOR Determination Date and
(iv) which have been designated as such by the Trustee.

     "Register":  The register  maintained by the  Registrar in accordance  with
Section 5.04 hereof, in which the names of the Owners are set forth.

     "Registrar": The Trustee, acting in its capacity as Registrar appointed pursuant to Section 5.04 hereof, or any duly appointed and eligible successor thereto.

     "Registration Statement": The Registration Statement filed by the Depositor with the Securities and Exchange Commission (Registration Number 333-8687), including all amendments thereto and including the Prospectus Supplement relating to the Offered Certificates constituting a part thereof.

     "REMIC": A "real estate mortgage  investment conduit" within the meaning of
Section 860D of the Code.

     "REMIC Estate": The segregated pool of assets referred to as the Trust Estate (other than the Pre-Funding Account and the Capitalized Interest Account).

     "REMIC Opinion": As defined in Section 3.03 hereof.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations and revenue rulings promulgated thereunder, as the foregoing may be in effect from time to time.

     "Remittance Period": The calendar month immediately preceding the month in which a Monthly Remittance Date occurs.

     "REO Property": A Property acquired by a Servicer on behalf of the Trust through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

     "Reporting Date": The date each Servicer will provide the Monthly Servicing Report described in Section 8.29 hereof to the Trustee, which day shall be the 20th day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day).

     "Representation Letter": Letters to, or agreements with, the Depository to effectuate a book entry system with respect to the Offered Certificates registered in the Register under the nominee name of the Depository.

     "Retained Certificates": Collectively, the Class C Certificates and the Class R Certificates.

     "Schedule of Mortgage Loans": Each of the schedules of Mortgage Loans, segregated by Mortgage Loan Group, with respect to the Initial Mortgage Loans listing each Initial Mortgage Loan in the related Group to be conveyed on the Startup Day and with respect to Subsequent Mortgage Loans listing each Subsequent Mortgage Loan conveyed to the Trust for inclusion in the related Group as of each Subsequent Transfer Date and the name of the related Servicer. Such Schedules of Mortgage Loans shall identify each Mortgage Loan by (1) the Servicer's loan number, (2) the related Servicing Fee, (3) borrower's name, (4) address (including the state) of the Property, (5) the lien status thereof, (6) the Loan-to-Value Ratio, (7) the Loan Balance as of the Cut-Off Date, (8) the Coupon Rate thereof, (9) the paid-through date for such Mortgage Loan and (10) with respect to only the Advanta Loans, whether the Mortgage Loan is located in an area identified in the Federal Registrar by the Federal Emergency Management Agency as having special flood hazards.

     "Scheduled Payment": As of any date of calculation, with respect to a Mortgage Loan, the then stated scheduled monthly installment of principal and interest payable as it may have been reduced thereunder which, if timely paid, would result in the full amortization of principal over the term thereof (or, in the case of a "balloon" Note, the term to the nominal maturity date for amortization purposes, without regard to the actual maturity date).

     "Securities Act": The Securities Act of 1933, as amended.

     "Seller":   AMRESCO   Residential   Capital   Markets,   Inc.,  a  Delaware
corporation.

     "Servicers" or "Servicer": Advanta, Ameriquest and Option One and their permitted successors and assigns. Any reference to Servicers or Servicer shall mean the related Servicer with respect to any Mortgage Loan or Mortgage Loan Servicing Group.

     "Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Servicer and (ii) which is qualified to service residential mortgage loans.

     "Servicer Loss Test": The Servicer Loss Test for each Servicer and with respect to its related Mortgage Loan Servicing Group for any period set out below is satisfied if the Cumulative Loss Percentage as it relates to such Mortgage Loan Servicing Group and such period does not exceed the percentage set out for such period below (provided, that for purposes of the calculation of the Servicer Loss Test, Realized Losses attributable solely to Cram Down Losses shall be excluded from the calculation of Cumulative Loss Percentage):

                                                      Cumulative Loss
                   Period                               Percentage
                   ------                               ----------

          June 2, 1997 - June 1, 1998                      0.75%
          June 2, 1998 - June 1, 1999                      1.25%
          June 2, 1999 - June 1, 2000                      1.80%
          June 2, 2000 - June 1, 2001                      2.25%
          June 2, 2001 and thereafter                      2.75%

     "Servicer Termination Event": As defined in Section 8.20(d) hereof.

     "Servicer Termination Test": The Servicer Termination Test for each Servicer and with respect to the related Mortgage Loan Servicing Group is satisfied for any date of determination thereof, if (x) the 90+ Delinquency Percentage (Rolling Three Month) with respect to the related Mortgage Loan Servicing Group is less than 13.0%, (y) the Servicer Loss Test is satisfied and
(z) the Annual Loss Percentage (Rolling Twelve Month) as it relates to such Mortgage Loan Servicing Group for the twelve month period immediately preceding the date of determination thereof is not greater than 2.25%.

     "Servicing Advance": As defined in Section 8.09(b) and Section 8.13(a) hereof.

     "Servicing Fee": With respect to any Mortgage Loan, an amount retained by the related Servicer as compensation for servicing and administration duties relating to such Mortgage Loan pursuant to Section 8.15.

     "Servicing Fee Letter": Each of the servicing fee letters between the Seller and the related Servicer, setting forth the Servicing Fee Rate and other servicing compensation applicable to such Servicer.

     "Servicing Fee Rate": The rate per annum set forth in the related Servicing Fee Letter.

     "60+ Day Delinquent Loan": With respect to any date of determination thereof, all REO Properties and each Mortgage Loan, with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Remittance Period, 60 days or more Delinquent (without giving effect to any grace period).

     "60+ Day Delinquency Percentage": As of any date of determination thereof, and as to the related Mortgage Loan Group, a fraction, expressed as a percentage, the numerator of which is the amount of 60+ Day Delinquent Loans with respect to such Mortgage Loan Group and the denominator of which is the outstanding aggregate Loan Balance of the Mortgage Loans in such Mortgage Loan Group.

     "Startup Day": June 12, 1997.

     "Step Up Date": Provided that the auction sale described in Section 9.02(a) hereof with respect to Group II has not occurred, the date that is 90 days after the Group II Auction Sale Bid Date.

     "Subordinate Certificate": With respect to either Group, collectively, the Mezzanine Certificates and the Class B Certificate related to such Group.

     "Subordinated Trigger Event": A Group I Subordinated Trigger Event or a Group II Subordinated Trigger Event, as the case may be.

     "Subsequent Cut-Off Date": The close of business on the first day of the month in which a Qualified Replacement Mortgage or a Subsequent Mortgage Loan is transferred and assigned to the Trust.

     "Subsequent Mortgage Loans": The Mortgage Loans sold to the Trust after the Startup Day pursuant to a fixed price contract for inclusion in Group I or Group II pursuant to Section 3.07 hereof, which shall be listed on the Schedule of Mortgage Loans attached to a Subsequent Transfer Agreement.

     "Subsequent Transfer Agreement": Each Subsequent Transfer Agreement dated as of a Subsequent Transfer Date executed by the Trustee, the Depositor and the Seller substantially in the form of Exhibit C hereto, by which Subsequent Mortgage Loans are sold and assigned to the Trust.

     "Subsequent Transfer Date": With respect to Subsequent Mortgage Loans, the date specified in each Subsequent Transfer Agreement, and with respect to a Qualified Replacement Mortgage, the date upon which a conveyance of such Qualified Replacement Mortgage to the Trust is effective.

     "Subservicer": Any Person with whom a Servicer has entered into a subservicing agreement and who satisfies all requirements set forth in Section
8.03 hereof in respect of the qualification of a subservicer.

     "Subservicing Agreement": The written contract between a Servicer and any Subservicer relating to servicing and/or administration of certain Mortgage Loans as permitted by Section 8.03.

     "Substitution Amount": As defined in Section 3.03 hereof.

     "Tax Matters Certificate": The Class R Certificate, initially issued to The Bank of New York as the initial Tax Matters Person.

     "Tax  Matters  Person":  The Person  appointed  for the Trust  pursuant  to
Section 11.18 hereof to act as the Tax Matters Person under the Code.

     "Tax Matters Person Residual Interest": The 0.001% interest in the Class R Certificates, which shall be issued to and held by The Bank of New York throughout the term hereof unless another Person shall accept an assignment of such interest and the designation of Tax Matters Person pursuant to Section
11.18 hereof.

     "Telerate Page 3750": The display designated as page "3750" on the Dow Jones Telerate Capital Markets Report (or such other page as may replace page 3750 on that report for the purpose of displaying London interbank offered rates of major banks).

     "Termination Date Pass-Through Rate": A rate equal to the sum of (a)(i) the Group I Weighted Average Pass-Through Rate in the case of Mortgage Loans in Group I or (ii) the Group II Weighted Average Pass-Through Rate in the case of Mortgage Loans in Group II, plus (b) any portion of the Trustee Fee (calculated as an annual rate based on the outstanding principal amount of the related Certificates) then accrued and outstanding.

     "Termination Notice": As defined in Section 9.03(a) hereof.

     "Termination Price": As defined in Section 9.02(b) hereof.

     "Transfer Agreements": The agreements listed on Schedule III hereto as such agreements are at any time amended, modified and supplemented and in effect at such time.

     "Trust": AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2, the trust created under this Agreement.

     "Trust Estate": As defined in the conveyance clause under this Agreement.

     "Trustee": The Bank of New York, a New York banking corporation, the Corporate Trust Office of which is located on the date of execution of this Agreement at 101 Barclay Street, New York, New York 10286, Attn: Structured
Finance/MBS, not in its individual capacity but solely as Trustee under this Agreement, and any successor hereunder.

     "Trustee Fee": The fee, if any, set out in a side letter between the Seller and the Trustee.

     "Underwriters": Prudential Securities Incorporated, Credit Suisse First Boston and Morgan Stanley & Co. Incorporated.

     "Unpaid Realized Loss Amount": For any Class of the Subordinate Certificates and as to any Payment Date, the excess of (x) the aggregate cumulative amount of related Applied Realized Loss Amounts with respect to such Class for all prior Payment Dates over (y) the aggregate, cumulative amount of related Realized Loss Amortization Amounts with respect to such Class for all prior Payment Dates.

     Section 1.02 Use of Words and Phrases.

     "Herein", "hereby", "hereunder", "hereof", "hereinbefore", "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular section of this Agreement in which any such word is used. The definitions set forth in Section 1.01 hereof include both the singular and the plural. Whenever used in this Agreement, any pronoun shall be deemed to include both singular and plural and to cover all genders.

     Section 1.03 Captions; Table of Contents.

     The captions or headings in this Agreement and the Table of Contents are for convenience only and in no way define, limit or describe the scope and intent of any provisions of this Agreement.

     Section 1.04 Opinions.

     Each opinion with respect to the validity, binding nature and enforceability of documents or Certificates may be qualified to the extent that the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law) and may state that no opinion is expressed on the availability of the remedy of specific enforcement, injunctive relief or any other equitable remedy. Any opinion required to be furnished by any Person hereunder must be delivered by counsel upon whose opinion the addressee of such opinion may reasonably rely, and such opinion may state that it is given in reasonable reliance upon an opinion of another, a copy of which must be attached, concerning the laws of a foreign jurisdiction.

                                END OF ARTICLE I

                                   ARTICLE II

                   ESTABLISHMENT AND ORGANIZATION OF THE TRUST

     Section 2.01 Establishment of the Trust.

     The parties hereto (excluding the Servicers) do hereby create and establish, pursuant to the laws of the State of New York and this Agreement, the Trust, which, for convenience, shall be known as "AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2".

     Section 2.02 Office.

     The office of the Trust shall be in care of the Trustee, addressed to 101 Barclay Street, New York, New York 10286, Attention: Structured Finance/MBS, or at such other address as the Trustee may designate by notice to the Depositor, the Seller, the Servicers and the Owners.

     Section 2.03 Purposes and Powers.

     The purpose of the Trust is to engage in the following activities and only such activities: (i) the issuance of the Certificates and the acquiring, owning, holding and disposing of Mortgage Loans and the Trust Estate in connection therewith; (ii) activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith, including the investment of moneys in accordance with this Agreement; and (iii) such other activities as may be required in connection with conservation of the Trust Estate and distributions to the Owners; provided, however, that nothing contained herein shall permit the Trustee to take any action which would adversely affect the REMIC Estate's status as a REMIC.

     Section 2.04 Appointment of the Trustee; Declaration of Trust.

     The Depositor hereby appoints the Trustee as trustee of the Trust effective as of the Startup Day, to have all the rights, powers and duties set forth herein. The Trustee hereby acknowledges and accepts such appointment, represents and warrants its eligibility as of the Startup Day to serve as Trustee pursuant to Section 10.08 hereof and declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the benefit of the Owners.

     Section 2.05 Expenses of the Trust.

     The expenses of the Trust, including (i) the fees of the Trustee and (ii) any reasonable expenses of the Trustee that are "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G-1(b)(3), shall be paid pursuant to Section 7.03(c) and (d). The Seller shall pay directly the reasonable fees and expenses of counsel to the Trustee pursuant to a fee letter between the Seller and the Trustee. The reasonable fees and expenses of the Trustee's counsel in connection with the review and delivery of this Agreement and related documentation shall be paid by the Seller on the Startup Day.

     Section 2.06 Ownership of the Trust.

     On the Startup Day the ownership interests in the Trust shall be transferred as set forth in Section 4.02 hereof, such transfer to be evidenced by sale of the Certificates as described therein. Thereafter, transfer of any ownership interest shall be governed by Sections 5.04 and 5.08 hereof.

     Section 2.07 Situs of the Trust.

     It is the intention of the parties hereto that the situs of the Trust shall be in the State of New York; provided that it is understood that the Files may be held by the Custodian on behalf of the Trustee outside the State of New York.

     Section 2.08 Miscellaneous REMIC Provisions.

     (a) The beneficial ownership interest in the REMIC Estate shall be evidenced by the interests having the characteristics and terms as follows, including for federal income tax purposes the month in which the Final Scheduled Payment Dates occur:

                                                              Month and Year of
                                      Initial                 Final Scheduled
Class Designation                     Balance                 Payment Dates
-----------------                     -------                 -------------

Class A-1                           $48,800,000               September 2008
Class A-2                           45,500,000                May 2013
Class A-3                           68,100,000                December 2020
Class A-4                           27,900,000                March 2023
Class A-5                           21,300,000                July 2024
Class A-6                           14,900,000                June 2025
Class A-7                           36,975,000                July 2027
Class A-8                           28,900,000                July 2027
Class A-9                           334,757,000               July 2027
Class M-1F                          12,487,000                July 2027
Class M-1A                          25,438,000                July 2027
Class M-2F                          18,315,000                July 2027
Class M-2A                          24,420,000                July 2027
Class B-1F                          10,823,000                July 2027
Class B-1A                          22,385,000                July 2027
Class C                                 (1)                   July 2027
Class R                                 (1)                   July 2027
Class S                                 (1)                   July 2027

----------
(1)  No Certificate Principal Balance.

     (b) The Depositor hereby designates the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1F, Class M-1A, Class M-2F, Class M-2A, Class B-1F, Class B-1A, Class C and Class S Certificates as "regular interests," and the Class R Certificates as the single class of "residual interests" in the REMIC Estate for purposes of the REMIC Provisions.

     (c) The Startup Day is hereby designated as the "startup day" of the REMIC Estate within the meaning of Section 860G(a)(9) of the Code.

     (d) The Owner of the Tax Matters Person Residual Interest in the REMIC Estate is hereby designated as Tax Matters Person with respect to the REMIC Estate.

     (e) The Trust and the REMIC Estate shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

     (f) The Trustee shall cause the REMIC Estate to elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of the Trust shall be resolved in a manner that preserves the validity of such election to be treated as a REMIC.

     (g) The Trustee shall provide to the Internal Revenue Service and to the person described in Section 860(E)(e)(3) and (6) of the Code the information described in Treasury Regulation Section 1.860D-1(b)(5)(ii), or any successor regulation thereto with respect to the REMIC Estate. Such information will be provided in the manner described in Treasury Regulation Section 1.860E-2(a)(5), or any successor regulation thereto.

                               END OF ARTICLE II

                                   ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS
                 OF THE DEPOSITOR, THE SERVICERS AND THE SELLER;
                   COVENANT OF SELLER TO CONVEY MORTGAGE LOANS

     Section 3.01 Representations and Warranties of the Depositor.

     The Depositor hereby represents, warrants and covenants to the Trustee, the Seller, the Servicers and the Owners that as of the Startup Day:

     (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Depositor has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under the Operative Documents to which it is a party.

     (b) The execution and delivery by the Depositor and its performance and compliance with the terms of the Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Depositor and will not violate the Depositor's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which the Depositor is a party or by which the Depositor is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Depositor or any of its properties.

     (c) Each Operative Document to which the Depositor is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitutes a valid, legal and binding obligation of the Depositor, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

     (d) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the condition (financial or other) or operations of the Depositor or its properties or the consequences of which would materially and adversely affect its performance hereunder and under the Operative Documents to which the Depositor is a party.

     (e) No litigation is pending with respect to which the Depositor has received service of process or, to the best of the Depositor's knowledge, threatened against the Depositor, which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Depositor or its properties or might have consequences that would materially and adversely affect its performance hereunder and under the other Operative Documents to which the Depositor is a party.

     (f) No certificate of an officer, statement furnished in writing or report delivered, or to be delivered, pursuant to the terms hereof by the Depositor contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the certificate, statement or report not misleading.

     (g) The statements contained in the Registration Statement which describe the Depositor or matters or activities for which the Depositor is responsible in accordance with the Operative Documents or which are attributable to the Depositor therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Registration Statement does not contain any untrue statement of a material fact required to be stated therein or omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Depositor that materially adversely affects or in the future may (so far as the Depositor can now reasonably foresee) materially adversely affect the Depositor or the Mortgage Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement.

     (h) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Depositor makes no such representation or warranty), that are necessary or advisable in connection with the acquisition by the Depositor of the Mortgage Loans, the conveyance by the Depositor of the Mortgage Loans, the purchase and sale of the Certificates and the execution, delivery and performance by the Depositor of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by the Operative Documents on the part of the Depositor and the performance by the Depositor of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

     (i) The transactions contemplated by the Operative Documents are in the ordinary course of business of the Depositor.

     (j) The Depositor is not insolvent, nor will it be made insolvent by the transfer of the Mortgage Loans, nor is the Depositor aware of any pending insolvency.

     (k) The transfer, assignment and conveyance of the Notes and the Mortgages by the Depositor hereunder are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

     It is understood and agreed that the representations and warranties set forth in this Section 3.01 shall survive delivery of the respective Mortgage Loans to the Trustee.

     Section 3.02 Representations and Warranties of the Servicers.

     (i) Each Servicer hereby represents and warrants to the Trustee, the Depositor, the Seller and the Owners, as to itself and its Mortgage Loan Servicing Group only, that as of the Startup Day:

          (a) It is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, is in compliance with the laws of each state in which any Property is located to the extent necessary to enable it to perform its obligations hereunder and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. Such Servicer has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under the Operative Documents to which it is a party.

          (b) The execution and delivery of the Operative Documents to which such Servicer is a party by such Servicer and its performance and compliance with the terms thereof have been duly authorized by all necessary corporate action on the part of such Servicer and will not violate such Servicer's articles or certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which such Servicer is a party or by which such Servicer is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over such Servicer or any of its properties.

          (c) Each Operative Document to which such Servicer is a party, assuming due authorization, execution and delivery by the other parties thereto, constitutes a valid, legal and binding obligation of such Servicer, enforceable against it in accordance with the terms thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

          (d) Such Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which would materially and adversely affect the condition (financial or otherwise) or operations of such Servicer or its properties or would materially and adversely affect its performance hereunder.

          (e) No litigation is pending with respect to which such Servicer has received service of process or, to the best of such Servicer's knowledge, threatened against such Servicer which litigation would prohibit its entering into the Operative Documents to which such Servicer is a party or would materially and adversely affect the condition (financial or otherwise) or operations of such Servicer or its properties or would materially and adversely affect its performance hereunder and under the other Operative Documents to which such Servicer is a party.

          (f) No certificate of an officer, statement furnished in writing or report delivered pursuant to the terms hereof by such Servicer contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

          (g) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc.

under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which such Servicer makes no such representation or warranty), that are necessary or advisable in connection with the execution, delivery and performance by such Servicer of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by such Operative Documents on the part of such Servicer and the performance by such Servicer of its obligations under such Operative Documents to which it is a party.

          (h) The collection practices used by such Servicer with respect to the Mortgage Loans serviced by it have been, in all material respects, legal, proper, prudent and customary in the mortgage servicing business.

          (i) The transactions contemplated by this Agreement are in the ordinary course of business of such Servicer.

     It is understood and agreed that the representations and warranties set forth in this Section 3.02 shall survive delivery of the Mortgage Loans to the Trustee.

     (ii) Upon discovery by any of the Seller, a Servicer, the Depositor or the Trustee (each, for purposes of this paragraph, a "party") of a breach of any of the representations and warranties set forth in this Section 3.02 which materially and adversely affects the interests of the Owners, the party discovering such breach shall give prompt written notice to the other parties (provided that one Servicer need not give such notice to the other Servicers). Within 60 days of its discovery or its receipt of notice of such breach, the related Servicer shall (A) cure such breach in all material respects, (B) to the extent such breach can only be cured through repurchase or substitution of one or more Mortgage Loans, the Servicer (other than Advanta) may so repurchase or substitute in the manner set forth in Section 3.04(b), and (C) to the extent that such breach is not cured in accordance with clause (A) or (B) above, the related Servicer may thereafter be removed pursuant to Section 8.20(a)(iv) hereof; provided, however, that if such Servicer can establish to the reasonable satisfaction of the Seller that it is diligently pursuing remedial action, then the cure period may be extended with the written approval of the Seller, which such written approval shall not be unreasonably withheld.

     Section 3.03 Representations and Warranties of the Seller.

     The Seller hereby represents, warrants and covenants to the Trustee, the Depositor, the Servicers and the Owners as of the Startup Day as follows:

     (a) The Seller is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is in good standing as a foreign corporation in each jurisdiction in which the nature of its business, or the properties owned or leased by it make such qualification necessary. The Seller has all requisite corporate power and authority to own and operate its properties, to carry out its business as presently conducted and as proposed to be conducted and to enter into and discharge its obligations under the Operative Documents to which it is a party.

     (b) The execution and delivery by the Seller and its performance and compliance with the terms of the Operative Documents to which it is a party have been duly authorized by all necessary corporate action on the part of the Seller and will not violate the Seller's certificate of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material contract, agreement or other instrument to which the Seller is a party or by which the Seller is bound or violate any statute or any order, rule or regulation of any court, governmental agency or body or other tribunal having jurisdiction over the Seller or any of its properties.

     (c) Each Operative Document to which the Seller is a party, assuming due authorization, execution and delivery by the other parties hereto and thereto, constitutes a valid, legal and binding obligation of the Seller, enforceable against it in accordance with the terms hereof and thereof, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law).

     (d) The Seller is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would materially and adversely affect the condition (financial or other) or operations of the Seller or its properties or the consequences of which would materially and adversely affect its performance under the Operative Documents to which the Seller is a party.

     (e) No litigation is pending with respect to which the Seller has received service of process or, to the best of the Seller's knowledge, threatened against the Seller, which litigation might have consequences that would prohibit its entering into this Agreement or any other Operative Documents to which it is a party or that would materially and adversely affect the condition (financial or otherwise) or operations of the Seller or its properties or might have consequences that would materially and adversely affect its performance under the Operative Documents to which the Seller is a party.

     (f) No certificate of an officer, statement furnished in writing or report delivered or to be delivered pursuant to the terms hereof by the Seller contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the certificate, statement or report not misleading.

     (g) The statements contained in the Registration Statement which describe the Seller or matters or activities for which the Seller is responsible in accordance with the Operative Documents or which are attributable to the Seller therein are true and correct in all material respects, and the Registration Statement does not contain any untrue statement of a material fact with respect to the Seller required to be stated therein or necessary to make the statements contained therein with respect to the Seller, in light of the circumstances under which they were made, not misleading. There is no fact known to the Seller that materially adversely affects or in the future may (so far as the Seller can now reasonably foresee) materially adversely affect the Seller or the Mortgage Loans or the ownership interests therein represented by the Certificates that has not been set forth in the Registration Statement.

     (h) Upon the receipt of each Mortgage Loan (including the related Note) and other items of the Trust Estate by the Trustee under this Agreement, the Trust will have good title to such Mortgage Loan (including the related Note) and such other items of the Trust Estate free and clear of any lien, charge, mortgage, encumbrance or rights of others.

     (i) All actions, approvals, consents, waivers, exemptions, variances, franchises, orders, permits, authorizations, rights and licenses required to be taken, given or obtained, as the case may be, by or from any federal, state or other governmental authority or agency (other than any such actions, approvals, etc. under any state securities laws, real estate syndication or "Blue Sky" statutes, as to which the Seller makes no such representation or warranty), that are necessary or advisable in connection with the purchase and sale of the Certificates and the execution, delivery and performance by the Seller of the Operative Documents to which it is a party, have been duly taken, given or obtained, as the case may be, are in full force and effect on the date hereof, are not subject to any pending proceedings or appeals (administrative, judicial or otherwise) and either the time within which any appeal therefrom may be taken or review thereof may be obtained has expired or no review thereof may be obtained or appeal therefrom taken, and are adequate to authorize the consummation of the transactions contemplated by the other Operative Documents on the part of the Seller and the performance by the Seller of its obligations under this Agreement and such of the other Operative Documents to which it is a party.

     (j) The transactions contemplated by the Operative Documents are in the ordinary course of business of the Seller.

     (k) The Seller is not insolvent, nor will it be made insolvent by the transfer of the Mortgage Loans, nor is the Seller aware of any pending insolvency.

     (l) The transfer, assignment and conveyance of the Notes and the Mortgages by the Seller hereunder are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

     (m) The Seller is not aware of a default by an Originator under any Operative Document or that any Mortgage Loan breaches any representation or warranty in a Transfer Agreement that as of the Startup Date is not subject to cure.

     It is understood and agreed that the representations and warranties set forth in this Section 3.03 shall survive delivery of the respective Mortgage Loans to the Trustee.

     Upon discovery by any of the Servicers, the Depositor, the Seller or the Trustee (each, for purposes of this paragraph, a "party") of a breach of any of the representations and warranties set forth in this Section 3.03 which materially and adversely affects the interests of the Owners, the party discovering such breach shall give prompt written notice to the other parties. The Seller hereby covenants and agrees that within 60 days of its discovery or its receipt of notice of breach, it shall cure such breach in all material respects or, with respect to a breach of clause (h) above, it shall itself, or if the related Originator or other party to the related Transfer Agreement causes such breach, such party shall on the Monthly Remittance Date next succeeding such discovery or receipt of notice (i) within two years of the Startup Day, substitute in lieu of any Mortgage Loan not in compliance with clause (h) a Qualified Replacement Mortgage and, if the outstanding principal amount of such Qualified Replacement Mortgage as of the applicable Subsequent Cut-Off Date is less than the Loan Balance of such Mortgage Loan as of such Subsequent Cut-Off Date, deliver an amount equal to such difference together with the aggregate amount of (A) all unreimbursed Delinquency Advances and Servicing Advances theretofore made with respect to such Mortgage Loan and (B) the interest portion of any Delinquency Advances which the related Servicer has theretofore failed to remit with respect to such Mortgage Loan (a "Substitution Amount") to the related Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan from the Trust at the Loan Purchase Price, which purchase price shall be delivered to the related Servicer for deposit in the Principal and Interest Account. Notwithstanding any provision of this Agreement to the contrary, with respect to any Mortgage Loan which is not in default or as to which no default is imminent, no repurchase or substitution pursuant hereto shall be made unless the related Originator or the Seller obtains for the Trustee an opinion of counsel experienced in federal income tax matters to the effect that such a repurchase or substitution would not constitute a Prohibited Transaction for the REMIC Estate or otherwise subject the REMIC Estate to tax and would not jeopardize the status of the REMIC Estate as a REMIC (a "REMIC Opinion") addressed to the Servicers and the Trustee and acceptable to the Servicers and the Trustee. Any Mortgage Loan as to which repurchase or substitution was delayed pursuant to this Section because of the inability to deliver a REMIC Opinion shall be repurchased or substituted for (subject to compliance with Sections 3.03, 3.04 or 3.06, as the case may be) upon the earlier of (a) the occurrence of a default or imminent default with respect to such Mortgage Loan and (b) receipt by the Trustee of a REMIC Opinion.

     Section 3.04 Covenants of Seller to Take Certain Actions with Respect to the Mortgage Loans In Certain Situations.

(a) Other than the Seller's right to recapture any premium paid by it in connection with its purchase of Mortgage Loans, the Seller hereby assigns to the Depositor, who assigns to the Trustee for the benefit of the Owners all of its right, title and interest under each Transfer Agreement applicable to the Mortgage Loans but none of its obligations thereunder. Insofar as such Transfer Agreement provides for representations and warranties made by the related Originator or another party who has sold loans to the Seller in respect of a Mortgage Loan and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced against such Originator directly by the Seller, the Depositor, the related Servicer or the Trustee on behalf of the Owners; provided, that the Trustee must enforce such remedies if such other parties do not so enforce such remedies. Upon the discovery by the Seller, the Depositor, a Servicer or the Trustee of a breach of any of the representations and warranties made in a Transfer Agreement in respect of any Mortgage Loan, without regard to any limitation set forth in such representation or warranty concerning the knowledge of the related Originator or another party who has sold loans to the Seller as to the facts stated therein, which materially and adversely affects the interests of the Owners in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

     A breach of any representation or warranty (x) relating to marketability of title sufficient to transfer unencumbered title to a Mortgage Loan set forth in each Transfer Agreement, (y) relating to enforceability of the Mortgage Loan against the related Mortgagor or Property set forth in each Transfer Agreement or (z) the status of such Mortgage Loan as a "qualified mortgage" under Section 860G(a)(3) of the Code, is a priori the breach of a representation or warranty which "materially and adversely affects the interests of the Owners" in such Mortgage Loan; provided that the related Originator shall nevertheless have the opportunity to cure, substitute or repurchase in accordance with the applicable Transfer Agreement and this Agreement.

     (b) Upon the earliest to occur of the Seller's discovery, its receipt of notice of breach of a representation and warranty given by an Originator from any one of the other parties hereto or such time as a breach of any representation and warranty materially and adversely affects the interests of the Owners as set forth above, the Seller hereby covenants and warrants that it shall promptly request that the related Originator cure such breach in all material respects or, if such breach is not cured, the Seller shall request that the related Originator, subject to the further requirements of this paragraph and within the time period specified in the related Transfer Agreement (but in any case for a Mortgage Loan that is not a "qualified mortgage", within 90 days of discovery thereof) (i) within two years of the Startup Day, substitute in lieu of each Mortgage Loan which has given rise to the requirement for action a Qualified Replacement Mortgage and deliver the Substitution Amount applicable thereto, to the related Servicer for deposit related Principal and Interest Account or (ii) purchase such Mortgage Loan from the Trust at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the related Servicer for deposit in the related Principal and Interest Account by the related Originator. In connection with any such proposed purchase or substitution, the Seller may request the Originator at such party's expense to cause to be delivered to the Trustee or may itself deliver to the related Servicer and the Trustee an opinion of counsel experienced in federal income tax matters stating whether or not such a proposed purchase or substitution would constitute a Prohibited Transaction for the Trust or would jeopardize the status of the Trust as a REMIC, and the related Originator shall only be required to take either such action to the extent such action would not constitute a Prohibited Transaction for the Trust or would not jeopardize the status of the Trust as a REMIC. Any required purchase or substitution, if delayed by the absence of such opinion, shall nonetheless occur upon the earlier of (i) the occurrence of a default or imminent default with respect to the Mortgage Loan or (ii) the delivery of such opinion by the Seller at the related Originator's expense or by the related Originator. Any repurchase or substitution shall occur prior to the related Monthly Remittance Date and the related Originator shall provide the related Servicer with written notice no less than five Business Days in advance of such repurchase or substitution. It is understood and agreed that the obligation of the related Originator to cure the defect, or substitute for or purchase any Mortgage Loan as to which a representation or warranty is untrue in any material respect and has not been remedied shall constitute the sole remedy available to the Owners, the Seller, the Depositor and the Trustee.

     (c) In the event that any Qualified Replacement Mortgage is delivered by an Originator to the Trust pursuant to this Section 3.04 or Section 3.06 hereof, the Seller shall cause the related Originator to take the actions described in
Section 3.04(b) with respect to such Qualified Replacement Mortgage upon the discovery by any of the Owners, the Seller, a Servicer or the Trustee that the representations and warranties set forth in the related Transfer Agreement or in
Section 3.03 above, are untrue in any material respect on the date such Qualified Replacement Mortgage is conveyed to the Trust such that the interests of the Owners in the related Qualified Replacement Mortgage are materially and adversely affected; provided, however, that for the purposes of this subsection
(c) the representations and warranties in the related Transfer Agreement or as set forth in Section 3.3 above referring to items "as of the Cut-Off Date" or "as of the Startup Day" shall be deemed to refer to such items as of the related Subsequent Cut-Off Date.

     (d) Any of the foregoing obligations set forth in subsection (b) or (c) applicable to any Originator (other than Option One and Ameriquest) will be required to be performed by the Seller if the related Originator defaults in performing the obligation and such default remains unremedied for 30 days.

     (e) It is  understood  and  agreed  that the  covenants  set  forth in this
Section 3.04 shall survive delivery of the respective Mortgage Loans (including Qualified Replacement Mortgages) to the Trustee.

     (f) The Trustee and the Servicers (in their capacities as Servicers) shall have no duty to conduct any affirmative investigation other than as specifically set forth in this Agreement as to the occurrence of any condition requiring the repurchase or substitution of any Mortgage Loan pursuant to this Section or the eligibility of any Mortgage Loan for purposes of this Agreement.

     Section 3.05 Conveyance of the Mortgage Loans, Subsequent Mortgage Loans and Qualified Replacement Mortgages.

     (a) On the Startup Day the Seller, concurrently with the execution and delivery hereof, hereby transfers, assigns, sets over and otherwise conveys without recourse to the Depositor and the Depositor, concurrently with the execution and delivery hereof, transfers, assigns, sets over and otherwise conveys without recourse, to the Trustee for the benefit of the Owners, all of their respective right, title and interest in and to the Trust Estate; provided, however, that the Seller reserves and retains all of its right, title and interest in and to principal (including Prepayments collected) and interest due on each Initial Mortgage Loan on or prior to the Cut-Off Date. The transfer by the Depositor of the Initial Mortgage Loans set forth on the

Schedule of Mortgage Loans to the Trustee is absolute and is intended by the Owners and all parties hereto to be treated as a sale by the Depositor.

     It is intended that the sale, transfer, assignment and conveyance herein contemplated constitute a sale of the Initial Mortgage Loans conveying good title thereto free and clear of any liens and encumbrances from the Seller to the Depositor and from the Depositor to the Trust and that the Initial Mortgage Loans not be part of the Depositor's or the Seller's estate in the event of insolvency. In the event that either such conveyance or a conveyance of a Qualified Replacement Mortgage or a conveyance pursuant to Section 3.07 and any Subsequent Transfer Agreement is deemed to be a loan, the parties intend that the Seller shall be deemed to have granted to the Depositor and the Depositor shall be deemed to have granted to the Trustee a security interest in the Trust Estate, and that this Agreement shall constitute a security agreement under applicable law.

     In connection with such sale, transfer, assignment, and conveyance from the Seller to the Depositor, the Seller has filed, in the appropriate office or offices in the States of Texas and Delaware, a UCC-1 financing statement executed by the Seller as debtor, naming the Depositor as secured party and listing the Initial Mortgage Loans and the other property (including any Qualified Replacement Mortgage) described above as collateral and on or prior to each Subsequent Transfer Date the Seller will file in such offices a UCC-1 financing statement listing the Subsequent Mortgage Loans so transferred as collateral. The characterization of the Seller as a debtor and the Depositor as the secured party on such financing statements is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale of the Seller's entire right, title and interest in the Trust Estate. In connection with such filing, the Seller agrees that it shall cause to be filed all necessary continuation statements thereof and to take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Trustee's and the Owners' interest in the Trust Estate.

     In connection with such sale, transfer, assignment, and conveyance, from the Depositor to the Trustee, the Depositor has filed, in the appropriate office or offices in the States of Texas and Delaware, a UCC-1 financing statement executed by the Depositor as debtor, naming the Trustee as secured party and listing the Initial Mortgage Loans and the other property (including any Qualified Replacement Mortgage) described above as collateral and on or prior to each Subsequent Transfer Date the Depositor will file in such offices a similar UCC-1 financing statement listing the Subsequent Mortgage Loans so transferred as collateral. The characterization of the Depositor as a debtor and the Trustee as the secured party in such financing statements is solely for protective purposes and shall in no way be construed as being contrary to the intent of the parties that this transaction be treated as a sale of the Depositor's entire right, title and interest in the Trust Estate. In connection with such filing, the Depositor agrees that it shall cause to be filed all necessary continuation statements thereof and to take or cause to be taken such actions and execute such documents as are necessary to perfect and protect the Trustee's and the Owners' interest in the Trust Estate.

     (b) In connection with the transfer and assignment of the Initial Mortgage Loans and prior to each Subsequent Transfer Date with respect to the Qualified Replacement Mortgage or Subsequent Mortgage Loan, the Depositor agrees to:

          (i) deliver without recourse to the Custodian, on behalf of the Trustee, on the Startup Day with respect to each Initial Mortgage Loan or on each Subsequent Transfer Date with respect to the Qualified Replacement Mortgage or Subsequent Mortgage Loans, (A) the original Notes endorsed in blank or to the order of the Trustee, (B) the original title insurance policy or any one of an original title binder, an original preliminary title report or an original title commitment or a copy of any of the foregoing certified by the issuer of the title insurance policy, or the attorney's opinion of title, (C) originals or certified copies of all intervening recorded assignments, showing a complete chain of title from origination to the Trustee, if any, with evidence of recording thereon, (D)
     originals   of  all
     assumption, modification, written assurance or substitution agreements, if any and (E) either: (1) the original Mortgage, with evidence of recording thereon, (2) a certified copy if such original Mortgage has not been returned by the applicable recording office, or (3) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

          (ii) cause the Custodian on behalf of the Trustee, within 60 days following the Startup Day with respect to the Initial Mortgage Loans or on each Subsequent Transfer Date with respect to the Qualified Replacement Mortgages or Subsequent Mortgage Loans to complete the assignments of the Mortgages to "The Bank of New York, as Trustee of AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 under the Pooling and Servicing Agreement dated as of June 1, 1997" to be submitted to the Seller for recording in the appropriate jurisdictions (unless the Originator is either Ameriquest or Option One, in which case either Long Beach or Option One shall so submit such assignments) for recording in the appropriate jurisdictions; provided, however, that the Depositor shall not be required to cause the Custodian to complete and cause the related Originator (if the Originator is either Ameriquest or Option One) or the Seller to record an assignment for any Mortgage with respect to a Property located in California or with respect to which the original recording information is lacking;

          (iii) if not delivered on the Startup Day, deliver the title insurance policy or title searches, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments, to the Custodian on behalf of the Trustee within 15 days of receipt thereof by the Depositor (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Depositor, within one year after the Startup Day with respect to the Initial Mortgage Loans or on each Subsequent Transfer Date with respect to the Qualified Replacement Mortgages or Subsequent Mortgage Loans); and

          (iv) furnish to the Trustee at the Depositor's expense, an opinion of counsel with respect to the sale and perfection of the Subsequent Mortgage Loans delivered to the Trust, corporate and enforceability matters and an opinion of counsel as to the tax consequences to the Trust, if any, resulting from the conveyance of Subsequent Mortgage Loans, each in form and substance satisfactory to the Trustee.

     Notwithstanding anything to the contrary contained in this Section 3.05, in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Depositor shall be deemed to have satisfied its obligations hereunder upon delivery to the Custodian on behalf of the Trustee of a copy of such Mortgage, such assignment or assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

     Copies of all Mortgage assignments received by the Custodian on behalf of the Trustee shall be retained in the related File.

     All recording required pursuant to this Section 3.05 shall be accomplished at the expense of the Seller.

     (c) In the case of Initial Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the Startup Day, the Depositor, in lieu of the foregoing, will deliver within six (6) days after the Startup Day to the Trustee a certification of an Authorized Officer in the form set forth in Exhibit D.

     (d) The Seller shall cause the related Originator, to transfer, assign, set over and otherwise convey without recourse, to the Trustee all right, title and interest of such party in and to any Qualified

Replacement Mortgage delivered to the Trustee on behalf of the Trust by such party pursuant to Section 3.03, 3.04 or 3.06 hereof and all such party's right, title and interest to principal and interest due on such Qualified Replacement Mortgage after the applicable Subsequent Cut-Off Date; provided, however, that such party shall reserve and retain all right, title and interest in and to payments of principal and interest due on such Qualified Replacement Mortgage on or prior to the applicable Subsequent Cut-Off Date.

     (e) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage therefor, the Trustee will transfer, assign, set over and otherwise convey without recourse or representation, to the party providing such Qualified Replacement Mortgage, all of its right, title and interest in and to such released Mortgage Loan and all the Trust's right, title and interest to principal and interest due on such released Mortgage Loan after the applicable Subsequent Cut-Off Date; provided, however, that the Trust shall reserve and retain all right, title and interest in and to payments of principal and interest due on such released Mortgage Loan on or prior to the applicable Subsequent Cut-Off Date.

     (f) In connection with any transfer and assignment of a Qualified Replacement Mortgage to the Depositor and then to the Trustee on behalf of the Trust, the Seller agrees to (i) deliver without recourse to the Trustee on the date of delivery of such Qualified Replacement Mortgage the original Note relating thereto, endorsed in blank or to the order of the Trustee, (ii) cause promptly to be recorded an assignment in the appropriate jurisdictions, (iii) deliver the original Qualified Replacement Mortgage and such recorded assignment, together with original or duly certified copies of any and all prior assignments, to the Trustee within 15 days of receipt thereof by the Seller (but in any event within 120 days after the date of conveyance of such Qualified Replacement Mortgage), (iv) deliver the title insurance policy, or where no such policy is required to be provided under Section 3.05(b)(i)(B), the other evidence of title in same required in Section 3.05(b)(i)(B) and (v) originals of all assumption, modification, written assurance or substitution agreements, if any.

     (g) As to each Mortgage Loan released from the Trust in connection with the conveyance of a Qualified Replacement Mortgage the Trustee shall cause the Custodian on behalf of the Trustee to deliver on the date of conveyance of such Qualified Replacement Mortgage to the party providing such Qualified Replacement Mortgage (i) the original Note relating thereto, endorsed without recourse or representation, to the Seller, (ii) the original Mortgage so released and all assignments relating thereto and (iii) such other documents as constituted the File with respect thereto.

     (h) If a Mortgage assignment is lost during the process of recording, or is returned from the recorder's office unrecorded due to a defect therein, the Seller shall prepare a substitute assignment or cure such defect, as the case may be, and thereafter cause each such assignment to be duly recorded.

     Section 3.06 Acceptance by Trustee; Certain Substitutions of Mortgage Loans; Certification by Trustee.

         (a) The Trustee agrees to cause the Custodian to execute and deliver on the Trustee's behalf on the Startup Day an acknowledgment of receipt of the items delivered by the Seller or the Depositor in the form attached as Exhibit E hereto, and declares that it will hold such documents and any amendments, replacement or supplements thereto, as well as any other assets included in the definition of Trust Estate and delivered to the Custodian on behalf of the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Owners. The Trustee agrees to cause the Custodian on the Trustee's behalf to review, for the benefit of the Owners, such items within 45 days after the Startup Day (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Subsequent Mortgage Loan or Qualified Replacement Mortgage, within 45 days after the Subsequent Transfer Date) and to deliver to the Depositor, the Seller and the related Servicer a certification in the form attached hereto as Exhibit F (a "Pool Certification") to the effect that, as to each Mortgage Loan listed in the Schedule of Mortgage Loans (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such Pool Certification as not covered by such Pool Certification), (i) all documents required to be delivered to it pursuant to Section 3.05(b)(i) of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth on items (1), (3) and (4) of the Schedule of Mortgage Loans accurately reflects the information set forth in the File. Neither the Trustee nor the Custodian shall have any responsibility for reviewing any File except as expressly provided in this subsection 3.06(a). Without limiting the effect of the preceding sentence, in reviewing any File, neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment is in proper form (except to determine if the Trustee is the assignee), whether any document (other than the assignments) has been recorded in accordance with the requirements of any applicable jurisdiction or whether a blanket assignment is permitted in any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded. Neither the Trustee nor the Custodian shall be under any duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall either the Trustee or the Custodian be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

     (b) If the Trustee or the Custodian on behalf of the Trustee during such 45-day period finds any document constituting a part of a File which is not executed, has not been received, or is unrelated to the Mortgage Loans identified in the Schedule of Mortgage Loans, or that any Mortgage Loan does not conform to the description thereof as set forth in the Schedule of Mortgage Loans, the Trustee shall promptly so notify the Depositor, the Seller, the related Servicer and the related Originator. In performing any such review, the Trustee and the Custodian on behalf of the Trustee may conclusively rely on the Seller as to the purported genuineness of any such document and any signature thereon. It is understood that the scope of the Trustee's and the Custodian's on behalf of the Trustee review of the items delivered by the Seller pursuant to
Section  3.05(b)(i) is limited solely to confirming that the documents listed in
Section 3.05(b)(i) have been executed and received, relate to the Files identified in the Schedule of Mortgage Loans and conform to the description thereof in the Schedule of Mortgage Loans. The Seller agrees to request that the related Originator use reasonable efforts to remedy a material defect in a document constituting part of a File of which it is so notified by the Trustee. If, however, within the time period specified in the related Transfer Agreement after the Trustee's notice to the related Originator respecting such defect the related Originator has not remedied the defect and the defect materially and adversely affects the interest in the related Mortgage Loan of the Owners, the Seller will request the related Originator to, within the time period set forth in the related Transfer Agreement, (i) substitute in lieu of such Mortgage Loan a Qualified Replacement Mortgage and deliver the Substitution Amount to the applicable Servicer for deposit in the Principal and Interest Account or (ii) purchase such Mortgage Loan at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be delivered to the applicable Servicer for deposit in the related Principal and Interest Account.

     (c) In addition to the foregoing, the Trustee also agrees to cause the Custodian to provide an updated report during the 12th month after the Startup Day indicating the current status of the exceptions previously indicated on the Pool Certification (the "Final Certification"). After delivery of the Final Certification, the Trustee shall provide to the Servicers no less frequently than monthly updated certifications indicating the then current status of exceptions, until all such exceptions have been eliminated.

     Section 3.07 Conveyance of the Subsequent Mortgage Loans.

     (a) Subject to the satisfaction of the conditions set forth in Section 3.05 and paragraphs (b) and (c) below in consideration of the Trustee's delivery on the relevant Subsequent Transfer Dates to or upon the order of the Depositor of all or a portion of the balance of funds in the Pre-Funding Account, the
Depositor shall on each Subsequent Transfer Date sell, transfer, assign, set over and otherwise convey without recourse, to the Trustee, all of the Depositor's right, title and interest in and to any and all benefits accruing to the Depositor from the Subsequent Mortgage Loans (other than any principal and interest payments due thereon on or prior to the relevant Subsequent Cut-Off
Date) which the Depositor will cause to be delivered to the Trustee therewith (and all substitutions therefor as provided by Sections 3.03, 3.04 and 3.06), together with the related Subsequent Mortgage Loan documents and the Depositor's interest in any Property and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing and proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Subsequent Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing). There shall be no more than three Subsequent Transfer Dates.

     The transfer of the Subsequent Mortgage Loans set forth on the Schedule of Mortgage Loans by the Seller to the Depositor and by the Depositor to the Trust shall be absolute and shall be intended by the Owners and all parties hereto to be treated as a sale by the Seller to the Depositor and by the Depositor to the Trust. Any Subsequent Mortgage Loan so transferred will be included in the related Mortgage Loan Group. The amount released from the Pre-Funding Account shall be one-hundred percent (100%) of the aggregate principal balances of the Subsequent Mortgage Loans so transferred. Upon the transfer by the Depositor of the Subsequent Mortgage Loans hereunder, such Subsequent Mortgage Loans (and all principal (including Prepayments collected) and interest due thereon subsequent to the Subsequent Cut-Off Date) and all other rights and interests with respect to such Subsequent Mortgage Loans transferred pursuant to a Subsequent Transfer Agreement shall be deemed for all purposes hereunder to be part of the Trust Estate. The Seller hereby covenants and agrees to use its best efforts to ensure that a sufficient amount of Subsequent Mortgage Loans will be transferred to the Depositor during the Funding Period to enable the Depositor to reduce the Pre-Funded Amount with respect to each Group to less than $100,000. The Depositor hereby covenants and agrees to use its best efforts to ensure that a sufficient amount of Subsequent Mortgage Loans will be transferred to the Trust during the Funding Period to reduce the Pre-Funded Amount with respect to each Group to less than $100,000.

     (b) The obligation of the Trustee to accept the transfer of the Subsequent Mortgage Loans and the other property and rights related thereto described in paragraph (a) above is subject to the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer Date:

          (i) the Depositor shall have provided the Trustee with an Addition Notice not less than ten (10) calendar days prior to the proposed Subsequent Transfer Date (unless the Trustee agrees to a shorter time period) and shall have provided any information reasonably requested by any of the foregoing with respect to the Subsequent Mortgage Loans;

          (ii) the Depositor shall have delivered to the Trustee a duly executed written assignment (including an acceptance by the Trustee) in substantially the form of Exhibit C, which shall include a Schedule of Mortgage Loans, listing the Subsequent Mortgage Loans and any other exhibits listed thereon;

          (iii) the Depositor shall have deposited in the applicable Principal and Interest Account all principal collected and interest accruing in respect of such Subsequent Mortgage Loans on or after the related Subsequent Cut-Off Date;

          (iv) as of each Subsequent Transfer Date, neither the Depositor nor the Seller was insolvent, nor will either of them be made insolvent by such transfer, nor is either of them aware of any pending insolvency;

          (v) the Funding Period for the related Group shall not have ended;

          (vi) the Depositor shall have delivered to the Trustee an Officer's Certificate confirming the satisfaction of each condition precedent specified in this paragraph (b) and in the related Subsequent Transfer Agreement; and

          (vii)  such  sale  will  not  result  in  a  materially   adverse  tax
     consequence to the Trust as evidenced by an Opinion of Counsel delivered to the Trustee by the Depositor at its own expense.

     (c) The obligation of the Trust to purchase Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to the following requirements, among others:
(i) the ratings on the Offered Certificates shall not have been downgraded by any Rating Agency; (ii) such Subsequent Mortgage Loan may not be 30 or more days contractually delinquent as of the related Subsequent Cut-Off Date; (iii) the remaining term to maturity of such Subsequent Mortgage Loan may not exceed 360 months; and (iv) following the purchase of all of the Subsequent Mortgage Loans by the Trust, the Subsequent Mortgage Loans, as a whole, (a) will have a weighted average Loan-to-Value Ratio of not more than 72% for Group I and 74% for Group II; (b) will have a weighted average gross margin for Group II that is not more than 25 basis points less than the weighted average gross margin for Group II as of the Cut-Off Date; (c) will have no more than 10% in the case of Group I and 15% in the case of Group II of such Subsequent Mortgage Loans with Loan-to-Value Ratios in excess of 80%; (d) will have no more than 70% in the case of Group I and 50% in the case of Group II with cash out refinancings; (e) in the case of Group II only, will not be comprised of more than 70% in the aggregate of 2/28 Loans and 3/27 Loans; (f) will have weighted average PAG codes of less than 2.5 in the case of the Group I and less than 2.7 in the case of Group II; (g) will include Subsequent Mortgage Loans classified as PAG IV or PAG V comprising not more than 16% of Group I and 19% of Group II; and (h) will have not more than 10.5% of Group I and 8% of Group II that are secured by non-owner occupied properties.

     (d) In connection with each Subsequent Transfer Date and on the Payment Dates occurring in July and August 1997 and on the Pre-Funding Payment Date, the Trustee shall determine: (i) the amount and correct dispositions of each of the Group I and Group II Capitalized Interest Requirements, Overfunded Interest Amounts, Pre-Funding Account Earnings and the Pre-Funded Amount and (ii) any other necessary matters in connection with the administration of the Pre-Funding Account and of the Capitalized Interest Account. In the event that any amounts are released as a result of an error in calculation to the Owners or Depositor from the Pre-Funding Account or from the Capitalized Interest Account, such Owners or the Depositor shall immediately repay such amounts to the Trustee.

                               END OF ARTICLE III

                                   ARTICLE IV

                        ISSUANCE AND SALE OF CERTIFICATES

     Section 4.01 Issuance of Certificates

     On the Startup Day, upon the Trustee's receipt from the Depositor of an executed Delivery Order in the form set forth as Exhibit G hereto, the Trustee shall authenticate and deliver the Certificates on behalf of the Trust.

     Section 4.02 Sale of Certificates.

     At 10 a.m., eastern time on the Startup Day (the "Closing"), at the offices of Arter & Hadden, 1801 K Street, N.W., Suite 400K, Washington, D.C. (or at such other location acceptable to the Seller), the Seller will sell and convey the Initial Mortgage Loans and the money, instruments and other property related thereto to the Depositor and the Depositor will sell and convey the Initial Mortgage Loans and the money, instruments and other property related thereto to the Trustee, and the Trustee will deliver (i) to the Underwriters the Offered Certificates with an aggregate Percentage Interest in each Class equal to 100%, registered in the name of Cede & Co., or in such other names as the Underwriters shall direct, against payment of the purchase price thereof by wire transfer of immediately available funds to the Trustee, (ii) to the initial purchasers thereof, Class S Certificates with a cumulative Percentage Interest equal to 100%, and (iii) to the respective registered owners thereof, a Class C Certificate with a Percentage Interest equal to 100% and a Class R Certificate with a Percentage Interest equal to 99.999%, registered in the names designated by the Depositor and the Tax Matters Person Residual Interest to the Trustee. The Depositor shall deliver to the Trustee on the Startup Day the letters required to be delivered by transferees of Class C, Class S and Class R Certificates pursuant to Section 5.08(b) and (c) hereof with respect to the initial purchasers of such Certificates.

     Upon the Trustee's receipt of the entire net proceeds of the sale of the Certificates the Depositor shall instruct the Trustee to deposit (a) an amount equal to the Original Pre-Funded Amount in the Pre-Funding Account and (b) an amount equal to $1,463,353.46 to the Capitalized Interest Account contributed by the Depositor out of such proceeds or otherwise. The Trustee shall then remit the entire balance of such net proceeds to the Depositor in accordance with instructions delivered by the Depositor.

                               END OF ARTICLE IV

                                    ARTICLE V

                     CERTIFICATES AND TRANSFER OF INTERESTS

     Section 5.01 Terms.

     (a) The Certificates are pass-through securities having the rights described therein and herein. Notwithstanding references herein or therein with respect to the Certificates as to "principal" and "interest" no debt of any Person is represented thereby, nor are the Certificates or the underlying Notes guaranteed by any Person (except that the Notes may be recourse to the Mortgagors thereof to the extent permitted by law). The Certificates are payable solely from payments received on or with respect to the Mortgage Loans (other than the Servicing Fees), money in the Principal and Interest Account, except as otherwise provided herein, money in the Pre-Funding Account and the Capitalized Interest Account, earnings and the proceeds of property held as a part of the Trust Estate. Each Certificate entitles the Owner thereof to receive monthly on each Payment Date, in order of priority of distributions with respect to such Class of Certificates as set forth in Section 7.03, a specified portion of such payments with respect to the Mortgage Loans, pro rata in accordance with such Owner's Percentage Interest.

     (b) Each Owner is required, and hereby agrees, to return to the Trustee any Certificate prior to receiving the final distribution due thereon. Any such Certificate as to which the Trustee has made the final distribution thereon shall be deemed cancelled and shall no longer be Outstanding for any purpose of this Agreement, whether or not such Certificate is ever returned to the Trustee.

     Section 5.02 Forms.

     The Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class A-8 Certificates, the Class A-9 Certificates, the Class M-1F Certificates, the Class M-1A Certificates, the Class M-2F Certificates, the Class M-2A Certificates, the Class B-1F Certificates, the Class B-1A Certificates, the Class C Certificates, the Class R Certificates and the Class S Certificates shall be in substantially the forms set forth in Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, B-1, B-2, B-3, B-4, B-5, B-6, B-7, B-8 and B-9 hereof, respectively, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the Depositor's judgment be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any applicable securities laws or as may, consistently herewith, be determined by the Authorized Officer of the Depositor executing such Certificates, as evidenced by his execution thereof.

     Section 5.03 Execution, Authentication and Delivery.

     Each Certificate shall be executed and authenticated on behalf of the Trust, by the manual or facsimile signature of one of the Trustee's Authorized Officers.

     Certificates bearing the manual signature of individuals who were at any time the proper officers of the Depositor shall, upon proper authentication by the Trustee, bind the Trust, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the execution and delivery of such Certificates or did not hold such offices at the date of authentication of such Certificates.

     The initial Certificates shall be dated as of the Startup Day and delivered at the Closing to the parties specified in Section 4.02 hereof. Subsequently issued Certificates will be dated as of the issuance of the Certificate.

     No Certificate shall be valid until executed and authenticated as set forth above.

     Section 5.04 Registration and Transfer of Certificates.

     (a) The Trustee shall cause to be kept a register (the "Register") in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and the registration of transfer of Certificates. The Trustee is hereby initially appointed Registrar for the purpose of registering Certificates and transfers of Certificates as herein provided. The Owners and the Trustee shall have the right to inspect the Register during the Trustee's normal hours and to obtain copies thereof, and the Trustee shall have the right to rely upon a certificate executed on behalf of the Registrar by an Authorized Officer thereof as to the names and addresses of the Owners of the Certificates and the principal amounts and numbers of such Certificates.

     If a Person other than the Trustee is appointed as Registrar by the Owners of a majority of the aggregate Percentage Interests represented by the Offered Certificates then Outstanding or, if there are no longer any Offered Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates, the Trustee will give the Owners prompt written notice of the appointment of such Registrar and of the location, and any change in the location, of the Register.

     (b) Subject to the provisions of Section 5.08 hereof, upon surrender for registration of transfer of any Certificate at the office designated as the location of the Register, upon the direction of the Registrar the Depositor shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like Class and in the aggregate principal amount or Percentage Interest of the Certificate so surrendered.

     (c) At the option of any Owner, Certificates of any Class owned by such Owner may be exchanged for other Certificates authorized of like Class and tenor and a like aggregate original principal amount or percentage interest and bearing numbers not contemporaneously Outstanding, upon surrender of the Certificates to be exchanged at the office designated as the location of the Register. Whenever any Certificate is so surrendered for exchange, upon the direction of the Registrar, the Depositor and the Trustee shall execute, authenticate and deliver the Certificate or Certificates which the Owner making the exchange is entitled to receive.

     (d) All Certificates issued upon any registration of transfer or exchange of Certificates shall be valid evidence of the same ownership interests in the Trust and entitled to the same benefits under this Agreement as the Certificates surrendered upon such registration of transfer or exchange.

     (e) Every Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by the Owner thereof or his attorney duly authorized in writing.

     (f) No service charge shall be made to an Owner for any registration of transfer or exchange of Certificates, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Certificates; any other expenses in connection with such transfer or exchange shall be an expense of the Trust.

     (g) It is intended that the Offered Certificates be registered so as to participate in a global book-entry system with the Depository, as set forth herein. Each Class of Offered Certificates shall, except as otherwise provided in Subsection (h), be initially issued in the form of a single fully registered Offered Certificate of such Class. Upon initial issuance, the ownership of each such Offered Certificate shall be registered in the Register in the name of Cede & Co., or any successor thereto, as nominee for the Depository.

     On the Startup Day, no Offered Certificates shall be issued in denominations of less than $1,000 except that one certificate in each class may be in an amount less than $1,000. The Class C Certificates, the Class R Certificates and Class S Certificates (other than the Tax Matters Person Residual Interest) will be issued in minimum percentage interests of 10%.

     The Depositor and the Trustee are hereby authorized to execute and deliver the Representation Letter with the Depository.

     With respect to the Offered Certificates registered in the Register in the name of Cede & Co., as nominee of the Depository, the Depositor, the Servicers, the Seller and the Trustee shall have no responsibility or obligation to Direct or Indirect Participants or beneficial owners for which the Depository holds Offered Certificates from time to time as a Depository. Without limiting the immediately preceding sentence, the Depositor, the Servicers, the Seller and the Trustee shall have no responsibility or obligation with respect to (i) the accuracy of the records of the Depository, Cede & Co., or any Direct or Indirect Participant with respect to the ownership interest in the Offered Certificates,
(ii) the delivery to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Offered Certificate as shown in the Register, of any notice with respect to the Offered Certificates or (iii) the payment to any Direct or Indirect Participant or any other Person, other than a registered Owner of a Offered Certificate as shown in the Register, of any amount with respect to any distribution of principal or interest on the Offered Certificates. No Person other than a registered Owner of a Offered Certificate as shown in the Register shall receive a certificate evidencing such Offered Certificate.

     Upon delivery by the Depository to the Trustee of written notice to the effect that the Depository has determined to substitute a new nominee in place of Cede & Co., and subject to the provisions hereof with respect to the payment of interest by the mailing of checks or drafts to the registered Owners of Offered Certificates appearing as registered Owners in the registration books maintained by the Trustee at the close of business on a Record Date, the name "Cede & Co." in this Agreement shall refer to such new nominee of the Depository.

     (h) In the event that (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Offered Certificates and the Depositor or the Trustee is unable to locate a qualified successor or (ii) the Depositor at its sole option elects to terminate the book-entry system through the Depository, the Offered Certificates shall no longer be restricted to being registered in the Register in the name of Cede & Co. (or a successor nominee) as nominee of the Depository. At that time, the Depositor may determine that the Offered Certificates shall be registered in the name of and deposited with a successor depository operating a global book-entry system, as may be acceptable to the Depositor and at the Depositor's expense, or such depository's agent or designee but, if the Depositor does not select such alternative global book-entry system, then the Offered Certificates may be registered in whatever name or names registered Owners of Offered Certificates transferring Offered Certificates shall designate, in accordance with the provisions hereof.

     (i) Notwithstanding any other provision of this Agreement to the contrary, so long as any Offered Certificate is registered in the name of Cede & Co., as nominee of the Depository, all distributions of principal or interest on such Offered Certificates and all notices with respect to such Offered Certificates shall be made and given, respectively, in the manner provided in the Representation Letter.

     Section 5.05 Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) in the case of any mutilated Certificate, such mutilated Certificate shall first be surrendered to the Trustee, and in the case of any destroyed, lost or stolen Certificate, there shall be first delivered to the Trustee such security or indemnity as may be reasonably required by it to hold the Trustee harmless, then, in the absence of notice to the Trustee or the Registrar that such Certificate has been acquired by a bona fide purchaser, the Depositor shall execute and the Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and aggregate principal amount, bearing a number not contemporaneously outstanding.

     Upon the issuance of any new Certificate under this Section, the Registrar or Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto; any other expenses in connection with such issuance shall be an expense of the Trust.

     Every new Certificate issued pursuant to this Section in exchange for or in lieu of any mutilated, destroyed, lost or stolen Certificate shall constitute evidence of a substitute interest in the Trust, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Certificates of the same Class duly issued hereunder and such mutilated, destroyed, lost or stolen Certificate shall not be valid for any purpose.

     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Certificates.

     Section 5.06 Persons Deemed Owners.

     The Trustee and any agent of the Trustee may treat the Person in whose name any Certificate is registered as the Owner of such Certificate for the purpose of receiving distributions with respect to such Certificate and for all other purposes whatsoever, and neither the Trustee nor any agent of the Trustee shall be affected by notice to the contrary.

     Section 5.07 Cancellation.

     All Certificates surrendered for registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. No Certificate shall be authenticated in lieu of or in exchange for any Certificate cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Certificates may be held by the Trustee in accordance with its standard retention policy.

     Section 5.08 Limitation on Transfer of Ownership Rights.

(a) No sale or other transfer of record or beneficial ownership or assignment of an interest in a Class R Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) shall be made to a Disqualified Organization or an agent of a Disqualified Organization. The transfer, sale or other disposition of a Class R Certificate (whether pursuant to a purchase, a transfer resulting from a default under a secured lending agreement or otherwise) to a Disqualified Organization shall be deemed to be of no legal force or effect whatsoever and such transferee shall not be deemed to be an Owner for any purpose hereunder, including, but not limited to, the receipt of distributions on such Class R Certificate. Furthermore, in no event shall the Trustee accept surrender for transfer, registration of transfer, or register the transfer, of any Class R Certificate nor authenticate and make available any new Class R Certificate unless the Trustee has received an affidavit from the proposed transferee in the form attached hereto as Exhibit I. Each holder of a Class R Certificate by his acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Section 5.08(a).

     (b) No other sale or other transfer of record or beneficial ownership of a Class C Certificate, a Class R Certificate, or a Class S Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities laws or is made in accordance with said Securities Act and laws. In the event such a transfer is to be made within three years from the Startup Day, (i) the Trustee or the Depositor shall require a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Depositor in the event that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Securities Act and laws or is being made pursuant to said Securities Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Estate or the Servicers and (ii) the Trustee shall require the transferee to execute an investment letter in substantially the form of Exhibit J hereto acceptable to and in form and substance satisfactory to the Seller certifying to the Trustee and the Seller the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Trust Estate or the Seller. The Owner of a Class C Certificate, Class R Certificate or Class S Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Servicers, the Depositor and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     (c) No transfer of a Class C Certificate or Class R Certificate shall be made unless the Trustee shall have received a representation letter in substantially the form of Exhibit J hereto from the transferee of such Class C Certificate or Class R Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of Employee Retirement Income Security Act ("ERISA") nor a plan or other arrangement subject to Section 406 of ERISA nor a plan or other arrangement subject to Section 4975 of the Code (collectively, a "Plan"), nor is acting on behalf of any Plan nor using the assets of any Plan to effect such transfer. Notwithstanding anything else to the contrary herein, any purported transfer of a Class C Certificate or Class R Certificate to or on behalf of any Plan shall be null and void and of no effect.

     (d) No sale or other transfer of any Offered Certificate may be made to the Depositor or the Seller or any Originator. No sale or other transfer of any Offered Certificate may be made to a Seller affiliate unless the Trustee shall have been furnished with an Opinion of Counsel acceptable to the Trustee experienced in federal bankruptcy matters to the effect that such sale or transfer would not adversely affect the character of the conveyance of the Mortgage Loans to the Trust as a sale. No sale or other transfer of the Class R Certificate issued to the Tax Matters Person appointed on the Startup Day may be transferred or sold to any Person, except to a person who accepts the appointment of Tax Matters Person pursuant to Section 11.18 hereof.

     (e) No transfer of a Class A Certificate or any interest therein shall be made to any Plan or to any entity using the assets of any Plan to effect such transfer prior to the time that the balance of the related Pre-Funding Account is reduced to zero.

     Section 5.09 Assignment of Rights.

     An Owner may pledge, encumber, hypothecate or assign all or any part of its right to receive distributions hereunder, but such pledge, encumbrance, hypothecation or assignment shall not constitute a transfer of an ownership interest sufficient to render the transferee an Owner of the Trust without compliance with the provisions of Section 5.04 and Section 5.08 hereof.

                                END OF ARTICLE V

                                   ARTICLE VI
                                    COVENANTS

     Section 6.01 Distributions.

     On each Payment Date, the Trustee will withdraw amounts from the related Account(s) and make the distributions with respect to the Certificates in accordance with the terms of the Certificates and this Agreement. Such distributions shall be made (i) by check or draft mailed on each Payment Date or
(ii) if requested by any Owner of (A) an Offered Certificate having an original principal balance of not less than $1,000,000 or (B) a Class C, a Class R or Class S Certificate having a Percentage Interest of not less than 10% in writing not later than five Business Days prior to the applicable Record Date (which request does not have to be repeated unless it has been withdrawn), to such Owner by wire transfer to an account within the United States designated no later than five Business Days prior to the related Record Date, made on each Payment Date, in each case to each Owner of record on the immediately preceding Record Date.

     Section 6.02 Money for Distributions to be Held in Trust; Withholding.

     (a) All payments of amounts due and payable with respect to any Certificate that are to be made from amounts withdrawn from the Certificate Account shall be made by and on behalf of the Trustee, and no amounts so withdrawn from the Certificate Account for payments of Certificates except as provided in this Section.

     (b) Whenever the Depositor has appointed one or more Paying Agents pursuant to Section 11.15 hereof, the Trustee will, on the Business Day immediately preceding each Payment Date, deposit with such Paying Agents in immediately available funds an aggregate sum sufficient to pay the amounts then becoming due (to the extent funds are then available for such purpose in the Certificate Account for the Class to which such amounts are due) such sum to be held in trust for the benefit of the Owners entitled thereto.

     (c) The Depositor may at any time direct any Paying Agent to pay to the Trustee all sums held in trust by such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     (d) The Depositor shall require each Paying Agent, including the Trustee on behalf of the Trust, to comply with all requirements of the Code and applicable state and local law with respect to the withholding from any distributions made by it to any Owner of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

     (e) Any money held by the Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Offered Certificate and Class S Certificate and remaining unclaimed by the Owner of such Certificate for the period then specified in the escheat laws of the State of New York after such amount has become due and payable shall be discharged from such trust and be paid to the Owners of the Class R Certificates; and the Owner of such Offered Certificate and Class S Certificate shall thereafter, as an unsecured general creditor, look only to the Owners of the Class R Certificates for payment thereof (but only to the extent of the amounts so paid to the Owners of the Class R Certificates) and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent before being required to make any such payment, may at the expense of the Trust cause to be published once, in the eastern edition of The Wall Street Journal, notice that such money remains unclaimed and that, after a date specified therein, which shall be not fewer than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be paid to the Owners of the

Class R Certificates. The Trustee shall, at the direction of the Depositor, also adopt and employ, at the expense of the Trust, any other reasonable means of notification of such payment (including but not limited to mailing notice of such payment to Owners whose right to or interest in moneys due and payable but not claimed is determinable from the records of the Registrar, the Trustee or any Paying Agent, at the last address of record for each such Owner).

     Section 6.03 Protection of Trust Estate.

     (a) The Trustee will hold the Trust Estate in trust for the benefit of the Owners and, at the request of the Depositor, will from time to time execute and deliver all such supplements and amendments hereto pursuant to Section 11.14 hereof and all instruments of further assurance and other instruments, and will take such other action upon such request from the Depositor, to:

          (i) more effectively hold in trust all or any portion of the Trust Estate;

          (ii) perfect, publish notice of, or protect the validity of any grant made or to be made by this Agreement;

          (iii) enforce any of the Mortgage Loans; or

          (iv) preserve and defend title to the Trust Estate and the rights of the Trustee, and the interests of the Owners represented thereby, in such Trust Estate against the contrary claims of all Persons and parties.

     The Trustee shall send copies of any request received from the Depositor to take any action pursuant to this Section 6.03 to the other parties hereto.

     (b) The Trustee shall have the power to enforce, and shall enforce the obligations and rights of the other parties to this Agreement or the Owners, by action, suit or proceeding at law or equity; provided, however, that nothing in this Section shall require any action by the Trustee unless the Trustee shall first (i) have been furnished indemnity satisfactory to it and (ii) when required by this Agreement, have been requested by the Owners of a majority of
the  Percentage   Interests   represented  by  the  Offered   Certificates  then
Outstanding or, if there are no longer any Offered Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates.

     (c) The Trustee shall execute any instrument required pursuant to this Section so long as such instrument does not conflict with this Agreement or with the Trustee's fiduciary duties, or adversely affect its rights and immunities hereunder.

     Section 6.04 Performance of Obligations.

     The Trustee will not take any action that would release any Person from any of such Person's covenants or obligations under any instrument or document relating to the Certificates or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or document, except as expressly provided in this Agreement or such other instrument or document.

     The Trustee may contract with other Persons to assist it in performing its duties hereunder pursuant to Section 10.03(g).

     Section 6.05 Negative Covenants.

     The Trustee will not permit the Trust to:

          (i) sell, transfer, exchange or otherwise dispose of any of the Trust Estate except as expressly permitted by this Agreement;

          (ii) claim any credit on or make any deduction from the distributions payable in respect of, the Certificates (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Owner by reason of the payment of any taxes levied or assessed upon any of the Trust Estate;

          (iii) incur, assume or guaranty any indebtedness of any Person except pursuant to this Agreement;

          (iv)  dissolve or  liquidate in whole or in part,  except  pursuant to
     Article IX hereof; or

          (v) (A) permit the validity or effectiveness of this Agreement to be impaired, or permit any Person to be released from any covenants or obligations with respect to the Trust or to the Certificates under this Agreement, except as may be expressly permitted hereby or (B) permit any lien, charge, adverse claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the Trust Estate or any part thereof or any interest therein or the proceeds thereof.

     Section 6.06 No Other Powers.

     The Trustee will not permit the Trust to engage in any business activity or transaction other than those activities permitted by Section 2.03 hereof.

     Section 6.07 Limitation of Suits.

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to this Agreement or for the appointment of a receiver or trustee of the Trust, or for any other remedy with respect to an event of default hereunder, unless:

     (1) such Owner has previously given written notice to the Depositor and the Trustee of such Owner's intention to institute such proceeding;

     (2) the Owners of not less than 25% of the Percentage Interests represented by the Offered Certificates then Outstanding or, if there are no Offered Certificates then Outstanding, by such percentage of the Percentage Interests represented by the Class C Certificates and the Class R Certificates, shall have made written request to the Trustee to institute such proceeding in its own name as Trustee establishing the Trust;

     (3) such Owner or Owners have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceeding;

     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Owners of a majority of the Percentage Interests represented by the Offered Certificates or, if there are no Offered Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class C Certificates and the Class R Certificates;

it being understood and intended that no one or more Owners shall have any right in any manner whatever by virtue of, or by availing themselves of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Owner of the same Class or to obtain or to seek to obtain priority or preference over any other Owner of the same Class or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Owners of the same Class.

     Section 6.08 Unconditional Rights of Owners to Receive Distributions.

     Notwithstanding any other provision in this Agreement, the Owner of any Certificate shall have the right, which is absolute and unconditional, to receive distributions to the extent provided herein and therein with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     Section 6.09 Rights and Remedies Cumulative.

     Except as otherwise provided herein, no right or remedy herein conferred upon or reserved to the Trustee or to the Owners is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. Except as otherwise provided herein, the assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

     Section 6.10 Delay or Omission Not Waiver.

     No delay of the Trustee, the Seller or any Owner of any Certificate to exercise any right or remedy under this Agreement with respect to any event described in Section 8.20(a) or (b) shall impair any such right or remedy or constitute a waiver of any such event or an acquiescence therein. Every right and remedy given by this Article VI or by law to the Trustee or to the Owners may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Owners, as the case may be.

     Section 6.11 Control by Owners.

     The Owners of a majority of the Percentage Interests represented by the Offered Certificates then Outstanding or, if there are no longer any Offered Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates then Outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Certificates or exercising any trust or power conferred on the Trustee with respect to the Certificates or the Trust Estate, including, but not limited to, those powers set forth in Section 6.03 and
Section 8.20 hereof, provided that:

     (1) such direction shall not be in conflict with any rule of law or with this Agreement;

     (2) the Trustee shall have been provided with indemnity satisfactory to it; and

     (3) the Trustee may take any other action deemed proper by the Trustee, as the case may be, which is not inconsistent with such direction; provided, however, that the Seller or the Trustee, as the case may be, need not take any action which it determines might involve it in liability or may be unjustly prejudicial to the Owners not so directing.

     Section 6.12 Access to Owners of Certificates' Names and Addresses. (a) If any Owner (for purposes of this Section 6.12, an "Applicant") applies in writing to the Trustee, and such application states that the Applicant desires to communicate with other Owners with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicant proposes to transmit, then the Trustee shall, at the expense of such Applicant, within ten (10) Business Days after the receipt of such application, furnish or cause to be furnished to such Applicant a list of the names and addresses of the Owners of record as of the most recent Payment Date.

     (b) Every Owner, by receiving and holding such list, agrees with the Trustee that the Trustee shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Owners hereunder, regardless of the source from which such information was derived.

                               END OF ARTICLE VI

                                   ARTICLE VII
                      ACCOUNTS, DISBURSEMENTS AND RELEASES

     Section 7.01 Collection of Money.

     Except as otherwise expressly provided herein, the Trustee shall demand payment or delivery of all money and other property payable to or receivable by the Trustee pursuant to this Agreement, including all payments due on the Mortgage Loans in accordance with the respective terms and conditions of such Mortgage Loans and required to be paid over to the Trustee by the related
Servicer or by any Subservicer. The Trustee shall hold all such money and property received by it, other than pursuant to or as contemplated by Section 6.02(e) hereof, as part of the Trust Estate and shall apply it as provided in this Agreement.

     Section 7.02 Establishment of Accounts.

     (a) The Depositor shall cause to be established on the Startup Day, and the Trustee shall maintain at the Corporate Trust Office as a segregated trust account, the Certificate Account, to be held by the Trustee on behalf of the Owners of the Certificates and the Trustee.

     (b) The Depositor shall cause to be established, and the Trustee shall maintain, at the Corporate Trust Office two segregated trust accounts, referred to herein as the "Pre-Funding Account" and the "Capitalized Interest Account" to be held by the Trustee in the name of the Trust for the benefit of the Owners. For federal income tax purposes, the Depositor shall be the owner of such accounts.

     Section 7.03 Flow of Funds.

     (a) With respect to Group I, the Servicers shall remit and the Trustee shall deposit to the Certificate Account, without duplication, (i) the proceeds of any liquidation of the assets of the Trust insofar as such proceeds relate to Group I, (ii) all remittances made to the Trustee pursuant to Section 8.09 insofar as such remittances relate to Group I, (iii) each portion of the Monthly Remittance Amount relating to Group I remitted by the related Servicer, (iv) on the Payment Dates during the Funding Period and the Pre-Funding Payment Date, the Group I Capitalized Interest Requirement and the Group I Pre-Funding Account Earnings to be transferred on such Payment Date (or Pre-Funding Payment Date) from the Capitalized Interest Account, pursuant to Section 7.04(e) hereof and
(v) on the Payment Dates during the Funding Period and the Pre-Funding Payment Date the amount, if any, to be transferred on such Payment Date (or Pre-Funding Payment Date) from the Pre-Funding Account pursuant to Section 7.04(c) hereof.

     (b) With respect to Group II, the Servicers shall remit and the Trustee shall deposit to the Certificate Account without duplication, (i) the proceeds of any liquidation of the assets of the Trust insofar as such proceeds relate to Group II, (ii) all remittances made to the Trustee pursuant to Section 8.09 insofar as such remittances relate to Group II, (iii) each portion of the Monthly Remittance Amount relating to Group II remitted by the related Servicer,
(iv) on the Payment Dates during the Funding Period and the Pre-Funding Payment Date, the Group II Capitalized Interest Requirement and the Group II Pre-Funding Account Earnings to be transferred on such Payment Date (or Pre-Funding Payment
Date) from the Capitalized Interest Account, pursuant to Section 7.04(e) hereof and (v) on the Payment Dates during the Funding Period and the Pre-Funding Payment Date, the amount, if any, to be transferred on such Payment Date (or Pre-Funding Payment Date) from the Pre-Funding Account pursuant to Section 7.04(c) hereof.

     (c) With respect to the Certificate Account, on each Payment Date, the Trustee shall make the following disbursements from the Group I Interest Remittance Amount transferred thereto pursuant to subsection (a), in the following order of priority, and each such disbursement shall be treated as having occurred only after all preceding disbursements have occurred:

     (i) First, to the Trustee, the portion of the Trustee Fee and reasonable expenses incurred by the Trustee relating to Group I;

     (ii) Second, to the Owners of the Class A Certificates related to Group I, the related Class A Current Interest plus the related Class A Interest Carry Forward Amount with respect to each such Class of Class A Certificates without any priority among such Class A Certificates; provided, that if the Group I Interest Amount Available is not sufficient to make a full distribution of interest with respect to all Classes of the Class A Certificates related to Group I, the Group I Interest Amount Available will be distributed among the outstanding Classes of Class A Certificates related to Group I pro rata based on the aggregate amount of interest due on each such Class, and the amount of the shortfall will be carried forward;

     (iii)Third, to the extent of the Group I Interest Amount Available then remaining, to the Owners of the Class M-1F Certificates, the Class M-1F Current Interest;

     (iv) Fourth, to the extent of the Group I Interest Amount Available then remaining, to the Owners of the Class M-2F Certificates, the Class M-2F Current Interest;

     (v) Fifth, to the extent of the Group I Interest Amount Available then remaining, to the Owners of the Class B-1F Certificates, the Class B-1F Current Interest; and

     (vi) Sixth, the Group I Monthly Excess Interest Amount shall be applied or distributed as provided in subsection (h) of this Section 7.03.

     (d) With respect to the Certificate Account on each Payment Date, the Trustee shall make the following disbursements from the Group II Interest Remittance Amount transferred thereto pursuant to subsection (b), in the following order of priority, and each such disbursement shall be treated as having occurred only after all preceding disbursements have occurred:

     (i) First, to the Trustee, the portion of the Trustee Fee and reasonable expenses incurred by the Trustee relating to Group II;

     (ii) Second, to the Owners of the Class A-9 Certificates, the Class A-9 Current Interest plus the Class A-9 Interest Carry Forward Amount;

     (iii)Third, to the extent of the Group II Interest Amount Available then remaining, to the Owners of the Class M-1A Certificates, the Class M-1A Current Interest;

     (iv) Fourth, to the extent of the Group II Interest Amount Available then remaining, to the Owners of the Class M-2A Certificates, the Class M-2A Current Interest;

     (v) Fifth, to the extent of the Group II Interest Amount Available then remaining, to the Owners of the Class B-1A Certificates, the Class B-1A Current Interest; and

     (vi) Sixth, the Group II Monthly Excess Interest Amount shall be applied or distributed as provided in subsection (i) of this Section 7.03.

     (e) On each Payment Date, the Trustee shall distribute to the Owners of the Class S Certificates, the Class S Distribution Amount.

     (f) With respect to the Certificate Account and Group I on each Payment Date, the Trustee shall make the following disbursements from amounts relating to principal transferred thereto, in the following order of priority and each such disbursement shall be treated as having occurred only after all preceding disbursements have occurred:

     (i) On each Payment Date (a) before the Group I Stepdown Date or (b) with respect to which a Group I Trigger Event is in effect, Owners of the Class A Certificates related to Group I will be entitled to receive payment of 100% of the Group I Principal Distribution Amount as follows: (I) to the Owners of the Class A-8 Certificates, the Class A-8 Lockout Distribution Amount and (II) to the Owners of the Class A Certificates related to Group I, as follows: first, to the Owners of the Class A-1 Certificates, until the Class A-1 Certificate Principal Balance is reduced to zero; second, to the Owners of the Class A-2 Certificates, until the Class A-2 Certificate Principal Balance is reduced to zero; third, to the Owners of the Class A-3 Certificates, until the Class A-3 Certificate Principal Balance is reduced to zero; fourth, to the Owners of the Class A-4 Certificates, until the Class A-4 Certificate Principal Balance is reduced to zero; fifth, to the Owners of the Class A-5 Certificates, until the Class A-5 Certificate Principal Balance is reduced to zero; sixth, to the Owners of the Class A-6 Certificates, until the Class A-6 Certificate Principal Balance is reduced to zero; seventh, to the Owners of the Class A-7 Certificates, until the Class A-7 Certificate Principal Balance is reduced to zero; and, eighth to the Owners of the Class A-8 Certificates, until the Class A- 8 Certificate Principal Balance is reduced to zero; provided, however, that on any Payment Date on which the sum of the Certificate Principal Balance of the Subordinate Certificates related to Group I and the Group I Overcollateralization Amount is zero, any amounts of principal payable to the Owners of the Class A Certificates related to Group I on such Payment Date shall be distributed pro rata and not sequentially.

     (ii) Notwithstanding the provisions of Section 7.03(f)(i) if the Certificate Principal Balance of the Class A Certificates related to Group I is reduced to zero prior to the Group I Stepdown Date, the Owners of the Subordinate Certificates relating to Group I will be entitled to receive payment of 100% of the Group I Principal Distribution Amount as follows:

          (a) to the Class M-1F Certificates until the Class M-1F Certificate Termination Date;

          (b) to the Class M-2F Certificates until the Class M-2F Certificate Termination Date; and

          (c) to the Class B-1F Certificate, until the Class B-1F Certificate Termination Date.

     (iii)On each Payment Date (a) on or after the Group I Stepdown Date and (b) as long as a Group I Trigger Event is not in effect, the Owners of the Group I Certificates will be entitled to receive payments of principal, in the order of priority, in the amounts set forth below and to the extent of the Group I Principal Distribution Amount as follows:

          (A) First, the lesser of (x) the Group I Principal Distribution Amount and (y) the Group I Class A Principal Distribution Amount shall be distributed (I) to the Owners of the Class A-8 Certificates, in an amount equal to the Class A-8 Lockout Distribution Amount and (II) the remainder paid to the Owners of the Class A Certificates related to Group I as follows: first, to the Owners of the Class A-1 Certificates, until the Class A-1 Certificate Principal Balance is reduced to zero; second, to the Owners of the Class A-2 Certificates, until the Class A-2 Certificate Principal Balance is reduced to zero; third, to the Owners of the Class A-3 Certificates, until the Class A-3 Certificate Principal Balance is reduced to zero; fourth, to the Owners of the Class A-4 Certificates, until the Class A-4 Certificate Principal Balance is reduced to zero; fifth, to the Owners of the Class A-5 Certificates, until the Class A-5 Certificate Principal Balance is reduced to zero; sixth, to the Owners of the Class A-6 Certificates, until the Class A-6 Certificate Principal Balance is reduced to zero; seventh, to the Owners of the Class A-7 Certificates, until the Class A-7 Certificate Principal Balance is reduced to zero; and, eighth to the Owners of the Class A-8 Certificates, until the Class A-8 Certificate Principal Balance is reduced to zero; provided, however, that on any Payment Date on which the sum of the Certificate Principal Balance of the Subordinate Certificates related to Group I and the Group I Overcollateralization Amount is zero, any amounts of principal payable to the Owners of the Class A Certificates related to Group I on such Payment Date shall be distributed pro rata and not sequentially;

          (B) Second, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the amount distributed to the Owners of the Class A Certificates related to Group I in clause
               (A) above and (y) the Class M-1F Principal Distribution Amount shall be distributed to the Owners of the Class M-1F Certificates, until the Class M-1F Certificate Principal Balance has been reduced to zero;

          (C) Third, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A Certificates related to Group I in clause (A) above and the amount distributed to the Owners of the Class M-1F Certificates in clause (B) above and (y) the Class M-2F Principal Distribution Amount shall be distributed to the Owners of the Class M-2F Certificates, until the Class M-2F Certificate Principal Balance has been reduced to zero;

          (D) Fourth, the lesser of (x) the excess of (i) the Group I Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A Certificates related to Group I pursuant to clause (A) above, the amount distributed to the Owners of the Class M-1F Certificates pursuant to clause (B) above and the amount distributed to the Owners of the Class M-2F Certificates pursuant to clause (C) above and (y) the Class B-1F Principal Distribution Amount shall be delivered to the Owners of the Class B-1F

               Certificates, until the Class B-1F Certificate Principal Balance has been reduced to zero; and

          (E) Fifth, any portion of the Group I Principal Remittance Amount remaining after making all of the distributions in clauses (A),
               (B), (C) and (D) above shall be distributed as provided in subsection (h) of this Section 7.03.

     (g) With respect to the Certificate Account and Group II on each Payment Date, the Trustee shall make the following disbursements from amounts relating to principal transferred thereto, in the following order of priority and each such disbursement shall be treated as having occurred only after all preceding disbursements have occurred:

     (i) On each Payment Date (a) before the Group II Stepdown Date or (b) with respect to which a Group II Trigger Event is in effect, Owners of the Class A-9 Certificates will be entitled to receive payment of 100% of the Group II Principal Distribution Amount, until the Class A-9 Certificate Principal Balance has been reduced to zero.

     (ii) Notwithstanding the provisions of Section 7.03(3)(i) if the Class A-9 Certificate Principal Balance is reduced to zero prior to the Group II Stepdown Date, the Owners of the Subordinate Certificates relating to Group II will be entitled to receive payment of 100% of the Group II Principal Distribution Amount as follows:

          (a) to the Class M-1A Certificates until the Class M-1A Certificate Termination Date;

          (b) to the Class M-2A Certificates until the Class M-2A Certificate Termination Date; and

          (c) to the Class B-1A Certificate; until the Class B-1A Certificate Termination Date.

     (iii)On each  Payment  Date (a) on or after the Group II Stepdown  Date and
          (b) as long as a Group II Trigger Event is not in effect, the Owners of the Group II Certificates will be entitled to receive payments of principal, in the order of priority, in the amounts set forth below and to the extent of the Group II Principal Distribution Amount as follows:

          (A) First, the lesser of (x) the Group II Principal Distribution Amount and (y) the Group II Class A Principal Distribution Amount shall be distributed to the Owners of the Class A-9 Certificates, until the Class A-9 Certificate Principal Balance has been reduced to zero;

          (B) Second, the lesser of (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the amount distributed to the Owners of the Class A-9 Certificates in clause (A) above and
               (y) the Class M-1A Principal Distribution Amount shall be distributed to the Owners of the Class M-1A Certificates, until the Class M-1A Certificate Principal Balance has been reduced to zero;

          (C) Third, the lesser of (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A-9 Certificates in clause (A) above and the amount distributed to the Owners of the Class M-1A Certificates in clause (B) above and (y) the Class M-2A Principal Distribution Amount shall be distributed to the Owners of the Class M-2A Certificates, until the Class M-2A Certificate Principal Balance has been reduced to zero;

          (D) Fourth, the lesser of (x) the excess of (i) the Group II Principal Distribution Amount over (ii) the sum of the amount distributed to the Owners of the Class A-9 Certificates pursuant to clause (A) above, the amount distributed to the Owners of the Class M-1A Certificates pursuant to clause (B) above and the amount distributed to the Owners of the Class M-2A Certificates pursuant to clause (C) above and (y) the Class B-1A Principal Distribution Amount shall be delivered to the Owners of the Class B-1A Certificates, until the Class B-1A Certificate Principal Balance has been reduced to zero; and

          (E) Fifth, any portion of the Group II Principal Remittance Amount remaining after making all of the distributions in clauses (A),
               (B), (C) and (D) above shall be distributed as provided in subsection (i) of this Section 7.03.

     (h) On any Payment Date, the Group I Monthly Excess Cashflow Amount is required to be applied in the following order of priority on such Payment Date:

     (1) to fund the Class A Interest Carry Forward Amount, if any, with respect to Group I;

     (2) to fund the Group I Extra Principal Distribution Amount for such Payment Date;

     (3)  to fund the Class M-1F Interest Carry Forward Amount, if any;

     (4) to fund the Class M-1F Realized Loss Amortization Amount for such Payment Date;

     (5)  to fund the Class M-2F Interest Carry Forward Amount, if any;

     (6) to fund the Class M-2F Realized Loss Amortization Amount for such Payment Date;

     (7)  to fund the Class B-1F Interest Carry Forward Amount, if any;

     (8) to fund the Class B-1F Realized Loss Amortization Amount for such Payment Date;

     (9) to fund any amounts listed in clauses (1) through (8) of Section 7.03(i) to the extent such amounts have not been funded in full through the application of Group II Monthly Excess Cashflow Amounts; and

     (10) as provided in Section 7.03(j) hereof.

     (i) On any Payment Date, the Group II Monthly Excess Cashflow Amount is required to be applied in the following order of priority on such Payment Date:

     (1) to fund the Class A Interest Carry Forward Amount, if any, with respect to Group II;

     (2) to fund the Group II Extra Principal Distribution Amount for such Payment Date;

     (3)  to fund the Class M-1A Interest Carry Forward Amount, if any;

     (4) to fund the Class M-1A Realized Loss Amortization Amount for such Payment Date;

     (5)  to fund the Class M-2A Interest Carry Forward Amount, if any;

     (6) to fund the Class M-2A Realized Loss Amortization Amount for such Payment Date;

     (7)  to fund the Class B-1A Interest Carry Forward Amount, if any;

     (8) to fund the Class B-1A Realized Loss Amortization Amount for such Payment Date;

     (9) to fund any amounts listed in clauses (1) through (8) of Section 7.03(h) to the extent such amounts have not been funded in full through the application of Group I Monthly Excess Cashflow Amounts; and

     (10) as provided in Section 7.03(j) hereof.

     (j) On any Payment Date, any Group I Monthly Excess Cashflow Amount remaining after the application of Section 7.03(h)(1)-(9) and any Group II Monthly Excess Cashflow Amount remaining after the application of Section 7.03(i)(1)-(9) shall be distributed as follows:

     (1) to the Servicer to the extent of any unreimbursed Delinquency Advances or Servicing Advances, including such Delinquency Advances and Servicing Advances deemed by the related Servicer to be nonrecoverable;

     (2) An amount equal to the lesser of (i) any portion of the Group II Monthly Excess Cashflow Amount remaining after the distribution described in clause (1) above and (ii) the Group II Available Funds Cap Shortfall Amount for such Payment Date distributed to the Owners of the related Class or Classes of the Group II Certificates;

     (3) to fund a distribution to Owners of the Class C Certificates, the lesser of (x) the amount of the Monthly Excess Cashflow Amount then remaining and (y) the sum of (i) the Class C Distribution Amount and
          (ii) the Overcollateralization Release Amount; provided, however, that if the Overcollateralization Release Amount is zero solely due to the existence of a Subordinated Trigger Event, then the amount which otherwise would constitute the related Overcollateralization Release Amount shall be distributed as a reduction of the Certificate Principal Balance of the Subordinate Certificates as follows: first, to the Owners of the related Class B-1 Certificates until the related Class B-1 Certificate Termination Date, second, to the Owners of the related Class M-2 Certificates, until the related Class M-2 Certificate Termination Date, and third, to the Owners of the related Class M-1 Certificates until the related Class M-1 Certificate Termination Date;

     (4) to fund a distribution to the Owners of the Class R Certificates, the remainder.

     (k) On each Payment Date, the Trustee shall allocate the Group I Applied Realized Loss Amount to reduce the Certificate Principal Balances of the Subordinate Certificates related to Group I in the following order of priority:

          (i) to the Class B-1F Certificates until the Class B-1F Certificate Principal Balance is reduced to zero;

          (ii) to the Class M-2F Certificates until the Class M-2F Certificate Principal Balance is reduced to zero; and

          (iii) to the Class M-1F Certificates until the Class M-1F Certificate Principal Balance is reduced to zero.

     (l) On each Payment Date, the Trustee shall allocate the excess of the Group II Applied Realized Loss Amount to reduce the Certificate Principal Balances of the Subordinate Certificates related to Group II in the following order of priority:

          (i) to the Class B-1A Certificates until the Class B-1A Certificate Principal Balance is reduced to zero;

          (ii) to the Class M-2A Certificates until the Class M-2A Certificate Principal Balance is reduced to zero; and

          (iii) to the Class M-1A Certificates until the Class M-1A Certificate Principal Balance is reduced to zero.

     (m) Notwithstanding the foregoing, in the event that the Certificate Principal Balances of all of the Class A Certificates relating to a Group have been reduced to zero, all amounts of principal that would have been distributed to such Class A Certificates will be distributed to the related Subordinate Certificates of such Group sequentially in the following order: Class M-1, Class M-2 and Class B. Similarly, if the Certificate Principal Balance of the Class M-1 Certificates has been reduced to zero, all amounts of principal that would have been distributed to such Class M-1 Certificates will be distributed to the related Class M-2 and Class B Certificates in that order. Finally, if the Certificate Principal Balance of the Class M-2 Certificates has been reduced to zero, all amounts of principal that would have been distributed on such Class M-2 Certificates will be distributed to the related Class B Certificates.

     (n) Notwithstanding anything above, the aggregate amounts distributed on all Payment Dates to the Owners of the Certificates on account of principal pursuant to clauses (f) and (g) shall not exceed the original Certificate Principal Balance of the related Certificates.

     (o) The rights of the Owners to receive distributions from the proceeds of the Trust Estate, and all ownership interests of the Owners in such distributions, shall be as set forth in this Agreement. In this regard, all rights of the Owners of the Class C Certificates and the Class R Certificates to receive distributions in respect of the Class C Certificates and the Class R Certificates, and all ownership interests of the Owners of the Class C Certificates and the Class R Certificates, in and to such distributions, shall be subject and subordinate to the preferential rights of the Owners of the Offered Certificates and Class S Certificates to receive distributions thereon and the ownership interests of such Owners in such distributions, as described herein. In accordance with the foregoing, the ownership interests of the Owners of the Class C Certificates and the Class R Certificates in amounts deposited in the Accounts from time to time shall not vest unless and until such amounts are distributed in respect of the Class C Certificates and the Class R Certificates in accordance with the terms of this Agreement. Notwithstanding anything contained in this Agreement to the contrary, the Owners of the Class C Certificates and the Class R Certificates shall not be required to refund any amount properly distributed on the Class C Certificates and the Class R Certificates pursuant to this Section 7.03.


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

     Section 7.04 Pre-Funding Account and Capitalized Interest Account.

     (a) On the Startup Day, the Depositor will deposit in the Pre-Funding Account, on behalf of the Owners of the Offered Certificates, from the proceeds of the sale of the Offered Certificates, the Original Pre-Funded Amount.

     (b) On any Subsequent Transfer Date, the Seller shall instruct the Trustee to withdraw from the Pre-Funding Account an amount equal to 100% of the aggregate Loan Balances of the Subsequent Mortgage Loans sold to the Trust on such Subsequent Transfer Date and pay such amount to or upon the order of the Depositor upon satisfaction of the conditions set forth in Sections 3.05 and
3.07 hereof with respect to such transfer; in connection with such instruction the Depositor shall additionally inform the Trustee whether such Subsequent Mortgage Loans are being transferred to Group I or Group II. In no event shall the Depositor be permitted to instruct the Trustee to release from the Pre-Funding Account to the Certificate Account with respect to Subsequent Mortgage Loans to be transferred to a Group an amount in excess of the Original Pre-Funded Amount with respect to such Group.

     (c) If the Pre-Funded Amount with respect to a Mortgage Loan Group has been reduced to $100,000 or less on or before July 31, 1997, then the Depositor shall instruct the Trustee to withdraw from the Pre-Funding Account the amount (exclusive of any related Pre-Funding Account Earnings still on deposit therein) remaining in the Pre-Funding Account with respect to such Group of Mortgage Loans and deposit such amount to the Certificate Account, on the August 1997 Monthly Remittance Date. If the Pre-Funded Amount with respect to a Mortgage Loan Group has not been reduced to zero by July 31, 1997, then the Trustee shall withdraw on the Pre-Funding Determination Date from the Pre-Funding Account the amount (exclusive of any related Pre-Funding Account Earnings still on deposit therein) remaining in the Pre-Funding Account and deposit on such date such amount to the Certificate Account, which will be distributed to the related Owners of the Offered Certificates on the Pre-Funding Payment Date.

     (d) On the Payment Dates in July and August 1997 and on the Pre-Funding Payment Date the Trustee shall transfer from the Pre-Funding Account to the Capitalized Interest Account, (i) with respect to Group I, the Group I Pre-Funding Account Earnings and (ii) with respect to Group II, the Group II
Pre-Funding Account Earnings, if any, applicable to such Payment Date (or Pre-Funding Payment Date).

     (e) On the Payment Dates in July and August 1997 and on the Pre-Funding Payment Date the Trustee shall transfer from the Capitalized Interest Account to the Certificate Account, for the benefit of the Owners of the related Certificates, the Group I or Group II Capitalized Interest Requirement for such Payment Date (or Pre-Funding Payment Date).

     (f) On each Subsequent Transfer Date the Trustee shall distribute the Overfunded Interest Amount (calculated by the Trustee on the day prior to such Subsequent Transfer Date) from the Capitalized Interest Account to the Seller and on the Pre-Funding Payment Date, the Trustee shall distribute to the Seller any amounts remaining in the Capitalized Interest Account after taking into account the transfers on such Payment Date described in clause (e) above. The Capitalized Interest Account shall be closed at the end of the Funding Period. All amounts, if any, remaining in the Capitalized Interest Account on such day shall be transferred to the Seller.

     Section 7.05 Investment of Accounts.

     (a) Except as provided below, consistent with any requirements of the Code, all or a portion of any Account held by the Trustee for the benefit of the Owners shall be invested and reinvested by the Trustee in the name of the Trustee for the benefit of the Owners, as directed in writing by the party who benefits from such investment, which shall be the Depositor in the case of the Pre-Funding Account and the Capitalized Interest Account and the related Servicer in the case of the related Principal and Interest Account, in one or more Eligible Investments bearing interest or sold at a discount. The earnings on each Principal and Interest Account are payable to the related Servicer. Earnings on the Certificate Account are payable to the Trustee. The bank serving as Trustee or any affiliate thereof may be the obligor on any investment which otherwise qualifies as an Eligible Investment. No investment in any Account shall mature later than the Business Day immediately preceding the next Payment Date.

     If the Depositor shall have failed to give investment directions to the Trustee then the Trustee shall invest the funds in such Accounts in money market funds described in Section 7.07(k) to be redeemable without penalty no later than the Business Day immediately preceding the next Payment Date.

     (b) Subject to Section 10.01 hereof, the Trustee shall not in any way be held liable by reason of any insufficiency in any Account held by the Trustee resulting from any loss on any Eligible Investment included therein (except to the extent that the bank serving as Trustee is the obligor thereon).

     (c) All income or other gain from investments in any Account held by the Trustee shall be deposited in such Account immediately on receipt (other than the Principal and Interest Accounts, which income or other gains shall be retained by the related Servicer and the Certificate Account, which income or other gains shall be retained by the Trustee), and any loss resulting from such investments shall be charged to such Account, provided that the related Servicer and the Trustee shall each contribute funds in an amount equal to such loss in the case of the Principal and Interest Account and the Certificate Account, respectively.

     Section 7.06 Reserved.

     Section 7.07 Eligible Investments.

     The following are Eligible Investments:

     (a) direct general obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, Federal Housing Administration debentures, FHLMC senior debt obligations, and FannieMae senior debt obligations, but excluding any of such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemption;

     (b) Federal Housing Administration debentures; provided, that any such investment shall be rated in one of the two highest ratings categories by each Rating Agency.

     (c) FHLMC participation certificates which guaranty timely payment of principal and interest and senior debt obligations;

     (d) Consolidated senior debt obligations of any Federal Home Loan Banks;

     (e) FannieMae mortgage-backed securities (other than stripped mortgage securities which are valued greater than par on the portion of unpaid principal) and senior debt obligations;

     (f) Federal funds, certificates of deposit, time deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated F-1+ or better by Fitch and P-1 by Moody's;


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

     (g) Deposits of any bank or savings and loan association (the long-term deposit rating of which is Baa3 or better by Moody's and BBB by Fitch) which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are insured by the FDIC and held up to the limits insured by the FDIC;

     (h) Investment agreements provided:

          1. The agreement is with a bank or insurance company which has unsecured, uninsured and unguaranteed senior debt obligations rated Aa2 or better by Moody's and AA or better by Fitch, or is the lead bank of a parent bank holding company with an uninsured, unsecured and unguaranteed senior debt obligation meeting such rating requirements, and

          2. Moneys invested thereunder may be withdrawn without any penalty, premium or charge upon not more than one day's notice (provided such notice may be amended or canceled at any time prior to the withdrawal date), and

          3. The agreement is not subordinated to any other obligations of such insurance company or bank, and

          4. The same guaranteed interest rate will be paid on any future deposits made pursuant to such agreement, and

          5. The Trustee receives an opinion of counsel (at the expense of the party requesting the investment) that such agreement is an enforceable obligation of such insurance company or bank;

     (i) Repurchase  agreements  collateralized by securities  described in (a),
(c), or (e) above with any registered broker/dealer subject to the Securities Investors Protection Corporation's jurisdiction and subject to applicable limits therein promulgated by Securities Investors Protection Corporation or any commercial bank, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed short-term or long-term obligation rated P-1 or Aa2, respectively, or better by Moody's and A-1+ or AA, respectively, or better by Fitch, provided:

          a. A master repurchase agreement or specific written repurchase agreement governs the transaction, and

          b. The securities are held free and clear of any lien by the Trustee or an independent third party acting solely as agent for the Trustee, and such third party is (a) a Federal Reserve Bank or (b) a bank which is a member of the FDIC and which has combined capital, surplus and undivided profits of not less than $125 million, and the Trustee shall have received written confirmation from such third party that it holds such securities, free and clear of any lien, as agent for the Trustee, and

          c. A perfected first security interest under the Uniform Commercial Code, or book entry procedures prescribed at 31 CFR 306.1 et seq. or 31 CFR
     350.0 et seq., in such securities is created for the benefit of the Trustee, and

          d. The repurchase agreement has a term of thirty days or less and the Trustee will value the collateral securities no less frequently than monthly and will liquidate the collateral securities if any deficiency in the required collateral percentage is not restored within two business days of such valuation, and


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

          e. The fair market value of the collateral securities in relation to the amount of the repurchase obligation, including principal and interest, is equal to at least 106%.

     (j) Commercial paper (having original maturities of not more than 270 days) rated in the highest short-term rating categories of Fitch and Moody's; and

     (k) Investments in no load money market funds registered under the Investment Company Act of 1940, whose shares are registered under the Securities Act and rated Aaa by Moody's and AAA, if rated by Fitch;

provided that no instrument described above shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; and provided, further, that all instruments described hereunder shall mature at par on or prior to the next succeeding Payment Date unless otherwise provided in this Agreement and that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

     Section 7.08 Accounting and Directions by Trustee.

     (a) On or before the Business Day preceding each Payment Date, the Trustee shall notify (subject to the terms of Section 10.03(j)) hereof the Depositor and the Seller of the following information with respect to the next Payment Date (which notification may be given by facsimile, or by telephone promptly confirmed in writing):

          (1) The aggregate amount then on deposit in the Certificate Account;

          (2) The Class A Distribution Amount, with respect to each Class individually, and all Classes of the Class A Certificates in the aggregate, on the next Payment Date, the related Class M-1 Distribution Amount, the related Class M-2 Distribution Amount, the related Class B Distribution Amount and the Class S Distribution Amount;

          (3) The application of the amounts described in clause (1) above to the allocation and distribution of the related Class A Distribution Amount, the related Class M-1 Distribution Amount, the related Class M-2 Distribution Amount and the related Class B Distribution Amount on such Payment Date in accordance with Section 7.03 hereof;

          (4) The Certificate Principal Balance of each Class of the Offered Certificates, the aggregate amount of the principal of each Class of the Offered Certificates to be paid on such Payment Date and the remaining Certificate Principal Balance of each Class of the Offered Certificates following any such payment;

          (5) The amount, if any, of any Realized Losses relating to each Group for the related Remittance Period and the amount of Cumulative Realized Losses relating to each Group as of the last day of the related Remittance Period;

          (6) For the Payment Dates during the Funding Period, and as to each Group and in the aggregate (A) the related Pre-Funded Amount previously used to purchase Subsequent Mortgage Loans, (B) the related Pre-Funded Amount distributed as part of the related Principal Distribution


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

     Amount, (C) the related Pre-Funding Account Earnings transferred to the Capitalized Interest Account, and (D) the amounts transferred from the Capitalized Interest Account to the Certificate Account and the Overfunded Interest Amount to the Seller, if any;

          (7) The amount of the Class C Distribution Amount; and

          (8) the amount of 60+ Day Delinquent Loans relating to each Group.

     Section 7.09 Reports by Trustee.

     (a) On each Payment Date the Trustee shall report in writing to the Depositor (and shall be made available in electronic format), each Owner, the Underwriters and their designees (designated in writing to the Trustee) and the Rating Agencies;

          (i) the amount of the distribution with respect to such Owners' Certificates (based on a Certificate in the original principal amount of $1,000);

          (ii) (a) the amount of such Owner's distributions allocable to principal, separately identifying the aggregate amount of any Prepayments or other recoveries of principal included therein and (b) with respect to each Group, any Pre-Funded Amounts distributed as a Prepayment (based on a Certificate in the original principal amount of $1,000);

          (iii) the amount of such Owner's distributions allocable to interest (based on a Certificate in the original principal amount of $1,000);

          (iv) the Interest Carry-Forward Amount for each Class;

          (v) the principal amount of each Class of Offered Certificate which will be Outstanding and the aggregate Loan Balance of each Group and in the aggregate, in each case after giving effect to any payment of principal on such Payment Date;

          (vi) the aggregate Loan Balance of the Mortgage Loans in each Group and in the aggregate after giving effect to any payment of principal on such Payment Date;

          (vii) based upon information furnished by the Depositor, such information as may be required by Section 6049(d)(7)(C) of the Code and the regulations promulgated thereunder to assist the Owners in computing their market discount;

          (viii) the total of any Substitution Amounts and any Loan Purchase Price amounts included in such distribution with respect to each Group and in the aggregate;

          (ix) the weighted average Coupon Rate of the Mortgage Loans with respect to each Group and in the aggregate;

          (x) for the Payment Dates during the Funding Period, the remaining Pre-Funded Amount for each Group and in the aggregate;

          (xi) the Servicing Fees allocable to each Group and in the aggregate;


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

          (xii) One-Month LIBOR on the most recent One-Month LIBOR Determination Date;

          (xiii) the amount of any Group I Extra Principal Distribution Amount or any Group II Extra Principal Distribution Amount;

          (xiv) the Group I Senior Enhancement Percentage and the Group II Senior Enhancement Percentage and whether a Group I Trigger Event or Group II Trigger Event has occurred as shown by the percentage of 60+ Day Delinquent Loans;

          (xv) the Group I Overcollateralization Amount, the Group II Overcollateralization Amount and the Certificate Principal Balance of each Class of the Offered Certificates then outstanding after giving effect to any payment of principal on such Payment Date; and

          (xvi) the amount of any Group I or Group II Applied Realized Loss Amount, Group I or Group II Realized Loss Amortization Amount and the Unpaid Realized Loss Amount for each Class of Subordinated Certificates as of the close of such Payment Date.

     Each  Servicer  shall  provide to the Trustee the  information  required by
Section 8.29 with respect to the Mortgage Loans serviced by it to enable the Trustee to perform its reporting obligations under this Section, and the obligations of the Trustee under this Section are conditioned upon such information being received and the information provided in clauses (ii)(a),
(vi), (viii), (ix), (xiii), (xiv), (xv) and (xvi) above shall be based solely upon information contained in the Monthly Servicing Report provided by a Servicer to the Trustee.

     (b) In addition, on each Payment Date the Trustee will distribute to the Depositor, each Owner, the Underwriters and the Rating Agencies, together with the information described in Subsection (a) preceding, the following information with respect to each Mortgage Loan Group which information is hereby required to be prepared in hard copy or tape format by the related Servicers (other than the information in clause (i)) and furnished to the Trustee to the extent provided for in Section 8.29 for such purpose on the Reporting Date:

          (i) the related Certificate Principal Balance of each Class of the Offered Certificates, as of such Payment Date;

          (ii) the number and aggregate principal balances of Mortgage Loans in each Group (a) 30-59 days Delinquent, (b) 60-89 days Delinquent, and (c) 90 or more days Delinquent, as of the close of business on the last Business Day of the prior Remittance Period.

          (iii) the numbers and aggregate Loan Balances of all Mortgage Loans in each Group as of such Payment Date and the percentage that each of the amounts represented by clauses (a), (b) and (c) of paragraph (ii) above represent as a percentage of the respective amounts in this paragraph
     (iii);

          (iv) the status and the number and dollar amounts of all Mortgage Loans in each Group in foreclosure proceedings as of the close of business on the related Determination Date, separately stating, for this purpose, all Mortgage Loans in each Group with respect to which foreclosure proceedings were commenced during the prior Remittance Period;

          (v) the number of Mortgagors and the Loan Balances of Mortgage Loans in each Group of the related Mortgages involved in bankruptcy proceedings as of the close of business on the last day of the related Remittance Period;


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

          (vi) the existence and status of any REO Properties in each Group, as of the close of business on the last day of the related Remittance Period;

          (vii) the book value of any REO Property in each Group as of the close of business on the last day of the related Remittance Period;

          (viii) the amount of Cumulative Realized Losses for each Group, each Mortgage Loan Servicing Group and in the aggregate, the current period Realized Losses and the Annual Loss Percentage for such Group and each Mortgage Loan Servicing Group and in the aggregate, in each case as of the last day of the related Remittance Period; and

          (ix) the aggregate Loan Balance of 60+ Day Delinquent Loans with respect to each Group, the 90+ Delinquency Percentage and the number and amount by principal balance of 90 Day Delinquent Loans in each Group and each Mortgage Loan Servicing Group, in each case as of the last day of the related Remittance Period.

     (c) Each Servicer shall furnish to the Trustee, during the term of this Agreement, such periodic, special, or other reports or information not specifically provided for herein, with respect to Mortgage Loans serviced by it, as may be necessary, reasonable, or appropriate with respect to the Trustee or otherwise with respect to the purposes of this Agreement, all such reports or information to be provided by and in accordance with such applicable instructions and directions as the Trustee may reasonably require; provided, that the related Servicer shall be entitled to be reimbursed by the requesting party, for the fees and actual expenses associated with providing such reports, if such reports are not generally produced in the ordinary course of business.

     Section 7.10 Additional Reports by Trustee.

     The Trustee shall report to the Depositor, the Seller, the Underwriters and each Owner, with respect to the amount on deposit in the Certificate Account, the amount therein relating to each Group and the identity of the investments included therein, as the Depositor or the Seller may from time to time request. Without limiting the generality of the foregoing, the Trustee shall, at the request of the Depositor or the Seller, transmit promptly to the Depositor and the Seller copies of all accountings of receipts in respect of the Mortgage Loans furnished to it by the related Servicer and shall notify the Seller if any Monthly Remittance Amount has not been received by the Trustee when due.

                               END OF ARTICLE VII


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

                                  ARTICLE VIII

                          SERVICING AND ADMINISTRATION
                                OF MORTGAGE LOANS

     Section 8.01 Servicers and Subservicers. (a) Acting directly or through one or more subservicers as provided in Section 8.03, each Servicer, as servicer, shall service and administer the Mortgage Loans identified on the Schedule of Mortgage Loans as being serviced by it as described below and with reasonable care, and using that degree of skill and attention that such Servicer exercises with respect to comparable mortgage loans that it services for itself or others, and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. In performing such servicing functions such Servicer shall (i) take into account the mortgagor non-conforming credit quality of the Mortgage Loans, (ii) follow the policies and procedures that it would apply to similar loans held for its own account, unless such policies and procedures are not generally in accordance with standard industry practices, in which case the Servicer shall service the loans generally in accordance with standard industry practices applicable to servicing similar loans, (iii) comply with all applicable laws and follow collection practices with respect to the related Mortgage Loans that are in all material respects legal, proper and prudent, and (iv) subject to its obligation to comply with clauses (i), (ii) and
(iii): (A) with regard to Advanta and Long Beach, will not materially change its collection and servicing practices that are in existence as of the Startup Day without the consent of the Seller (such consent not to be unreasonably withheld) and (B) with regard to Option One will comply with reasonable requests of the Seller including accelerated collection and foreclosure procedures.

     (b) The duties of each Servicer shall include the collecting and posting of all payments, responding to inquiries of Mortgagors or by federal, state or local government authorities with respect to the Mortgage Loans, investigating delinquencies, reporting tax information to Mortgagors in accordance with its customary practices and accounting for collections, furnishing monthly statements to the Trustee and the Seller with respect to remittances on the Mortgage Loans, advising the Trustee or the Seller of the amount of Compensating Interest and Delinquency Advances due as of any Monthly Remittance Date with respect to the Mortgage Loans serviced by it and funding such Compensating Interest and Delinquency Advances, to the extent set forth in this Agreement. Each Servicer shall reasonably cooperate with the Trustee and furnish upon reasonable request to the Trustee with reasonable promptness information in its possession as may be necessary or appropriate to enable the Trustee to perform its tax reporting duties hereunder.

     (c) The Seller and the Depositor intend that the REMIC Estate shall constitute and that the affairs of REMIC Estate shall be conducted so as to qualify it as a REMIC. In furtherance of such intention, each Servicer covenants and agrees that it shall not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC Estate or that would subject the REMIC Estate to tax.

     (d) Each Servicer may, and is hereby authorized to, perform any of its servicing responsibilities with respect to all or certain of the Mortgage Loans through a subservicer as it may from time to time designate in accordance with
Section 8.03 but no such designation of a subservicer shall serve to release such Servicer from any of its obligations under this Agreement. Such subservicer shall have all the rights and powers of the relevant Servicer with respect to such Mortgage Loans under this Agreement.

     (e) Without limiting the generality of the foregoing, but subject to Sections 8.13 and 8.14, each Servicer in its own name or in the name of a subservicer is hereby authorized and empowered and this subsection shall constitute a power of attorney to carry out its servicing and administrative duties hereunder, on behalf of itself, the Owners and the Trust or any of them; to institute foreclosure proceedings or obtain a


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

deed in lieu of foreclosure so as to effect ownership of any Property on behalf of the Trust and to hold title to any Property upon such foreclosure or deed in lieu of foreclosure on behalf of the Trust; provided, however, that Section 8.14(a) and (c) shall constitute a power of attorney from the Trustee to each Servicer with respect to the matters described therein and in accordance with the terms thereof. Subject to Sections 8.13 and 8.14, the Trustee shall furnish any Servicer or any Subservicer with any additional powers of attorney and other documents as such Servicer shall reasonably request to enable such Servicer or any Subservicer to carry out its respective servicing and administrative duties hereunder.

     (f) Each Servicer shall give prompt notice to the Trustee and the Seller of any action, of which a responsible officer of such Servicer has actual knowledge, to (i) assert a claim against the Trust or (ii) assert control over the Trust or the Trust Estate.

     (g) Servicing Advances incurred by any Servicer in connection with the servicing of the Mortgage Loans (including any penalties in connection with the payment of any taxes and assessments or other charges) on any Property shall be recoverable by such Servicer to the extent described in Section 8.09 and in
Section 7.03(j) hereof.

     Section 8.02 Collection of Certain Mortgage Loan Payments. (a) Each Servicer shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it follows from time to time with respect to mortgage loans in its servicing portfolio that are comparable to the Mortgage Loans; provided that such Servicer shall always at least follow collection procedures that are consistent with Section 8.01(a) hereof. Consistent with the foregoing, each Servicer may in its discretion (i) waive any assumption fees, late payment charges, charges for checks returned for insufficient funds or other fees which may be collected in the ordinary course of servicing the Mortgage Loans, (ii) if a Mortgagor is in default or about to be in default because of a Mortgagor's financial condition, arrange with the Mortgagor a schedule for the payment of delinquent payments due on the related Mortgage Loan or (iii) modify payments of monthly principal and interest on any Mortgage Loan becoming subject to the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, in accordance with such Servicer's general policies with respect to comparable mortgage loans subject to such Act. No Servicer shall be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law. Consistent with the terms of this Agreement, a Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor, provided, however, that (unless the Mortgagor is in default with respect to the Mortgage Loan, or such default is, in the judgment of such Servicer, imminent and such Servicer has the consent of the Seller) such Servicer may not permit any modification with respect to any Mortgage Loan that would change the Coupon Rate (except for any change made pursuant to the adjustment provisions of a Note evidencing an Adjustable Rate Loan), forgive the payment of any principal or interest or prepayment penalties (unless the Servicer with the written consent of the Seller believes that forgiving such prepayment penalties will result in a financial benefit to the Trust), change the outstanding principal amount, require any future advances, provide for the substitution or release of any material portion of the collateral or extend the final maturity date on such Mortgage Loan; provided further that no such indulgence shall affect the Servicer's obligation to make Delinquency Advances pursuant to Section 8.09.

     (b) Each Servicer shall deposit into the related Principal and Interest Account in accordance with Section 8.08(a) all Prepaid Installments received by it, and shall apply such Prepaid Installments as directed by such Mortgagor and as set forth in the related Note.


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

     Section 8.03 Subservicing Agreements Between Servicer and Subservicer. Each Servicer may enter into subservicing agreements for any servicing and administration of Mortgage Loans with any institution which is acceptable to the Owners of a majority of the Percentage Interests of the Class R Certificates, as indicated in writing, and which represents and warrants that it is in compliance with the laws of each state necessary to enable it to perform its obligations under such Subservicing Agreement. For this purpose, subservicing shall not be deemed to include the use of a tax service, or services for reconveyance, insurance or brokering REO Property. Each Servicer shall give prior notice to the Seller and the Trustee of the appointment of any Subservicer and shall furnish to the Seller a copy of such Subservicing Agreement. For purposes of this Agreement, the relevant Servicer shall be deemed to have received payments on Mortgage Loans when any Subservicer has received such payments. Any such Subservicing Agreement shall be consistent with and not violate the provisions of this Agreement. Each Subservicing Agreement shall provide that a successor Servicer shall have the option to terminate such agreement without payment of any fees if the predecessor Servicer is terminated or resigns.

     Section  8.04  Successor  Subservicer.  Each  Servicer  may  terminate  any
Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement and either itself directly service the related Mortgage Loans or enter into a Subservicing Agreement with a successor Subservicer that qualifies under Section 8.03.

     Section 8.05 Liability of Servicer. The Servicers shall not be relieved of their respective obligations under this Agreement notwithstanding any Subservicing Agreement or any of the provisions of this Agreement relating to agreements or arrangements between such Servicer and a Subservicer or otherwise, and such Servicer shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans as such terms and conditions may be limited pursuant to the terms of this Agreement. Each Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of such Servicer by such Subservicer and nothing contained in such Subservicing Agreement shall be deemed to limit or modify this Agreement. The Trust shall not indemnify any Servicer for any losses due to any Subservicer's negligence.

     Section 8.06 No Contractual Relationship Between Subservicer and Trustee or the Owners. Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer shall be deemed to be between the Subservicer and the related Servicer alone and the Trustee and the Owners shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to any Subservicer except as set forth in Section 8.07 hereof or in the related Subservicing Agreement.

     Section 8.07 Assumption or Termination of Subservicing Agreement by Trustee. In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of each Servicer hereunder by the Trustee pursuant to Section 8.20, it is understood and agreed that such Servicer's rights and obligations under any Subservicing Agreement then in force between such Servicer and a Subservicer may be assumed or terminated by the Trustee at its option. Each Servicer shall, upon request of the Trustee, but at the expense of such Servicer, deliver to the Trustee documents and records relating to each Subservicing Agreement and an accounting of amounts collected and held by such Servicer and otherwise use its best reasonable efforts to effect the orderly and efficient transfer of the Subservicing Agreement to the Trustee.

     Section 8.08 Principal and Interest Accounts; Escrow Accounts. (a) Each Servicer shall establish in its name on behalf of the Trustee for the benefit of the Owners of the Certificates and maintain or cause to be maintained at a Designated Depository Institution a Principal and Interest Account to be held as a trust account. The Principal and Interest Accounts shall be identified on the records of the Designated Depository


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

Institution as follows: [Name of Servicer] on behalf of The Bank of New York, as Trustee under the Pooling and Servicing Agreement relating to the AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 dated as of June 1, 1997. If the institution at any time holding a Principal and Interest Account ceases to be eligible as a Designated Depository Institution hereunder, then the related Servicer in the case of a Principal and Interest Account shall, within 30 days, be required to name a successor institution meeting the requirements for a Designated Depository Institution hereunder. If such party fails to name such a successor institution, then the Trustee shall cause such Account to be held as a trust account with a qualifying Designated Depository Institution. The related Servicer shall notify the Trustee, the Seller and the Depositor if there is a change in the name, account number or institution holding a Principal and Interest Account. Subject to Subsection (c) below, each Servicer shall deposit all receipts related to the Mortgage Loans into the related Principal and Interest Accounts on a daily basis (but no later than the second Business Day after receipt).

     (b) All funds in the Principal and Interest Accounts may only be held (i) uninvested, up to the limits insured by the FDIC or (ii) invested in Eligible Investments as selected by the related Servicer. The Principal and Interest Accounts shall be held in trust in the name of the Trustee for the benefit of the Owners of the Certificates (other than the earnings thereon which shall be retained by the related Servicer). Any investments of funds in the Principal and Interest Account shall mature or be withdrawable at par on or prior to the immediately succeeding Monthly Remittance Date. Any investment earnings on funds held in a Principal and Interest Account shall be for the account of the related Servicer and may only be withdrawn from the Principal and Interest Account by such Servicer immediately following the remittance of the Monthly Remittance Amount (and the Monthly Excess Interest Amount included therein) by such Servicer. Any investment losses on funds held in the Principal and Interest
Account shall be for the account of such Servicer and promptly upon the realization of such loss shall be contributed by such Servicer to the related Principal and Interest Account. Any references herein to amounts on deposit in the related Principal and Interest Account shall refer to amounts net of such investment earnings.

     (c) Subject to Section 8.09, each Servicer shall deposit on a daily basis (except as described below), and in any case not later than two Business Days following receipt, to the related Principal and Interest Account all scheduled principal and interest payments on the Mortgage Loans serviced by it due after the Cut-Off Date or Subsequent Cut-Off Date and all unscheduled principal and interest collections received after the Cut-Off Date or Subsequent Cut-Off Date including any Prepayments and Net Liquidation Proceeds, all Loan Purchase Prices and Substitution Amounts received by such Servicer with respect to the Mortgage Loans, other recoveries or amounts related to the Mortgage Loans received by such Servicer after the Cut-Off Date, Compensating Interest (which shall be deposited into the Certificate Account on or prior to each Monthly Remittance
Date) and Delinquency Advances (which shall be deposited no later than the related Monthly Remittance Date) but net of (i) the related Servicing Fee with respect to each Mortgage Loan and other servicing compensation to such Servicer as permitted by Section 8.15 hereof, (ii) principal retained by the Depositor (including Prepayments) and due on the related Mortgage Loans on or prior to the Cut-Off Date, (iii) interest retained by the Depositor and accruing on the related Mortgage Loans on or prior to the Cut-Off Date or Subsequent Cut-Off Date, and (iv) reimbursements for unreimbursed and nonrecoverable Delinquency Advances and Servicing Advances pursuant to Section 8.09.

     (d) Each Servicer may each make withdrawals from the related Principal and Interest Account only for the following purposes:

          (A) to effect the timely remittance to the Trustee of the Monthly Remittance Amount due on each Monthly Remittance Date and to effect the timely remittance to the Trustee on each Monthly Remittance Date of any Compensating Interest;


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

          (B) to reimburse itself pursuant to Section 8.09 hereof for unreimbursed Delinquency Advances and Servicing Advances and unrecovered Delinquency Advances and Servicing Advances determined by it to be nonrecoverable.

          (C) to withdraw investment earnings on amounts on deposit in its Principal and Interest Account;

          (D) to withdraw amounts that have been deposited to the related Principal and Interest Account in error;

          (E)  to reimburse itself pursuant to Section 8.25; and

          (F) to clear and terminate the related Principal and Interest Accounts following the termination of the Trust Estate pursuant to Article IX hereof.

     (e) On each Monthly Remittance Date, each Servicer shall remit to the Trustee by wire transfer in immediately available funds from the related Principal and Interest Account for deposit to the Certificate Account, the portion of the Monthly Remittance Amount remaining after the withdrawals permitted by clauses (B)-(E) of Section 8.08(d) related to the Mortgage Loans serviced by such Servicer for such Monthly Remittance Date.

     (f) Each Servicer shall establish and maintain one or more custodial accounts (each, an "Escrow Account") and deposit and retain therein all collections from the Mortgagors, if any, received with respect to the Mortgage Loans, or advances by such Servicer, for the payment of taxes, assessments, hazard insurance premiums and primary mortgage insurance policy premiums or comparable items for the account of the Mortgagors. Nothing herein shall require any Servicer to compel a Mortgagor to establish an Escrow Account in violation of applicable law.

     Withdrawals of amounts so collected from the Escrow Accounts may be made only to effect timely payment of taxes, assessments, hazard insurance premiums or primary mortgage insurance policy premiums, condominium or PUD association dues, or comparable items, to reimburse such Servicer, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Escrow Account or to clear and terminate the Escrow Account at the termination of this Agreement. As part of its servicing duties, such Servicer shall be required to pay to the Mortgagors interest on funds in the Escrow Account, to the extent required by law.

     Each Servicer shall advance the payments (to be treated as Servicing Advances) referred to in the preceding paragraph that are not timely paid by the Mortgagors, including tax penalties, if any; provided, however, that such Servicer shall be required to so advance only to the extent that such advances, in the good faith business judgment of such Servicer, will be recoverable by such Servicer out of Insurance Proceeds, Liquidation Proceeds or otherwise from the related Mortgage Loan. Notwithstanding the previous sentence, a Servicer shall be entitled to be reimbursed as provided in Section 8.09(b) hereof with respect to any Servicing Advances deemed to be nonrecoverable.

     Section 8.09 Delinquency Advances and Servicing Advances.

     (a) Each Servicer is required, not later than each Monthly Remittance Date, to deposit into the related Principal and Interest Account an amount equal to the sum of the interest (net of the Servicing Fee) and scheduled principal due (except any Balloon Payment), but not collected, with respect to Delinquent Mortgage Loans serviced by it during the related Remittance Period but only if, in its good faith business judgment, such


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

Servicer reasonably believes that such amount will ultimately be recovered from the related Mortgage Loan. With respect to each Balloon Loan, the related Servicer shall be required to advance an amount of principal and interest on an assumed schedule based on the original principal amortization for the related Balloon Loan (but only if, in its good faith business judgment, such Servicer reasonably believes that such amount will ultimately be recovered from the related Mortgage Loan). Any determination of nonrecoverability shall be explained in a notice provided by such Servicer to the Trustee and the Seller. Such amounts are "Delinquency Advances". Each Servicer shall be permitted to fund its payment of Delinquency Advances from its own funds or from funds on deposit in the related Principal and Interest Account that are not required to be distributed on the related Payment Date. To the extent a Servicer uses funds not required for distribution on a Payment Date to make Delinquency Advances with respect to such Payment Date, it shall deposit into the related Principal and Interest Account such amount prior to the next succeeding Monthly Remittance Date. Each Servicer shall be entitled to reimbursement for Delinquency Advances from late collections, Liquidation Proceeds or otherwise with respect to collections on the Mortgage Loan (including Balloon Loans) with respect to which such Delinquency Advance was made.


     Notwithstanding the foregoing, in the event that a Servicer determines that the aggregate unreimbursed Delinquency Advances exceed the expected Liquidation Proceeds on a Mortgage Loan, such Servicer shall not be required to make any future Delinquency Advances with respect to that Mortgage Loan, and shall be entitled to reimbursement for such aggregate unreimbursed Delinquency Advances from amounts in the related Principal and Interest Account. Such Servicer shall give written notice of such determination of nonrecoverability to the Trustee and the Seller, and the Trustee shall promptly furnish a copy of such notice to the Owner of a majority of the Percentage Interests of the Class R Certificates; provided, further, that such Servicer shall be entitled to recover any unreimbursed Delinquency Advances from the aforesaid Liquidation Proceeds prior to the payment of the Liquidation Proceeds to any other party to this Agreement.

     (b) Each Servicer will pay all customary, reasonable and necessary "out-of-pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) Preservation Expenses, (ii) any enforcement or judicial proceedings, including foreclosures,
(iii) the management and liquidation of REO Property, (iv) the escrow expenditures required pursuant to Section 8.08(f) hereof (but is only required to pay such costs and expenses to the extent such Servicer reasonably believes that such amounts will ultimately be recovered from the related Mortgage Loan) and (v) fees and expenses for opinions of counsel pursuant to Section 8.13. Each such amount so paid will constitute a "Servicing Advance". Each Servicer may recover Servicing Advances (x) from the Mortgagors to the extent permitted by the Mortgage Loans, (y) from Liquidation Proceeds realized upon the liquidation of the related Mortgage Loan, and (z) as provided in Section 7.03(j) hereof. Except as provided in the previous sentence, and in Sections 7.03(j) and 8.13, in no case may a Servicer recover Servicing Advances from principal and interest payments on any Mortgage Loan or from any amounts relating to any other Mortgage Loan.

     Section 8.10 Compensating Interest; Purchase of Mortgage Loans. (a) On or prior to each Monthly Remittance Date and with respect to Mortgage Loans serviced by it, each Servicer shall deposit into the related Principal and Interest Account with respect to any full Prepayment made by the Mortgagor during the preceding Remittance Period, an amount equal to the excess, if any, of (x) 30 days' interest at the Mortgage Loan's Coupon Rate (less the Servicing
Fee) on the Loan Balance of such Mortgage Loan as of the first day of the related Remittance Period over (y) to the extent not previously advanced, the interest paid by the Mortgagor with respect to the Mortgage Loan for the related Remittance Period (any such amount, "Compensating Interest"), which amount shall be included in the Monthly Remittance Amount to be made available to the Trustee on each Monthly Remittance Date; provided that the sum of all such deposits shall not exceed the amounts set forth in the related Servicing Fee Letter.


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

     (b) Each Servicer with respect to Mortgage Loans serviced by it, may, but is not obligated to, purchase for its own account (or, during the two year period beginning on the Startup Day, substitute a Qualified Replacement Mortgage for) any 90+ Day Delinquent Loan or any Mortgage Loan as to which enforcement proceedings have been brought by the related Servicer pursuant to Section 8.13. Any such Mortgage Loan so purchased shall be purchased by such Servicer on a Monthly Remittance Date at a purchase price equal to the Loan Purchase Price thereof, which purchase price shall be deposited in the related Principal and Interest Account.

     Section 8.11 Maintenance of Insurance. (a) Each Servicer shall cause to be maintained with respect to each Mortgage Loan serviced by it a hazard insurance policy with a generally acceptable carrier that provides for fire and extended coverage, and which provides for a recovery by such Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan in an amount not less than the least of (i) the outstanding principal balance of the Mortgage Loan,
(ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the full insurable value of the premises.

     (b) If the Mortgage Loan relates to a Property which is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, as identified to the related Servicer by the Originator in the related Mortgage Loan Schedule, and flood insurance has been made available, the related Servicer will cause to be maintained with respect thereto a flood insurance policy in a form meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable carrier in an amount representing coverage, and which provides for a recovery by such Servicer on behalf of the Trust of insurance proceeds relating to such Mortgage Loan of not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the minimum amount required to compensate for damage or loss on a replacement cost basis and (iii) the maximum amount of insurance that is available under the Flood Disaster Protection Act of 1973.

     (c) In the event that a Servicer shall obtain and maintain a blanket policy insuring against fire, flood and hazards of extended coverage on all of the Mortgage Loans, then, to the extent such policy names such Servicer as loss payee and provides coverage in an amount equal to the aggregate unpaid principal balance on the Mortgage Loans without co-insurance and otherwise complies with the requirements of this Section 8.11, such Servicer shall be deemed conclusively to have satisfied its obligations with respect to fire and hazard insurance coverage under this Section 8.11, it being understood and agreed that such blanket policy may contain a deductible clause, in which case such Servicer shall, in the event that there shall not have been maintained on the related Property a policy complying with the preceding paragraphs of this Section 8.11, and there shall have been a loss which would have been covered by such policy, deposit in the related Principal and Interest Account from such Servicer's own funds the difference, if any, between the amount that would have been payable under a policy complying with the preceding paragraphs of this Section 8.11 and the amount paid under such blanket policy. Upon the request of the Trustee, such Servicer shall cause to be delivered an Officer's Certificate to the Trustee to the effect that the Servicer maintains such policy.

     (d) Each Servicer also shall maintain on related REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above.

     (e) If a Servicer shall fail to maintain or cause to be maintained any insurance required by this Section 8.11, and there shall have been a loss which would have been covered by such policy, the Servicer


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

shall deposit in the related Principal and Interest Account from the Servicer's own funds the amount, if any, that would have been payable under a policy complying with the preceding paragraphs of this Section 8.11.

     Section 8.12 Due-on-Sale Clauses; Assumption and Substitution Agreements. When a Property has been or is about to be conveyed by the Mortgagor, the related Servicer shall, to the extent a responsible officer thereof has actual knowledge of such conveyance or prospective conveyance, exercise the rights of the Trust to accelerate the maturity of the related Mortgage Loan under any "due-on-sale" clause contained in the related Mortgage or Note; provided, however, that such Servicer shall not exercise any such right if the
"due-on-sale" clause, in the reasonable belief of such Servicer, is not enforceable under applicable law or if such Servicer reasonably believes in good faith it is not in the best interests of the Trust. In such event, such Servicer is authorized to enter into an assumption and modification agreement with the Person to whom such Property has been or is about to be conveyed, pursuant to which such Person becomes liable under the Note and, unless prohibited by applicable law or the Mortgage Documents, the Mortgagor remains liable thereon. If the foregoing is not permitted under applicable law, such Servicer is authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Note; provided, however, that to the extent that any such substitution of liability agreement would not otherwise have been delivered by such Servicer in its usual procedures for mortgage loans held in its own portfolio, such Servicer shall prior to executing and delivering such agreement, obtain the prior written consent of the Seller. The Trustee shall execute any agreements required to effectuate the foregoing. The Mortgage Loan, as assumed, shall conform in all respects to the requirements, representations and warranties of this Agreement. The related Servicer of such Mortgage Loan shall notify the Trustee that any such assumption or substitution agreement has been completed by forwarding to the Trustee the original copy of such assumption or substitution agreement, which copy shall be added by the Trustee to the related File and which shall, for all purposes, be considered a part of such File to the same extent as all other documents and instruments constituting a part thereof. Each Servicer shall be responsible for recording any such assumption or substitution agreements relating to Mortgage Loans serviced by it at the expense of the related Servicer. In connection with any such assumption or substitution agreement, no material term of the Mortgage Loan, including the required monthly payment on the related Mortgage Loan shall be changed but all terms thereof shall remain as in effect as immediately prior to the assumption or substitution, the stated maturity or outstanding principal amount of such Mortgage Loan shall not be changed nor shall any required monthly payments of principal or interest be deferred or forgiven. Any fee collected by any Servicer for consenting to any such conveyance or entering into an assumption or substitution agreement shall be retained by or paid to such Servicer as additional servicing compensation.

     Notwithstanding the foregoing paragraph or any other provision of this Agreement, no Servicer shall be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which such Servicer may be restricted by law from preventing, for any reason whatsoever.

     Section 8.13 Realization Upon Defaulted Mortgage Loans. (a) Each Servicer, with respect to Mortgage Loans serviced by it, shall foreclose upon or otherwise comparably convert the ownership on behalf of the Trust of Properties relating to defaulted Mortgage Loans as to which no satisfactory arrangements can be made for collection of Delinquent payments and which the related Servicer has not purchased pursuant to Section 8.10(b). In connection with such foreclosure or other conversion, the Servicer of such defaulted Mortgage Loans shall exercise such of the rights and powers vested in it hereunder, and use the same degree of care and skill in its exercise or use as prudent mortgage lenders would exercise or use under the circumstances in the conduct of their own affairs, including, but not limited to, advancing funds deemed by such Servicer in its good faith business judgment to be recoverable from the related Mortgage Loan for the payment of taxes, amounts due with respect to senior liens and insurance premiums. Any amounts so

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advanced shall  constitute  "Servicing  Advances"  within the meaning of Section
8.09(b) hereof. Each Servicer shall sell any REO Property managed by it within 23 months of its acquisition by the Trust, unless such Servicer obtains for the Trustee an Opinion of Counsel (the cost of which shall be advanced by the related Servicer as a Servicing Advance) experienced in federal income tax matters and reasonably acceptable to the Depositor and the Trustee, addressed to the Trustee and such Servicer, to the effect that the holding by the Trust of such REO Property for any greater period will not result in the imposition of taxes on "Prohibited Transactions" of the Trust as defined in Section 860F of the Code or cause the Trust to fail to qualify as a REMIC under the REMIC Provisions at any time that any Certificates are outstanding, or the related Servicer produces evidence that it has properly requested from the applicable tax authorities at least 60 days before the day on which the two year grace period would otherwise expire, an extension of the two year grace period, in which case such Servicer shall sell any REO Property by the end of any extended period specified in any such opinion or extension.

     Notwithstanding the generality of the foregoing provisions, each Servicer shall manage, conserve, protect and operate each REO Property managed by it solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the related Servicer shall either itself or through an agent selected by such Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Owners and after consultation with the holder of a majority in interest of the Class R Certificates, rent the same, or any part thereof, as such Servicer deems to be in the best interest of the Owners for the period prior to the sale of such REO Property.

     Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, or exercising control over the Mortgaged Property so that the Trust would be considered a mortgagee-in-possession, owner or operator of the Mortgaged Property under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. ss.9601 et seq.) or a comparable law, in the event any responsible officer of a Servicer has actual knowledge that a Property is in any way affected by hazardous or toxic substances or wastes and determines that it may be reasonable to convert such Property ownership to the Trust, or the holder of a majority in interest of the Class R Certificates otherwise requests in writing an environmental inspection to be conducted, such Servicer shall cause an environmental inspection or review of such Property to be conducted by a qualified inspector and shall be reimbursed for the amount of such environmental inspection in the manner described herein for reimbursement of Servicing Advances in the same manner as set forth in the immediately following paragraph. Upon completion of the inspection, such Servicer shall promptly provide the Owner of the majority of the Class R Certificates and the Trustee with a written report of the environmental inspection. In the absence of such determination or a written request from the Owner of the majority of the Class R Certificates for an environmental inspection, neither the related Servicer nor the Trustee shall be liable for any liability, cost or expense incurred by the Trust due to the decision of such Servicer not to cause an environmental inspection of a Property.

     After reviewing the environmental inspection report, the Owner of the majority of the Class R Certificates shall determine how the related Servicer shall proceed with respect to the Property and shall notify such Servicer within 15 Business Days of receipt of the inspection report. In the event the environmental inspection report indicates that the Property is in any way affected by hazardous or toxic substances or wastes such Servicer shall only foreclose or comparably convert such Property if the Owner of the majority of the Class R Certificates directs such Servicer to proceed with foreclosure or acceptance of a deed-in-lieu of foreclosure. In the event the Owner of the majority of the Class R Certificates requires such Servicer to foreclose or accept a deed-in-lieu of


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foreclosure  pursuant to this Section  8.13(a),(i) such Servicer (or the Trustee
and  any  other  successor   Servicer)  shall  be  reimbursed  for  any  related
environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse such Servicer (or the Trustee and any other successor Servicer), such Servicer (or the Trustee and any other successor Servicer) shall be entitled to be reimbursed from amounts in the related Principal and Interest Account, and (ii) such Class R Owner hereby indemnifies the Trust, the Trustee and such Servicer with respect to any costs, liabilities and expenses incurred by any such party in connection with any such hazardous or toxic substances or wastes with respect to such foreclosure or comparable conversion. In the event the Owner of the majority of the Class R Certificates directs such Servicer not to proceed with foreclosure or acceptance of a deed-in-lieu of foreclosure, such Servicer (or the Trustee and any other successor Servicer) shall be reimbursed for all Servicing Advances made with respect to the related Property from such Principal and Interest Account pursuant to Section 8.08(d)(B) hereof.

     (b) Each Servicer shall determine, with respect to each defaulted Mortgage Loan serviced by it, when it has recovered, whether through trustee's sale, foreclosure sale or otherwise, all amounts it expects to recover from or on account of such defaulted Mortgage Loan (exclusive of any possibility of a deficiency judgment), whereupon such Mortgage Loan shall become a "Liquidated Loan".

     Upon such a determination, the related Servicer shall prepare and submit to the Seller and the Trustee a Liquidation Report in substantially the form of Exhibit K hereto.

     Section 8.14 Trustee and Custodian to Cooperate; Release of Files. (a) Upon the payment in full of any Mortgage Loan (including the repurchase of any Mortgage Loan or any liquidation of such Mortgage Loan through foreclosure or otherwise) or the receipt by the related Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, such Servicer shall deliver to the Custodian a Servicer's Trust Receipt in the form of Exhibit H hereto. Upon receipt of such Servicer's Trust Receipt, the Custodian shall promptly release the related File, in trust to (i) such Servicer, (ii) an escrow agent or (iii) any employee, agent or attorney of the Trustee, in each case pending its release by such Servicer, such escrow agent or such employee, agent or attorney of the Trustee, as the case may be. Upon any such payment in full or the receipt of such notification that such funds have been placed in escrow, such Servicer is authorized to give, as attorney-in-fact for the Trustee and the mortgagee under the Mortgage which secured the Note, an instrument of satisfaction (or assignment of Mortgage without recourse) regarding the Property relating to such Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of payment in full, it being understood and agreed that no expense incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the related Principal and Interest Account. In lieu of executing any such satisfaction or assignment, as the case may be, such Servicer may prepare and submit to the Trustee a satisfaction (or assignment without recourse, if requested by the Person or Persons entitled thereto) in form for execution by the Trustee with all requisite information completed by such Servicer; in such event, the Trustee shall execute and acknowledge such satisfaction or assignment, as the case may be, and deliver the same with the related File, as aforesaid.

     (b) From time to time and as appropriate in the servicing of any Mortgage Loan, including, without limitation, foreclosure or other comparable conversion of a Mortgage Loan or collection under any applicable Insurance Policy, the Trustee shall (except in the case of the payment or liquidation pursuant to which the related File is released to an escrow agent or an employee, agent or attorney of the Trustee), upon request of such Servicer and delivery to the Custodian of a Servicer's Trust Receipt substantially in the form of Exhibit H hereto, release the related File to such Servicer and shall execute such documents as shall be necessary to the prosecution of any such proceedings, including, without limitation, an assignment without


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recourse of the related Mortgage to such Servicer.  The Custodian shall complete in the name of the Trustee any endorsement in blank on any Note prior to releasing such Note to such Servicer. Such receipt shall obligate such Servicer to return the File to the Custodian when the need therefor by such Servicer no longer exists unless the Mortgage Loan shall be liquidated in which case, upon receipt of the liquidation information, in physical or electronic form, such Servicer's Trust Receipt shall be released by the Custodian to such Servicer.

     (c) Each Servicer shall have the right to approve applications of Mortgagors for consent to (i) partial releases of Mortgages, (ii) alterations and (iii) removal, demolition or division of properties subject to Mortgages. No application for approval shall be considered by any Servicer unless: (x) the provisions of the related Note and Mortgage have been complied with; (y) the Originator certifies to such Servicer that the Loan-to-Value Ratio and the Mortgagor's debt-to-income ratio after any release does not exceed the maximum Loan-to-Value Ratio and debt-to-income ratio specified as the then-current maximum levels under the related Originator's underwriting guidelines for a similar credit grade borrower; and (z) the lien priority of the related Mortgage is not adversely affected. Upon receipt by the Trustee of an Officer's Certificate executed on behalf of a Servicer setting forth the action proposed to be taken in respect of a particular Mortgage Loan and certifying that the criteria set forth in the immediately preceding sentence have been satisfied, the Trustee shall execute and deliver to such Servicer the consent or partial release so requested by such Servicer. A proposed form of consent or partial release, as the case may be, shall accompany any Officer's Certificate delivered by such Servicer pursuant to this paragraph.

     (d) Costs associated with preparing assignments, satisfactions and releases described in this Section 8.14 shall not be an expense of the Trust or the Trustee, but rather shall be borne directly by the related Servicer; provided, however, that the Custodian shall be liable for the cost associated with the shipping of documents from the Custodian to the related Servicer pursuant to this Section 8.14.

     Section 8.15 Servicing Compensation. As compensation for their activities hereunder, each Servicer shall be entitled to the Servicing Fee for each Mortgage Loan that it services. Such Servicing Fee shall be payable on a monthly basis out of interest payments on the related Mortgage Loans and shall equal one-twelfth of the related Servicing Fee Rate multiplied by the outstanding principal amount of such Mortgage Loan as of the prior Monthly Remittance Date. Subject to the related Servicing Fee Letter, additional servicing compensation in the form of release fees, bad check charges, assumption fees, late payment charges, prepayment penalties, any other servicing-related fees, and similar items may, to the extent collected from Mortgagors, be retained by the related Servicer.

     Section 8.16 Annual Statement as to Compliance. (a) Each Servicer, at its own expense, will deliver to the Trustee, the Seller, the Depositor and the Rating Agencies on or before April 15 of each year, commencing in 1998, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of such Servicer during such preceding calendar year and of performance under this Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, such Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officer and the nature and status thereof including the steps being taken by such Servicer to remedy such defaults.

     (b) Each Servicer shall deliver to the Trustee, the Seller, the Depositor and the Rating Agencies promptly after a responsible officer of the Servicer obtains actual knowledge thereof but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or lapse of time, or both, such officer knows would become an Event of Servicing Termination.


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     Section 8.17 Annual Independent  Certified Public Accountants' Reports. (a)
On or before April 15 of each year, commencing in 1998, each Servicer shall cause to be delivered to the Trustee and the Rating Agencies a letter or letters of a firm of independent, nationally- recognized certified public accountants stating that such firm has, with respect to such Servicer's overall servicing operations examined such operations in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and stating such firm's conclusions relating thereto.

     (b) Each Servicer will deliver to the Seller as soon as available and in any event within 45 days after the end of each of the first three fiscal quarterly periods of each fiscal year of such Servicer, an unaudited consolidated statement of operations and retained earnings and consolidated statements of changes in financial position of such Servicer for such period and each Servicer will deliver to the Seller as soon as available and in any event within 90 days after the end of each fiscal year of such Servicer, audited consolidated statements of income, retained earnings and changes in financial position of such Servicer for the preceding fiscal year.

     Section 8.18 Access to Certain Documentation and Information Regarding the Mortgage Loans. Each Servicer shall provide to the Trustee, the Seller, the FDIC and the supervisory agents and examiners of each of the foregoing access to the documentation and electronic data regarding the Mortgage Loans not in the possession of the Trustee, such access being afforded without charge but only upon prior written reasonable request and during normal business hours at the offices of such Servicer designated by it.

     Upon any change in the format of the computer tape by any Servicer in respect of the Mortgage Loans, such Servicer shall deliver a copy of such computer tape to the Trustee. In addition, each Servicer shall provide a copy of such computer tape to the Trustee at such other times as the Trustee may reasonably request upon reasonable notice to such Servicer and upon payment of all reasonable expenses associated with such request by the Trustee. Nothing contained herein shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information relating to the Mortgage Loans or Mortgagors.

     Section 8.19 Assignment of Agreement. No Servicer may assign its obligations under this Agreement (except pursuant to Section 8.27 hereof), in whole or in part, unless it shall have first obtained the prior written consent of the Seller and the Trustee, which such consent shall not be unreasonably withheld; provided, however, that any assignee must meet the eligibility requirements set forth in Section 8.21(f) hereof for a successor Servicer. Notice of any such assignment shall be given by such Servicer to the Trustee and the Rating Agencies.

     Section 8.20 Events of Servicing Termination. (a) The Trustee (acting upon the request of the Owners of the majority of the Percentage Interests of the Offered Certificates then Outstanding as a whole and not on a Class by Class basis) or the Seller may immediately remove the related Servicer (including any successor entity serving as the Servicer) upon the occurrence of any of the following events and the expiration of the related cure period (provided, that the occurrence of any such events with respect to one Servicer shall be cause to remove only such Servicer):

          (i) Such Servicer shall fail to deliver to the Trustee any proceeds or required payment (including any Delinquency Advance or Compensating Interest payment), which failure continues unremedied for two Business Days following written notice to an Authorized Officer of such Servicer from the Trustee or from any Owner;

          (ii) Such Servicer shall (I) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian or similar entity with respect to itself or its property, (II) admit in writing its inability to pay its debts generally as they become due, (III) make a general assignment for the benefit of creditors, (IV) be adjudicated a bankrupt or insolvent,
     (V)  commence a  voluntary


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     case under the federal  bankruptcy  laws of the United States of America or file a voluntary petition or answer seeking reorganization, an arrangement with creditors or an order for relief or seeking to take advantage of any insolvency law or file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding or (VI) take corporate action for the purpose of effecting any of the foregoing;

          (iii) If without the application, approval or consent of such Servicer, a proceeding shall be instituted in any court of competent jurisdiction, under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking in respect of such Servicer an order for relief or an adjudication in bankruptcy, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a trustee, receiver, liquidator, custodian or similar entity with respect to such Servicer or of all or any substantial part of its assets, or other like relief in respect thereof under any bankruptcy or insolvency law, and, if such proceeding is being contested by such Servicer in good faith, the same shall (A) result in the entry of an order for relief or any such adjudication or appointment or (B) continue undismissed or pending and unstayed for any period of sixty
     (60) consecutive days;

          (iv) Such Servicer shall fail to perform any one or more of its obligations hereunder (other than those specified in item (i) above) and shall continue in default thereof for a period of forty-five (45) days after the earlier of (x) notice by the Trustee of said failure or (y) actual knowledge of a responsible officer of such Servicer;

          (v) The failure of such Servicer to satisfy the Servicer Termination Test; or

          (vi) (a) In the case of Advanta, Advanta Mortgage Corp. USA consolidated with Advanta Mortgage Holding Corp. shall fail to maintain a net worth of at least $20 million; or (b) in the case of Ameriquest, it shall fail to maintain a net worth of $30 million; or (c) in the case of Option One, it shall fail to maintain a net worth of at least $20 million.

The  Trustee  shall   determine  on  each  Payment  Date  whether  the  Servicer
Termination Test is satisfied for the related Remittance Period. Upon the Trustee's determination that the Servicer Termination Test is not satisfied, or that a payment of Compensating Interest, a Monthly Remittance Amount for the related Group, or a required Delinquency Advance has not been made by the relevant Servicer, the Trustee shall so notify in writing an Authorized Officer of such Servicer and the Seller as soon as is reasonably practical.

     (b) Any party exercising any termination rights under Subsection (a) above shall give notice in writing to the relevant Servicer (and a copy to the Trustee) of the termination of all of the rights and obligations of such Servicer under this Agreement. The Trustee shall mail a copy of any notice given by it hereunder to the Depositor, the Seller, the Owners and Rating Agencies. On or after the receipt by such Servicer of such written notice, all authority and power of such Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall without further action pass to and be vested in the Trustee or such successor Servicer as may be appointed hereunder, and, without limitation, the Trustee is hereby authorized and empowered (which authority and power are coupled with an interest and are irrevocable) to execute and deliver, on behalf of the predecessor Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice or termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents or otherwise. The predecessor Servicer shall cooperate with the successor Servicer or the Trustee in effecting the termination of the responsibilities and rights of the predecessor Servicer under this Agreement including the transfer to the successor Servicer or to the Trustee for administration by it of all cash accounts that shall at the time be held by the predecessor


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

Servicer for deposit or shall thereafter be received with respect to a Mortgage Loan. All reasonable costs and expenses incurred in connection with delivering the Files to the successor Servicer or the Trustee shall be paid by the predecessor Servicer.

     (c) If any event described in subsection (a)(vi) above occurs and is continuing, during a 30 day period following receipt of notice, the Trustee, the affected Servicer and the Seller shall cooperate with each other to determine if the occurrence of such event is likely to have a material adverse effect on such Servicer's ability to perform its obligations under this Agreement. If the Seller, in its reasonable discretion, concludes that the event is not likely to have a material adverse effect on such Servicer's ability to perform hereunder, then such Servicer shall be given a period of 90 days to cure such default. If the Seller, in its reasonable discretion, concludes that the event is likely to have a material adverse effect on such Servicer's ability to perform hereunder, then such Servicer shall be given a period of 15 days to cure such default. If the event is not cured by the end of the applicable period, no further extension of the cure period is required, and such Servicer may be terminated as provided in this section.

     (d) The Seller and the Trustee agree to use their best efforts to inform each other of any materially adverse information regarding each Servicer's servicing activities that comes to the attention of such party from time to time.

     Section 8.21 Resignation of a Servicer and Appointment of Successor. (a) Upon any Servicer's receipt of notice of termination pursuant to Section 8.20 or such Servicer's resignation in accordance with the terms of this Section 8.21, the predecessor Servicer shall continue to perform its functions as Servicer under this Agreement, in the case of termination, only until the date specified in such termination notice or in accordance with Section 8.20(d), if applicable, or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the earlier of (x) the date 45 days from the delivery to the Seller, the Trustee of written notice of such resignation (or written confirmation of such notice) in accordance with the terms of this Agreement and (y) the date upon which the predecessor Servicer shall become unable to act as Servicer, as specified in the notice of resignation and accompanying opinion of counsel. All collections then being held by the predecessor Servicer prior to its removal and any collections received by such Servicer after removal or resignation shall be endorsed by it to the Trustee and remitted directly and immediately to the Trustee or the successor Servicer. In the event of any Servicer's resignation or termination hereunder, the Trustee shall appoint a successor Servicer and the successor Servicer shall accept its appointment by execution of a written assumption in form acceptable to the Trustee and the Seller, with copies of such assumption to the Trustee and the Rating Agencies, provided that as a condition precedent to the appointment of a successor Servicer and the execution of the related written assumption, such successor Servicer shall, if applicable, also execute either (i) a written assumption or termination of any of the Subservicing Agreements or (ii) appropriate amendments to each of any Subservicing Agreements.

     (b) No Servicer shall resign from the obligations and duties hereby imposed on it, except (i) upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it, the other activities of such Servicer so causing such a conflict being of a type and nature carried on by such Servicer at the date of this Agreement or (ii) upon prior written consent of the Seller and the Trustee and confirmation from the Rating Agencies that the Offered Certificates are not reduced. Any such determination referred to in clause (i) permitting the resignation of any Servicer shall be evidenced by an Opinion of Counsel to such effect which shall be delivered to the Trustee and the Seller.


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

     (c) No removal or resignation of any Servicer shall become effective until the Trustee or a successor Servicer shall have assumed such Servicer's responsibilities and obligations in accordance with this Section. The removal or resignation of one Servicer hereunder, shall have no effect on the status of any other Servicer hereunder.

     (d) Upon removal or resignation of any Servicer, such Servicer also shall promptly deliver or cause to be delivered to the successor Servicer or the Trustee all the books and records (including, without limitation, records kept in electronic form) that such Servicer has maintained for the Mortgage Loans, including all tax bills, assessment notices, insurance premium notices and all other documents as well as all original documents then in such Servicer's possession.

     (e) Any collections received by any Servicer after removal or resignation thereof shall be endorsed by it to the Trustee and remitted directly and immediately to the Trustee or the successor Servicer.

     (f) Upon removal or resignation of any Servicer, the Trustee, with the cooperation of the Seller, (x) shall solicit bids for a successor Servicer as described below and (y) pending the appointment of a successor Servicer as a result of soliciting such bids, shall serve as Servicer of the Mortgage Loans serviced by such predecessor Servicer. The Trustee shall, if it is unable to obtain a qualifying bid and is prevented by law from acting as Servicer, (I) appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution which has been designated as an approved servicer by FannieMae or FHLMC for first and second mortgage loans and having equity of not less than $5,000,000 (or such lower level as may be acceptable to the Owners of a majority of the Class R Certificates) and is reasonably acceptable to the Seller and the Owners of the Class R Certificates, as indicated in writing as the successor to such Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of such Servicer hereunder and (II) give notice thereof to the Seller, the Owners and the Rating Agencies. The compensation of any successor Servicer (including, without limitation, the Trustee) so appointed shall be the amount agreed by the related Servicer and the Seller. Any existing Servicer may bid to be a successor to any other Servicer. Any reasonable out of pocket set-up costs or expenses incurred by the Trustee as interim successor Servicer as specified in subclause (y) of this Section 8.21(f) shall be at the expense of the Trust and shall be payable pursuant to Section 7.03(j).

     (g) In the event that the Trustee is able to solicit bids as provided above, the Trustee shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth above (including the Trustee or any affiliate thereof). Such public announcement shall specify that the successor Servicer shall be entitled to the servicing compensation agreed upon between the Trustee, the successor Servicer and the Seller; provided, however, that no such fee shall exceed the related Servicing Fee. Within thirty days after any such public announcement, the Trustee, with the cooperation of the Seller, shall negotiate in good faith and effect the sale, transfer and assignment of the servicing rights and responsibilities hereunder to the qualified party submitting the highest satisfactory bid as to the price they will pay to obtain such servicing. The Trustee upon receipt of the purchase price shall pay such purchase price to the Servicer being so removed (except in the case of subsection (h) below, in which case the Trustee shall pay such purchase price to the Seller), after deducting from any sum received by the Trustee from the successor to such Servicer in respect of such sale, transfer and assignment all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities reasonably incurred hereunder. After such deductions, the remainder of such sum shall be paid by the Trustee to such Servicer (other than Advanta) at the time of such sale.

     (h) The Trustee and the successor Servicer shall take such action consistent with this Agreement as shall be necessary to effectuate any such succession, including the notification to all Mortgagors of the transfer of servicing if such notification is not done by such predecessor Servicer as required by subsection


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

(j) below. Each predecessor Servicer agrees to cooperate with the Trustee and any successor Servicer in effecting the termination of such Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trustee or such successor Servicer, as applicable, all documents and records reasonably requested by it to enable it to assume such Servicer's functions hereunder and shall promptly also transfer to the Trustee or such successor Servicer, as applicable, all amounts which then have been or should have been deposited in the related Principal and Interest Account by such Servicer, or which are thereafter received with respect to the Mortgage Loans. Neither the Trustee nor any other successor Servicer shall be held liable by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the predecessor Servicer to deliver, or any delay in delivery, cash, documents or records to it or (ii) restrictions imposed by any regulatory authority having jurisdiction over such Servicer.

     (i) The Trustee or any other successor Servicer, upon assuming the duties of Servicer hereunder, shall as soon as reasonably practicable pay all
Compensating Interest and, if applicable, Delinquency Advances which have theretofore not been remitted to the extent required by this Agreement with respect to the Mortgage Loans; provided, however, that if the Trustee is acting as successor Servicer, the Trustee shall only be required to make such Delinquency Advances if, in the Trustee's reasonable good faith judgment, such Delinquency Advances will ultimately be recoverable from the related Mortgage Loans. Any Delinquency Advances and Servicing Advances previously made by the predecessor Servicer and accrued and unpaid Servicing Fees shall be recoverable by it and paid to it by the successor Servicer to the extent such Delinquency Advances, Servicing Advances and accrued and unpaid Servicing Fees would
otherwise  have  been   recoverable  had  the  predecessor   Servicer  not  been
terminated.

     (j) Any Servicer which is being removed or is resigning shall give notice to the Mortgagors and to the Rating Agencies of the transfer of the servicing to the successor Servicer.

     (k) Upon appointment, the successor Servicer shall be the successor in all respects to the predecessor Servicer and shall be subject to all the responsibilities, duties and liabilities of the predecessor Servicer including, but not limited to, the maintenance of the hazard insurance policy(ies), the fidelity bond and an errors and omissions policy pursuant to Section 8.26 and shall be entitled to such fees as may be agreed upon between the Seller and such successor Servicer (such amount not to exceed the Aggregate Servicing Fee Rate), and all of the rights granted to the predecessor Servicer by the terms and provisions of this Agreement; provided, that if the Trustee shall be the successor Servicer, the Trustee shall be entitled to the same fees as the Servicer was entitled to at the time of succession. The appointment of a successor Servicer (including the Trustee) shall not affect any liability of the predecessor Servicer which may have arisen under this Agreement prior to its termination as Servicer (including, without limitation, any deductible under an insurance policy) nor shall any successor Servicer (including the Trustee) be liable for any acts or omissions of the predecessor Servicer or for any breach by such Servicer of any of its representations or warranties contained herein or in any related document or agreement.

     (l) The Trustee and the Seller shall each give notice to the Rating Agencies and the Owners or the Seller of the occurrence of any event specified in Section 8.20 of which a Responsible Officer of the Trustee has actual knowledge.

     Section 8.22 Waiver of Past Events of Servicing Termination. Subject to the rights of the Trustee, the Owners and the Seller pursuant to Section 8.20 to terminate all of the rights and obligations of any Servicer under this Agreement or the Owners of at least 51% of the Percentage Interests of the Class R Certificates may, on behalf of all Owners of Certificates, waive any default by such Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Servicing Termination arising therefrom shall be deemed to have been remedied


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

for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

     Section 8.23 Assumption or Termination of Subservicing Agreement By the Trustee. In connection with the assumption of the responsibilities, duties and liabilities and of the authority, power and rights of any Servicer hereunder by the Trustee pursuant to Section 8.21, it is understood and agreed that such Servicer's rights and obligations under any Subservicing Agreement then in force between such Servicer and a subservicer shall be assumed simultaneously by the Trustee without act or deed on part of the Trustee; provided, however, the Trustee in its sole discretion may terminate any subservicer notwithstanding the provisions of the related Subservicing Agreement.

     Each Servicer shall, upon the reasonable request of the Trustee, but at the expense of such Servicer, deliver to the assuming party documents and records relating to each Subservicing Agreement and an accounting of amounts collected and held by it and otherwise use its best reasonable efforts (through the execution of any documents or otherwise) to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party and shall cooperate with the Trustee in any other manner reasonably requested by the Trustee.

     Section 8.24 Powers and Duties of the Trustee as Successor Servicer. Following the termination of any Servicer hereunder and pending the appointment of any other Person as successor Servicer, the Trustee is hereby empowered to perform the duties of such Servicer hereunder; it being expressly understood, however, by all parties hereto, and the Owners, that prior to any termination of such Servicer pursuant to Section 8.21, such Servicer shall perform such duties. Specifically, and not in limitation of the foregoing, the Trustee shall upon termination or resignation of any Servicer, and pending the appointment of any other Person as successor Servicer, have the power:

          (i) to collect Mortgage payments;

          (ii) to foreclose on Delinquent Mortgage Loans;

          (iii) to enforce due-on-sale clauses and to enter into assumption and substitution agreements as permitted by Section 8.12 hereof;

          (iv) to deliver instruments of satisfaction pursuant to Section 8.14 hereof;

          (v) to enforce the Mortgage Loans; and

          (vi) to make Servicing Advances and Delinquency Advances and to pay Compensating Interest (and to be reimbursed therefor as provided herein).

     Section 8.25 Liability of the Servicers. None of the Servicers nor any of their directors, officers, employees or agents shall be under any liability on any Certificate or otherwise to the Seller, the Trustee or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or for errors in judgment except as required hereunder; provided, however, that this provision shall not protect any Servicer, its directors, officers, employees or agents or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act, willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. Each of the Servicers and any director, officer, employee or agent of each of the Servicers may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. None of the Servicers shall be under any obligation to appear in, prosecute or defend any


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

legal action that is not incidental to its duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Owners hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust, and such Servicer shall be entitled to be reimbursed therefor out of the Principal and Interest Account. The Servicers and any director, officer, employee or agent of each of the Servicers shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of negligent action, negligent failure to act, willful misconduct in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.

     Section 8.26 Inspections by Trustee and Seller; Errors and Omissions Insurance. (a) At any reasonable time and from time to time (but unless there is a valid reason to do so, not more than once every six months) upon prior written and reasonable notice, the Trustee, the Seller or any agents or representatives thereof may inspect any Servicer's servicing operations and discuss the servicing operations of such Servicer with a responsible officer designated by the related Servicer. The reasonable costs and expenses incurred by such
Servicer or its agents or representatives in connection with any such examinations or discussions shall be paid by such Servicer.

     (b) Each Servicer shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that meet the requirements of FannieMae or FHLMC on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loan to handle funds, money, documents and papers relating to the Mortgage Loans it services. The fidelity bond and errors and omissions insurance shall be in the form of Mortgage Banker's Blanket bond and shall protect and insure such Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure such Servicer against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 8.26 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FannieMae in the FannieMae Servicing Guide or by FHLMC in the FHLMC Sellers' and Servicers' Guide. Upon the written request of the Seller, a Servicer shall cause to be delivered to the Seller an Officer's Certificate as to the maintenance of the fidelity bond and insurance policy that such fidelity bond and insurance policy are in full force and effect.

     Section 8.27 Merger, Conversion, Consolidation or Succession to Business of Servicer. Any corporation into which any Servicer may be merged or converted or with which it may be consolidated, or corporation resulting from any merger, conversion or consolidation to which such Servicer shall be a party or any corporation succeeding to all or substantially all of the business of such Servicer shall be the successor of such Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto provided that such corporation meets the qualifications set forth in Section 8.21(f).

     Section 8.28 Notices of Material Events. Upon any responsible officer of the Servicer's actual knowledge thereof, such Servicer shall give prompt notice to the Trustee, the Seller, and the Rating Agencies of the occurrence of any of the following events:


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     (a) Any default or any fact or event which such officer knows  results,  or which with notice or the passage of time, or both, would result in the occurrence of a default by such Servicer under any Operative Document or would constitute a material breach of a representation, warranty or covenant under any Operative Document;

     (b) The submission of any claim or the initiation of any legal process, litigation or administrative or judicial investigation against such Servicer of which it has knowledge, in any federal, state or local court or before any governmental body or agency or before any arbitration board or any such proceedings threatened by any governmental agency, which, if adversely determined, would have a material adverse effect upon any such Servicer's ability to perform its obligations under any Operative Document;

     (c) The commencement of any proceedings of which it has knowledge or has received service of process by or against such Servicer under any applicable bankruptcy, reorganization, liquidation, insolvency or other similar law now or hereafter in effect or of any proceeding in which a receiver, liquidator, trustee or other similar official shall have been, or may be, appointed or requested for such Servicer; and

     (d) The receipt of notice from any agency or governmental body having authority over the conduct of such Servicer's business that such Servicer is to cease and desist, or to undertake any practice, program, procedure or policy employed by such Servicer in the conduct of the business of any of them, and such cessation or undertaking will materially and adversely affect the conduct of such Servicer's business or its ability to perform under the Operative Documents or materially and adversely affect the financial affairs of such Servicer.

     Section 8.29 Monthly Servicing Report and Servicing Certificate. (a) Each Servicer with respect to the Mortgage Loans serviced by it shall deliver not later than the Reporting Date, a Monthly Servicing Report (which shall be in a format reasonably agreeable to both the Servicer and the Trustee and, with respect to certain delinquency information, may be delivered by hard copy), to the Trustee and, upon request, to the Seller. The Monthly Servicing Report shall state as to the related Remittance Period for the Mortgage Loans serviced by such Servicer:

          (i) (a) scheduled interest due (net of the Servicing Fee); (b) Compensating Interest paid; (c) scheduled principal due; (d) Prepayments;
     (e) Loan Balance of Mortgage Loans repurchased; (f) Substitution Amounts; and (g) Net Liquidation Proceeds (related to principal);

          (ii) The Servicing Fee withheld by the related Servicer;

          (iii) The principal and interest payments remitted by such Servicer to its Principal and Interest Account(s);

          (iv) The scheduled principal and interest payments on the Mortgage Loans that were not made by the related Mortgagors as of the last day of the related Remittance Period;

          (v) The number and aggregate Loan Balances (computed in accordance with the terms of the Mortgage Loans) and the percentage of the total number of Mortgage Loans and of the Loan Balance which they represent of Delinquent Mortgage Loans, if any, (i) 30 to 59 days, (iii) 60 to 89 days and (iii) 90 days or more, respectively, as of the last day of the related Remittance Period;

          (vi) The number and aggregate Loan Balances of Mortgage Loans, if any, in foreclosure and the number and Book Value of any REO Properties as of the last day of the related Remittance Period;


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          (vii) The Loan  Balances  (immediately  prior to being  classified  as
     Liquidated Mortgage Loans) of Liquidated Mortgage Loans as of the last day of the related Remittance Period;

          (viii) Liquidation Proceeds received during the related Remittance Period;

          (ix) The amount of any Liquidation Expenses being deducted from Liquidation Proceeds or otherwise being charged to the Principal and Interest Account(s) with respect to such Monthly Remittance Date;

          (x) Liquidation Expenses incurred during the related Remittance Period which are not being deducted from Liquidation Proceeds or otherwise being charged to the Principal and Interest Account with respect to such Monthly Remittance Date;

          (xi) Net Liquidation Proceeds as of the last day of the related Remittance Period;

          (xii) The scheduled principal balance of each Mortgage Loan as of the first day of the related Remittance Period and the date through which interest has been paid as of the last day of the related Remittance Period;

          (xiii) The number and aggregate Loan Balances and Loan Purchase Prices of Mortgage Loans required to be repurchased by each Originator as of the related Subsequent Cut-Off Date;

          (xiv) The amount of any Delinquency Advances made by such Servicer during the related Remittance Period and any unreimbursed Delinquency Advances as of such Monthly Remittance Date;

          (xv) The weighted average Coupon Rates of the Mortgage Loans;

          (xvi) Any additional information reasonably requested by the Trustee;

          (xvii) The number and aggregate Loan Balances of Mortgage Loans, if any, currently in bankruptcy proceedings as of the last day of the related Remittance Period and any Preference Amounts to the extent the related Servicer has knowledge thereof; and

          (xviii) The amount of unreimbursed Servicing Advances.

In addition to the reports and certificates described in this Section 8.29 to be provided by such Servicer, information as the Trustee and such Servicer may agree upon shall be provided by such Servicer to the Trustee or such other party as may be requested by the Trustee by electronic transmission or hard copy.

     (b) The Trustee shall, no later than the related Payment Date, provide to the Underwriters, the Depositor, the Seller and the Rating Agencies a written report setting forth the information required under Section 7.09(b) hereof, based solely on information contained in the Monthly Servicing Certificate.

     (c) Each Servicer with respect to the Mortgage Loans in Group II agrees that, in addition to the reports and certificates described in Section 8.29(a) hereof, it shall upon the reasonable request of the Seller, prepare reports detailing the Mortgage Loans serviced by it by index and in the aggregate.

     (d) The Depositor shall deliver or cause to be delivered to the Trustee on the Startup Day in hard copy and on electronic tape in a form acceptable to the Trustee (the "Tape") detailing the information required to be set forth on the Schedules of Mortgage Loans as of the close of business on the Cut-Off Date.


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     (e) Within two Business Days of receipt  thereof,  the Trustee shall review the Monthly Servicing Reports against the information, as updated by the Trustee on the basis of the current and all previous Monthly Servicing Reports received by the Trustee. Within one Business Day following a determination by the Trustee that inconsistencies between the Monthly Servicing Report and such information are not reconcilable, the Trustee shall notify the related Servicer and the Seller of any such material inconsistencies and related Servicer shall rectify them.

     Section 8.30 Indemnification by the Servicer. Each Servicer agrees to indemnify and hold the Trustee, the Seller and the Depositor harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Seller, the Depositor and the Trustee may sustain in any way caused by or arising out of the negligent failure of such Servicer, or Subservicer appointed by it, to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement and which, in the case of the Seller or the Depositor, materially and adversely affects such party. Each Servicer shall immediately notify the Trustee, the Seller, the Depositor and the Rating Agencies if a claim is made by a third party with respect to this Agreement, and the relevant Servicer may assume (with the consent of the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Seller, the Trustee and the Depositor. The Trustee shall reimburse such Servicer from amounts in the related Principal and Interest Account for all amounts advanced by it pursuant to the preceding sentence except when the claim relates directly to the failure of such Servicer to service and administer the Mortgage Loans in compliance with the terms of this Agreement.

     Section 8.31 Reserved.

     Section 8.32 Servicing Standard. Each Servicer shall perform its servicing functions with respect to the Mortgage Loans in the best interests of and for the benefit of the Owners subject to the terms hereof.

     Section 8.33 No Solicitation. Each Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on such Servicer's behalf, to personally, by telephone or mail, solicit the borrower or Mortgagor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by a Servicer or any Affiliate thereof which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this paragraph, nor is a Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor; provided further, that the Servicer may solicit any Mortgagor
(i) for whom the Servicer has received a request for verification of mortgage from an originator of mortgage loan products similar to the Mortgage Loans that indicates that such Mortgagor intends to refinance his or her Mortgage Loan and
(ii) otherwise in accordance with the Seller's policy, if such policy is delivered to the related Servicer in writing. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of Mortgagors and data relating to their Mortgages shall be retained by Seller. Notwithstanding the foregoing, each Servicer may, upon written consent of the Seller, solicit the borrower or Mortgagor of a Mortgage Loan for insurance products.

                              END OF ARTICLE VIII


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                                   ARTICLE IX

                              TERMINATION OF TRUST

     Section 9.01 Termination of Trust.

     The Trust created hereunder and all obligations created by this Agreement will terminate upon the payment to the Owners of all Certificates, of all amounts held by the Trustee and required to be paid to such Owners pursuant to this Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate and (c) at any time when a Qualified Liquidation of both Mortgage Loan Groups included within the REMIC Estate is effected as described below. To effect a termination of this Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the REMIC Estate to adopt a plan of complete liquidation for each of the Mortgage Loan Groups, as contemplated by Section 860F(a)(4) of the Code and (ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee either shall sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust Estate, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation. In no event, however, will the Trust created by this Agreement continue beyond the expiration of twenty-one
(21) years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of Saint James's, living on the date hereof. The Trustee shall give written notice of termination of the Agreement to each Owner in the manner set forth in Section 11.05.


     Section 9.02 Auction Call; Servicer Termination.

     (a) Within 90 days of the Group I Auction Sale Bid Date and with 90 days of the Group II Auction Sale Bid Date, the Trustee will notify the investment banking or whole-loan trading firm selected by the Owners of the majority of the Class R Certificates (such investment bank or trading firm, the "Advisor") who will solicit on behalf of the Trustee competitive bids for the purchase of the Mortgage Loans then remaining in such Mortgage Loan Group for fair market value (such bidders may include the Owners of the Class R Certificates). Such solicitation shall be conducted substantially in the manner described in Exhibit M hereto. In the event that satisfactory bids are received as described below, the proceeds of the sale of such assets shall be deposited into the Certificate Account. The Trustee will ask the Advisor to solicit, on behalf of the Trustee, good-faith bids from no fewer than two prospective purchasers that are considered at the time to be competitive participants in the home equity market. The Advisor will consult with any securities brokerage houses as then making a market in the Offered Certificates to obtain a determination as to whether the fair market value of such assets has been offered.

     If the highest good-faith bid received by the Advisor from a qualified bidder is, in the judgment of the Advisor, not less than the fair market value of the Mortgage Loans in such Mortgage Loan Group and if such bid would equal or exceed the amount set forth in the following sentence, the Trustee, following consultation with and written direction from the Advisor, will sell and assign the Mortgage Loans in such Mortgage Loan Group without representation, warranty or recourse to such highest bidder and will redeem the Offered Certificates related to such Mortgage Loan Group. For the Trustee to consummate


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

the sale, the bid must be at least equal to the  Termination  Price set forth in
Section 9.02(b) hereof. In addition, the bid must be in an amount sufficient to pay the fees and expenses of the Trustee owing hereunder. If such conditions are not met, the Trustee will, following consultation with the Advisor, decline to consummate such sale. In addition, the Trustee will decline to consummate such sale unless it receives from the Advisor an opinion of counsel addressed to it that such sale will not give rise either to any "prohibited transaction" tax under Section 860F(a)(1) of the Code or to any tax on contribution to the REMIC after the Startup Day under Section 860G(d)(1) of the Code. In the event such sale is not consummated in accordance with the foregoing, the Trustee will not be under any obligation to solicit any further bids or otherwise to negotiate any further sale of the Mortgage Loans in such Mortgage Loan Group. In such event, however, if requested by the Owners of the Class R Certificates the Trustee may solicit bids from time to time in the future for the purchase of the Mortgage Loans in such Mortgage Loan Group upon the same terms described above. The Trustee may consult with the Advisor and the advice of the Advisor shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder.

     (b) On any Monthly Remittance Date on or after the Group I Servicer Clean-Up Call Date and on any Monthly Remittance Date on or after the Group II Servicer Clean-Up Call Date, the Servicers servicing Mortgage Loans relating to such Mortgage Loan Group simultaneously may determine to purchase and may cause the purchase from the Trust of all (but not fewer than all) Mortgage Loans serviced by the related Servicer with respect to such Mortgage Loan Group and all property theretofore acquired in respect of any Mortgage Loan by foreclosure, deed in lieu of foreclosure, or otherwise then remaining in such Mortgage Loan Group, at a price (such price the "Termination Price") equal to 100% of the aggregate Loan Balances of the related Mortgage Loans (including any REO Property) as of the day of purchase minus amounts remitted from the
Principal and Interest Account to the Certificate Account representing collections of principal on the related Mortgage Loans during the current Remittance Period, plus one month's interest on such amount computed at the Termination Date Pass-Through Rate, plus in all cases all accrued and unpaid Servicing Fees plus the aggregate amount of any unreimbursed Delinquency Advances and Servicing Advances and Delinquency Advances which the Servicer has theretofore failed to remit. In connection with such purchase, the related Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

     If on any such Monthly Remittance Date a Servicer does not elect to purchase the Mortgage Loans it is servicing and one or more of the other Servicers have so elected, the Servicer(s) having so elected may give the other Servicer(s) notice (not less than ten days prior to the next succeeding Monthly Remittance Date) that the electing Servicer(s) will purchase the other Servicers' Mortgage Loans with respect to such Mortgage Loan Group on such Monthly Remittance Date at the Termination Price. If the other Servicer(s) do not agree in writing to purchase the Mortgage Loans they are servicing prior to the fifth day preceding such Monthly Remittance Date, the electing Servicer(s) may purchase all Mortgage Loans in such Mortgage Loan Group on such Monthly Remittance Date.

     (c) In the event that an auction sale has not occurred with respect to both Mortgage Loan Groups and the Servicers fail to exercise their respective options to purchase all of the Mortgage Loans in both Mortgage Loan Groups, the Owners of the Class R Certificates are required to purchase all of the Mortgage Loans in both Mortgage Loan Groups on the Monthly Remittance Date in June 2027.

     (d) In connection with any such purchase, such Owners of the Class R Certificates or Servicers, as applicable, shall unanimously direct the Trustee to adopt and the Trustee shall adopt, as to the REMIC Estate, a plan of complete liquidation for all of the Mortgage Loan Groups as contemplated by Section 860F(a)(4) of the Code and shall provide to the Trustee an Opinion of Counsel experienced in federal income tax matters acceptable to the Trustee to the effect that such purchase and liquidation constitutes, as to the

REMIC Estate, a Qualified Liquidation. In addition, such Owners of the Class R Certificates or such Servicer shall provide to the Trustee an Opinion of Counsel acceptable to the Trustee to the effect that such purchase and liquidation does not constitute a preference payment pursuant to the United States Bankruptcy Code.

     (e) Promptly following any purchase described in this Section 9.02, the Trustee will release the Files to the Owners of the Class R Certificates or otherwise upon their order or to the related Servicer, if applicable, in accordance with Section 8.14 hereof. Upon such release, the servicing of the Mortgage Loans shall remain with the related Servicer, subject to the servicing provisions provided for herein.

     Section 9.03 Termination Upon Loss of REMIC Status.

     (a) Following a final determination by the Internal Revenue Service or by a court of competent jurisdiction, in either case from which no appeal is taken within the permitted time for such appeal, or if any appeal is taken, following a final determination of such appeal from which no further appeal can be taken, to the effect that the REMIC Estate does not and will no longer qualify as a REMIC pursuant to Section 860D of the Code (the "Final Determination"), at any time on or after the date which is 30 calendar days following such Final Determination the Owners of a majority in Percentage Interests represented by the Offered Certificates then Outstanding may direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code.

     The Trustee shall notify the Servicers and the Owners of the Class R Certificates of such election to liquidate or such determination to purchase, as the case may be (the "Termination Notice"). The Owners of a majority of the Percentage Interest of the Class R Certificates then Outstanding may, within 60 days from the date of receipt of the Termination Notice (the "Purchase Option Period"), at their option, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the Termination Price. If, during the Purchase Option Period, the Owners of the Class R Certificates have not exercised the option described in the immediately preceding paragraph, then upon the expiration of the Purchase Option Period in the event that the Owners of the Offered Certificates have given the Trustee the direction described in clause (a) above, the Trustee shall sell the Mortgage Loans and reimburse the Servicer for unreimbursed (including nonrecoverable) Delinquency Advances, Servicing Advances and Servicing Fees and distribute the remaining proceeds of the liquidation of the Trust Estate, each in accordance with the plan of complete liquidation, such that, if so directed, the liquidation of the Trust Estate, the distribution of the proceeds of the liquidation and the termination of this Agreement occur no later than the close of the 60th day, or such later day as the Owners of the Offered Certificates shall permit or direct in writing, after the expiration of the Purchase Option Period. In connection with such purchase, the Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

     (b) Following a Final Determination, the Owners of a majority of the Percentage Interest of the Class R Certificates then Outstanding may, at their option and upon delivery to the Trustee of an Opinion of Counsel experienced in federal income tax matters acceptable to the Trustee selected by the Owners of the Class R Certificates which opinion shall be reasonably satisfactory in form and substance to the Trustee and the Seller to the effect that the effect of the Final Determination is to increase substantially the probability that the gross income of the Trust will be subject to federal taxation, purchase from the Trust all (but not fewer than all) Mortgage Loans and all property theretofore acquired by foreclosure, deed in lieu of foreclosure, or otherwise in respect of any Mortgage Loan then remaining in the Trust Estate at a purchase price equal to the aggregate Loan Balances of all Mortgage Loans as of the date of such purchase, plus (a) one month's interest on such amount computed at the Termination Date Pass-Through Rate, (b) the aggregate amount of unreimbursed (including nonrecoverable) Delinquency Advances, Servicing Advances and Servicing Fees and (c) the interest


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

portion of any Delinquency Advances which a related Servicer has theretofore failed to remit. In connection with such purchase, the related Servicer shall remit to the Trustee all amounts then on deposit in the Principal and Interest Account for deposit to the Certificate Account, which deposit shall be deemed to have occurred immediately preceding such purchase. The foregoing opinion shall be deemed satisfactory unless the Seller or the Trustee gives the Owners of a majority of the Percentage Interest of the Class R Certificates notice that such opinion is not satisfactory within thirty days after receipt of such opinion. In connection with any such purchase, such Owners shall direct the Trustee to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and shall provide to the Trustee an Opinion of Counsel experienced in federal income tax matters to the effect that such purchase constitutes a Qualified Liquidation.

     Section 9.04 Disposition of Proceeds.

     The Trustee shall, upon receipt thereof, deposit the proceeds of any liquidation of the Trust Estate pursuant to this Article IX to the Certificate Account for application as provided in Section 7.03 hereof; provided, however, that any amounts representing unrecovered Delinquency Advances and Servicing Advances which a Servicer determined to be nonrecoverable and unreimbursed Delinquency Advances and Servicing Advances and Servicing Fees theretofore funded by a Servicer from the Servicer's own funds shall be paid by the Trustee to the Servicer from the proceeds of the Trust Estate.

                                END OF ARTICLE IX

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                                    ARTICLE X

                                   THE TRUSTEE

     Section 10.01 Certain Duties and Responsibilities.

     (a) The Trustee (i) (A) undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee and (B) shall serve as the Trustee at all times under this Agreement, and (ii) in the absence of bad faith on its part, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished pursuant to and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement.

     (b) Notwithstanding the appointment of the Servicers hereunder, the Trustee is hereby empowered to perform the duties of the Servicers it being expressly understood, however, that the foregoing describes a power and not an obligation of the Trustee, and that all parties hereto agree that, prior to any termination of the Servicers, the Servicers and, thereafter, the Trustee or any other successor servicer shall perform such duties. Specifically, and not in limitation of the foregoing, the Trustee shall upon termination or resignation of the Servicers, and pending the appointment of any other Person as successor Servicer have the power and duty during its performance as successor Servicer:

     (i)  to collect Mortgagor payments;

     (ii) to foreclose on defaulted Mortgage Loans;

     (iii)to enforce due-on-sale clauses and to enter into assumption and substitution agreements as permitted by Section 8.12 hereof;

     (iv) to deliver instruments of satisfaction pursuant to Section 8.14;

     (v)  to enforce the Mortgage Loans; and

     (vi) to make Delinquency Advances and Servicing Advances and to pay Compensating Interest (and to be reimbursed therefor as provided herein).

     (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (i) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

     (ii) the Trustee shall not be personally liable for any error of judgment made in good faith by an Authorized Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (iii)the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Owners of a majority in Percentage Interest of the Certificates of the affected Class or Classes relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement relating to such Certificates.

     (d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

     (e) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. None of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicers under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Servicers in accordance with the terms of this Agreement.

     (f) The permissive right of the Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Trustee shall not be answerable for other than its own negligence or willful misconduct.

     (g) The Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to take any steps in the execution of the trusts hereby created or in the enforcement of any rights and powers hereunder until it shall be indemnified to its satisfaction against any and all costs and expenses, outlays and counsel fees and other reasonable disbursements and against all liability, except liability which is adjudicated to have resulted from its negligence or willful misconduct, in connection with any action so taken.

     (h) Neither the Servicers, the Seller nor the Trustee knowingly shall take any action that would cause the Class A-8 Certificates or the Class M-1A Certificates to fail to qualify as "mortgage related securities" within the meaning of the Securities Exchange Act of 1934, as amended.

     Section 10.02 Removal of Trustee for Cause.

     (a) The Trustee may be removed pursuant to paragraph (b) hereof upon the occurrence of any of the following events (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (1) the Trustee shall fail to distribute to the Owners entitled hereto on any Payment Date amounts available for distribution in accordance with the terms hereof (provided, however, that any such failure which is due to circumstances beyond the control of the Trustee shall not be a cause for removal hereunder); or

          (2) the Trustee shall fail in the performance of, or breach, any covenant or agreement of the Trustee in this Agreement, or if any representation or warranty of the Trustee made in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such failure or breach shall continue or not be cured for a period of 30 days after there shall have been given, by registered or certified mail, to the Trustee by the Seller or by the Owners of at least 25% of the aggregate Percentage Interests in the Trust Estate represented by the Offered Certificates then Outstanding, or, if there are no Offered Certificates then Outstanding, by such Percentage Interests represented by the Class R Certificates, a written notice specifying such failure or breach and requiring it to be remedied; or

          (3) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Trustee, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

          (4) a conservator or receiver or liquidator or sequestrator or custodian of the property of the Trustee is appointed in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Trustee or relating to all or substantially all of its property;

          (5) the Trustee shall become insolvent (however insolvency is evidenced), generally fail to pay its debts as they come due, file or consent to the filing of a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take corporate action for the purpose of any of the foregoing; or

          (6) the Trustee shall fail to meet the eligibility requirements set forth in Section 10.08 herein.

     The Depositor shall give to the Rating Agencies notice of the occurrence of any such event of which the Depositor is aware.

     (b) If any event described in Paragraph (a) occurs and is continuing, then and in every such case the Depositor and the Owners of a majority of the Percentage Interests represented by the Offered Certificates then Outstanding or if there are no Offered Certificates then Outstanding by such majority of the Percentage Interests represented by the Class R Certificates, may, whether or not the Trustee resigns pursuant to Section 10.09(b) hereof, immediately, concurrently with the giving of notice to the Trustee, and without delaying the 30 days required for notice therein, appoint a successor Trustee pursuant to the terms of Section 10.09 hereof.

     (c) The Servicers shall not be liable for any costs relating to the removal of the Trustee or the appointment of a new Trustee.

     Section 10.03 Certain Rights of the Trustee.

     Except as otherwise provided in Section 10.01 hereof:

     (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) any request or direction of the Depositor, the Seller, the Servicers or the Owners of any Class of Certificates mentioned herein shall, at the request of the Trustee, be in writing;


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

     (c) whenever in the administration of this Agreement the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting to take any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officer's Certificate;

     (d) the Trustee may consult with counsel, and the written advice of such counsel (selected in good faith by the Trustee) shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reasonable reliance thereon;

     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Owners pursuant to this Agreement, unless such Owners shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, note or other paper or document, but the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may see fit;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or custodian;

     (h) the Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within the discretion or the rights or powers conferred upon it under this Agreement other than as to validity and sufficiency of its authentication of the Certificates;

     (i) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

     (j) pursuant to the terms of this Agreement, each Servicer is required to furnish to the Trustee from time to time certain information and make various calculations which are relevant to the performance of the Trustee's duties under the Agreement. The Trustee shall be entitled to rely in good faith on any such information and calculations in the performance of its duties hereunder, (i) unless and until an Authorized Officer of the Trustee has actual knowledge, or is advised by any Owner of a Certificate (either in writing or orally with prompt written or telecopies confirmation), that such information or calculations is or are incorrect, or (ii) unless there is a manifest error in any such information; and

     (k) the Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder.

     Section 10.04 Not Responsible for Recitals or Issuance of Certificates.

     The recitals and representations contained herein and in the Certificates, except any such recitals and representations relating to the Trustee, shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of this Agreement, of the Certificates, or any Mortgage Loan or document related thereto other than as to validity and sufficiency of its authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor, the Seller or the Servicer in respect of the


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Mortgage  Loans or deposited  into or withdrawn  from the Principal and Interest
Account or the Certificate Account by the Depositor, the related Servicer or the
Seller,   and  shall  have  no  responsibility   for  filing  any  financing  or
continuation statement in any public office at any time or otherwise to perfect or maintain the perfection of any security interest or lien or to prepare or file any tax returns (except as provided in Section 11.16) or Securities and Exchange Commission filings for the Trust or to record this Agreement. The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default unless an Authorized Officer of the Trustee shall have received written notice thereof or an Authorized Officer has actual knowledge thereof. In the absence of receipt of such notice, the Trustee may conclusively assume that no default has occurred.

     Section 10.05 May Hold Certificates.

     The Trustee, any Paying Agent, Registrar or any other agent of the Trust, in its individual or any other capacity, may become an Owner or pledgee of Certificates and may otherwise deal with the Trust with the same rights it would have if it were not Trustee, any Paying Agent, Registrar or such other agent.

     Section 10.06 Money Held in Trust.

     Money held by the Trustee in trust hereunder need not be segregated from other trust funds except to the extent required herein or required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Seller and except to the extent of income or other gain on investments which are deposits in or certificates of deposit of the Trustee in its commercial capacity.

     Section 10.07 Compensation and Reimbursement; No Lien for Fees.

     The Trustee shall receive compensation for fees and reimbursement for expenses pursuant to Section 2.05, Section 7.03(c) and (d) and Section 7.05 hereof. The Trustee shall have no lien on the Trust Estate for the payment of such fees and expenses.

     Section 10.08 Corporate Trustee Required; Eligibility.

     There shall at all times be a Trustee hereunder which shall be a corporation or association organized and doing business under the laws of the United States of America or of any State authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 subject to supervision or examination by the United States of America and having a deposit rating of at least A- by Standard & Poor's (or such lower rating as may be acceptable to Standard & Poor's), A2 by Moody's (or such lower rating as may be acceptable to Moody's) and, if rated by Fitch, having a rating of at least A- from Fitch (or such lower rating as may be acceptable to Fitch). If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall, upon the request of the Seller resign immediately in the manner and with the effect hereinafter specified in this Article X.


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     Section 10.09 Resignation and Removal; Appointment of Successor.

     (a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article X shall become effective until the acceptance of appointment by the successor trustee under Section 10.10 hereof.

     (b) The Trustee, or any trustee or trustees hereafter appointed, may resign at any time by giving written notice of resignation to the Depositor and by mailing notice of resignation by first-class mail, postage prepaid, to the Owners at their addresses appearing on the Register; provided, that the Trustee cannot resign solely for the failure to receive the Trustee Fee. A copy of such notice shall be sent by the resigning Trustee to the Rating Agencies. Upon receiving notice of resignation, the Depositor shall promptly appoint a successor trustee or trustees by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Depositor, one copy of which instrument shall be delivered to the Trustee so resigning and one copy to the successor trustee or trustees. If no successor trustee shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Owner may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and appropriate, appoint a successor trustee.

     (c) If at any time the Trustee  shall cease to be  eligible  under  Section
10.08 hereof and shall fail to resign after written request therefor by the Depositor, the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed on behalf of the Trust by an Authorized Officer of the Depositor, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

     (d) The Owners of a majority of the Percentage Interests represented by the Offered Certificates or, if there are no Offered Certificates then Outstanding, by such majority of the Percentage Interests represented by the Class R Certificates, may at any time remove the Trustee and appoint a successor trustee by delivering to the Trustee to be removed, to the successor trustee so appointed, to the Depositor and to the Servicer, copies of the record of the act taken by the Owners, as provided for in Section 11.03 hereof.

     (e) If the Trustee fails to perform its duties in accordance with the terms of this Agreement, or becomes ineligible pursuant to Section 10.08 to serve as Trustee, the Seller may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, signed by the Seller duly authorized, one complete set of which instruments shall be delivered to the Depositor, one complete set to the Trustee so removed and one complete set to the successor Trustee so appointed.

     (f) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Seller shall promptly appoint a successor trustee. If within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor trustee shall be appointed by act of the Seller or the Owners of a majority of the Percentage Interests represented by the Offered Certificates then Outstanding, the successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Depositor. If no successor trustee shall have been so appointed by the Depositor or the Owners and shall have accepted appointment in the manner hereinafter provided, any Owner may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.


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

     (g) The Depositor shall give notice of any removal of the Trustee by mailing notice of such event by first-class mail, postage prepaid, to the Rating Agencies and the Servicers and to the Owners as their names and addresses appear in the Register. Each notice shall include the name of the successor Trustee and the address of its corporate trust office.

     Section 10.10 Acceptance of Appointment by Successor Trustee.

     Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Depositor on behalf of the Trust and to its predecessor Trustee an instrument accepting such appointment hereunder and stating its eligibility to serve as Trustee hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts, duties and obligations of its predecessor hereunder; but, on request of the Depositor or the successor Trustee, such predecessor Trustee shall, upon payment of its charges then unpaid, execute and deliver an instrument transferring to such successor trustee all of the rights, powers and trusts of the Trustee so ceasing to act, and shall duly assign, transfer and deliver to such successor trustee all property and money held by such Trustee so ceasing to act hereunder. Upon request of any such successor trustee, the Depositor on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights, powers and trusts.

     Upon acceptance of appointment by a successor Trustee as provided in this Section, the Depositor shall mail notice thereof by first-class mail, postage prepaid, to the Owners at their last addresses appearing upon the Register. The Depositor shall send a copy of such notice to the Rating Agencies. If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor Trustee, the successor trustee shall cause such notice to be mailed at the expense of the Trust.

     No successor trustee shall accept its appointment unless at the time of such acceptance such successor shall be qualified and eligible under this
Article X.

     Section 10.11 Merger,  Conversion,  Consolidation or Succession to Business
                   of the Trustee.

     Any corporation or association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation or association shall be otherwise qualified and eligible under this Article X. In case any Certificates have been executed, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such Trustee may adopt such execution and deliver the Certificates so executed with the same effect as if such successor Trustee had itself executed such Certificates.

     Section 10.12 Reporting; Withholding.

     (a) The Trustee shall timely provide to the Owners the Internal Revenue Service's Form 1099 and any other statement required by applicable Treasury regulations as determined by the Tax Matters Person, and shall withhold, as required by applicable law, federal, state or local taxes, if any, applicable to distributions to the Owners, including but not limited to backup withholding under Section 3406 of the Code and the withholding tax on distributions to foreign investors under Sections 1441 and 1442 of the Code.

     (b) As required by law or upon request of the Tax Matters Person and except as otherwise specifically set forth in subsection (a) above, the Trustee shall timely file all reports prepared by the Depositor


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and  required  to be  filed  by the  Trust  with  any  federal,  state  or local governmental authority having jurisdiction over the Trust, including other reports that must be filed with the Owners, such as the Internal Revenue Service's Form 1066 and Schedule Q and the form required under Section 6050J and 6050K of the Code, if applicable to REMICs. The Trustee shall, upon request of the Tax Matters Person, collect any forms or reports from the Owners determined by the Tax Matters Person to be required under applicable federal, state and local tax laws.

     (c) The Depositor covenants and agrees that it shall provide to the Trustee any information necessary to enable the Trustee to meet its obligations under subsections (a) and (b) above.

     (d) Except as otherwise provided, the Depositor shall have the responsibility for preparation of all returns, forms, reports and other documents referred to in this Section and the Trustee's responsibility shall be to execute such documents.

     Section 10.13 Liability of the Trustee.

     The Trustee shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Trustee herein. Neither the Trustee nor any of the directors, officers, employees or agents of the Trustee shall be under any liability on any Certificate or otherwise to the Certificate Account, the Depositor, the Seller, the Servicers or any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Trustee, its directors, officers, employees or agents or any such Person against any liability which would otherwise be imposed by reason of negligent action, negligent failure to act or willful misconduct in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. In addition, the Depositor and the Seller covenant and agree to indemnify the Trustee in its capacity as Trustee and not as successor Servicer (unless resulting from failure of the related predecessor Servicer to perform in accordance with this Agreement), from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses (including legal fees and expenses) of whatsoever kind arising out of or in connection with the performance of the Trustee's duties hereunder other than those resulting from the negligence or bad faith of the Trustee, and the Depositor shall pay all amounts not otherwise paid pursuant to Sections 2.05 and
7.06 hereof. The Trustee and any director, officer, employee or agent of the Trustee may rely and shall be protected in acting or refraining from acting in good faith on any certificate, notice or other document of any kind prima facie properly executed and submitted by the Authorized Officer of any Person respecting any matters arising hereunder. The provisions of this Section 10.13 shall survive the termination of this Agreement and the payment of the outstanding Certificates.

     Section 10.14 Appointment of Co-Trustee or Separate Trustee .

     Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Estate or Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-Trustee or co-Trustees, jointly with the Trustee, of all or any part of the Trust Estate or separate Trustee or separate Trustees of any part of the Trust Estate, and to vest in such Person or Persons, in such capacity and for the benefit of the Owners, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section 10.14, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. If the Depositor shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Trustee alone shall have the power to make such appointment. No co-Trustee or separate Trustee hereunder shall be required to meet the terms of eligibility as a successor trustee


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

under Section 10.08 and no notice to Owner of the appointment of any co-Trustee or separate Trustee shall be required under Section 10.09.

     Every separate Trustee and co-Trustee shall, to the extent permitted, be appointed and act subject to the following provisions and conditions:

          (i) All rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate Trustee or co-Trustee jointly (it being understood that such separate Trustee or co-Trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate Trustee or co-Trustee, but solely at the direction of the Trustee;

          (ii) No co-Trustee hereunder shall be held personally liable by reason of any act or omission of any other co-Trustee hereunder; and

          (iii) The Servicers and the Trustee acting jointly may at any time accept the resignation of or remove any separate Trustee or co-Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate Trustees and co-Trustees, as effectively as if given to each of them. Every instrument appointing any separate Trustee or co-Trustee shall refer to this Agreement and the conditions of this Section 10.14. Each separate Trustee and co-Trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicers.

     Any separate Trustee or co-Trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate Trustee or co-Trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

     Section 10.15 Appointment of Custodians.

     The Trustee may appoint one or more Custodians to hold all or a portion of the Trustee's Files as agent for the Trustee, by entering into a Custodial Agreement in the form of Exhibit L. Subject to this Article X, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Owners of the Certificates.

                                END OF ARTICLE X


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                                   ARTICLE XI

                                  MISCELLANEOUS

     Section 11.01 Compliance Certificates and Opinions.

     Upon any application or request by the Depositor, the Seller or the Owners to the Trustee to take any action under any provision of this Agreement, the Depositor, the Seller or the Owners, as the case may be, shall furnish to the Trustee a certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate need be furnished.

     Except as otherwise specifically provided herein, each certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement (including one furnished pursuant to specific requirements of this Agreement relating to a particular application or request) shall include:

          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; and

          (c) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

     Section 11.02 Form of Documents Delivered to the Trustee.

     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

     Any certificate or opinion of an Authorized Officer of the Trustee may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such Authorized Officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate or opinion is based is erroneous. Any such certificate or opinion of an Authorized Officer of the Trustee or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, one or more Authorized Officers of the Depositor, the Seller or the Servicers, stating that the information with respect to such factual matters is in the possession of the Depositor, the Seller or such Servicer, unless such Authorized Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may also be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Authorized Officer of the Trustee, stating that the information with respect to such matters is in the possession of the Trustee, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel's opinion and shall include a statement to the effect that such counsel believes that such counsel and the Trustee may reasonably rely upon the opinion of such other counsel.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

     Section 11.03 Acts of Owners.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Owners may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Owners in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Seller. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Owners signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority.

     (c) The ownership of Certificates shall be proved by the Register.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Owner of any Certificate shall bind the Owner of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificates.

     Section 11.04 Notices, etc. to Trustee.

     Any request, demand, authorization, direction, notice, consent, waiver or act of the Owners or other documents provided or permitted by this Agreement to be made upon, given or furnished to, or filed with the Trustee by any Owner, the Depositor, the Seller and the Servicers shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with and received by the Trustee at the Corporate Trust Office.

     Section 11.05 Notices and Reports to Owners; Waiver of Notices.

     Where this Agreement provides for notice to Owners of any event or the mailing of any report to Owners, such notice or report shall be sufficiently given (unless otherwise herein expressly provided) if mailed, first-class postage prepaid, to each Owner affected by such event or to whom such report is required to be mailed, at the address of such Owner as it appears on the Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice or the mailing of such report. In any case where a notice or report to Owners is mailed in the manner provided above, neither the failure to mail such notice or report nor any defect in any notice or report so mailed to any particular Owner shall affect the sufficiency of such notice or report with respect to other Owners, and any notice or report which is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. Notwithstanding the foregoing, if a Servicer has been removed or resigned or the Trust is terminated, notice of any such events shall be made by overnight courier, registered mail or telecopy followed by a telephone call.

     Where this Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Owners shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

     In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Owners when such notice is required to be given pursuant to any provision of this Agreement, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

     Where this Agreement provides for notice to any rating agency that rated any Certificates, failure to give such notice shall not affect any other rights or obligations created hereunder.

     Section 11.06 Rules by Trustee.

     The Trustee may make reasonable rules for any meeting of Owners.

     Section 11.07 Successors and Assigns.

     All covenants and agreements in this Agreement by any party hereto shall bind its successors and assigns, whether so expressed or not.

     Section 11.08 Severability.

     In case any provision in this Agreement or in the Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 11.09 Benefits of Agreement.

     Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Owners and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

     Section 11.10 Legal Holidays.

     In any case where the date of any Monthly Remittance Date, any Payment Date, any other date on which any distribution to any Owner is proposed to be paid, or any date on which a notice is required to be sent to any Person pursuant to the terms of this Agreement shall not be a Business Day, then (notwithstanding any other provision of the Certificates or this Agreement) payment or mailing need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made or mailed on the nominal date of any such Monthly Remittance Date, such Payment Date, or such other date for the payment of any distribution to any Owner or the mailing of such notice, as the case may be, and no interest shall accrue for the period from and after any such nominal date, provided such payment is made in full on such next succeeding Business Day.

     Section 11.11 Governing Law; Submission to Jurisdiction.

     (a) In view of the fact that Owners are expected to reside in many states and outside the United States and the desire to establish with certainty that this Agreement will be governed by and construed and interpreted in accordance with the law of a state having a well-developed body of commercial and financial law relevant to transactions of the type contemplated herein, this Agreement and each Certificate shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein, without giving effect to the conflicts of law principles thereof.

     (b) The parties hereto hereby irrevocably submit to the jurisdiction of the United States District Court for the Southern District of New York and any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it or in connection with this Agreement or any of the related documents or the transactions contemplated hereunder or for recognition or enforcement of any judgment, and the parties hereto hereby irrevocably and unconditionally agree that all claims in respect of any such action or proceeding may be heard or determined in such New York State court or, to the extent permitted by law, in such federal court. The parties hereto agree that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. To the extent permitted by applicable law, the parties hereto hereby waive and agree not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the related documents or the subject matter thereof may not be litigated in or by such courts.

     (c) Nothing contained in this Agreement shall limit or affect the right of the Depositor, the Seller or the Servicers or other third-party beneficiary hereunder, as the case may be, to serve process in any other manner permitted by law or to start legal proceedings relating to any of the Mortgage Loans against any Mortgagor in the courts of any jurisdiction.

     Section 11.12 Counterparts.

     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     Section 11.13 Usury.

     The amount of interest payable or paid on any Certificate under the terms of this Agreement shall be limited to an amount which shall not exceed the maximum nonusurious rate of interest allowed by the applicable laws of the State of New York or any applicable law of the United States permitting a higher maximum nonusurious rate that preempts such applicable New York laws, which could lawfully be contracted for, charged or received (the "Highest Lawful Rate"). In the event any payment of interest on any Certificate exceeds the Highest Lawful Rate, the Trust stipulates that such excess amount will be deemed to have been paid to the Owner of such Certificate as a result of an error on the part of the Trustee acting on behalf of the Trust and the Owner receiving such excess payment shall promptly, upon discovery of such error or upon notice thereof from the Trustee on behalf of the Trust, refund the amount of such excess or, at the option of such Owner, apply the excess to the payment of principal of such Certificate, if any, remaining unpaid. In addition, all sums paid or agreed to be paid to the Trustee for the benefit of Owners of Certificates for the use, forbearance or detention of money shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such Certificates.

     Section 11.14 Amendment.

     (a) The Trustee, the Depositor, the Seller and the Servicers may at any time and from time to time, and without notice to or the consent of the Owners, amend this Agreement, subject to the provisions of Section 11.16 and 11.17 and the consent of the Trustee to such amendment shall not be unreasonably withheld, for the purpose of (i) curing any ambiguity, typographical error, or mistake, correcting or supplementing any provision hereof which may be inconsistent with any other provision hereof, or to add provisions hereto which are not inconsistent with the provisions hereof; or (ii) upon receipt of an Opinion of Counsel experienced in federal income tax matters to the effect that no entity-level tax will be imposed on the Trust, the REMIC Estate or upon the transferor of a Class R Certificate as a result of the ownership of any Class R Certificate by a Disqualified Organization, removing the restriction on transfer set forth in Section 5.08(b) hereof; or (iii) complying with the requirements of the Code and the regulations proposed or promulgated thereunder including any amendments necessary to maintain REMIC status or (iv) for any other purpose, provided that in the case of this clause (iv) such amendment will not adversely affect in any material respect any Owners. Any such amendment shall be deemed not to adversely affect in any material respect any Owner if there is delivered to the Trustee written notification from each Rating Agency that such amendment will not cause such Rating Agency to reduce its then current rating assigned to any Class of the Certificates. This Agreement may also be amended by the Trustee, the Depositor, the Seller and the Servicers at any time and from time to time, with the prior written approval of a majority of the Percentage
Interest represented by each affected Class of Certificates then Outstanding, for the purpose of adding any provisions or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Owners hereunder. Notwithstanding anything to the contrary herein, no such amendment shall (a) change in any manner the amount of, or change the timing of, payments which are required to be distributed to any Owner without the consent of the Owner of such Certificate, (b) reduce the aforesaid percentages of Percentage Interests which are required to consent to any such amendments, without the consent of the Owners of all Certificates of the Class or Classes affected then Outstanding, (c) adversely affect the qualification of the REMIC Estate or subject the REMIC Estate to tax, as evidenced by an Opinion of Counsel satisfactory to the Trustee at the expense of the party requesting such amendment.

     (b) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Owner in the manner set forth in Section 11.05, and to the Rating Agencies.

     (c) The Rating Agencies shall be provided with copies of any amendments to this Agreement, together with copies of any opinions or other documents or instruments executed in connection therewith.

     Section 11.15 Paying Agent; Appointment and Acceptance of Duties.

     The Trustee is hereby appointed Paying Agent. The Depositor may, subject to the eligibility requirements for the Trustee set forth in Section 10.08 hereof, appoint one or more other Paying Agents or successor Paying Agents.

     Each Paying Agent, immediately upon such appointment, shall signify its acceptance of the duties and obligations imposed upon it by this Agreement by written instrument of acceptance deposited with the Trustee.

     Each such Paying Agent other than the Trustee shall execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of Section 6.02, that such Paying Agent will:

          (a) allocate all sums received for distribution to the Owners of Certificates of each Class for which it is acting as Paying Agent on each Payment Date among such Owners in the proportion specified by the Trustee; and

          (b) hold all sums held by it for the distribution of amounts due with respect to the Certificates in trust for the benefit of the Owners entitled thereto until such sums shall be paid to such Owners or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

     Any Paying Agent other than the Trustee may at any time resign and be discharged of the duties and obligations created by this Agreement by giving at least sixty (60) days written notice to the Trustee. Any such Paying Agent may be removed at any time by an instrument filed with such Paying Agent and signed by the Trustee.

     In the event of the resignation or removal of any Paying Agent other than the Trustee such Paying Agent shall pay over, assign and deliver any moneys held by it as Paying Agent to its successor, or if there be no successor, to the Trustee.

     Upon the appointment, removal or notice of resignation of any Paying Agent, the Trustee shall notify the Servicers and the Owners by mailing notice thereof at their addresses appearing on the Register.

     Section 11.16 REMIC Status.

     (a) The parties hereto intend that the REMIC Estate shall constitute, and that the affairs of the REMIC Estate shall be conducted so as to qualify it as a REMIC in accordance with the REMIC Provisions. In furtherance of such intention, The Bank of New York or such other person designated pursuant to Section 11.18 hereof shall act as agent for the Trust and as Tax Matters Person for the Trust and that in such capacity it shall: (i) prepare or cause to be prepared and filed, in a timely manner, annual tax returns and any other tax return required to be filed by the REMIC Estate established hereunder using a calendar year as the taxable year for the REMIC Estate established hereunder; (ii) in the related first such tax return, make (or cause to be made) an election satisfying the requirements of the REMIC Provisions, on behalf of the REMIC Estate for it to be treated as a REMIC; (iii) prepare and forward, or cause to be prepared and forwarded, to the Owners all information, reports or tax returns required with respect to the REMIC Estate as, when and in the form required to be provided to the Owners, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" as defined in the Code based upon the prepayment assumption and calculated by using the "Issue Price" (within the meaning of
Section 1273 of the Code) of the Certificates of the related Class; (iv) not take any action or omit to take any action that would cause the termination of the REMIC status of the REMIC Estate, except as provided under this Agreement;
(v) represent the Trust or of the REMIC Estate in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to a taxable year of the Trust or the REMIC Estate, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust or the REMIC Estate, and otherwise act on behalf of the Trust or the REMIC Estate therein in relation to any tax matter involving the Trust or the REMIC therein; (vi) comply with all statutory or regulatory requirements with regard to its conduct of activities pursuant to the foregoing clauses of this Section 11.16, including, without limitation, providing all notices and other information to the Internal Revenue Service and Owners of Class R Certificates required of a "tax matters person" pursuant to subtitle F of the Code and the Treasury Regulations thereunder; (vii) make available information necessary for the computation of any tax imposed (A) on transferor of residual interests to certain Disqualified Organizations or (B) on pass-through entities, any interest in which is held by a Disqualified Organization; and (viii) acquire and hold the Tax Matters Person Residual Interest. The obligations of The Bank of New York or such other designated Tax Matters Person pursuant to this Section 11.16 shall survive the termination or discharge of this Agreement.

     (b) The Seller, the Depositor, the Trustee and each Servicer covenant and agree for the benefit of the Owners (i) to take no action which would result in the termination of "REMIC" status for the REMIC Estate, (ii) not to engage in any "prohibited transaction", as such term is defined in Section 860F(a)(2) of the Code, and (iii) not to engage in any other action which may result in the imposition on the Trust of any other taxes under the Code and the Seller in addition covenants to cause each Servicer not to take or engage in any such action, to the extent the Seller is aware of any such proposed action by the Servicer.

     (c) The REMIC Estate shall, for federal income tax purposes, maintain books on a calendar year basis and report income on an accrual basis.

     (d)  Except  as  otherwise   permitted  by  Section  7.05(b),  no  Eligible
Investment shall be sold prior to its stated maturity (unless sold pursuant to a plan of liquidation in accordance with Article IX hereof).

     (e) Neither the Depositor, the Seller nor the Trustee shall enter into any arrangement by which the Trustee will receive a fee or other compensation for services rendered pursuant to this Agreement, other than as expressly contemplated by this Agreement.

     (f) Notwithstanding the foregoing clauses (d) and (e), the Trustee or the Seller may engage in any of the transactions prohibited by such clauses, provided that the Trustee shall have received an Opinion of Counsel experienced in federal income tax matters acceptable to Trustee and the Seller to the effect that such transaction does not result in a tax imposed on the Trust or cause a termination of REMIC status for the REMIC Estate; provided, however, that such transaction is otherwise permitted under this Agreement.

     (g) The Trustee, each of the Servicers and Tax Matters Person each agree to indemnify the Trust for any tax imposed on the Trust or the REMIC Estate as a result of their own negligence.

     Section 11.17 Additional Limitation on Action and Imposition of Tax.

     Any provision of this Agreement to the contrary notwithstanding, the Trustee shall not, without having obtained for itself an Opinion of Counsel experienced in federal income tax matters acceptable to the Trustee to the effect that such transaction does not result in a tax imposed on the Trust or the REMIC Estate or cause a termination of REMIC status for the REMIC Estate,
(i) sell any assets in the Trust Estate (except as specifically provided in this Agreement), (ii) accept any contribution of assets after the Startup Day in violation of the REMIC Provisions or (iii) agree to any modification of this Agreement. To the extent that sufficient amounts cannot be so retained to pay or provide for the payment of such tax, the Trustee is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any such Prohibited Transactions of the REMIC Estate and use such income, to the extent necessary, to pay such tax; provided that, to the extent that any such income is paid to the Internal Revenue Service, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Owners of Class R Certificates and shall distribute such retained amounts to the Owners of Offered Certificates to the extent they are fully reimbursed and then to the Owners of the Class R Certificates. If any tax, including interest penalties or assessments, additional amounts or additions to tax, is imposed on the Trust, such tax shall be charged against amounts otherwise distributable to the owners of the Class R Certificates on a pro rata basis. The Trustee is hereby authorized to and shall retain from amounts otherwise distributable to the Owners of the Class R Certificates sufficient funds to pay or provide for the payment of, and to actually pay, such tax as is legally owed by the Trust (but such authorization shall not prevent the Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

     Section 11.18 Appointment of Tax Matters Person.

     A Tax Matters Person will be appointed for the REMIC Estate for all purposes of the Code and such Tax Matters Person will perform, or cause to be performed, such duties and take, or cause to be taken, such actions as are required to be performed or taken by the Tax Matters Person under the Code. The Tax Matters Person for the REMIC Estate shall be The Bank of New York as long as it owns a Class R Certificate. If The Bank of New York does not own a Class R Certificate, the Tax Matters Person may be any other entity that owns a Class R Certificate and accepts a designation hereunder as Tax Matters person by delivering an affidavit in the form of Exhibit I. The Seller shall notify the Trustee in writing of the name and address of another person who accepts a designation as Tax Matters Person hereunder.

     Section 11.19 Attorneys' Fees.

     Any party successfully asserting a claim for a breach of this Agreement against another party is entitled to receive all reasonable attorneys' fees incurred by such party in asserting such claim.

     Section 11.20 Notices.

     All notices hereunder shall be given as follows, until any superseding instructions are given to all other Persons listed below:

    The Trustee:             The Bank of New York
                             101 Barclay Street
                             New York, New York  10286
                             Attn:  Structured Finance/MBS
                             Tel:  (212) 815-2297
                             Fax:  (212) 815-5309

    The Depositor:           AMRESCO Residential Securities Corporation
                             700 North Pearl Street
                             Suite 2400, LB #342
                             Dallas, Texas  75201-7424
                             Attn:  General Counsel
                             Tel:  (214) 953-7700
                             Fax:  (214) 953-7757

    The Seller:              AMRESCO Residential Capital Markets, Inc.
                             c/o AMRESCO Residential Credit Corporation
                             3401 Centrelake Drive
                             Suite 480
                             Ontario, California  91761
                             Attn: Janice Cott
                             Tel:  (909) 605-7600
                             Fax:  (909) 605-7619

    The Servicers:           Advanta Mortgage Corp. USA
                             16875 West Bernardo Drive
                             San Diego, CA  92127
                             Attn:  Senior Vice President - Loan Servicing
                             Tel:  (619) 674-1800
                             Fax:  (619) 674-3666

                             Ameriquest Mortgage Company
                             1100 Town and Country Road
                             Orange, CA  92868
                             Attn:  Servicing Manager
                             Tel:  (714) 564-0600
                             Fax:  (714) 973-4535

                             Option One Mortgage Corporation
                             2020 East First Street
                             Suite 100
                             Santa Ana, CA  92705
                             Attn:  Fabiola Camperi
                             Tel:  (714) 558-7700
                             Fax:  (714) 558-3822

    Moody's:                 Moody's Investors Service
                             99 Church Street
                             New York, New York  10007
                             Attn:  The Mortgage Monitoring Department
                             Tel:  (212) 553-0300
                             Fax:  (212) 553-4773

    Fitch:                   Fitch Investors Service, L.P.
                             One State Street Plaza
                             New York, New York  10004
                             Attn:  Hedi Katz
                             Tel:  (212) 908-0500
                             Fax:  (212) 376-6857

    DCR:                     Duff & Phelps Credit Rating Co.
                             55 East Monroe Street
                             35th Floor
                             Chicago, Illinois 00603
                             Attn: MBS Monitoring
                             Tel:  (312) 368-3100
                             Fax: (312) 368-3155

    Underwriters:            Prudential Securities Incorporated
                             One New York Plaza
                             15th Floor
                             New York, New York  10292
                             Attn:  Sean Low
                             Tel:  (212) 778-1492
                             Fax:  (212) 778-7401

                             Credit Suisse First Boston
                             55 E. 52nd St.
                             New York, New York  10055-0186
                             Attn:  Nita Cherry
                             Tel:  (212) 909-2333
                             Fax:  (212) 479-5502

                             Morgan Stanley & Co. Incorporated
                             1585 Broadway
                             New York, New York  10036
                             Attn:  Valerie Kay
                             Tel:  (212) 761-4000
                             Fax:  (212) 761-0782

    Owners:                  As set forth in the Register.

                               END OF ARTICLE XI

     IN WITNESS WHEREOF, the Depositor, the Seller, each Servicer and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                   AMRESCO RESIDENTIAL SECURITIES CORPORATION, as Depositor


                                        /s/ Janice M. Cott
                                   By:-----------------------------------------

                                          Vice President
                                   Title:--------------------------------------


                                   AMRESCO RESIDENTIAL CAPITAL MARKETS, INC., as Seller

                                          /s/ Janice M. Cott
                                   By:-----------------------------------------

                                          Vice President
                                   Title:--------------------------------------


                                   ADVANTA MORTGAGE CORP. USA
                                   as Servicer

                                          /s/ William P. Garland
                                   By:-----------------------------------------

                                          Senior Vice President
                                   Title:--------------------------------------


                                   AMERIQUEST MORTGAGE COMPANY
                                   as Servicer

                                          /s/ P. L. Wayman
                                   By:-----------------------------------------

                                          Executive Vice President
                                   Title:--------------------------------------


                                   OPTION ONE MORTGAGE CORPORATION
                                   as Servicer

                                          /s/ William L. O'Neill
                                   By:-----------------------------------------

                                          Senior Vice President
                                   Title:--------------------------------------


                                   THE BANK OF NEW YORK,
                                   as Trustee

                                          /s/ Franklin B. Austin
                                   By:-----------------------------------------

                                          Assistant Vice President
                                   Title:--------------------------------------

WASHINGTON           )
                     ) ss:
DISTRICT OF COLUMBIA )

     On the 12th day of June 1997, before me personally came Janice M. Cott, to me known, who, being by me duly sworn, did depose and say that she resides at Huntington Beach, California, that she is a Vice President of AMRESCO Residential Securities Corporation, a Delaware corporation; and that she signed her name thereto by order of the Board of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

                                               /s/ Joseph C. Fezie
                                     ------------------------------------------
                                                    Notary Public

WASHINGTON           )
                     ) ss:
DISTRICT OF COLUMBIA )

     On the 12th day of June 1997, before me personally came Janice M. Cott, to me known, who, being by me duly sworn, did depose and say that she resides at Huntington Beach, California, that she is a Vice President of AMRESCO Residential Capital Markets, Inc., a Delaware corporation; and that she signed her name thereto by order of the Board of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL


                                                  /s/ Joseph C. Fezie
                                       -----------------------------------------
                                                      Notary Public

STATE OF CALIFORNIA )
                    ) ss:
COUNTY OF SAN DIEGO )

     On the 12th day of June 1997, before me personally came William P. Garland, to me known, who, being by me duly sworn, did depose and say that he resides at 16875 West Bernardo Dr. San Diego, CA, that he is a Senior Vice President of Advanta Mortgage Corp. USA, a Delaware corporation; and that he signed his name thereto by order of the Board of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

                                                 /s/ Susan C. Kelhi
                                       -----------------------------------------
                                                    Notary Public

STATE OF CALIFORNIA )
                    )  ss:
COUNTY OF ORANGE    )

     On the 11th day of June 1997, before me personally came P. L. Wayman, to me known, who, being by me duly sworn, did depose and say that she is an Executive Vice President of Ameriquest Mortgage Company, a Delaware corporation; and that she signed her name thereto by order of the Board of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

                                                   /s/ C. Brangham
                                       -----------------------------------------
                                                    Notary Public

STATE OF CALIFORNIA )
                    )  ss:
COUNTY OF ORANGE    )

     On the 12th day of June 1997, before me personally came William L. O'Neill, to me known, who, being by me duly sworn, did depose and say that he resides at 2020 E. First Street, Santa Ana, CA, that he is a Senior Vice President of Option One Mortgage Corporation, a California corporation; and that he signed his name thereto by order of the Board of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

                                                   /s/ Jeff Wolfe
                                       -----------------------------------------
                                                    Notary Public

STATE OF NEW YORK  )
                   )  ss:
COUNTY OF NEW YORK )

     On the 12th day of June 1997, before me personally came Franklin Austin, to me known, who, being by me duly sworn, did depose and say that he resides at Hoboken, NJ, that he is an Assistant Vice President of The Bank of New York, a New York banking corporation; and that he signed his name thereto by order of the Board of Directors of said national banking corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

                                              /s/ Marilyn O. Austin
                                       -----------------------------------------
                                                    Notary Public

                                                                     EXHIBIT A-1

                                                   FORM OF CLASS A-1 CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                           MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                                    CLASS A-1
                           (_____% Pass-Through Rate)*

           Representing Certain Interests in a Pool of Mortgage Loans
                                   Serviced by

                           ADVANTA MORTGAGE CORP. USA
                           LONG BEACH MORTGAGE COMPANY
                         OPTION ONE MORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation or AMRESCO Residential Capital Markets, Inc. This Certificate represents a fractional ownership interest in the Mortgage Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

----------
*    Subject to certain  limitations  described  in the  Pooling  and  Servicing
     Agreement.

No:  A-1-                                                      CUSIP:___________
                                                                ISIN:___________
                                                         COMMON CODE:___________

      $                          June ___, 1997
---------------------           ----------------                 _______________
Original Certificate                 Date                        Final Scheduled
 Principal Balance                                                Payment Date

                                   CEDE & CO.
                                ----------------
                                Registered Owner


                                     A-1-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Mortgage Loans in Group I listed in Schedule I-A to the Pooling and Servicing Agreement which the Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Seller's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by each Servicer); (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing to pay the Certificates as specified in the Pooling and Servicing Agreement); and (d) certain rights of the Seller under the Transfer Agreements that are being assigned to the Trust in the Pooling and Servicing Agreement.

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-1 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 25, 1997 (the first Payment Date), be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.


                                     A-1-2

     This Certificate is one of a Class of duly-authorized Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2, Mortgage Loan Pass-Through Certificates, Class A-1 (the "Class A-1 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among AMRESCO Residential Capital Markets, Inc., in its capacity as the Seller (the "Seller"), AMRESCO Residential Securities Corporation, in its capacity as Depositor (the "Depositor"), Advanta Mortgage Corp. U.S.A., as a Servicer, Long Beach Mortgage Company, as a Servicer and Option One Mortgage Corporation, as a Servicer (the "Servicers") and The Bank of New York, in its capacity as the Trustee (the
"Trustee"),  to  which  Pooling  and  Servicing  Agreement  the  Owner  of  this
Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 Mortgage Loan Pass-Through Certificates, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9 (collectively, including the Class A-1 Certificates, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1 Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B-1A, Class B-1F (the "Class B Certificates" and
collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), Class S Certificates (the "Class S Certificates"), Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class S Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class A-1 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-1 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-1 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-1 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-1 Certificates. The Percentage Interest of each Class A-1 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-1 Certificate on the Startup Day by the aggregate Class A-1 Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Mortgage Loans will be serviced by the Servicers pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicers to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the


                                     A-1-3
servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release any Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation, AMRESCO Residential Capital Markets, Inc., or the Servicers, or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and
(ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Trustee will attempt to sell all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, during the 90 days after the Auction Sale Bid Date and (ii) in the event that the Auction Sale does not occur, the Servicers may, at their option, purchase from the Trust all remaining Mortgage Loans serviced by the related Servicer and any other related property in the Trust Estate and thereby effect early retirement of the Certificates on any Monthly Remittance Date on or after the Servicer Clean-Up Call Date and (iii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.


                                     A-1-4

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicers at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-1 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-1 Certificates are exchangeable for new Class A-1 Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.


                                     A-1-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                       THE BANK OF NEW YORK,
                                         as Trustee


                                       By:_____________________________________

                                       Name:___________________________________

                                       Title:__________________________________

Trustee Authentication
THE BANK OF NEW YORK, as Trustee
By:________________________________
Name:______________________________
Title:_____________________________


                                     A-1-6

                                                                     EXHIBIT A-2

                                                   FORM OF CLASS A-2 CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                           MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                                    CLASS A-2
                           (_____% Pass-Through Rate)*

           Representing Certain Interests in a Pool of Mortgage Loans
                                   Serviced by

                           ADVANTA MORTGAGE CORP. USA
                           LONG BEACH MORTGAGE COMPANY
                         OPTION ONE MORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation or AMRESCO Residential Capital Markets, Inc. This Certificate represents a fractional ownership interest in the Mortgage Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

----------
*    Subject to certain  limitations  described  in the  Pooling  and  Servicing
     Agreement.

No:  A-2-                                                     CUSIP:____________
                                                               ISIN:____________
                                                        COMMON CODE:____________

      $                          June ___, 1997
---------------------           ----------------                 _______________
Original Certificate                 Date                        Final Scheduled
 Principal Balance                                                Payment Date

                                   CEDE & CO.
                                ----------------
                                Registered Owner


                                     A-2-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Mortgage Loans in Group I listed in Schedule I-A to the Pooling and Servicing Agreement which the Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Seller's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by each Servicer); (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing to pay the Certificates as specified in the Pooling and Servicing Agreement); and (d) certain rights of the Seller under the Transfer Agreements that are being assigned to the Trust in the Pooling and Servicing Agreement.

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-2 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 25, 1997 (the first Payment Date), be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.


                                     A-2-2

     This Certificate is one of a Class of duly-authorized Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2, Mortgage Loan Pass-Through Certificates, Class A-2 (the "Class A-2 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among AMRESCO Residential Capital Markets, Inc., in its capacity as the Seller (the "Seller"), AMRESCO Residential Securities Corporation, in its capacity as Depositor (the "Depositor"), Advanta Mortgage Corp. U.S.A., as a Servicer, Long Beach Mortgage Company, as a Servicer and Option One Mortgage Corporation, as a Servicer (the "Servicers") and The Bank of New York, in its capacity as the Trustee (the
"Trustee"),  to  which  Pooling  and  Servicing  Agreement  the  Owner  of  this
Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 Mortgage Loan Pass-Through Certificates, Class A-1, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9 (collectively, including the Class A-2 Certificates, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1 Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), the Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class S Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class A-2 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-2 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-2 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-2 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-2 Certificates. The Percentage Interest of each Class A-2 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-2 Certificate on the Startup Day by the aggregate Class A-2 Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Mortgage Loans will be serviced by the Servicer pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the


                                     A-2-3
servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation, AMRESCO Residential Capital Markets, Inc. or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and
(ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Trustee will attempt to sell all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, during the 90 days after the Auction Sale Bid Date and (ii) in the event that the Auction Sale does not occur, the Servicers may, at their option, purchase form the Trust all remaining Mortgage Loans serviced by the related Servicer and any other related property in the Trust Estate and thereby effect early retirement of the Certificates on any Monthly Remittance Date on or after the Servicer Clean-Up Call Date and (iii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.


                                     A-2-4

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-2 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-2 Certificates are exchangeable for new Class A-2 Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.


                                     A-2-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                       THE BANK OF NEW YORK,
                                         as Trustee

                                       By:_____________________________________

                                       Name:___________________________________

                                       Title:__________________________________

Trustee Authentication
THE BANK OF NEW YORK, as Trustee
By:______________________________
Name:____________________________
Title:___________________________
Date of Authentication:__________


                                     A-2-6

                                                                     EXHIBIT A-3

                                                   FORM OF CLASS A-3 CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                           MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                                    CLASS A-3
                           (_____% Pass-Through Rate)*

           Representing Certain Interests in a Pool of Mortgage Loans
                                   Serviced by

                           ADVANTA MORTGAGE CORP. USA
                           LONG BEACH MORTGAGE COMPANY
                         OPTION ONE MORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation or AMRESCO Residential Capital Markets, Inc. This Certificate represents a fractional ownership interest in the Mortgage Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

----------
*    Subject to certain  limitations  described  in the  Pooling  and  Servicing
     Agreement.

No:  A-3-                                                     CUSIP:____________
                                                               ISIN:____________
                                                        COMMON CODE:____________

      $                          June ___, 1997
---------------------           ----------------                 _______________
Original Certificate                 Date                        Final Scheduled
 Principal Balance                                                Payment Date

                                   CEDE & CO.
                                ----------------
                                Registered Owner


                                     A-3-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Mortgage Loans in Group I listed in Schedule I-A to the Pooling and Servicing Agreement which the Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Seller's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by each Servicer); (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing to pay the Certificates as specified in the Pooling and Servicing Agreement); and (d) certain rights of the Seller under the Transfer Agreements that are being assigned to the Trust in the Pooling and Servicing Agreement.

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-3 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 25, 1997 (the first Payment Date), be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.


                                     A-3-2

     This Certificate is one of a Class of duly-authorized Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2, Mortgage Loan Pass-Through Certificates, Class A-3 (the "Class A-3 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among AMRESCO Residential Capital Markets, Inc., in its capacity as the Seller (the "Seller"), AMRESCO Residential Securities Corporation, in its capacity as Depositor (the "Depositor"), Advanta Mortgage Corp. U.S.A., as a Servicer, Long Beach Mortgage Company, as a Servicer and Option One Mortgage Corporation, as a Servicer (collectively, the "ServicerS") and The Bank of New York, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 Mortgage Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9 (collectively, including the Class A-3 Certificates, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1 Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), Class S Certificates (the "Class S Certificates"), Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class S Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class A-3 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-3 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-3 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-3 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-3 Certificates. The Percentage Interest of each Class A-3 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-3 Certificate on the Startup Day by the aggregate Class A-3 Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Mortgage Loans will be serviced by the Servicers pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicers to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the


                                     A-3-3
servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release any Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation, AMRESCO Residential Capital Markets, Inc., the Servicers or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and
(ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Trustee will attempt to sell all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, during the 90 days after the Auction Sale Bid Date and (ii) in the event that the Auction Sale does not occur, the Servicers may, at their option, purchase form the Trust all remaining Mortgage Loans serviced by the related Servicer and any other related property in the Trust Estate and thereby effect early retirement of the Certificates on any Monthly Remittance Date on or after the Servicer Clean-Up Call Date and (iii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.


                                     A-3-4

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicers at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-3 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-3 Certificates are exchangeable for new Class A-3 Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.


                                     A-3-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                       THE BANK OF NEW YORK,
                                         as Trustee

                                       By:_____________________________________

                                       Name:___________________________________

                                       Title:__________________________________

Trustee Authentication
THE BANK OF NEW YORK, as Trustee
By:________________________________
Name:______________________________
Title:_____________________________
Date of Authentication:____________


                                     A-3-6

                                                                     EXHIBIT A-4

                                                   FORM OF CLASS A-4 CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                           MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                                    CLASS A-4
                           (_____% Pass-Through Rate)*


           Representing Certain Interests in a Pool of Mortgage Loans
                                   Serviced by

                           ADVANTA MORTGAGE CORP. USA
                           LONG BEACH MORTGAGE COMPANY
                         OPTION ONE MORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation or AMRESCO Residential Capital Markets, Inc. This Certificate represents a fractional ownership interest in the Mortgage Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

*    Subject to certain  limitations  described  in the  Pooling  and  Servicing
     Agreement.

No:  A-4-                                                      CUSIP:___________
                                                                ISIN:___________
                                                         COMMON CODE:___________

      $                          June ___, 1997
---------------------           ----------------                 _______________
Original Certificate                 Date                        Final Scheduled
 Principal Balance                                                Payment Date

                                   CEDE & CO.
                                ----------------
                                Registered Owner


                                     A-4-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Mortgage Loans in Group I listed in Schedule I-A to the Pooling and Servicing Agreement which the Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Seller's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by each Servicer); (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing to pay the Certificates as specified in the Pooling and Servicing Agreement); and (d) certain rights of the Seller under the Transfer Agreements that are being assigned to the Trust in the Pooling and Servicing Agreement.

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-4 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 25, 1997 (the first Payment Date), be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.


                                     A-4-2

     This Certificate is one of a Class of duly-authorized Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2, Mortgage Loan Pass-Through Certificates, Class A-4 (the "Class A-4 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among AMRESCO Residential Capital Markets, Inc., in its capacity as the Seller (the "Seller"), AMRESCO Residential Securities Corporation, in its capacity as Depositor, (the "Depositor"), Advanta Mortgage Corp. U.S.A., as a Servicer, Long Beach Mortgage Company, as a Servicer and Option One Mortgage Corporation, as a Servicer (collectively, the "Servicers") and The Bank of New York, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 Mortgage Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9 (collectively, including the Class A-4 Certificates, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1 Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), Class S Certificates (the "Class S Certificates") Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class S Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class A-4 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-4 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-4 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-4 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-4 Certificates. The Percentage Interest of each Class A-4 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-4 Certificate on the Startup Day by the aggregate Class A-4 Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Mortgage Loans will be serviced by the Servicers pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicers to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the


                                     A-4-3
servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release any Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation, AMRESCO Residential Capital Markets, Inc., the Servicers or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and
(ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Trustee will attempt to sell all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, during the 90 days after the Auction Sale Bid Date and (ii) in the event that the Auction Sale does not occur, the Servicers may, at their option, purchase form the Trust all remaining Mortgage Loans serviced by the related Servicer and any other related property in the Trust Estate and thereby effect early retirement of the Certificates on any Monthly Remittance Date on or after the Servicer Clean-Up Call Date and (iii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.


                                     A-4-4

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicers at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-4 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-4 Certificates are exchangeable for new Class A-4 Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.


                                     A-4-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                       THE BANK OF NEW YORK,
                                         as Trustee

                                       By:_____________________________________

                                       Name:___________________________________

                                       Title:__________________________________

Trustee Authentication
THE BANK OF NEW YORK, as Trustee
By:______________________________
Name:____________________________
Title:___________________________
Date of Authentication:__________


                                      A-4-6

                                                                     EXHIBIT A-5

                                                   FORM OF CLASS A-5 CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                           MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                                    CLASS A-5
                           (_____% Pass-Through Rate)*

           Representing Certain Interests in a Pool of Mortgage Loans
                                   Serviced by

                           ADVANTA MORTGAGE CORP. USA
                           LONG BEACH MORTGAGE COMPANY
                         OPTION ONE MORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation or AMRESCO Residential Capital Markets, Inc. This Certificate represents a fractional ownership interest in the Mortgage Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

----------
*    Subject to certain  limitations  described  in the  Pooling  and  Servicing
     Agreement.

No:  A-5-                                                       CUSIP:__________
                                                                 ISIN:__________
                                                          COMMON CODE:__________

      $                          June ___, 1997
---------------------           ----------------                 _______________
Original Certificate                 Date                        Final Scheduled
 Principal Balance                                                Payment Date

                                   CEDE & CO.
                                ----------------
                                Registered Owner


                                     A-5-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Mortgage Loans in Group I listed in Schedule I-A to the Pooling and Servicing Agreement which the Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Seller's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by each Servicer); (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing to pay the Certificates as specified in the Pooling and Servicing Agreement); and (d) certain rights of the Seller under the Transfer Agreements that are being assigned to the Trust in the Pooling and Servicing Agreement.

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-5 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 25, 1997 (the first Payment Date), be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.


                                     A-5-2

     This Certificate is one of a Class of duly-authorized Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2, Mortgage Loan Pass-Through Certificates, Class A-5 (the "Class A-5 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among AMRESCO Residential Capital Markets, Inc., in its capacity as the Seller (the "Seller"), AMRESCO Residential Securities Corporation in its capacity as Depositor (the "Depositor"), Advanta Mortgage Corp. U.S.A., as a Servicer, Long Beach Mortgage Company, as a Servicer and Option One Mortgage Corporation, as a Servicer (collectively, the "Servicers") and The Bank of New York, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 Mortgage Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-6, Class A-7, Class A-8, Class A-9 (collectively, including the Class A-5 Certificates, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1 Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), Class S Certificates (the "Class S Certificates") Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class S Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class A-5 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-5 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-5 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-5 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-5 Certificates. The Percentage Interest of each Class A-5 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-5 Certificate on the Startup Day by the aggregate Class A-5 Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Mortgage Loans will be serviced by the Servicers pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicers to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the


                                     A-5-3
servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release any Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation, AMRESCO Residential Capital Markets, Inc., the Servicers or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and
(ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Trustee will attempt to sell all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, during the 90 days after the Auction Sale Bid Date and (ii) in the event that the Auction Sale does not occur, the Servicers may, at their option, purchase form the Trust all remaining Mortgage Loans serviced by the related Servicer and any other related property in the Trust Estate and thereby effect early retirement of the Certificates on any Monthly Remittance Date on or after the Servicer Clean-Up Call Date and (iii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.


                                     A-5-4

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicers at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-5 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-5 Certificates are exchangeable for new Class A-5 Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.


                                     A-5-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                       THE BANK OF NEW YORK
                                         as Trustee

                                       By:_____________________________________

                                       Name:___________________________________

                                       Title:__________________________________

Trustee Authentication
THE BANK OF NEW YORK, as Trustee
By:________________________________
Name:______________________________
Title:_____________________________
Date of Authentication:____________


                                     A-5-6

                                                                     EXHIBIT A-6

                                                   FORM OF CLASS A-6 CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                           MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                                    CLASS A-6
                           (_____% Pass-Through Rate)*


           Representing Certain Interests in a Pool of Mortgage Loans
                                   Serviced by

                           ADVANTA MORTGAGE CORP. USA
                           LONG BEACH MORTGAGE COMPANY
                         OPTION ONE MORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation or AMRESCO Residential Capital Markets, Inc. This Certificate represents a fractional ownership interest in the Mortgage Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

----------
*    Subject to certain  limitations  described  in the  Pooling  and  Servicing
     Agreement.

No:  A-6-                                                    CUSIP:_____________
                                                              ISIN:_____________
                                                       COMMON CODE:_____________

      $                          June ___, 1997
---------------------           ----------------                 _______________
Original Certificate                 Date                        Final Scheduled
 Principal Balance                                                Payment Date

                                   CEDE & CO.
                                ----------------
                                Registered Owner


                                     A-6-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Mortgage Loans in Group I listed in Schedule I-A to the Pooling and Servicing Agreement which the Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Seller's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by each Servicer); (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing to pay the Certificates as specified in the Pooling and Servicing Agreement); and (d) certain rights of the Seller under the Transfer Agreements that are being assigned to the Trust in the Pooling and Servicing Agreement.

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-6 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 25, 1997 (the first Payment Date), be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.


                                     A-6-2

     This Certificate is one of a Class of duly-authorized Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2, Mortgage Loan Pass-Through Certificates, Class A-6 (the "Class A-6 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among AMRESCO Residential Capital Markets, Inc., in its capacity as a Seller (a "Seller"), AMRESCO Residential Securities Corporation, in its capacity as Depositor (the "Depositor"), Advanta Mortgage Corp. U.S.A., as a Servicer, Long Beach Mortgage Company, as a Servicer and Option One Mortgage Corporation, as a Servicer (collectively, the "Servicers") and The Bank of New York, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 Mortgage Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-7, Class A-8, Class A-9 (collectively, including the Class A-6 Certificates, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1 Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), Class S Certificates (the "Class S Certificates") Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class S Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class A-6 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-6 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-6 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-6 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-6 Certificates. The Percentage Interest of each Class A-6 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-6 Certificate on the Startup Day by the aggregate Class A-6 Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Mortgage Loans will be serviced by the Servicers pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicers to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the


                                     A-6-3
servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release any Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation, AMRESCO Residential Capital Markets, Inc., the Servicer or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and
(ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Trustee will attempt to sell all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, during the 90 days after the Auction Sale Bid Date and (ii) in the event that the Auction Sale does not occur, the Servicers may, at their option, purchase form the Trust all remaining Mortgage Loans serviced by the related Servicer and any other related property in the Trust Estate and thereby effect early retirement of the Certificates on any Monthly Remittance Date on or after the Servicer Clean-Up Call Date and (iii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.


                                     A-6-4

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-6 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-6 Certificates are exchangeable for new Class A-6 Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.


                                     A-6-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                       THE BANK OF NEW YORK,
                                         as Trustee

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

Trustee Authentication
THE BANK OF NEW YORK, as Trustee
By:________________________________
Name:______________________________
Title:_____________________________
Date of Authentication:____________


                                     A-6-6

                                                                     EXHIBIT A-7

                                                   FORM OF CLASS A-7 CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                           MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                                    CLASS A-7
                           (_____% Pass-Through Rate)*

           Representing Certain Interests in a Pool of Mortgage Loans
                                   Serviced by

                           ADVANTA MORTGAGE CORP. USA
                           LONG BEACH MORTGAGE COMPANY
                         OPTION ONE MORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation or AMRESCO Residential Capital Markets, Inc. This Certificate represents a fractional ownership interest in the Mortgage Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

----------
*    Subject to certain  limitations  described  in the  Pooling  and  Servicing
     Agreement.

No:  A-7-                                                     CUSIP:____________
                                                               ISIN:____________
                                                        COMMON CODE:____________

      $                          June ___, 1997
---------------------           ----------------                 _______________
Original Certificate                 Date                        Final Scheduled
 Principal Balance                                                Payment Date

                                   CEDE & CO.
                                ----------------
                                Registered Owner


                                     A-7-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Mortgage Loans in Group I listed in Schedule I-A to the Pooling and Servicing Agreement which the Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Seller's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by each Servicer); (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing to pay the Certificates as specified in the Pooling and Servicing Agreement); and (d) certain rights of the Seller under the Transfer Agreements that are being assigned to the Trust in the Pooling and Servicing Agreement.

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-7 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 25, 1997 (the first Payment Date), be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.


                                     A-7-2

     This Certificate is one of a Class of duly-authorized Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2, Mortgage Loan Pass-Through Certificates, Class A-7 (the "Class A-7 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among AMRESCO Residential Capital Markets, Inc., in its capacity as the Seller (the "Seller"), AMRESCO Residential Securities Corporation, in its capacity as Depositor (the "Depositor"), Advanta Mortgage Corp. U.S.A., as a Servicer, Long Beach Mortgage Company as a Servicer and Option One Mortgage Corporation as a Servicer (collectively, the "Servicers") and The Bank of New York, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 Mortgage Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-8, Class A-9 (collectively, including the Class A-7 Certificates, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1 Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), Class S Certificates (the "Class S Certificates") Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class S Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class A-7 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-7 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-7 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-7 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-7 Certificates. The Percentage Interest of each Class A-7 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-7 Certificate on the Startup Day by the aggregate Class A-7 Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Mortgage Loans will be serviced by the Servicers pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicers to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the


                                     A-7-3
servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release any Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation, AMRESCO Residential Capital Markets, Inc., the Servicers or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and
(ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Trustee will attempt to sell all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, during the 90 days after the Auction Sale Bid Date and (ii) in the event that the Auction Sale does not occur, the Servicers may, at their option, purchase form the Trust all remaining Mortgage Loans serviced by the related Servicer and any other related property in the Trust Estate and thereby effect early retirement of the Certificates on any Monthly Remittance Date on or after the Servicer Clean-Up Call Date and (iii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.


                                     A-7-4

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicers at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-7 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-7 Certificates are exchangeable for new Class A-7 Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.


                                     A-7-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                       THE BANK OF NEW YORK,
                                         as Trustee

                                       By:_____________________________________

                                       Name:___________________________________

                                       Title:__________________________________

Trustee Authentication
THE BANK OF NEW YORK, as Trustee
By:________________________________
Name:______________________________
Title:_____________________________
Date of Authentication:____________


                                     A-7-6

                                                                     EXHIBIT A-8

                                                   FORM OF CLASS A-8 CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                           MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                                    Class A-8
                           (_____% Pass-Through Rate)*

           Representing Certain Interests in a Pool of Mortgage Loans
                                   Serviced by

                           ADVANTA MORTGAGE CORP. USA
                           LONG BEACH MORTGAGE COMPANY
                         OPTION ONE MORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation or AMRESCO Residential Capital Markets, Inc. This Certificate represents a fractional ownership interest in the Mortgage Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

----------
*    Subject to certain  limitations  described  in the  Pooling  and  Servicing
     Agreement.

No:  A-8-                                                    CUSIP:_____________
                                                              ISIN:_____________
                                                       COMMON CODE:_____________

      $                          June ___, 1997
---------------------           ----------------                 _______________
Original Certificate                 Date                        Final Scheduled
 Principal Balance                                                Payment Date

                                   CEDE & CO.
                                ----------------
                                Registered Owner


                                     A-8-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Mortgage Loans in Group I listed in Schedule I-A to the Pooling and Servicing Agreement which the Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Seller's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by each Servicer); (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing to pay the Certificates as specified in the Pooling and Servicing Agreement); and (d) certain rights of the Seller under the Transfer Agreements that are being assigned to the Trust in the Pooling and Servicing Agreement.

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-8 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 25, 1997 (the first Payment Date), be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.


                                     A-8-2

     This Certificate is one of a Class of duly-authorized Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2, Mortgage Loan Pass-Through Certificates, Class A-8 (the "Class A-8 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among AMRESCO Residential Capital Markets, Inc., in its capacity as the Seller (the "Seller"), AMRESCO Residential Securities Corporation, in its capacity as Depositor (the "Depositor"), Advanta Mortgage Corp. U.S.A., as a Servicer, Long Beach Mortgage Company, as a Servicer and Option One Mortgage Corporation, as a Servicer (collectively, the "Servicers") and The Bank of New York, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 Mortgage Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-9 (collectively, including the Class A-8 Certificates, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1 Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), the Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class S Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class A-8 Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class A-8 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-8 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-8 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-8 Certificates. The Percentage Interest of each Class A-8 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-8 Certificate on the Startup Day by the aggregate Class A-8 Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Mortgage Loans will be serviced by the Servicers pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicers to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the


                                     A-8-3
servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release any Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation, AMRESCO Residential Capital Markets, Inc., the Servicers or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and
(ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Trustee will attempt to sell all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, during the 90 days after the Auction Sale Bid Date and (ii) in the event that the Auction Sale does not occur, the Servicers may, at their option, purchase form the Trust all remaining Mortgage Loans serviced by the related Servicer and any other related property in the Trust Estate and thereby effect early retirement of the Certificates on any Monthly Remittance Date on or after the Servicer Clean-Up Call Date and (iii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.


                                     A-8-4

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicer at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-8 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-8 Certificates are exchangeable for new Class A-8 Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.


                                     A-8-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                       THE BANK OF NEW YORK,
                                         as Trustee

                                       By:_____________________________________

                                       Name:___________________________________

                                       Title:__________________________________

Trustee Authentication
THE BANK OF NEW YORK, as Trustee
By:______________________________
Name:____________________________
Title:___________________________
Date of Authentication:__________


                                     A-8-6

                                                                     EXHIBIT A-9

                                                   FORM OF CLASS A-9 CERTIFICATE

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                           MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                                    CLASS A-9
                         (Adjustable Pass-Through Rate)

     Representing Certain Interests in a Pool of Mortgage Loans Serviced by

                           ADVANTA MORTGAGE CORP. USA
                           LONG BEACH MORTGAGE COMPANY
                         OPTION ONE MORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation or AMRESCO Residential Capital Markets, Inc. This Certificate represents a fractional ownership interest in the Mortgage Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

     THIS CERTIFICATE REPRESENTS AN INTEREST IN A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

No:  A-9                                               CUSIP:___________________
                                                        ISIN:___________________
                                                 COMMON CODE:___________________

      $                          June ___, 1997
---------------------           ----------------                 _______________
Original Certificate                 Date                        Final Scheduled
 Principal Balance                                                Payment Date

                                   CEDE & CO.
                                ----------------
                                Registered Owner


                                     A-9-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Mortgage Loans in Group II listed in Schedule I-B to the Pooling and Servicing Agreement which the Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Seller's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by each Servicer); (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing to pay the Certificates as specified in the Pooling and Servicing Agreement); and (d) certain rights of the Seller under the Transfer Agreements that are being assigned to the Trust in the Pooling and Servicing Agreement..

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class A-1 Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 25, 1997 (the first Payment Date), be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.


                                     A-9-2

     This Certificate is one of a Class of duly-authorized Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2, Mortgage Loan Pass-Through Certificates, Class A-9 (the "Class A-9 Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among AMRESCO Residential Capital Markets, Inc., in its capacity as the Seller (the "Seller"), AMRESCO Residential Securities Corporation, in its capacity as Depositor (the "Depositor"), Advanta Mortgage Corp. U.S.A., as a Servicer, Long Beach Mortgage Company, as a Servicer and Option One Mortgage Corporation, as a Servicer (collectively, the "Servicers") and The Bank of New York, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 Mortgage Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 (collectively, including the Class A-9 Certificates, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1 Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B-1A, Class B-1F (the "Class B Certificates" and
collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), Class S Certificates (the "Class S Certificates"), Class C (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class S Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class A-9 Certificates as of the close of business on the day immediately preceding such Payment Date (the "Record Date") will be entitled to receive the Class A-9 Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class A-9 Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class A-9 Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class A-9 Certificates. The Percentage Interest of each Class A-9 Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class A-9 Certificate on the Startup Day by the aggregate Class A-9 Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Mortgage Loans will be serviced by the Servicers pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicers to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release any Servicer from any of its obligations under the Pooling and Servicing Agreement.


                                     A-9-3

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation, AMRESCO Residential Capital Markets, Inc., the Servicers or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code and
(ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Trustee will attempt to sell all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, during the 90 days after the Auction Sale Bid Date and (ii) in the event that the Auction Sale does not occur, the Servicers may, at their option, purchase form the Trust all remaining Mortgage Loans serviced by the related Servicer and any other related property in the Trust Estate and thereby effect early retirement of the Certificates on any Monthly Remittance Date on or after the Servicer Clean-Up Call Date and (iii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.


                                     A-9-4

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicers at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class A-9 Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class A-9 Certificates are exchangeable for new Class A-9 Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.


                                     A-9-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                       THE BANK OF NEW YORK,
                                        as Depositor

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

Trustee Authentication
THE BANK OF NEW YORK, as Trustee
By:______________________________
Name:____________________________
Title:___________________________
Date of Authentication:__________


                                     A-9-6

                                                                     EXHIBIT B-1

                                                  FORM OF CLASS M-1F CERTIFICATE

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS A-8 AND CLASS A-9, CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                           MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                                   CLASS M-1F
                           (_____% Pass-Through Rate)*
           Representing Certain Interests in a Pool of Mortgage Loans
                                   Serviced by

                           ADVANTA MORTGAGE CORP. USA
                           LONG BEACH MORTGAGE COMPANY
                         OPTION ONE MORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation or AMRESCO Residential Capital Markets, Inc. This Certificate represents a fractional ownership interest in the Mortgage Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

----------
*    Subject to certain  limitations  described  in the  Pooling  and  Servicing
     Agreement.

No:  M-1F                                                    CUSIP:_____________
                                                              ISIN:_____________
                                                       COMMON CODE:_____________

      $                          June ___, 1997
---------------------           ----------------                 _______________
Original Certificate                 Date                        Final Scheduled
 Principal Balance                                                Payment Date

                                   CEDE & CO.
                                ----------------
                                Registered Owner


                                     M-1F-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Mortgage Loans in Group I listed in Schedule I-A to the Pooling and Servicing Agreement which the Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Seller's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by each Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing to pay the Certificates as specified in the Pooling and Servicing Agreement); and (d) certain of the Seller's rights under the Transfer Agreements that are being assigned to the Trust in the Pooling and Servicing Agreement.

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class M-1F Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 25, 1997 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.


                                     M-1F-2

     This Certificate is one of a Class of duly-authorized Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2, Mortgage Loan Pass-Through Certificates, Class M-1F (the "Class M-1F Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among AMRESCO Residential Capital Markets, Inc., in its capacity as the Seller (the "Seller"), AMRESCO Residential Securities Corporation in its capacity as Depositor (the "Depositor), Advanta Mortgage Corp. U.S.A., as a Servicer, Long Beach Mortgage Company, as a Servicer, and Option One Mortgage Corporation, as a Servicer (collectively, the "Servicers") and The Bank of New York, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 Mortgage Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, (collectively, the "Class A Certificates"), Class M-1A (the "Class M-1A Certificates" and collectively with the Class M-1F Certificates, the "Class M-1 Certificates") Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), Class S Certificates (the "Class S Certificates") Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class S Certificates (the "Class S Certificates"), Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates."
Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class M-1F Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class M-1F Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class M-1F Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class M-1F Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class M-1 Certificates. The Percentage Interest of each Class M-1F Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class M-1F Certificate on the Startup Day by the aggregate Class M-1F Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Mortgage Loans will be serviced by the Servicers pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicers to enter into


                                     M-1F-3

Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release any Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation, AMRESCO Residential Capital Markets, Inc., the Servicers or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code, and
(ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Trustee will attempt to sell all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, during the 90 days after the Auction Sale Bid Date and (ii) in the event that the Auction Sale does not occur, the Servicers may, at their option, purchase from the Trust all remaining Mortgage Loans serviced by the related Servicer and any other related property in the Trust Estate and thereby effect early retirement of the Certificates on any Monthly Remittance Date on or after the Servicer Clean-Up Call Date and (iii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.


                                     M-1F-4

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicers at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class M-1F Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-1F Certificates are exchangeable for new Class M-1F Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.


                                     M-1F-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                       THE BANK OF NEW YORK,
                                         as Trustee

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

Trustee Authentication
THE BANK OF NEW YORK, as Trustee
By:________________________________
Name:______________________________
Title:_____________________________
Date of Authentication_____________


                                     M-1F-6

                                                                     EXHIBIT B-2

                                                  FORM OF CLASS M-1A CERTIFICATE

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS A-8 AND CLASS A-9, CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                           MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                                   CLASS M-1A
                         (Adjustable Pass-Through Rate)
           Representing Certain Interests in a Pool of Mortgage Loans
                                   Serviced by
                           ADVANTA MORTGAGE CORP. USA
                           LONG BEACH MORTGAGE COMPANY
                         OPTION ONE MORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation or AMRESCO Residential Capital Markets, Inc. This Certificate represents a fractional ownership interest in the Mortgage Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No:  M-1A                                                  CUSIP:_______________
                                                            ISIN:_______________
                                                     COMMON CODE:_______________

      $                          June ___, 1997
---------------------           ----------------                 _______________
Original Certificate                 Date                        Final Scheduled
 Principal Balance                                                Payment Date

                                   CEDE & CO.
                                ----------------
                                Registered Owner


                                     M-1A-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Mortgage Loans in Group II listed in Schedule I-B to the Pooling and Servicing Agreement which the Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Seller's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by each Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing to pay the Certificates as specified in the Pooling and Servicing Agreement); and (d) certain of the Seller's rights under the Transfer Agreements that are being assigned to the Trust in the Pooling and Servicing Agreement .

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class M-1A Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 25, 1997 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.


                                     M-1A-2

     This Certificate is one of a Class of duly-authorized Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2, Mortgage Loan Pass-Through Certificates, Class M-1A (the "Class M-1A Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among AMRESCO Residential Capital Markets, Inc., in its capacity as the Seller (the "Seller"), AMRESCO Residential Securities Corporation in its capacity as Depositor (the "Depositor"), Advanta Mortgage Corp. U.S.A., as a Servicer, Long Beach Mortgage Company, as a Servicer and Option One Mortgage Corporation, as a Servicer (collectively, the "Servicers") and The Bank of New York, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 Mortgage Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, (collectively, the "Class A Certificates"), the Class M-1F (the "Class M-1F Certificates" and collectively with the Class M-1A Certificates, the "Class M-1 Certificates") the Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B-1A, Class B-1F (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), Class S Certificates (the "Class S Certificates") Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class S Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class M-1A Certificates as of the close of business on the day immediately preceding such Payment Date (the "Record Date") will be entitled to receive the Class M-1A Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class M-1A Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class M-1A Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class M-1A Certificates. The Percentage Interest of each Class M-1A Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class M-1A Certificate on the Startup Day by the aggregate Class M-1A Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Mortgage Loans will be serviced by the Servicers pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicers to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the


                                     M-1A-3
servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release any Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation, AMRESCO Residential Capital Markets, Inc., the Servicers or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and
(ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Trustee will attempt to sell all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, during the 90 days after the Auction Sale Bid Date and (ii) in the event that the Auction Sale does not occur, the Servicers may, at their option, purchase from the Trust all remaining Mortgage Loans serviced by the related Servicer and any property in the Trust Estate and thereby effect early retirement of the Certificates on any Monthly Remittance Date on or after the Servicer Clean-Up Call Date and (iii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.


                                     M-1A-4

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicers at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class M-1A Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-1A Certificates are exchangeable for new Class M-1A Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.


                                     M-1A-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                       THE BANK OF NEW YORK,
                                         as Trustee

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

Trustee Authentication
THE BANK OF NEW YORK, as Trustee
By:_________________________________
Name:_______________________________
Title:______________________________
Date of Authentication______________


                                     M-1A-6

                                                                     EXHIBIT B-3

                                                  FORM OF CLASS M-2F CERTIFICATE

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS A-8, CLASS A-9, CLASS M-1F AND CLASS M-1A CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                           MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                                   CLASS M-2F
                           (_____% Pass-Through Rate)*
           Representing Certain Interests in a Pool of Mortgage Loans
                                   Serviced by

                           ADVANTA MORTGAGE CORP. USA
                           LONG BEACH MORTGAGE COMPANY
                         OPTION ONE MORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation or AMRESCO Residential Capital Markets, Inc. This Certificate represents a fractional ownership interest in the Mortgage Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

----------
*    Subject to certain  limitations  described  in the  Pooling  and  Servicing
     Agreement.

No:  M-2F                                                    CUSIP:_____________
                                                              ISIN:_____________
                                                       COMMON CODE:_____________

      $                          June ___, 1997
---------------------           ----------------                 _______________
Original Certificate                 Date                        Final Scheduled
 Principal Balance                                                Payment Date

                                   CEDE & CO.
                                ----------------
                                Registered Owner


                                     M-2F-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Mortgage Loans in Group I listed in Schedule I-A to the Pooling and Servicing Agreement which the Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Seller's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by each Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing to pay the Certificates as specified in the Pooling and Servicing Agreement); and (d) certain of the Seller's rights under the Transfer Agreements that are being assigned to the Trust in the Pooling and Servicing Agreement .

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class M-2F Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 25, 1997 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.


                                     M-2F-2

     This Certificate is one of a Class of duly-authorized Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2, Mortgage Loan Pass-Through Certificates, Class M-2F (the "Class M-2F Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among AMRESCO Residential Capital Markets, Inc., in its capacity as the Seller (the "Seller"), AMRESCO Residential Securities Corporation, in its capacity as Depositor (the "Depositor"), Advanta Mortgage Corp. U.S.A., as a Servicer, Long Beach Mortgage Company, as a Servicer and Option One Mortgage Corporation, as a Servicer (collectively, the "Servicers") and The Bank of New York, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 Mortgage Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, (collectively, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1 Certificates") Class M-2A (the "Class M-2A Certificates" and collectively with the Class M-2F Certificates, the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), Class S Certificates (the "Class S Certificates") Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class S Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class M-2F Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class M-2F Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class M-2F Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class M-2F Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class M-2F Certificates. The Percentage Interest of each Class M-2F Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class M-2F Certificate on the Startup Day by the aggregate Class M-2F Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Mortgage Loans will be serviced by the Servicers pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicers to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the


                                     M-2F-3
servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release any Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation, AMRESCO Residential Capital Markets, Inc., the Servicers or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and
(ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Trustee will attempt to sell all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, during the 90 days after the Auction Sale Bid Date and (ii) in the event that the Auction Sale does not occur, the Servicers may, at their option, purchase form the Trust all remaining Mortgage Loans serviced by the related Servicer and any other related property in the Trust Estate and thereby effect early retirement of the Certificates on any Monthly Remittance Date on or after the Servicer Clean-Up Call Date and (iii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.


                                     M-2F-4

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicers at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class M-2F Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-2F Certificates are exchangeable for new Class M-2F Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.


                                     M-2F-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                       THE BANK OF NEW YORK,
                                         as Trustee

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

Trustee Authentication
THE BANK OF NEW YORK, as Trustee
By:_______________________________
Name:_____________________________
Title:____________________________
Date of Authentication____________


                                     M-2F-6

                                                                     EXHIBIT B-4

                                                  FORM OF CLASS M-2A CERTIFICATE

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS A-8, CLASS A-9, CLASS M-1F AND CLASS M-1A CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                           MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                                   CLASS M-2A
                         (Adjustable Pass-Through Rate)
           Representing Certain Interests in a Pool of Mortgage Loans
                                   Serviced by

                           ADVANTA MORTGAGE CORP. USA
                           LONG BEACH MORTGAGE COMPANY
                         OPTION ONE MORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation or AMRESCO Residential Capital Markets, Inc. This Certificate represents a fractional ownership interest in the Mortgage Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No:  M-2A                                                    CUSIP:_____________
                                                              ISIN:_____________
                                                       COMMON CODE:_____________

      $                          June ___, 1997
---------------------           ----------------                 _______________
Original Certificate                 Date                        Final Scheduled
 Principal Balance                                                Payment Date

                                   CEDE & CO.
                                ----------------
                                Registered Owner


                                     M-2A-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Mortgage Loans in Group II listed in Schedule I-B to the Pooling and Servicing Agreement which the Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Seller's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by each Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing to pay the Certificates as specified in the Pooling and Servicing Agreement); and (d) certain of the Seller's rights under the Transfer Agreements that are being assigned to the Trust in the Pooling and Servicing Agreement .

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class M-2A Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 25, 1997 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.


                                     M-2A-2

     This Certificate is one of a Class of duly-authorized Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2, Mortgage Loan Pass-Through Certificates, Class M-2A (the "Class M-2A Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among AMRESCO Residential Capital Markets, Inc., in its capacity as the Seller (the "Seller"), AMRESCO Residential Securities Corporation, in its capacity as Depositor (the "Depositor"), Advanta Mortgage Corp. U.S.A., as a Servicer, Long Beach Mortgage Company, as a Servicer and Option One Mortgage Corporation, as a Servicer (collectively, the "Servicers") and The Bank of New York, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 Mortgage Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, (collectively, the "Class A Certificates"), Class M-1A, Class M-1F (collectively the "Class M-1 Certificates") Class M-2F (the "Class M-2F Certificates" and collectively with the Class M-2A Certificates, the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), the Class S Certificates (the "Class S Certificates") Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class S Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class M-2A Certificates as of the close of business on the day immediately preceding such Payment Date (the "Record Date") will be entitled to receive the Class M-2A Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class M-2A Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class M-2A Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class M-2A Certificates. The Percentage Interest of each Class M-2A Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class M-2A Certificate on the Startup Day by the aggregate Class M-2A Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Mortgage Loans will be serviced by the Servicers pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicers to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the


                                     M-2A-3
servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release any Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation, AMRESCO Residential Capital Markets, Inc., the Servicers or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and
(iii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Trustee will attempt to sell all remaining mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, during the 90 days after the Auction Sale Bid Date and (ii) in the event that the Auction Sale does not occur, the Servicers may, at their option, purchase from the Trust all remaining Mortgage Loans serviced by the related Servicer and any other related property in the Trust Estate and thereby effect early retirement of the Certificates on any Monthly Remittance Date on or after the Servicer Clean-Up Call Date and (iii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.


                                     M-2A-4

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicers at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class M-2A Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class M-2A Certificates are exchangeable for new Class M-2A Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.


                                     M-2A-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                       THE BANK OF NEW YORK,
                                         as Trustee

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

Trustee Authentication
THE BANK OF NEW YORK, as Trustee
By:________________________________
Name:______________________________
Title:_____________________________
Date of Authentication_____________


                                     M-2A-6

                                                                     EXHIBIT B-5

                                                  FORM OF CLASS B-1F CERTIFICATE

                  THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS A-8, CLASS A-9, CLASS M-1F, CLASS M-1A, CLASS M-2F AND CLASS M-2A CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

                  SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                           MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                                   CLASS B-1F
                           (_____% Pass-Through Rate)*
           Representing Certain Interests in a Pool of Mortgage Loans
                                   Serviced by
                           ADVANTA MORTGAGE CORP. USA
                           LONG BEACH MORTGAGE COMPANY
                         OPTION ONE MORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation or AMRESCO Residential Capital Markets, Inc. This Certificate represents a fractional ownership interest in the Mortgage Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

----------
*    Subject to certain  limitations  described  in the  Pooling  and  Servicing
     Agreement.

No:  B-1F                                                   CUSIP:______________
                                                             ISIN:______________
                                                      COMMON CODE:______________

      $                          June ___, 1997
---------------------           ----------------                 _______________
Original Certificate                 Date                        Final Scheduled
 Principal Balance                                                Payment Date

                                   CEDE & CO.
                                ----------------
                                Registered Owner


                                     B-1F-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Mortgage Loans in Group I listed in Schedule I-A to the Pooling and Servicing Agreement which the Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Seller's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by each Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing to pay the Certificates as specified in the Pooling and Servicing Agreement); and (d) certain of the Seller's rights under the Transfer Agreements that are being assigned to the Trust in the Pooling and Servicing Agreement .

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class B-1F Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 25, 1997 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.


                                     B-1F-2

     This Certificate is one of a Class of duly-authorized Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2, Mortgage Loan Pass-Through Certificates, Class B-1F (the "Class B-1F Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among AMRESCO Residential Capital Markets, Inc., in its capacity as the Seller (the "Seller"), AMRESCO Residential Securities Corporation, in its capacity as Depositor (the "Depositor"), Advanta Mortgage Corp. U.S.A., as a Servicer, Long Beach Mortgage Company, as a Servicer and Option One Mortgage Corporation, as a Servicer (collectively, the "Servicers") and The Bank of New York, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 Mortgage Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, (collectively, the "Class A Certificates"), Class M-1A, Class M-1F (collectively the "Class M-1 Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B-1A (the "Class B-1A Certificates" and collectively with the Class B-1F, the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), Class S Certificates (the "Class S Certificates") Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class S Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class B-1F Certificates as of the close of business on the last day of the calendar month immediately preceding the calendar month in which a Payment Date occurs (the "Record Date") will be entitled to receive the Class B-1F Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class B-1F Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class B-1F Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class B-1F Certificates. The Percentage Interest of each Class B-1F Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class B-1F Certificate on the Startup Day by the aggregate Class B-1F Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Mortgage Loans will be serviced by the Servicers pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicers to enter into


                                     B-1F-3

Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release any Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation, AMRESCO Residential Capital Markets, Inc., the Servicers or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and
(ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Trustee will attempt to sell all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, during the 90 days after the Auction Sale Bid Date (ii) in the event that the Auction Sale does not occur, the Servicers may, at their option, purchase form the Trust all remaining Mortgage Loans serviced by the related Servicer and any other related property in the Trust Estate and thereby effect early retirement of the Certificates on any Monthly Remittance Date on or after the Servicer Clean-Up Call Date and (iii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.


                                     B-1F-4

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicers at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class B-1F Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class B-1F Certificates are exchangeable for new Class B-1F Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.


                                     B-1F-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                       THE BANK OF NEW YORK,
                                         as Trustee

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

Trustee Authentication
THE BANK OF NEW YORK, as Trustee
By:______________________________
Name:____________________________
Title:___________________________
Date of Authentication___________


                                     B-1F-6

                                                                     EXHIBIT B-6

                                                  FORM OF CLASS B-1A CERTIFICATE

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS A-8, CLASS A-9, CLASS M-1A, CLASS M-1F, CLASS M-2A AND CLASS M-2F CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "REGULAR INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                           MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                                   CLASS B-1A
                         (Adjustable Pass-Through Rate)
           Representing Certain Interests in a Pool of Mortgage Loans
                                   Serviced by
                           ADVANTA MORTGAGE CORP. USA
                           LONG BEACH MORTGAGE COMPANY
                         OPTION ONE MORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation or AMRESCO Residential Capital Markets, Inc. This Certificate represents a fractional ownership interest in the Mortgage Loans and certain other property held by the Trust.)

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer ("AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2") or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

No:  B-1A                                                       CUSIP:__________
                                                                 ISIN:__________
                                                          COMMON CODE:__________

      $                          June ___, 1997
---------------------           ----------------                 _______________
Original Certificate                 Date                        Final Scheduled
 Principal Balance                                                Payment Date

                                   CEDE & CO.
                                ----------------
                                Registered Owner


                                     B-1A-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Mortgage Loans in Group II listed in Schedule I-B to the Pooling and Servicing Agreement which the Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Seller's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by each Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing to pay the Certificates as specified in the Pooling and Servicing Agreement); and (d) certain of the Seller's rights under the Transfer Agreements that are being assigned to the Trust in the Pooling and Servicing Agreement .

     The Owner hereof is entitled to principal payments on each Payment Date, as hereinafter described, which will fully amortize such original Certificate Principal Balance over the period from the date of initial issuance of the Certificates to the final Payment Date for the Class B-1A Certificates. Therefore, the actual Outstanding principal amount of this Certificate may, on any date subsequent to July 25, 1997 (the first Payment Date) be less than the original Certificate Principal Balance set forth above.

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement (as defined below) provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

     THE PRINCIPAL OF THIS CERTIFICATE IS PAYABLE IN INSTALLMENTS. THEREFORE, THE ACTUAL OUTSTANDING PRINCIPAL AMOUNT OF THIS CERTIFICATE MAY ON ANY DATE SUBSEQUENT TO JULY 25, 1997 (THE FIRST PAYMENT DATE) BE LESS THAN ITS ORIGINAL CERTIFICATE PRINCIPAL BALANCE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.


                                     B-1A-2

     This Certificate is one of a Class of duly-authorized Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2, Mortgage Loan Pass-Through Certificates, Class B-1A (the "Class B-1A Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among AMRESCO Residential Capital Markets, Inc., in its capacity as the Seller (the "Seller"), AMRESCO Residential Securities Corporation, in its capacity as Depositor (the "Depositor"), Advanta Mortgage Corp. U.S.A., as a Servicer, Long Beach Mortgage Company, as a Servicer and Option One Mortgage Corporation, as a Servicer (collectively, the "Servicers") and The Bank of New York, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 Mortgage Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, (collectively, the "Class A Certificates"), Class M-1A, Class M-1F (the "Class M-1
Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates" and collectively with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B-1F (the "Class B-1F Certificates" and collectively with the Class B-1A Certificates, the "Class B Certificates", and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), Class S Certificates (the "Class S Certificates") Class C Certificates (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). The Offered Certificates, the Class S Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates."
Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class B-1A Certificates as of the close of business on the day immediately preceding such Payment Date (the "Record Date") will be entitled to receive the Class B-1A Distribution Amount relating to such Certificate on such Payment Date. Distributions will be made in immediately available funds to Owners of Certificates having an aggregate original Class B-1A Certificate Principal Balance of at least $1,000,000 (by wire transfer or otherwise) to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class B-1A Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class B-1A Certificates. The Percentage Interest of each Class B-1A Certificate as of any date of determination will be equal to the percentage obtained by dividing the original Certificate Principal Balance of such Class B-1A Certificate on the Startup Day by the aggregate Class B-1A Certificate Principal Balance on the Startup Day.

     The Trustee or any duly-appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code by any Person from a distribution to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Mortgage Loans will be serviced by the Servicers pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicers to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the


                                     B-1A-3
servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release any Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation, or AMRESCO Residential Capital Markets, Inc., the Servicers or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Certificate Account and the Principal and Interest Account (except as otherwise provided in the Pooling and Servicing Agreement).

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and
(ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Trustee will attempt to sell all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates, during the 90 days after the Auction Sale Bid Date and (ii) in the event that the Auction Sale does not occur, the Servicers may, at their option, purchase from the Trust all remaining Mortgage Loans serviced by the related Servicer and any other related property in the Trust Estate and thereby effect early retirement of the Certificates on any Monthly Remittance Date on or after the Servicer Clean-Up Call Date and (iii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.


                                     B-1A-4

     The Owners of the majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicers at any time and from time to time, and without the consent of the Owners; provided, that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class B-1A Certificates are issuable only as registered Certificates in minimum denominations of $1,000 original Certificate Principal Balance. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class B-1A Certificates are exchangeable for new Class B-1A Certificates of authorized denominations evidencing the same aggregate principal amount.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.


                                     B-1A-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                       THE BANK OF NEW YORK,
                                         as Trustee

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

Trustee Authentication
THE BANK OF NEW YORK, as Trustee
By:________________________________
Name:______________________________
Title:_____________________________
Date of Authentication_____________


                                     B-1A-6

                                                                     EXHIBIT B-7

                                                     FORM OF CLASS C CERTIFICATE

     THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7, CLASS A-8, CLASS A-9, CLASS M-1A, CLASS M-1F, CLASS M-2A, CLASS M-2F, CLASS B-1A AND CLASS B-1F CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     AMRESCO RESIDENTIAL SECURITIES CORPORATION MORTGAGE LOAN TRUST 1997-2 MORTGAGE LOAN PASS-THROUGH CERTIFICATE INTEREST-ONLY CLASS C CERTIFICATE Representing Certain Interests Relating to a Pool of Mortgage Loans Serviced by ADVANTA MORTGAGE CORP. USA LONG BEACH MORTGAGE COMPANY OPTION ONE MORTGAGE CORPORATION as Servicer This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation or AMRESCO Residential Capital Markets, Inc. This certificate represents a fractional ownership interest in the Mortgage Loans as described herein, moneys in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans held by the Trust.

----------
*    Subject to certain  limitations  described  in the  Pooling  and  Servicing
     Agreement.

No.:  C-1

                                 June ___, 1997
                                 --------------
                                      Date

     100%
------------------                                               _______________
Percentage Interest                                              Final Scheduled
                                                                   Payment Date

                    AMRESCO Residential Capital Markets Inc.
                    ----------------------------------------
                                Registered Holder


                                     B-7-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Mortgage Loans in Group I and Group II listed in Schedules I-A and I-B to the Pooling and Servicing Agreement which the Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Seller's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by each Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing to pay the Certificates as specified in the Pooling and Servicing Agreement); and (d) certain of the Seller's rights under the Transfer Agreements that are being assigned to the Trust in the Pooling and Servicing Agreement .

     Upon receiving the final distribution hereon, the Owner hereof is required to send this Certificate to the Trustee. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.


                                     B-7-2

     This Certificate is one of a Class of duly-authorized Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2, Mortgage Loan Pass-Through Certificates, Class C (the "Class C Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among AMRESCO Residential Capital Markets, Inc., in its capacity as the Seller (the "Seller"), AMRESCO Residential Securities Corporation, in its capacity as Depositor (the "Depositor"), Advanta Mortgage Corp. U.S.A., as a Servicer, Long Beach Mortgage Company, as a Servicer and Option One Mortgage Corporation, as a Servicer (collectively, the "Servicers") and The Bank of New York, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 Mortgage Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, (collectively, the "Class A Certificates"), Class M-1A, Class M-1F, Class M-2A, Class M-2F (together, the "Mezzanine Certificates"), Class B-1A, Class B-1F (the "Class B Certificates" and together with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates"), Class S Certificates (the "Class S
Certificates") and Class R (the "Class R Certificates"). The Offered Certificates, the Class S Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Holders of the Class C Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") may be entitled to receive the Class C Distribution Amount (as defined in the Pooling and Servicing Agreement) relating to such Payment Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least 5 business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class C Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class C Certificates. The Percentage Interest of each Class C Certificate as of any date of determination will be equal to the percentage interest set forth on such Class C Certificate.

     The Trustee or any duly appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Owner shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.

     The Mortgage Loans will be serviced by the Servicers pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicers to enter into Sub-servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-servicer shall release any Servicer from any of its obligations under the Pooling and Servicing Agreement.


                                     B-7-3

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the Seller, the Depositor or any of their subsidiaries and affiliates and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Government National Mortgage Association, or any other governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement), all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the REMIC or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the REMIC or (c) at any time when a Qualified Liquidation of the REMIC is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as contemplated by Section 860F(a)(4) of the Code and (ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the REMIC to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the REMIC, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Trustee will attempt to sell all remaining Mortgage Loans and other property then constituting the REMIC, and thereby effect early retirement of the Certificates, during the 90 days after the Auction Sale Bid Date and (ii) in the event that the Auction Sale does not occur, the Servicers may, at their option, purchase from the Trust all remaining Mortgage Loans serviced by the related Servicer and any other related property in the Trust Estate and thereby effect early retirement of the Certificates on any Monthly Remittance Date on or after the Servicer Clean-Up Call Date and (iii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of a majority of the Percentage Interests represented by the Offered Certificates have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.


                                     B-7-4

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Trustee, the Sellers and the Servicers at any time and from time to time, without the consent of the Owners; provided that in certain circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class C Certificates are issuable only as registered Certificates in minimum percentage interests of all interests in the Class C Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class C Certificates are exchangeable for new Class C Certificates of the same percentage interest as the Class C Certificates exchanged.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.


                                     B-7-5

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                       THE BANK OF NEW YORK
                                       as Trustee

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________

Trustee Authentication
THE BANK OF NEW YORK, as Trustee
By:_________________________________
Name:_______________________________
Title:______________________________
Date of Authentication______________


                                     B-7-6

                                                                     EXHIBIT B-8

                                                     FORM OF CLASS S CERTIFICATE

                   AMRESCO Residential Securities Corporation
                    Mortgage Loan Trust 1997-2 MORTGAGE LOAN
                            PASS-THROUGH CERTIFICATE
                        INTEREST-ONLY CLASS S CERTIFICATE

              Representing Certain Interests Relating to a Pool of
       Mortgage Loans formed by AMRESCO Residential Securities Corporation and Serviced by

                           ADVANTA MORTGAGE CORP. USA
                                   as Servicer

     This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation, AMRESCO Residential Capital Markets, Inc. or the Servicer. This certificate represents a fractional ownership interest in the Mortgage Loans as described herein, moneys in certain Accounts created pursuant to the Pooling and Servicing Agreement and certain other rights relating thereto and is payable only from amounts received by the Trustee relating to the Mortgage Loans held by the Trust.

No.:  S-1

                                 June ___, 1997
                                 --------------
                                      Date

     100%
------------------                                             _________________
Percentage Interest                                             Final Scheduled
                                                               Distribution Date

                    AMRESCO Residential Capital Markets, Inc.
                    -----------------------------------------
                                Registered Owner

Trustee Authentication

The Bank of New York,
  as Trustee

By:  _____________________

Name:  ___________________

Title:  ____________________

Date of Authentication:  _________________________


                                     B-8-1

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Mortgage Loans (other than any principal and interest payments due thereon on or prior to the Cut-Off Date on any Mortgage Loan that is current as of Cut-Off Date) listed in Schedule II to the Pooling and Servicing Agreement which the Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04, 3.05 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Depositor's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided in the Pooling and Servicing Agreement), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by each Servicer); (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policies relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing); and (d) certain of the Seller's rights under the Transfer Agreements that are being assigned to the Trust in the Pooling and Servicing Agreement to pay the Certificates as specified in the Pooling and Servicing Agreement.

     The Owner hereof is required to send this Certificate to the Trustee prior to receiving the final distribution hereon. The Pooling and Servicing Agreement provides that, in any event, upon the making of the final distribution due on this Certificate, this Certificate shall be deemed cancelled for all purposes under the Pooling and Servicing Agreement.

     THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.


                                     B-8-2

     THIS CERTIFICATE IS AN INTEREST ONLY CERTIFICATE THE HOLDER OF THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY DISTRIBUTION OF PRINCIPAL WITH RESPECT TO THE MORTGAGE LOANS.

     This Certificate is one of a Class of duly-authorized Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2, Mortgage Loan Pass-Through Certificates, Class S (the "Class S Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among AMRESCO Residential Capital Markets, Inc., in its capacity as the Seller (the "Seller"), AMRESCO Residential Securities Corporation, in its capacity as Depositor, (the "Depositor"), Advanta Mortgage Corp. USA, as a Servicer, Long Beach Mortgage Company, as a Servicer and Option One Mortgage Corporation, as a Servicer (collectively, the "Servicers") and The Bank of New York, in its capacity as the Trustee (the "Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 Mortgage Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 Class A-8, Class A-9 (collectively, the "Class A Certificates") Class M-1A, Class M-1F (the "Class M-1
Certificates"), Class M-2A, Class M-2F (the "Class M-2 Certificates" and together with the Class M-1 Certificates, the "Mezzanine Certificates"), Class B-1A, Class B-1F (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates") Class C (the "Class C Certificates") and Class R (Residual Interest) (the "Class R Certificates"). Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     On the 25th day of each month, or, if such day is not a Business Day, then the next succeeding Business Day (each such day being a "Payment Date") commencing July 25, 1997, the Owners of the Class S Certificates as of the close of business on the last business day of the calendar month immediately preceding the calendar month in which such Payment Date occurs (the "Record Date") will be entitled to receive the Class S Distribution Amount (as defined in the Pooling and Servicing Agreement) relating to such Payment Date. Distributions will be made in immediately available funds to such Owners, by wire transfer or otherwise, to the account of an Owner at a domestic bank or other entity having appropriate facilities therefor, if such Owner has so notified the Trustee at least 5 business days prior to the related record date, or by check mailed to the address of the person entitled thereto as it appears on the Register.

     Each Owner of record of a Class S Certificate will be entitled to receive such Owner's Percentage Interest in the amounts due on such Payment Date to the Owners of the Class S Certificates. The Percentage Interest of each Class S Certificate as of any date of determination will be equal to the percentage interest set forth on such Class S Certificate.

     The Trustee or any duly appointed Paying Agent will duly and punctually pay distributions with respect to this Certificate in accordance with the terms hereof and the Pooling and Servicing Agreement. Amounts properly withheld under the Code or applicable to any Holder shall be considered as having been paid by the Trustee to such Owner for all purposes of the Pooling and Servicing Agreement.


                                     B-8-3

     The Mortgage Loans will be serviced by the Servicers pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicer to enter into Subservicing Agreements with certain institutions eligible for appointment as Subservicers for the servicing and administration of certain Mortgage Loans. No appointment of any Subservicer shall release the Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, the AMRESCO Residential Securities Corporation or AMRESCO Residential Capital Markets, Inc., the Servicers or any of their subsidiaries and affiliates or any governmental agency. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans and amounts on deposit in the Accounts (except as otherwise provided in the Pooling and Servicing Agreement).

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms hereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of the payment to the Owners of all Certificates from amounts other than those available under the Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the Trust Estate, (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate and (c) at any time when a Qualified Liquidation of both Mortgage Loan Groups included within the REMIC Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the REMIC to adopt a plan of complete liquidation for each of the Mortgage Loan Groups, as contemplated by Section 860F(a)(4) of the Code and (ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Certificate Insurer and the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Trustee will attempt to sell all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates during the 90 days after the Auction Sale Bid Date and (ii) in the event that the Auction Sale does not occur the Servicers may, at their option, purchase from the Trust all remaining Mortgage Loans serviced by the related Servicer and any other related property remaining in the Trust Estate and thereby effect early retirement of the Certificates on any Monthly Remittance Date on or after the Servicer Clean-Up Call Date and (iii) under certain circumstances relating to the


                                     B-8-4
qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of a majority of the Percentage Interests represented by the Offered Certificates then outstanding with the prior written consent of the Certificate Insurer have the right to exercise any trust or power set forth in
Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like Percentage Interest will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Trustee, the Seller and the Servicers at any time and from time to time, with the prior written approval of not less than a majority of the Percentage Interest represented by each affected Class of Certificates then Outstanding, and in certain other circumstances provided for in the Pooling and Servicing Agreement may be amended without the consent of the Owners. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class S Certificates are issuable only as registered Certificates in minimum percentage interests of all interests in the Class S Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class S Certificates are exchangeable for new Class S Certificates of the same percentage interest as the Class S Certificates exchanged.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.


                                     B-8-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed on behalf of the Trust.

                                       THE BANK OF NEW YORK,
                                       as Trustee

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


                                     B-8-6

                                                                     EXHIBIT B-9

                                                     FORM OF CLASS R CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "RESIDUAL INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     TRANSFER OF THIS CLASS R CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS R CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(e)(5) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMER'S COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

     A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF
(A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES


                                     B-9-1

TO WHICH PART I OF SUBCHAPTER 1T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

                   AMRESCO RESIDENTIAL SECURITIES CORPORATION
                           MORTGAGE LOAN TRUST 1997-2
                     MORTGAGE LOAN PASS-THROUGH CERTIFICATE
                                     CLASS R
                               (Residual Interest)

              Representing Certain Interests Relating to a Pool of
                           Conventional Mortgage Loans
                                   Serviced by

                           ADVANTA MORTGAGE CORP. USA
                           LONG BEACH MORTGAGE COMPANY
                         OPTION ONE MORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation or AMRESCO Residential Capital Markets, Inc. This Certificate represents a fractional residual ownership interest in the Trust Estate.)

No:  R - 1                                                     June ___, 1997
                                                              -----------------
                                                                    Date

Percentage Interest    99.999  %                    ____________________________
                    ------------                    Final Scheduled Payment Date

                    AMRESCO Residential Capital Markets, Inc.
                    -----------------------------------------
                                Registered Owner

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Mortgage Loans listed in Schedules I-A and I-B to the Pooling and Servicing Agreement which the Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Seller's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account and the Capitalized Interest Account together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by each Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit


                                     B-9-2
accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing) to pay the Certificates as specified in the Pooling and Servicing Agreement and (d) certain rights of the Seller under the Transfer Agreements that are being assigned to the Trust in the Pooling and Servicing Agreement.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

Trustee Authentication

THE BANK OF NEW YORK, as Trustee

By:__________________________________

Name:________________________________

Title:_______________________________

Date of Authentication:_______________________


                                     B-9-3

     This Certificate is one of a Class of duly-authorized Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2, Mortgage Loan Pass-Through Certificates, Class R (the "Class R Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among AMRESCO Residential Capital Markets, Inc., in its capacity as the Seller (the "Seller"), Advanta Mortgage Corp. U.S.A., as a Servicer, Long Beach Mortgage Company, as a Servicer and Option One Mortgage Corporation, as a Servicer (the "Servicers"), AMRESCO Residential Securities Corporation, in its capacity as Depositor (the
"Depositor")  and The Bank of New York,  in its  capacity  as the  Trustee  (the
"Trustee"), to which Pooling and Servicing Agreement the Owner of this Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 Mortgage Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, (collectively, the "Class A Certificates"), Class M-1A, Class M-1F, Class M-2A, Class M-2F (the "Mezzanine Certificates"), Class B-1A, Class B-1F (the "Class B Certificates" and collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates") the Class S (the "Class S Certificates") and the Class C (the "Class C Certificates"). The Offered Certificates, the Class S Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     The Mortgage Loans will be serviced by the Servicers pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicers to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release any Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation, AMRESCO Residential Capital Markets, Inc., the Servicers, or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the latest to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the REMIC or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation as


                                     B-9-4
contemplated by Section 860F(a)(4) of the Code and (ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Trustee will attempt to sell all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates during the 90 days after the Auction Sale Bid Date and (ii) in the event that the Auction Sale does not occur, the Servicers may, at their option, purchase from the Trust all remaining Mortgage Loans serviced by the related Servicer and any other related property remaining in the Trust Estate and thereby effect early retirement of the Certificates or any Monthly Remittance Date on or after the Servicer Clean-Up Call Date and (iii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of a majority of the Percentage Interests represented by the Offered Certificates, or if there are no longer any Offered Certificates then outstanding, the Owners of a majority of the Percentage Interests represented by the Class R Certificates then outstanding, have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like aggregate fractional undivided interest in the REMIC will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicers at any time and from time to time, and without the Consent of the Owners; provided that in certain other circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.

     The Class R Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class R Certificates are


                                     B-9-5
exchangeable for new Class R Certificates evidencing the same Percentage Interest as the Class R Certificates exchanged.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.


                                     B-9-6

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                       THE BANK OF NEW YORK,
                                       as Trustee

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


                                     B-9-7

                                                                     EXHIBIT B-9

                                                     FORM OF CLASS R CERTIFICATE

     SOLELY FOR FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A CLASS OF "RESIDUAL INTERESTS" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" ("REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTION 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), ASSUMING COMPLIANCE WITH THE REMIC PROVISIONS OF THE CODE.

     THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY BE MADE ONLY IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.08 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

     TRANSFER OF THIS CLASS R CERTIFICATE IS RESTRICTED AS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. NO TRANSFER OF THIS CLASS R CERTIFICATE MAY BE MADE TO A "DISQUALIFIED ORGANIZATION" AS DEFINED IN SECTION 860E(e)(5) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). SUCH TERM INCLUDES THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN CERTAIN TAXABLE INSTRUMENTALITIES), ANY COOPERATIVE ORGANIZATION FURNISHING ELECTRIC ENERGY OR PROVIDING TELEPHONE SERVICE TO PERSONS IN RURAL AREAS, OR ANY ORGANIZATION (OTHER THAN A FARMER'S COOPERATIVE) THAT IS EXEMPT FROM FEDERAL INCOME TAX UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX ON UNRELATED BUSINESS INCOME. NO TRANSFER OF THIS CLASS R CERTIFICATE WILL BE REGISTERED BY THE CERTIFICATE REGISTRAR UNLESS THE PROPOSED TRANSFEREE HAS DELIVERED AN AFFIDAVIT AFFIRMING, AMONG OTHER THINGS, THAT THE PROPOSED TRANSFEREE IS NOT A DISQUALIFIED ORGANIZATION AND IS NOT ACQUIRING THE CLASS R CERTIFICATE FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION. A COPY OF THE FORM OF AFFIDAVIT REQUIRED OF EACH PROPOSED TRANSFEREE IS ON FILE AND AVAILABLE FROM THE TRUSTEE.

     A TRANSFER IN VIOLATION OF THE APPLICABLE RESTRICTIONS MAY GIVE RISE TO A SUBSTANTIAL TAX UPON THE TRANSFEROR OR, IN CERTAIN CASES, UPON AN AGENT ACTING FOR THE TRANSFEREE. A PASS-THROUGH ENTITY THAT HOLDS THIS CLASS R CERTIFICATE AND THAT HAS A DISQUALIFIED ORGANIZATION AS A RECORD OWNER IN ANY TAXABLE YEAR GENERALLY WILL BE SUBJECT TO A TAX FOR EACH SUCH YEAR EQUAL TO THE PRODUCT OF
(A) THE AMOUNT OF EXCESS INCLUSIONS WITH RESPECT TO THE PORTION OF THIS CERTIFICATE OWNED THROUGH SUCH PASS-THROUGH ENTITY BY SUCH DISQUALIFIED ORGANIZATION, AND (B) THE HIGHEST MARGINAL FEDERAL TAX RATE ON CORPORATIONS. FOR PURPOSES OF THE PRECEDING SENTENCE, THE TERM "PASS-THROUGH" ENTITY INCLUDES REGULATED INVESTMENT COMPANIES, REAL ESTATE INVESTMENT TRUSTS, COMMON TRUST FUNDS, PARTNERSHIPS, TRUSTS, ESTATES, COOPERATIVES


                                     B-9-1

TO WHICH PART I OF SUBCHAPTER 1T OF THE CODE APPLIES AND, EXCEPT AS PROVIDED IN REGULATIONS, NOMINEES.

     NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION OR ANY OTHER GOVERNMENTAL AGENCY.

      AMRESCO RESIDENTIAL SECURITIES CORPORATION MORTGAGE LOAN TRUST 1997-2
       MORTGAGE LOAN PASS-THROUGH CERTIFICATE CLASS R (Residual Interest)

              Representing Certain Interests Relating to a Pool of
                           Conventional Mortgage Loans
                                   Serviced by

                           ADVANTA MORTGAGE CORP. USA
                           LONG BEACH MORTGAGE COMPANY
                         OPTION ONE MORTGAGE CORPORATION

     (This certificate does not represent an interest in, or an obligation of, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation or AMRESCO Residential Capital Markets, Inc. This Certificate represents a fractional residual ownership interest in the Trust Estate.)

No:  R - 2                                                        June ___, 1997
                                                                 ---------------
                                                                       Date

Percentage Interest    0.001   %                    ____________________________
                    ------------                    Final Scheduled Payment Date

                   The Bank of New York, as Tax Matters person
                   -------------------------------------------
                                Registered Owner

     The registered Owner named above is the registered beneficial Owner of a fractional interest in (a) the Mortgage Loans listed in Schedules I-A and I-B to the Pooling and Servicing Agreement which the Seller has caused to be delivered to the Depositor and the Depositor has caused to be delivered to the Trustee (and all substitutions therefor as provided by Section 3.03, 3.04 and 3.06 of the Pooling and Servicing Agreement), together with the related Mortgage Loan documents and the Seller's interest in any Property which secured a Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; (b) such amounts as may be held by the Trustee in the Certificate Account, the Pre-Funding Account and the Capitalized Interest together with investment earnings on such amounts and such amounts as may be held in the name of the Trustee in the Principal and Interest Account, if any, exclusive of investment earnings thereon (except as otherwise provided herein), whether in the form of cash, instruments, securities or other properties (including any Eligible Investments held by each Servicer); and (c) proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Mortgage Loans, cash proceeds,


                                     B-9-2
accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing to pay the Certificates as specified in the Pooling and Servicing Agreement) and (d) certain rights of the Seller under the Transfer Agreements that are being assigned to the Trust in the Pooling and Servicing Agreement.

     THIS CERTIFICATE IS A PASS-THROUGH CERTIFICATE ONLY AND, NOTWITHSTANDING REFERENCES HEREIN TO PRINCIPAL AND INTEREST, NO DEBT OF ANY PERSON IS REPRESENTED HEREBY.

Trustee Authentication

THE BANK OF NEW YORK, as Trustee

By:__________________________________

Name:________________________________

Title:_______________________________

Date of Authentication:_________________________


                                     B-9-3

     This Certificate is one of a Class of duly-authorized Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2, Mortgage Loan Pass-Through Certificates, Class R (the "Class R Certificates") and issued under and subject to the terms, provisions and conditions of that certain Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") by and among AMRESCO Residential Capital Markets, Inc., in its capacity as the Seller (the "Seller") Advanta Mortgage Corp. U.S.A., as a Servicer, Long Beach Mortgage Company, as a Servicer and Option One Mortgage Corporation, as a Servicer (the "Servicers") AMRESCO
Residential  Securities  Corporation,   in  its  capacity  as  Depositor,   (the
"Depositor")  and The Bank of New York,  in its  capacity  as the  Trustee  (the
"Trustee"),  to  which  Pooling  and  Servicing  Agreement  the  Owner  of  this
Certificate by virtue of acceptance hereof assents and by which such Owner is bound. Also issued under the Pooling and Servicing Agreement are Certificates designated as AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 Mortgage Loan Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, (collectively, the "Class A Certificates"), Class M-1A, Class M-1F, Class M-2A, Class M-2F (together, the "Mezzanine Certificates"), Class B-1A, Class B-1F (the "Class B Certificates" and, collectively with the Class A Certificates and the Mezzanine Certificates, the "Offered Certificates") the Class S (the "Class S
Certificates") and the Class C (the Class C Certificates"). The Offered Certificates, the Class S Certificates, the Class C Certificates and the Class R Certificates are together referred to herein as the "Certificates." Terms capitalized herein and not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

     The Mortgage Loans will be serviced by the Servicers pursuant to the Pooling and Servicing Agreement. The Pooling and Servicing Agreement permits the Servicers to enter into Sub-Servicing Agreements with certain institutions eligible for appointment as Sub-Servicers for the servicing and administration of certain Mortgage Loans. No appointment of any Sub-Servicer shall release any Servicer from any of its obligations under the Pooling and Servicing Agreement.

     This Certificate does not represent a deposit or other obligation of, or an interest in, nor are the underlying Mortgage Loans insured or guaranteed by, AMRESCO Residential Securities Corporation, AMRESCO Residential Capital Markets, Inc., the Servicers, or any of their affiliates. This Certificate is limited in right of payment to certain collections and recoveries relating to the Mortgage Loans, all as more specifically set forth hereinabove and in the Pooling and Servicing Agreement.

     No Owner shall have any right to institute any proceeding, judicial or otherwise, with respect to the Pooling and Servicing Agreement, or for the appointment of a receiver or trustee, or for any other remedy under the Pooling and Servicing Agreement except in compliance with the terms thereof.

     Notwithstanding any other provisions in the Pooling and Servicing Agreement, the Owner of any Certificate shall have the right which is absolute and unconditional to receive distributions to the extent provided in the Pooling and Servicing Agreement with respect to such Certificate or to institute suit for the enforcement of any such distribution, and such right shall not be impaired without the consent of such Owner.

     The Pooling and Servicing Agreement provides that the obligations created thereby will terminate upon the earlier of (i) the payment to the Owners of all Certificates from amounts other than those available under the Certificate Insurance Policy of all amounts held by the Trustee and required to be paid to such Owners pursuant to the Pooling and Servicing Agreement upon the later to occur of (a) the final payment or other liquidation (or any advance made with respect thereto) of the last Mortgage Loan in the REMIC or (b) the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Estate or (c) at any time when a Qualified Liquidation of the Trust Estate is effected as described


                                     B-9-4
below. To effect a termination of the Pooling and Servicing Agreement pursuant to clause (c) above, the Owners of all Certificates then Outstanding shall (i) unanimously direct the Trustee on behalf of the Trust to adopt a plan of complete liquidation, as contemplated by Section 860F(a)(4) of the Code and (ii) provide to the Trustee an opinion of counsel experienced in federal income tax matters acceptable to the Trustee to the effect that each such liquidation constitutes a Qualified Liquidation, and the Trustee shall either sell the Mortgage Loans and distribute the proceeds of the liquidation of the Trust, or shall distribute equitably in kind all of the assets of the Trust Estate to the remaining Owners of the Certificates, each in accordance with such plan, so that the liquidation or distribution of the Trust Estate, the distribution of any proceeds of the liquidation and the termination of the Pooling and Servicing Agreement occur no later than the close of the 90th day after the date of adoption of the plan of liquidation and such liquidation qualifies as a Qualified Liquidation.

     The Pooling and Servicing Agreement additionally provides that (i) the Trustee will attempt to sell all remaining Mortgage Loans and other property then constituting the Trust Estate, and thereby effect early retirement of the Certificates during the 90 days after the Auction Sale Bid Date and (ii) in the event that the Auction Sale does not occur, the Servicers may, at their option, purchase from the Trust all remaining Mortgage Loans serviced by the related Servicer and any other related property remaining in the Trust Estate and thereby effect early retirement of the Certificates or any Monthly Remittance Date on or after the Servicer Clean-Up Call Date and (iii) under certain circumstances relating to the qualification of the REMIC as a REMIC under the Code the Mortgage Loans may be sold, thereby effecting the early retirement of the Certificates.

     The Trustee shall give written notice of termination of the Pooling and Servicing Agreement to each Owner in the manner set forth therein.

     The Owners of a majority of the Percentage Interests represented by the Offered Certificates, or if there are no longer any Offered Certificates then outstanding, the Owners of a majority of the Percentage Interests represented by the Class R Certificates then outstanding, have the right to exercise any trust or power set forth in Section 6.11 of the Pooling and Servicing Agreement.

     As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth and referred to on the face hereof, the transfer of this Certificate is registrable in the Register upon surrender of this Certificate for registration of transfer at the office designated as the location of the Register duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Registrar duly executed by, the Owner hereof or his attorney duly authorized in writing, and thereupon one or more new Certificates of the like Class, tenor and a like aggregate fractional undivided interest in the REMIC will be issued to the designated transferee or transferees.

     The Pooling and Servicing Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modifications of rights and obligations of the parties provided therein by the Depositor, the Trustee, the Sellers and the Servicers at any time and from time to time, and without the consent of the Owners; provided, that in certain other circumstances provided for in the Pooling and Servicing Agreement, such consent of the Owners will be required prior to amendments. Any such consent by the Owner at the time of the giving thereof, of this Certificate shall be conclusive and binding upon such Owner and upon all future Owners of the Certificate and of any Certificate issued upon the registration of Transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Certificate.

     The Trustee is required to furnish certain information on each Payment Date to the Owner of this Certificate, as more fully described in the Pooling and Servicing Agreement.


                                     B-9-5

     The Class R Certificates are issuable only as registered Certificates. As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Class R Certificates are exchangeable for new Class R Certificates evidencing the same Percentage Interest as the Class R Certificates exchanged.

     No service charge will be made for any such registration of transfer or exchange, but the Registrar or Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Trustee and any agent of the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Trustee or any such agent shall be affected by notice to the contrary, except as may otherwise be specifically provided in the Pooling and Servicing Agreement.


                                     B-9-6

     IN WITNESS WHEREOF, the Depositor has caused this Certificate to be duly executed on behalf of the Trust.

                                       THE BANK OF NEW YORK,
                                       as Trustee

                                       By:______________________________________

                                       Name:____________________________________

                                       Title:___________________________________


                                     B-9-7

                                                                       EXHIBIT C

                     FORM OF SUBSEQUENT TRANSFER AGREEMENT

     AMRESCO Residential Securities Corporation (the "Depositor"), as Depositor, AMRESCO Residential Capital Markets, Inc., as Seller (the "Seller"), as Seller, and AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2, as Purchaser, pursuant to the Pooling and Servicing Agreement dated as of June 1, 1997 among the Seller, the Depositor, Advanta Mortgage Corp. USA, as a Servicer, Long Beach Mortgage Company, as a Servicer and Option One Mortgage Corporation, as a Servicer and The Bank of New York, as Trustee (the "Pooling and Servicing Agreement"), hereby confirm their understanding with respect to the sale by the Depositor and the purchase by the Purchaser of those Mortgage Loans (the "Subsequent Mortgage Loans") listed on the attached Schedule of Mortgage Loans for deposit to Group I or Group II as designated in the Schedule of Mortgage Loans.

     Conveyance of Subsequent Mortgage Loans. As of _____________, 199__ (the "Subsequent Cut-Off Date"), the Seller does hereby irrevocably transfer, assign, setover and otherwise convey to the Depositor and the Depositor does hereby irrevocably transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as otherwise explicitly provided for herein) all right, title and interest in and to any and all benefits accruing from the Subsequent Mortgage Loans (other than any principal and interest payments received thereon on or prior to the Subsequent Cut-Off Date) which are delivered to the Trustee herewith (and all substitutions therefor as provided by Sections 3.03, 3.04,
3.05 and 3.06 of the Pooling and Servicing Agreement), together with the related Subsequent Mortgage Loan documents and the interest in any Property which secured a Subsequent Mortgage Loan but which has been acquired by foreclosure or deed in lieu of foreclosure, and all payments thereon and proceeds of the conversion, voluntary or involuntary, of the foregoing; and proceeds of all the foregoing (including, but not by way of limitation, all proceeds of any mortgage insurance, hazard insurance and title insurance policy relating to the Subsequent Mortgage Loans, cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part of or are included in the proceeds of any of the foregoing). The Depositor shall deliver the original Mortgage or mortgage assignment with evidence of recording thereon (except as otherwise provided by the Pooling and Servicing Agreement) and other required documentation in accordance with the terms set forth in Sections 3.05 and 3.07 of the Pooling and Servicing Agreement.

     The costs relating to the delivery of the documents specified in this Subsequent Transfer Agreement and the Pooling and Servicing Agreement shall be borne by the Depositor.

     Additional terms of the sale are attached hereto as Attachment A.

     The Depositor hereby affirms the representations and warranties set forth in the Pooling and Servicing Agreement that relate to the Depositor and the Subsequent Mortgage Loans as of the date hereof. The Depositor hereby delivers notice and confirms that each of the conditions set forth in Section 3.08(b) to the Pooling and Servicing Agreement are satisfied as of the date hereof.

     All terms and conditions of the Pooling and Servicing Agreement are hereby ratified, confirmed and incorporated herein, provided that in the event of any conflict the provisions of this Subsequent Transfer Agreement shall control over the conflicting provisions of the Pooling and Servicing Agreement.

     Terms capitalized herein and not defined herein shall have their respective meanings as set forth in the Pooling and Servicing Agreement.


                                     AMRESCO RESIDENTIAL SECURITIES CORPORATION as Depositor

                                     By:________________________________________
                                        Name:
                                        Title:

                                     AMRESCO RESIDENTIAL CAPITAL MARKETS, INC.
                                     as Seller

                                    By:_________________________________________
                                        Name:
                                        Title:

                                    THE BANK OF NEW YORK, as Trustee for AMRESCO
                                    Residential Securities Corporation  Mortgage
                                    Loan Trust 1997-2

                                    By:_________________________________________
                                       Name:
                                       Title:

Dated:

                                                                       EXHIBIT D

                     FORM OF CERTIFICATE RE: MORTGAGE LOANS
                       PREPAID IN FULL AFTER CUT-OFF DATE

                          CERTIFICATE RE: PREPAID LOANS

     I,  __________________________,   _______________  of  AMRESCO  Residential
Capital Markets, Inc., hereby certify that between the Cut-Off Date and the Startup Day, the following Schedule of Mortgage Loans have been prepaid in full. Capitalized terms not defined herein shall have the meanings ascribed thereto in the Pooling and Servicing Agreement dated as of June 1, 1997 among AMRESCO Residential Securities Corporation, as Depositor, AMRESCO Residential Capital Markets, Inc., as Seller, Advanta Mortgage Corp. USA, Long Beach Mortgage Company and Option One Mortgage Corporation, as the Servicers and The Bank of New York, as Trustee).

       Account                   Original        Current        Date Paid
       Number         Name        Amount          Balance          Off
       ------         ----        ------          -------          ---



Dated: June __, 1997

                                       AMRESCO RESIDENTIAL MORTGAGE
                                       CORPORATION

                                       By:______________________________________

                                       Title:___________________________________

                                                                       EXHIBIT E

                                                     FORM OF CUSTODIAN'S RECEIPT

                     CUSTODIAN'S ACKNOWLEDGEMENT OF RECEIPT

     Bankers Trust Company of California, N.A., a national banking association, in its capacity as custodian (the "Custodian") under that certain Custodial Agreement dated as of June 1, 1997 (the "Custodial Agreement") among AMRESCO Residential Securities Corporation, as Depositor, AMRESCO Residential Capital Markets, Inc., as Seller (the "Seller"), Advanta Mortgage Corp. USA, Long Beach Mortgage Company and Option One Mortgage Corporation, as Servicers, The Bank of New York, as Trustee and the Custodian, hereby acknowledges receipt (subject to review as required by Section 2.3(c) of the Custodial Agreement) of the items delivered to it by the Seller and the Depositor with respect to the Mortgage Loans pursuant to Section 2.3 of the Custodial Agreement.

     The Schedule of Mortgage Loans for the Initial Mortgage Loans in Group I and Group II is attached to this Receipt.

     The Custodian hereby additionally acknowledges that it shall review such items as required by Section 2.3 of the Custodial Agreement and shall otherwise comply with Section 2.3 of the Custodial Agreement as required thereby.

                                       BANKERS TRUST OF CALIFORNIA, N.A., as
                                       Custodian

                                       By:______________________________________

                                       Title:___________________________________

Dated:  June __, 1997

                                                                       EXHIBIT F

                                                      FORM OF POOL CERTIFICATION

                               POOL CERTIFICATION

     WHEREAS, the undersigned is an Authorized Officer of Bankers Trust Company of California, N.A., a national banking association, acting in its capacity as custodian (the "Custodian") of a certain pool of mortgage loans (the "Pool") heretofore conveyed in trust to The Bank of New York, as trustee (the "Trustee"), pursuant to that certain Custodial Agreement dated as of June 1, 1997 (the "Custodial Agreement") among the Custodian, AMRESCO Residential Securities Corporation, as Depositor, AMRESCO Residential Capital Markets, Inc., as Seller (the "Seller"), Advanta Mortgage Corp. USA, Long Beach Mortgage Company and Option One Mortgage Corporation, as Servicers, and the Trustee; and

     WHEREAS, the Custodian is required, pursuant to Section 2.3(c) of the Custodial Agreement, to review the Mortgage Files relating to the Pool within a specified period following the Startup Day and to notify the Seller promptly of any defects with respect to the Pool, and the Seller is required to remedy such defects or take certain other action, all as set forth in Section 2.3(b) of the Custodial Agreement; and

     WHEREAS, Section 2.3(c) of the Custodial Agreement requires the Custodian to deliver this Pool Certification upon the satisfaction of certain conditions set forth therein.

     NOW, THEREFORE, the Custodian hereby certifies that it has determined that all required documents (or certified copies of documents listed in Section 2.3(b) of the Custodial Agreement) other than Mortgage Loan paid in full or otherwise specified on the Exception Report attached hereto have been executed or received, and that such documents relate to the Mortgage Loans identified in the Schedules of Mortgage Loans pursuant to Section 2.3(b) of the Custodial Agreement or, in the event that such documents have not been executed and received or do not so relate to such Mortgage Loans, any remedial action by the Seller pursuant to Section 2.3(b) of the Custodial Agreement has been completed. The Custodian makes no certification hereby, however, with respect to any intervening assignments or assumption and modification agreements.

                                       BANKERS TRUST COMPANY OF CALIFORNIA,
                                       N.A.



                                       By:______________________________________

                                       Title:___________________________________

Dated: June __, 1997

                                                                       EXHIBIT G

                                                          FORM OF DELIVERY ORDER

                                 DELIVERY ORDER

The Bank of New York, as Trustee
101 Barclay Street
New York, New York  10286

Attention:  Corporate Trustee Department

Dear Sirs:

     Pursuant to Section 4.01 of the Pooling and Servicing Agreement, dated as of June 1, 1997 (the "Pooling and Servicing Agreement") among AMRESCO Residential Securities Corporation, as Depositor, AMRESCO Residential Capital Markets, Inc., as Seller, Advanta Mortgage Corp. USA, Long Beach Mortgage Company and Option One Mortgage Corporation, as Servicers, and The Bank of New York, as Trustee (the "Trustee"), the Depositor HEREBY CERTIFIES that all conditions precedent to the issuance of the AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2, Mortgage Loan Pass-Through Certificate, Class A, Class M-1, Class M-2, Class B, Class S, Class C and Class R (the "Certificates"), HAVE BEEN SATISFIED, and HEREBY REQUESTS YOU TO AUTHENTICATE AND DELIVER said Certificates in accordance with Schedule 1 attached hereto, and to RELEASE said Certificates to the owners thereof, or otherwise upon their order.

                                    Very truly yours,

                                    AMRESCO RESIDENTIAL SECURITIES CORPORATION,

                                       By:______________________________________

                                       Title:___________________________________

Dated: June __, 1997

                                                                       EXHIBIT H

                                   [RESERVED]

                                                                       EXHIBIT I

                                FORM OF CLASS R TAX MATTERS TRANSFER CERTIFICATE

                            AFFIDAVIT PURSUANT TO SECTION
                            860E(e) OF THE INTERNAL REVENUE
                            CODE OF 1986, AS AMENDED

STATE OF                   )
                           ) ss:
COUNTY OF                  )

     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That he is [Title of Officer] of [Name of Investor] (the "Investor"), a [savings institution] [corporation] duly organized and existing under the laws of [the State of ] [the United States], on behalf of which he makes this affidavit.

     2. That (i) the Investor is not a "disqualified organization" and will not be a "disqualified organization" as of [date of transfer] (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income.);
(ii) it is not acquiring the Class R Certificate for the account of a disqualified organization; (iii) it consents to any amendment of the Pooling and Servicing Agreement that shall be deemed necessary by the Trustee (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Class R Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Class R Certificate unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

     IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ___ day of ___________________, _____________.

                                       [NAME OF INVESTOR]

                                       By:______________________________________
                                       [Name of Officer]
                                       [Title of Officer]

[Corporate Seal]

Attest:

[Assistant] Secretary

     Personally appeared before me the above-named [Name of Officer], known or proved to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

     Subscribed  and  sworn  before  me  this  ______  day  of  _______________,
________.


_____________________________
NOTARY PUBLIC

COUNTY OF__________________

STATE OF___________________

     My commission expires the ______ day of _______________, ________.

                                                                     EXHIBIT J-1
                                          FORM OF CERTIFICATE REGARDING TRANSFER
                                                           (ACCREDITED INVESTOR)

                                     [DATE]
The Bank of New York
101 Barclay Street
New York, NY  10286

         Re:      AMRESCO Residential Securities Corporation
                  Mortgage Loan Trust 1997-2
                  Mortgage Loan Pass-Through Certificates
                  ("Certificates")
Gentlemen:

     In connection with our purchase on the date hereof of the  above-referenced
Certificates   from   ______________________    ("Seller"),   [PURCHASER]   (the
"Purchaser") hereby certifies that:

     1. The Purchaser is acquiring the Certificates for [investment purposes only for](1) the Purchaser's own account and not with a view to or for sale or transfer in connection with any distribution thereof in any manner which would violate Section 5 of the Securities Act of 1933, as amended (the "Act"), provided that the disposition of its property shall at all times be and remain within its control;

     2. The Purchaser understands that the Certificates have not been and will not be registered under the Act and may not be resold or transferred unless they are (a) registered pursuant to the Act or (b) sold or transferred in transactions which are exempt from registration;

     3. The Purchaser has received a copy of the Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") pursuant to which the Certificates are being sold, and such other documents and information concerning the Certificates and the home equity loans in which the Certificates represent interests which it has requested;

     4. The Purchaser believes it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates and that it is able to bear the economic risks of such an investment;

     5. [The Purchaser is not an "employee  benefit plan," within the meaning of
Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") that is subject to the provisions of Title I of ERISA or a "plan" described in Section 4975(e)(1) of the Internal Revenue Code of 1986] OR [The source of funds to be used by the Purchaser to purchase the Certificates is a general account and either (i) no part of such assets constitutes assets of an "employee benefit plan," within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") that is subject to the provisions of Title I of ERISA or a "plan" described in Section 4975(e)(l) of the Internal Revenue Code of 1986, or (ii) to the extent that such assets constitute assets of an "employee benefits plan" within the meaning of Section 3(3) of ERISA, or a "plan" within the meaning of Section 4975(e)(1) of the Code, it acknowledges that in the discharge of its duty as a plan fiduciary in connection with the purchase of the Certificates it has concluded that such purchase will not constitute a violation of Section 404(a) of ERISA];

----------
(1)  Not required if the Purchaser is a broker/dealer.

     6. If the Purchaser sells any of the  Certificates  at its option,  it will
(i) obtain from any investor that purchases any Certificate from it a letter substantially in the form of Exhibit J-1 or J-2 to the Pooling and Servicing
Agreement and (ii) to the extent required by the Pooling and Servicing Agreement, cause an opinion of counsel to be delivered, addressed and satisfactory to the Seller and the Trustee, to the effect that such sale is in compliance with all applicable federal and state securities laws; and

     7. The Purchaser certifies that for purposes of the Certificate Register, its address, including telecopier number and telephone number, is as follows:

          telecopier:
          telephone:

     8. The purchase of the Certificates by the Purchaser does not violate the provisions of the first sentence of Section 5.08(d) of the Pooling and Servicing Agreement.

         IN WITNESS WHEREOF, the Purchaser has caused this letter to be executed by its signatory, duly authorized, as of the date first above written.

                                       [PURCHASER]

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                                                     EXHIBIT J-2
                                          FORM OF CERTIFICATE REGARDING TRANSFER
                                                                     (Rule 144A)

                                     [Date]

The Bank of New York
101 Barclay Street
New York, NY  10286

         Re:      AMRESCO Residential Securities Corporation
                  Mortgage Loan Trust 1997-2
                  Mortgage Loan Pass-Through Certificates
                  ("Certificates")

Dear Gentlemen or Ladies:

     In connection with our purchase on the date hereof of the above-referenced Certificates from _______________ ("Seller") hereby certify that:

     1. We are acquiring the Certificates for our own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof in any manner which would violate the Securities Act of 1933, as amended (the "Act"), provided that the disposition of our property shall at all times be and remain within our control;

     2. We understand that the Certificates have not been and will not be registered under the Act and may not be resold or transferred unless they are
(a) registered pursuant to the Act or (b) sold or transferred in transactions which are exempt from registration;

     3. We have received a copy of the Pooling and Servicing Agreement dated as of June 1, 1997 (the "Pooling and Servicing Agreement") pursuant to which the Certificates are being sold, and such other documents and information concerning the Certificates and the home equity loans in which the Certificates represent interests which we have requested;

     4. We believe we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates and that we are able to bear the economic risks of such an investment;

     5. If we sell any of the Certificates at our option, we will either (i) obtain from any institutional investor that purchases any Certificate from us a certificate containing the same representations, warranties and agreements contained in the foregoing paragraphs 1, 2 through 4 and this paragraph 5 or
(ii) deliver an opinion of counsel to such institutional investor, addressed and satisfactory to the Seller and the Trustee, to the effect that such sale is in compliance with all applicable federal and state securities laws;

     6. We are acquiring the Certificates for our own account and the source of funds to be used by us to purchase the Certificates is a general account and either (i) no part of such assets constitutes assets of an "employee benefit plan," within the meaning of Section 3(3) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA") that is subject to the provisions of Title I of ERISA or a "plan" described in Section 4975(e)(l) of the Internal Revenue Code of 1986, or (ii) to the extent that such assets constitute assets of an "employee benefits plan" within the meaning of Section 3(3) of ERISA, or a "plan" within the meaning of Section 4975(e)(1) of the Code, we acknowledge that in the discharge of our duty as a plan fiduciary in connection with the purchase of the Certificates we have concluded that such purchase will not constitute a violation of Section 404(a) of ERISA;

     7. We certify that for purposes of the Certificate Register, our address, including telecopier number and telephone number, is as follows:

            ________________________________________________________
            ________________________________________________________
            ________________________________________________________
            telecopier:_____________________________________________
            telephone:______________________________________________

     8. If we sell any of the Certificates, will obtain from any purchaser from us the same representations contained in the foregoing paragraph 6 and this paragraph 7; and

     9. Our purchase of the Certificates does not violate the provisions of the first sentence of Section 5.08(d) of the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, we have signed this certificate as of the date first written above.

                                       By:______________________________________
                                       Name:____________________________________
                                       Title:___________________________________

                                                                       EXHIBIT K

                                                    [FORM OF LIQUIDATION REPORT]

                                                                       EXHIBIT L

                                                     FORM OF CUSTODIAL AGREEMENT

                               CUSTODIAL AGREEMENT

THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of June 1, 1997 by and among The Bank of New York, not individually, but solely as Trustee (including its successors under the Pooling and Servicing Agreement defined below, the "Trustee"), AMRESCO Residential Capital Markets, Inc. (the "Seller"), Option One Mortgage Corporation as a Servicer, Long Beach Mortgage Company, as a Servicer and Advanta Mortgage Corp. USA as a Servicer (including their successors under the Pooling and Servicing Agreement, collectively, the "Servicers"), AMRESCO Residential Securities
Corporation (the "Depositor") and Bankers Trust Company of California, N.A. (together with any successor in interest or any successor appointed hereunder, the "Custodian").

WITNESSETH THAT

WHEREAS, the Seller, the Servicers, the Trustee and the Depositor have entered into a Pooling and Servicing Agreement dated as of June 1, 1997 relating to the issuance of AMRESCO Residential Securities Corporation Mortgage Loan Pass-Through Certificates, Series 1997-2 (as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

WHEREAS, the Custodian has agreed to act as agent for the Trustee for the purposes of receiving and holding certain documents and other instruments delivered by the Depositor, the Seller and the Servicers under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trustee, the Seller, the Servicers, the Depositor and the Custodian hereby agree as follows:

ARTICLE I  Definitions

     Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement, unless otherwise required by the context herein.

ARTICLE II  Custody of Mortgage Documents

Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files.

     The Custodian, as the duly appointed agent of the Trustee for these purposes, acknowledges receipt of the Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and delivered to it and declares that it holds and will hold such Notes, Mortgages, assignments and other documents and any similar documents received by the Custodian subsequent to the date hereof (the "Custodial Files") as agent for the Trustee, in trust, for the use and benefit of all present and future Owners of the Certificates.

Section 2.2. Recordation of Assignments.

     If any Custodial File includes one or more assignments to the Trustee of Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records (unless the Originator is Option One or Long Beach, in which case Option One or Long Beach shall so submit such assignments), and the Seller or Option One or Long Beach, as applicable, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

Section 2.3. Review of Custodial Files.

     (a) The Custodian agrees, for the benefit the Owners of the Certificates, to review, in accordance with the provisions of Section 2.3(b) hereof each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective, the Custodian shall promptly so notify the Seller, the Servicers, the Depositor and the Trustee.

     (b) In connection with the transfer and assignment of the Initial Mortgage Loans and prior to each Subsequent Transfer Date with respect to the Qualified Replacement Mortgage or Subsequent Mortgage Loan, the Depositor agrees to:

          (i) deliver without recourse to the Custodian, on behalf of the Trustee, on the Startup Day with respect to each Initial Mortgage Loan or on each Subsequent Transfer Date with respect to the Qualified Replacement Mortgage or Subsequent Mortgage Loans, (A) the original Notes endorsed in blank or to the order of the Trustee, (B) the original title insurance policy or any one of an original title binder, an original preliminary title report or an original title commitment or a copy of any of the foregoing certified by the issuer of the title insurance policy, or the attorney's opinion of title, (C) originals or certified copies of all intervening recorded assignments, showing a complete chain of title from origination to the Trustee, if any, with evidence of recording thereon, (D) originals of all assumption, modification, written assurance or substitution agreements, if any and (E) either: (1) the original Mortgage, with evidence of recording thereon, (2) a certified copy if such original Mortgage has not been returned by the applicable recording office, or (3) a copy of the Mortgage certified by the public recording office in those instances where the original recorded Mortgage has been lost;

          (ii) cause the Custodian on behalf Trustee, within 60 days following the Startup Day with respect to the Initial Mortgage Loans or on each Subsequent Transfer Date with respect to the Qualified Replacement Mortgages or Subsequent Mortgage Loans to complete the assignments of the Mortgages to "The Bank of New York, as Trustee of AMRESCO Residential Securities Corporation Mortgage Loan Trust 1997-2 under the Pooling and Servicing Agreement dated as of June 1, 1997" to be submitted to the Seller for recording in the appropriate jurisdictions (unless the Originator is either Option One or Long Beach, in which case either Option One or Long Beach shall so submit such assignments for recording in the appropriate jurisdictions); provided, however, that the Depositor shall not be required to cause the Custodian to complete and cause the related Originator (if the Originator is either Option One or Long Beach) or the Seller to record an assignment for any Mortgage with respect to a Property located in California or with respect to which the original recording information is lacking;

          (iii) if not delivered on the Startup Day, deliver the title insurance policy or title searches, the original Mortgages and such recorded assignments, together with originals or duly certified copies of any and all prior assignments, to the Custodian on behalf of the Trustee within 15 days of receipt thereof by the Depositor (but in any event, with respect to any Mortgage as to which original recording information has been made available to the Depositor, within one year after the Startup Day with respect to the Initial Mortgage Loans or on each Subsequent Transfer Date with respect to the Qualified Replacement Mortgages or Subsequent Mortgage Loans); and

          (iv) furnish to the Trustee at the Depositor's expense, an opinion of counsel with respect to the sale and perfection of the Subsequent Mortgage Loans delivered to the Trust, corporate and enforceability matters and an opinion of counsel as to the tax consequences to the Trust, if any, resulting from the conveyance of Subsequent Mortgage Loans, each in form and substance satisfactory to the Trustee.

     Notwithstanding anything to the contrary contained in this Section, in those instances where the public recording office retains the original Mortgage, the assignment of a Mortgage or the intervening assignments of the Mortgage after it has been recorded, the Depositor shall be deemed to have satisfied its obligations upon delivery to the Custodian on behalf of the Trustee of a copy of such Mortgage, such assignment or assignments of such Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

     Copies of all Mortgage assignments received by the Custodian on behalf of the Trustee shall be kept in the related File.

     All recording required pursuant to this Section shall be accomplished at the expense of the Seller.

     (c) The Trustee agrees to execute and deliver and to cause the Custodian to execute and deliver on the Startup Day an acknowledgment of receipt of the items delivered by the Seller or the Depositor in the form attached as Exhibit E to the Pooling and Servicing Agreement, and declares that it will hold such documents and any amendments, replacement or supplements thereto, as well as any other assets included in the definition of Trust Estate and which are delivered to the Trustee, as Trustee in trust upon and subject to the conditions set forth herein for the benefit of the Owners. The Trustee, and the Custodian on behalf of the Trustee agree, for the benefit of the Owners, to review such items within 45 days after the Startup Day (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Subsequent Mortgage Loan or Qualified Replacement Mortgage, within 45 days after the Subsequent Transfer Date) and to deliver to the Depositor, the Seller and the related Servicer a certification in the form attached to the Pooling and Servicing Agreement as Exhibit F thereto (a "Pool Certification") to the effect that, as to each Mortgage Loan listed in the Schedule of Mortgage Loans (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such Pool Certification as not covered by such Pool Certification), (i) all documents required to be delivered to it pursuant to Section 3.05(b)(i) of the Pooling and Servicing Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing documents, the information set forth on items (1), (3) and (4) of the Schedule of Mortgage Loans accurately reflects the information set forth in the File. Neither the Trustee nor the Custodian shall have any responsibility for reviewing any File except as expressly provided in subsection 3.06(a) of the Pooling and Servicing Agreement. Without limiting the effect of the preceding sentence, in reviewing any File, neither the Trustee nor the Custodian shall have any responsibility for determining whether any document is valid and binding, whether the text of any assignment is in proper form (except to determine if the Trustee is the assignee), whether any document (other than the assignments) has been recorded in accordance with the requirements of any applicable jurisdiction or whether a blanket assignment is permitted in any applicable jurisdiction, but shall only be required to determine whether a document has been executed, that it appears to be what it purports to be, and, where applicable, that it purports to be recorded. Neither the Trustee nor the Custodian shall be under any duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they are other than what they purport to be on their face, nor shall either the Trustee or the Custodian be under any duty to determine independently whether there are any intervening assignments or assumption or modification agreements with respect to any Mortgage Loan.

Section 2.4. Custodian to Cooperate; Release of Custodial Files.

     Upon the payment in full of any Mortgage Loan, or the receipt by either Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, such Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Principal and Interest Account pursuant to Section 8.8 of the Pooling and Servicing Agreement have been or will be so deposited) of an officer of the Servicer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to such Servicer within three days.

     From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, each Servicer shall deliver to the Custodian a certificate of an officer of the related Servicer requesting that possession of all or any document constituting part of the Custodial File be released to such Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the related Servicer shall deliver to the Custodian a receipt signed by an officer of the Servicer on behalf of the Servicer, and within three days of receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to such Servicer and the Servicer shall hold the Custodial File or such document in trust for the benefit of the Owners of the Certificates. The related Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by such Servicer no longer exists, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Principal and Interest Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Property either judicially or non-judicially, and such Servicer has delivered to the Custodian a certificate of an officer of the Servicer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. The Custodian shall deliver such receipt with respect thereto to the related Servicer upon receipt of notice from such Servicer that it has deposited the related Liquidation Proceeds in the Principal and Interest Account to the extent required by the Pooling and Servicing Agreement.

Section 2.5. Assumption Agreements.

     In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the related Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

ARTICLE III  Concerning the Custodian

Section 3.1. Custodian a Bailee and Agent of the Trustee.

     With respect to each Note, Mortgage and other documents constituting each Custodial File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trustee, holds such documents for the benefit of the Owners of the Certificates and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.4 of this Agreement, no Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to a Servicer or otherwise released from the possession of the Custodian.

Section 3.2. Indemnification.

     Neither the Custodian nor any of its directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and believed by it or them to be within the purview of this Custodial Agreement, except for its or their own negligence, lack of good faith or willful misconduct. In no event shall the Custodian or its directors, officers, agents and employees be held liable for any special, indirect or consequential damages resulting from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages.

     The Seller agrees to indemnify and hold the Custodian and its directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorney's fees, that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of this Custodial Agreement or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements were imposed upon, incurred by or asserted against the Custodian because of the breach by the Custodian of its obligations hereunder, which breach was caused by negligence, lack of good faith or willful misconduct on the part of the Custodian or any of its directors, officers, agents or employees. The foregoing indemnification shall survive any termination of this Custodial Agreement and the resignation or termination of the Custodian hereunder.

Section 3.3 Reliance of Custodian.

     In the absence of bad faith on the part of the Custodian, the Custodian may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any request, instructions, certificate, opinion or other document furnished to the Custodian, reasonably believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Agreement; but in the case of any loan document or other request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Custodian, the Custodian shall be under a duty to examine the same to determine whether or not it conforms to the requirements of this Agreement.

Section 3.4. Custodian May Own Certificates.

     The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

Section 3.5. Custodian's Fees and Expenses.

     The Seller covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Seller will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

Section 3.6. Custodian May Resign; Trustee May Remove Custodian.

     The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans upon giving 60 days written notice to the Trustee. Upon receiving such notice of resignation, the Trustee shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Servicers, the Depositor and the Custodian or promptly appoint a successor Custodian. If the Trustee shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

     The Trustee may remove the Custodian at any time upon giving 60 days written notice. In such event, the Trustee shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.8.

     Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.6 shall become effective upon acceptance of appointment by the successor Custodian. The Trustee shall give prompt notice to the Depositor, the Seller, the Servicers and the Custodian of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trustee without the prior approval of the Depositor, the Seller, the Servicers and the Custodian.

Section 3.7. Merger or Consolidation of Custodian.

     Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

Section 3.8. Representations of the Custodian.

     The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $50,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

ARTICLE IV  Miscellaneous Provisions

Section 4.1. Notices.

     All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and shall be deemed given when properly delivered, at the addresses specified below (unless changed by the particular party whose address is stated herein by similar notice in writing):

     The Trustee:        The Bank of New York
                         101 Barclay Street
                         New York, New York  10286
                         Attn:  ______________________
                         Tel:  (212) 815-2312
                         Fax:  (212) 815-5309

     The Depositor:      AMRESCO Residential Securities Corporation
                         700 North Pearl Street
                         Suite 2400, LB #342
                         Dallas, Texas  75201-7424
                         Attn:  General Counsel
                         Tel:  (214) 953-7700
                         Fax:  (214) 953-7757

     The Seller:         AMRESCO Residential Capital Markets, Inc.
                         c/o AMRESCO Residential Credit Corporation
                         3401 Centrelake Drive
                         Suite 480
                         Ontario, California  91761
                         Attn:  Michael W. Trickey
                         Tel:  (909) 605-7600
                         Fax:  (909) 605-7619

     The Servicers:      Advanta Mortgage Corp. USA
                         16875 West Bernardo Drive
                         San Diego, CA  92127
                         Attn: Senior Vice President - Loan Servicing
                         Tel: (619) 674-1800
                         Fax:  (619) 674-3666

                         Long Beach mortgage Company
                         1100 Town & Country Road
                         6th Floor
                         Orange, CA 92668

                         Attention: _____________________
                         Tel:  (714) 564-0600
                         Fax:  (714) 543-6847

                         Option One Mortgage Corporation
                         2020 East First Street
                         Suite 100
                         Santa Ana, CA  92705
                         Attn:  Fabiola Camperi
                         Tel:  (714) 558-7700
                         Fax:  (714) 558-3822

     The Custodian:      Bankers Trust Company of California, N.A.
                         3 Park Plaza, 16th Floor
                         Irvine, CA  92614
                         Attn:  AMRESCO Residential Securities
                                Corporation 96-5 Custodian
                         Tel:  (714) 253-7575
                         Fax:  (714) 253-7577

Section 4.2. Amendments.

     No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Servicers, the Depositor nor the Trustee shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trustee shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

Section 4.3. Governing Law.

     This Agreement shall be deemed a contract made under the laws of the State of California and shall be construed and enforced in accordance with and governed by the laws of the State of California.

Section 4.4. Recordation of Agreement.

     To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicers and at their expense on direction by the Trustee, but only upon direction accompanied by an opinion of counsel to the effect that such recordation materially and beneficially affects the interests of the Owners of the Certificates.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Section 4.5. Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Owners thereof.

IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

THE BANK OF NEW YORK,                        ADVANTA MORTGAGE CORP. USA,
as Trustee                                   as a Servicer

By: ______________________________           By:________________________________
Name:_____________________________           Name:______________________________
Title:____________________________           Title:_____________________________

AMRESCO RESIDENTIAL CAPITAL                  AMRESCO RESIDENTIAL SECURITIES
MARKETS, INC., as Seller                     CORPORATION, as Depositor

By: ______________________________           By:________________________________
Name:_____________________________           Name:______________________________
Title:____________________________           Title:_____________________________

OPTION ONE MORTGAGE                          BANKERS TRUST COMPANY OF
CORPORATION,                                 CALIFORNIA, N.A. , as Custodian
as a Servicer
                                             By:________________________________
By:______________________________            Name:______________________________
Name:____________________________            Title:_____________________________
Title:___________________________

LONG BEACH MORTGAGE COMPANY,
as a Servicer

By: ______________________________
Name:_____________________________
Title:____________________________

STATE OF                   )
                           ): ss.:
COUNTY OF                  )

     On the ___ day of June, 1997, before me personally came ______________, to me known, who, being by me duly sworn did depose and say that he/she resides at ____________________; that he/she is a ____________________ of The Bank of New
York, a New York banking corporation described in and that executed the above instrument as Trustee; and that he/she signed his/her name thereto by order of the Board of Directors of said banking corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

                                       ________________________________________
                                       Notary Public

STATE OF                   )
                           :  ss.:
COUNTY OF                  )

     On the ___ day of June, 1997, before me personally came __________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at ________________, _____________________________; that he/she is a
____________________ of AMRESCO Residential Capital Markets, Inc., a Delaware Corporation; and that he signed his name thereto by order of the Board of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

                                       ________________________________________
                                       Notary Public

STATE OF                   )
                           :  ss.:
COUNTY OF                  )

     On the ___ day of June, 1997, before me personally came ____________________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at __________________________, ____________________, _______________________; that he/she is the
____________________  of Option  One  Mortgage  Corporation,  a  _______________
corporation; and that he signed his name thereto by order of the Board of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

                                       ________________________________________
                                       Notary Public

STATE OF                   )
                           :  ss.:
COUNTY OF                  )

     On the ___ day of June, 1997, before me personally came ____________________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at __________________________, ____________________, _______________________; that he/she is the
____________________   of  Long  Beach  Mortgage   Company,   a  _______________
corporation; and that he signed his name thereto by order of the Board of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

                                       ________________________________________
                                       Notary Public

STATE OF                   )
                           :  ss.:
COUNTY OF                  )

     On the ___ day of June, 1997, before me personally came ____________________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at __________________________, ____________________, _______________________; that he is the
__________________________________  of Advanta  Mortgage  Corp.  USA, a Delaware
Corporation; and that he/she signed his name thereto by order of the respective Boards of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

                                       ________________________________________
                                       Notary Public

STATE OF                   )
                           :  ss.:
COUNTY OF                  )

     On the ___ day of June, 1997, before me personally came __________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at ________________, _____________________________; that he/she is a
____________________ of AMRESCO Residential Securities Corporation, a Delaware Corporation; and that he signed his name thereto by order of the Board of Directors of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

                                       ________________________________________
                                       Notary Public

STATE OF                   )
                           :  ss.:
COUNTY OF                  )

     On the ___ day of June, 1997, before me personally came __________________, to me known, who, being by me duly sworn, did depose and say that he/she resides at ________________, _____________________________; that he/she is a
____________________ of Bankers Trust Company of California, N.A, a national banking association; and that he signed his name thereto by order of the Board of Directors of said national banking association.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

NOTARIAL SEAL

                                       ________________________________________
                                       Notary Public

                                                                       EXHIBIT M

                           AUCTION SALE BID PROCEDURES

I.   Pre-Auction Process

     a. Within 90 days of the Auction Sale Bid Date, the Trustee will notify the Advisor of the assets of the proposed auction.

     b. Upon receiving notice of the proposed auction, the Advisor will initiate its general auction procedures consisting of the following:
          (i) with the assistance of the Owner(s) of the majority of the Percentage Interests of the Class R Certificates, prepare a general solicitation package along with a confidentiality agreement; (ii) prepare a list of qualified bidders, in a commercially reasonable manner; (iii) initiate contact with all qualified bidders (which may include the Seller and the Owners of the Class R Certificates); (iv) send a confidentiality agreement to all qualified bidders; (v) upon receipt of a signed confidentiality agreement, send solicitation packages to all interested bidders on behalf of the Trustee; and (vi) notify all potential bidders of the anticipated timetable.

     c. The general solicitation package will include: (i) the prospectus from the public offering of the Offered Certificates ("Prospectus"); (ii) a copy of all monthly servicing reports or a copy of all annual servicing reports and, upon a written request, the prior years' monthly servicing reports; (iii) a form of a purchase and sale agreement and servicing agreement for such sale; (iv) a description of the minimum purchase price required to cause the Trustee to sell the Mortgage Loans as set forth in Section 9.2(b) of the Pooling and Servicing Agreement; (v) a formal bidsheet; (vi) a detailed timetable; and (vii) a preliminary data tape of the Mortgage Loans as of the most recent Payment Date reflecting the same data attributes used to create the original Cut-Off Date tables for the Prospectus.

     d. The Advisor will send solicitation packages to all bidders no later than the Payment Data preceding the date of the auction, which data shall be fifteen (15) Business Days before a Payment Date (the "Auction Date"). Bidders will be required to submit any due diligence questions in writing to the Advisor, for determination of their relevancy, no later than ten (10) Business Days before the Auction Date. The Advisor will be required to satisfy all relevant questions at least five (5) Business Days prior to the Auction Date and distribute the questions and answers to all bidders.

II.  Auction Process

     a. The Advisor will be allowed to bid in the auction, but will not be required to do so.

     b. Each of the Seller and the Owners of the Class R Certificates will also be allowed to bid in the auction if it deems it appropriate, but will not be required to do so.

     c. On the Auction Date, all bids will be due by facsimile to such office as shall be designated by the Trustee by 1:00 p.m. EST; with the winning bidder to be notified by 2:00 p.m. EST. All acceptable bids (as described in Section 9.2(b) of the Pooling and Servicing Agreement) will be due on a conforming basis on the bid sheet contained in the solicitation package.

     d. If the Trustee receives fewer than two market value bids from competitive participants in the home equity loan market, the Trustee may, following consultation with the Advisor, decline to consummate the sale.

     e. Upon notification to the winning bidder, a one percent (1%) good faith deposit of the aggregate balance of the unpaid principal balances of the Mortgage Loans as of the last days of the preceding Remittance Period will be required to be wired to the Trustee upon acceptance of the bid. This deposit, along with any interest income attributable to it, will be credited to the purchase price, but will not be refundable. the Trustee will establish a separate account for the acceptance of the good faith deposit, until such time as the account is fully funded and all monies are transferred into the Certificate Account, such time not to exceed one (1) Business Day before the final Payment Date.

     f. The winning bidder will receive on the Auction Date a copy of the draft purchase and sale agreement and servicing agreement.

     g. The Advisor will provide to the Trustee an opinion of counsel stating that the sale will not give rise either to any "prohibited transaction" tax under Section 860(F)(a)(1) of the Code or to any tax on contributions to the REMIC after the Startup Day under Section 860G(d)(1) of the Code.

     h. The Advisor will provide to the Trustee a letter concluding whether or not the winning bid is a fair market value bid. The Advisor will also provide this letter if it is the winning bidder. In the case where the Advisor is the winning bidder, it will provide in its letter for market comparables and valuations.

                                  SCHEDULE I-A

                       SCHEDULE OF GROUP I MORTGAGE LOANS
                                 [BY ORIGINATOR]

                                  SCHEDULE I-B

                       SCHEDULE OF GROUP II MORTGAGE LOANS
                                 [BY ORIGINATOR]

                                   SCHEDULE II

                       SCHEDULE OF CLASS S MORTGAGE LOANS

                                  SCHEDULE III

                           LIST OF TRANSFER AGREEMENTS

1. Supplement dated June 12, 1997, to Continuing Loan Purchase Agreement dated October 1, 1996, between Accredited Home Lenders, Inc. ("Accredited"), as seller and the Seller, as buyer and Continuing Loan Purchase Agreement dated October 1, 1996, between Accredited, as seller and the Seller, as buyer.

2. Supplement dated June 12, 1997, to Continuing Loan Purchase Agreement dated January 30, 1997, between Admiral Mortgage Company ("Admiral"), as seller and the Seller, as buyer and Continuing Loan Purchase Agreement dated January 30, 1997, between Admiral, as seller and the Seller, as buyer.

3. Supplement dated June 12, 1997, to Continuing Loan Purchase Agreement dated __________, 1997, between AMRESCO Residential Conduit, Inc. ("ARCI"), as seller and the Seller, as buyer and Continuing Loan Purchase Agreement dated __________, 1997, between ARCI, as seller and the Seller, as buyer.

4. Supplement dated June 12, 1997, to Continuing Loan Purchase Agreement dated October 25, 1996, between AMRESCO Residential Mortgage Corporation ("ARMC"), as seller and the Seller, as buyer and Continuing Loan Purchase Agreement dated October 25, 1996, between ARMC, as seller and the Seller, as buyer.

5. Supplement dated June 12, 1997, to Assignment, Assumption and Recognition Agreement dated February 27, 1997, between DLJ Mortgage Capital, Inc. ("DLJ") as seller, BNC Mortgage, Inc. ("BNC") as originator, and the Seller as buyer and Assignment, Assumption and Recognition Agreement dated February 27, 1997, between DLJ as seller, BNC as originator, and the Seller as buyer.

6. Supplement dated June 12, 1997, to Assignment, Assumption and Recognition Agreement dated January 29, 1997, between DLJ as seller, BNC as originator, and the Seller as buyer and Assignment, Assumption and Recognition Agreement dated January 29, 1997, between DLJ as seller, BNC as originator, and the Seller as buyer.

7. Supplement dated June 12, 1997, to Assignment, Assumption and Recognition Agreement dated November 22, 1996, between DLJ as seller, BNC as originator, and the Seller as buyer and Assignment, Assumption and Recognition Agreement dated November 22, 1996, between DLJ as seller, BNC as originator, and the Seller as buyer.

8. Supplement dated June 12, 1997, to Assignment, Assumption and Recognition Agreement dated October 25, 1996, between DLJ as seller, BNC as originator, and the Seller as buyer and Assignment, Assumption and Recognition Agreement dated October 25, 1996, between DLJ as seller, BNC as originator, and the Seller as buyer.

9. Supplement dated June 12, 1997, to Assignment, Assumption and Recognition Agreement dated September 12, 1996, between DLJ as seller, BNC as originator, and the Seller as buyer and Assignment, Assumption and Recognition Agreement dated September 12, 1996, between DLJ as seller, BNC as originator, and the Seller as buyer.

10. Master Mortgage Loan Purchase Agreement dated October 31, 1995 between BNC as seller, and DLJ as buyer, with amendment dated October 31, 1995.

11. Supplement dated June 12, 1997, to Continuing Loan Purchase Agreement dated August 15, 1996, between First Colony Financial Group ("First Colony") as seller and the Seller, as buyer and Continuing Loan Purchase Agreement dated August 15, 1996, between First Colony, as seller and the Seller, as buyer .

12. Supplement dated June 12, 1997, to Continuing Loan Purchase Agreement dated December 1, 1996, between First Deposit National Bank ("First Deposit"), as seller and the Seller, as buyer and Continuing Loan Purchase Agreement dated December 1, 1996, between First Deposit, as seller and the Seller, as buyer.

13. Supplement dated June 12, 1997, to Continuing Loan Purchase Agreement dated September 1, 1996, between Highland Federal Bank ("Highland"), as seller and the Seller, as buyer and Continuing Loan Purchase Agreement dated September 1, 1996, between Highland, as seller and the Seller, as buyer.

14. Supplement dated June 12, 1997, to Continuing Loan Purchase Agreement dated June 8, 1996, between Investaid Corporation ("Investaid"), as seller and the Seller, as buyer and Continuing Loan Purchase Agreement dated June 8, 1996, between Investaid as seller and the Seller, as buyer.

15. Supplement dated June 12, 1997, to Continuing Loan Purchase Agreement dated November 1, 1995, between Ameriquest Mortgage Company, as seller and the Seller, as buyer and Continuing Loan Purchase Agreement dated November 1, 1995, between Long Beach Mortgage Company (now known as Ameriquest Mortgage Company), as seller and the Seller, as buyer.

16. Supplement dated June 12, 1997, to Continuing Loan Purchase Agreement dated November 22, 1996, between National Mortgage Corporation ("National Mortgage"), as seller and the Seller, as buyer and Continuing Loan Purchase Agreement dated November 22, 1996, between National Mortgage, as seller and the Seller, as buyer.

17. Supplement dated June 12, 1997, to Continuing Loan Purchase Agreement dated April 5, 1996, between New Century Mortgage Corporation ("New Century"), as seller and the Seller, as buyer and Continuing Loan Purchase Agreement dated April 5, 1996, between New Century, as seller and the Seller, as buyer.

18. Supplement dated June 12, 1997, to Continuing Loan Purchase Agreement dated March 1, 1996, between Option One Mortgage Corporation ("Option One"), as seller and the Seller, as buyer and Continuing Loan Purchase Agreement dated March 1, 1996, between Option One, as seller and the Seller, as buyer.

19. Supplement dated June 12, 1997, to Continuing Loan Purchase Agreement dated February 27, 1997, between Pan American Bank, F.S.B. ("Pan American"), as seller and the Seller, as buyer and Continuing Loan Purchase Agreement dated February 27, 1997, between Pan American, as seller and the Seller, as buyer.

20. Supplement dated June 12, 1997, to Continuing Loan Purchase Agreement dated October 25, 1996, between Quality Mortgage USA, Inc. ("Quality"), as seller and the Seller, as buyer and Continuing Loan Purchase Agreement dated October 25, 1996, between Quality, as seller and the Seller, as buyer.

21. Supplement dated June 12, 1997, to Continuing Loan Purchase Agreement dated October 1, 1996, between Quality, as seller and the Seller, as buyer and Continuing Loan Purchase Agreement dated October 1, 1996, between Quality, as seller and the Seller, as buyer.

22. Supplement dated December 18, 1996, to Assignment, Assumption & Recognition Agreement dated October 25, 1996, between DLJ as seller, Quality as originator, and the Seller as buyer and Assignment Assumption and Recognition Agreement dated October 25, 1996, between DLJ as seller, Quality as originator, and the Seller as buyer.

23.  Supplement   dated  December  18,  1996,  to  Assignment,   Assumption  and
     Recognition Agreement dated September 27, 1996, between DLJ as seller, Quality as originator, and the Seller as buyer and Assignment, Assumption and Recognition Agreement dated September 27, 1996, between Quality as seller, and DLJ, as buyer, with amendment dated October 31, 1995.

24. Master Mortgage Loan Purchase Agreement dated September 29, 1995, between Quality as seller, and DLJ, as buyer, with amendment dated October 31, 1995.

25. Supplement dated June 12, 1997, to Continuing Loan Purchase Agreement dated November 18, 1996, between United Lending Group, Inc. ("United"), as seller and the Seller, as buyer and Continuing Loan Purchase Agreement dated November 18, 1996, between United, as seller and the Seller, as buyer.

26. Supplement dated June 12, 1997, to Continuing Loan Purchase Agreement dated May 10, 1996, between Walsh Securities, Inc. ("Walsh"), as seller and the Seller, as buyer and Continuing Loan Purchase Agreement dated May 10, 1996, between Walsh, as seller and the Seller, as buyer.

27. Supplement dated June 12, 1997, to Continuing Loan Purchase Agreement dated October 1,1 996, between WMC Mortgage Corp., as seller and the Seller, as buyer and Continuing Loan Purchase Agreement dated October 1, 1996, between Wyerhaeuser Mortgage Company, now known as WMC Mortgage Corp., as seller and the Seller, as buyer.

                                   SCHEDULE IV

                               LIST OF ORIGINATORS

1.   Accredited Home Lenders, Inc.
2.   Admiral Mortgage Company
3.   AMRESCO Residential Conduit, Inc.
4.   AMRESCO Residential Mortgage Corporation
5.   BNC Mortgage, Inc.
6.   First Colony Financial Group
7.   First Deposit National Bank
8.   Highland Federal Bank
9.   Investaid Corporation
10.  Ameriquest Mortgage Company
11.  National Mortgage Corporation
12.  New Century Mortgage Corporation
13.  Option One Mortgage Corporation
14.  Pan American Bank, F.S.B.
15.  Quality Mortgage USA, Inc.
16.  United Lending Group
17.  Walsh Securities, Inc.
18.  WMC Mortgage Corp.